PROSPECTUS SUPPLEMENT
(To Prospectus dated April 12, 2013)

$2,019,200,000
Mercedes-Benz Auto Lease Trust 2013-A
Issuing Entity

$478,850,000  0.27000%  Class A-1 Asset Backed Notes
$796,000,000  0.49%  Class A-2 Asset Backed Notes
$590,000,000  0.59%  Class A-3 Asset Backed Notes
$154,350,000  0.72%  Class A-4 Asset Backed Notes

Daimler Trust Leasing LLC Depositor	Mercedes-Benz Financial Services USA LLC Sponsor, Servicer and Administrator

The underwriters are offering the following classes of Notes pursuant to this prospectus supplement:

	Price to Public		Underwriting Discounts and Commissions		Net Proceeds to the Depositor(1)
Class A-1 Asset Backed Notes	$478,850,000.00	(100.00000%)	$335,195.00	(0.070%)	$478,514,805.00	(99.93000%)
Class A-2 Asset Backed Notes	$795,995,383.20	(99.99942%)	$1,432,800.00	(0.180%)	$794,562,583.20	(99.81942%)
Class A-3 Asset Backed Notes	$589,948,493.00	(99.99127%)	$1,504,500.00	(0.255%)	$588,443,993.00	(99.73627%)
Class A-4 Asset Backed Notes	$154,322,742.79	(99.98234%)	$455,332.50	(0.295%)	$153,867,409.29	(99.68734%)
Total	$2,019,077,903.04		$3,727,827.50		$2,015,388,790.49

(1)	The net proceeds to the Depositor exclude expenses, estimated at $850,000.

The price of the Notes will also include accrued interest, if any, from the date of initial issuance.  Distributions on the Notes will generally be made monthly on the 15th day of each month or, if not a business day, on the next business day, beginning May 15, 2013.  The main sources for payment of the Notes are the assets of the issuing entity, which consist primarily of an exchange note, issued by Daimler Trust, backed by a pool of new Mercedes-Benz passenger car, sport utility vehicle and crossover automobile leases and the related leased vehicles.  Credit enhancement will consist of overcollateralization, excess spread and a reserve fund.

The Notes will represent obligations of the issuing entity only and will not represent obligations of Daimler Trust, Daimler Trust Leasing LLC, Mercedes-Benz Financial Services USA LLC or any of their respective affiliates.

Consider carefully the Risk Factors beginning on page S-15 of this prospectus supplement and on page 11 of the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about April 24, 2013.

Joint Bookrunners

BofA Merrill Lynch	Citigroup	Credit Agricole Securities

Co-Managers

HSBC		Mitsubishi UFJ Securities

April 16, 2013

Reading These Documents

We provide information on the Notes in two documents that offer varying levels of detail:

Prospectus—provides general information, some of which may not apply to the Notes.

Prospectus Supplement—provides a summary of the specific terms of the Notes.

We suggest you read this prospectus supplement and the prospectus in their entirety.  The prospectus supplement pages begin with “S-”.

We include cross-references to sections in these documents where you can find further related discussions.  Refer to the Table of Contents in this prospectus supplement and in the prospectus to locate the referenced sections.

You should rely only on information on the Notes provided in this prospectus supplement and the prospectus.  Neither we nor the underwriters have authorized anyone to provide you with different information.  We and the underwriters are making offers to sell the Notes only in places where offers and sales are permitted.

Capitalized terms used in this prospectus supplement are defined in the Glossary of Terms in this prospectus supplement and the Glossary of Terms in the prospectus.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus supplement speak only as of the date of this prospectus supplement.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

In this prospectus supplement and in the accompanying prospectus, the terms “we,” “us” and “our” refer to Daimler Trust Leasing LLC.

Summary of Transaction

This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this prospectus supplement and the prospectus for a further description.

Dealers
Specified Interest
Daimler Trust Holdings LLC
Initial Beneficiary
Proceeds to purchase leases and leased vehicles
Leases and leased vehicles
Mercedes-Benz Financial Services USA LLC
Servicer
Services Titling Trust Assets
Daimler Trust
Titling Trust
Loans to purchase leases and leased vehicles from dealers
2013-A Exchange Note(1) (as repayment of loans)
Repayment of loans (less 2013-A Exchange Note Amount)
Mercedes-Benz Financial Services USA LLC
Lender
Mercedes-Benz Financial Services USA LLC
Lender
2013-A Exchange Note(1)
Certificates and cash proceeds from sale of Notes
Daimler Trust Leasing LLC
Depositor
Notes
Underwriters
2013-A Exchange Note(1)
Notes/Certificates
Wilmington Trust, National Association
Owner Trustee
Mercedes-Benz Auto Lease Trust 2013-A
Issuing Entity
Pledge of Trust Estate
U.S. Bank National Association
Indenture Trustee

Summary of Monthly Deposits To and Withdrawals From Accounts*

Lessees of 2013-A Vehicles
Payments on 2013-A Leases
Servicer
Proceeds from sale of 2013-A Vehicles
Purchasers of 2013-A Vehicles
Payments on 2013-A Leases and proceeds from sale of 2013-A Vehicles
Servicer Advances
Reimbursement of Servicer Advances
Repurchase Payments
Total Servicing Fees
Exchange Note Collection Account
"Available Funds"
Withdrawals from Reserve Fund
Deposits to Reserve Fund
Reserve Fund
Payments on Interest and Principal allocable to the Notes
Payments on Certificates
Excess Funds from Reserve Fund
Distribution Account
Certificateholders
Interest and Principal
Noteholders

* This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus supplement and the accompanying prospectus for a further description.

Summary of Terms

This summary describes the main terms of the offering of the notes.  This summary does not contain all of the information that may be important to you.  To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the prospectus in their entirety.

Principal Parties

Issuing Entity

Mercedes-Benz Auto Lease Trust 2013-A, a Delaware statutory trust, will be governed by an amended and restated trust agreement between the depositor and the owner trustee.  The issuing entity will issue the notes and the certificates to the depositor as consideration for the transfer by the depositor to the issuing entity of the exchange note backed by a pool of new Mercedes-Benz passenger car, sport utility vehicle and crossover automobile leases and the related leased vehicles.  The issuing entity will rely upon collections on the exchange note and the funds on deposit in certain accounts to make payments on the notes.  The issuing entity will be solely liable for the payment of the notes.

The notes will be obligations of the issuing entity secured by the assets of the issuing entity.  The notes will not represent obligations of Daimler Trust Leasing LLC, Mercedes-Benz Financial Services USA LLC or any of their respective affiliates.

Depositor

Daimler Trust Leasing LLC, a Delaware limited liability company and a wholly owned subsidiary of Mercedes-Benz Financial Services USA LLC.  The depositor’s address and phone number are 36455 Corporate Drive, Farmington Hills, Michigan 48331, (248) 991-6700.

Sponsor, Servicer and Administrator

Mercedes-Benz Financial Services USA LLC (“MBFS USA”), a Delaware limited liability company.  The address and phone number of the sponsor, servicer and administrator are 36455 Corporate Drive, Farmington Hills, Michigan 48331, (248) 991-6700.

Owner Trustee

Wilmington Trust, National Association, a national banking association, will act as owner trustee of the issuing entity.

Indenture Trustee

U.S. Bank National Association, a national banking association, will act as indenture trustee with respect to the notes.

Titling Trust

Daimler Trust, a Delaware statutory trust.  Mercedes-Benz dealers have assigned and will assign closed-end retail lease contracts and the related leased vehicles to the titling trust.  Some of the leases and related leased vehicles assigned to the titling trust have been allocated to a separate pool of assets in the titling trust, which we call the “reference pool”, cash flow from which is directed to make payments on a note called the “exchange note”.  The titling trust will issue, and the issuing entity will hold, the exchange note.

Titling Trustee

BNY Mellon Trust of Delaware, a Delaware banking corporation.

Initial Beneficiary

Daimler Trust Holdings LLC, a Delaware limited liability company.

Collateral Agent

Daimler Title Co., a Delaware corporation.

Administrative Agent

U.S. Bank Trust National Association, a national banking association.

Terms of the Securities

The Notes

The following classes of notes, referred to herein as the “notes”, are being offered pursuant to this prospectus supplement:

Note Class	Initial Note Balance	Interest Rate Per Annum	Final Scheduled Payment Date
A-1	$478,850,000	0.27000%	May 15, 2014
A-2	$796,000,000	0.49%	June 15, 2015
A-3	$590,000,000	0.59%	February 15, 2016
A-4	$154,350,000	0.72%	December 17, 2018

The notes will bear interest at the rates set forth above and interest will be calculated in the manner described below under “Interest Accrual”.

The notes will be issued in book-entry form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The Certificates

The issuing entity will issue Mercedes-Benz Auto Lease Trust 2013-A certificates to the depositor.  The certificates will be transferred by the depositor to Mercedes-Benz Financial Services USA LLC pursuant to the first tier sale agreement.  The certificates, which reflect the residual interest in the issuing entity, are not being offered by this prospectus supplement.  The certificates will not have a principal balance and will not bear interest.  All distributions in respect of the certificates will be subordinated to payments on the notes.  Any information in this prospectus supplement relating to the certificates is presented solely to provide you with a better understanding of the notes.

Important Dates

Cutoff Date

The cutoff date is the close of business on February 28, 2013.  Unless otherwise indicated, the statistical information presented in this prospectus supplement is presented as of the cutoff date.

Closing Date

The closing date will be on or about April 24, 2013.

Collection Periods

For any payment date, the month immediately preceding the month in which the related payment date occurs.

Payment Dates

Payments will be made on the 15th day of each month (or, if the 15th day is not a business day, the next succeeding business day).  The first payment date will be May 15, 2013.

Final Scheduled Payment Dates

The final principal payment for each class of notes is due and payable on the final scheduled payment date indicated for such class of notes under “Terms of the Securities—The Notes”.

Record Dates

On each payment date, the issuing entity will make payments to the holders of the notes as of the related record date.  So long as the notes are in book-entry form, the record date will be the business day immediately preceding such payment date or, with respect to any notes that have been issued in fully registered, certificated form, the last business day of the month preceding the payment date.

Interest Rates

The issuing entity will pay interest on each class of notes at the rate specified above under “Terms of the Securities—The Notes”.

Interest Accrual

Class A-1 Notes

“Actual/360”, accrued from and including the prior payment date (or from and including the closing date, in the case of the first payment date) to but excluding the current payment date.

Class A-2 Notes, Class A-3 Notes and Class A-4 Notes

“30/360”, accrued from and including the 15th day of the prior calendar month (or from and including the closing date, in the case of the first payment date) to but excluding the 15th day of the current calendar month (assuming each month has 30 days).

Interest Payments

On each payment date, to the extent that funds are available, the noteholders of each class will receive accrued interest at the interest rate for that class.  Interest payments on each class of notes will have the same priority.  Interest accrued but not paid on any payment date will be due on the immediately succeeding payment date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related interest rate.

If the notes are accelerated following the occurrence of an event of default under the indenture, any fees, expenses and indemnified amounts of the collateral agent, administrative agent and the trustees will be payable in an unlimited amount prior to the payment of interest on the notes as described below under “Changes in Priority of Distributions Following Acceleration”.

For a more detailed description of the payment of interest, see “Description of the Notes—Payments of Interest”, “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default” and “Application of Available Funds—Priority of Payments”.

Principal Payments

On each payment date, from the amounts allocated to the holders of the notes to pay principal described in clauses (4) and (6) under “Priority of Distributions”, the issuing entity will pay principal of the notes in the following order of priority:

(1)	to the class A-1 notes until they have been paid in full;

(2)	to the class A-2 notes until they have been paid in full;

(3)	to the class A-3 notes until they have been paid in full; and

(4)	to the class A-4 notes until they have been paid in full.

If a payment date is a final scheduled payment date for one or more classes of notes, as specified above under “Terms of the Securities—The Notes”, all principal and interest with respect to such class of notes will be payable in full (if not previously paid).

If the notes are accelerated following the occurrence of an event of default under the indenture, the issuing entity will pay principal of the notes in the following order of priority:

(1)	to the class A-1 notes until they have been paid in full; and

(2)	to the class A-2 notes, the class A-3 notes and the class A-4 notes, pro rata, until all classes of notes have been paid in full.

For a more detailed description of the payment of principal, see “Description of the Notes—Principal”, “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default” and “Application of Available Funds—Priority of Payments”.

Priority of Distributions

On each payment date prior to the occurrence of an event of default under the indenture and acceleration of the maturity of the notes, from amounts collected on or in respect of the leases and leased vehicles allocated to the 2013-A exchange note, funds on deposit in the exchange note collection account and other specified amounts constituting available collections for the related collection period and, with respect to the distributions described in clauses (1) through (4), amounts available for withdrawal from the reserve fund, the issuing entity will distribute the following amounts in the following order of priority:

(1)	the servicing fee for the related collection period plus any overdue servicing fees for prior collection periods plus an amount equal to any nonrecoverable servicer advances to the servicer;

(2)
pro rata, if not previously paid, the fees, if any, expenses and indemnified amounts due to the indenture trustee, the owner trustee, the collateral agent and the administrative agent for the related collection period plus any overdue fees, expenses and indemnified amounts of such parties for one or more prior collection periods to each such party; provided, however, that the aggregate amount to be paid pursuant to this clause for such fees, expenses and indemnified amounts shall not exceed $100,000 in any given calendar year;

(3)	the interest distributable amount for the notes, to the distribution account, for payment ratably to the holders of the notes;

(4)
principal of the notes in an amount equal to the excess, if any, of (a) the aggregate principal amount of the notes (before giving effect to any payments made to the holders of the notes on the related payment date) over (b) the aggregate securitization value as of the last day of the related collection period, to the distribution account for payment to the holders of the notes;

(5)	the amount, if any, necessary to fund the reserve fund up to the required reserve amount, which will be 0.50% of the aggregate securitization value of the leases as of the cutoff date or, on any payment date occurring on or after the date on which the aggregate principal amount of the notes has been reduced to zero, zero, into the reserve fund;

(6)
principal of the notes in an amount equal to (a) the excess, if any, of (i) the aggregate principal amount of the notes (before giving effect to any payments made to the holders of the notes on the related payment date) over (ii) the aggregate securitization value as of the last day of the related collection period minus the target overcollateralization amount described under “Description of the Notes—Credit Enhancement—Overcollateralization” less (b) any amounts allocated to pay principal as described in clause (4) above, to the distribution account for payment to the holders of the notes;

(7)
if a successor servicer has replaced the servicer, any unpaid transition expenses due in respect of the transfer of servicing and any additional servicing fees for the related collection period to the successor servicer;

(8)
any fees, expenses and indemnified amounts due to the owner trustee, indenture trustee, collateral agent and administrative agent, pro rata, that have not been paid as described in clause (2) above; and

(9)	any remaining amounts to the certificateholders.

For purposes of these distributions, on any payment date the principal amount of a class of notes will be calculated as of the immediately preceding payment date after giving effect to all payments made on such preceding payment date, or, in the case of the first payment date, as of the closing date.

All amounts distributed in respect of principal of the notes will be paid in the manner and priority described under “Principal Payments”.

In addition, if the sum of the amounts on deposit in the exchange note collection account and the reserve fund on any payment date equals or exceeds the aggregate principal amount of the notes, accrued and unpaid interest thereon and certain amounts due to the collateral agent, administrative agent, trustees and the servicer, all such amounts will be applied up to the amounts necessary to retire the notes and pay all amounts due to the servicer, the collateral agent, the administrative agent, the owner trustee and the indenture trustee.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, see “Description of the Notes” and “Application of Available Funds—Priority of Payments”.

Changes In Priority of Distributions Following Acceleration

If the notes are accelerated following the occurrence and continuation of an event of default under the indenture, the priority of distributions will change to the following order of priority:

(1)
the servicing fee for the related collection period plus any overdue servicing fees for one or more prior collection periods plus an amount equal to any nonrecoverable servicer advances to the servicer;

(2)	fees, expenses and indemnified amounts of the owner trustee, indenture trustee, collateral agent and administrative agent, pro rata, due to each of them, without limitation;

(3)	the interest distributable amount for the notes, ratably to the holders of the notes;

(4)	principal of the class A-1 notes, to the holders of the class A-1 notes, until the class A-1 notes have been paid in full;

(5)
principal of the class A-2 notes, the class A-3 notes and the class A-4 notes, pro rata, to the holders of the class A-2 notes, the class A-3 notes and the class A-4 notes, until all such classes of notes have been paid in full;

(6)
if any entity has replaced the servicer, any unpaid transition expenses due in respect of a transfer of servicing and any additional servicing fees for the related collection period will be paid to the successor servicer; and

(7)	any remaining amounts to the certificateholders.

Following the occurrence and continuation of an event of default that has not resulted in an acceleration of the notes, no change will be made in the priority of payments on the notes on each payment date.

For a more detailed description of the priority of distributions and the allocation of funds following an acceleration of the notes resulting from the occurrence of an event of default under the indenture see “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”.

Credit Enhancement

Credit enhancement is intended to protect you against losses and delays in payments on your securities by absorbing credit losses on the leases, residual losses on the related leased vehicles and other shortfalls in cash flows.  The available credit enhancement is limited.  Losses on the leases and related leased vehicles in excess of available credit enhancement will not result in a write down of the principal amounts of the notes.  Instead, if losses on the leases and related leased vehicles exceed the amount of available credit enhancement, the amount available to make payments on the notes will be reduced to the extent of such losses.

Credit enhancement for the notes generally will include the following:

Overcollateralization

Overcollateralization represents the amount by which the aggregate securitization value of the leases and the related leased vehicles exceeds the aggregate principal amount of the notes.  Overcollateralization will be available to absorb credit losses on the leases and residual losses on the related leased vehicles that are not otherwise covered.

The initial amount of overcollateralization will be $380,319,126.59, or approximately 15.85% of the aggregate securitization value as of the cutoff date of the leases and related leased vehicles to be allocated to the 2013-A reference pool on the closing date.

The application of funds as described in clause (6) of “Priority of Distributions” is designed to increase over time the amount of overcollateralization as of any payment date to a target amount.  The amount of target overcollateralization for each payment date will be equal to 18.75% of the aggregate securitization value as of the cutoff date of the leases and related leased vehicles to be allocated to the 2013-A reference pool on the closing date.

The amount of target overcollateralization will be attained by paying an amount of principal on the notes on the first several payment dates after the closing date that is greater than the principal component of the lease payments paid by lessees during that time.

Excess Spread

More interest is expected to be paid by the lessees in respect of the leases in the 2013-A reference pool than is necessary to pay the related servicing fee, certain amounts due to the collateral agent, administrative agent, trustees and the servicer and accrued and unpaid interest on the notes each month.  Any such excess interest payments from lessees will serve as additional credit enhancement.

For a more detailed description of the use of excess spread as credit enhancement for the notes, see “Description of the Notes—Credit Enhancement—Excess Interest Collections”.

Reserve Fund

On the closing date, the servicer will establish, in the name of the indenture trustee, a reserve fund into which certain amounts on the closing date and certain excess collections on or in respect of the leases and leased vehicles will be deposited pursuant to clause (5) of “Priority of Distributions”.  The reserve fund will afford noteholders limited protection against losses on the leases and leased vehicles.  The reserve fund will be fully funded on the closing date with a deposit by the depositor of an amount equal to $11,997,595.63, or 0.50% of the aggregate securitization value as of the cutoff date of the leases and leased vehicles to be allocated to the 2013-A reference pool on the closing date.

The amount required to be on deposit in the reserve fund on any payment date will be $11,997,595.63; provided, that the required amount may not be greater than the aggregate principal amount of the notes.

On each payment date, the indenture trustee will deposit in the reserve fund, from amounts collected on or in respect of the 2013-A exchange note during the related collection period that are not used on that payment date to make required payments to the collateral agent, the administrative agent, the trustees, the servicer and the noteholders, the amount, if any, by which (i) the amount required to be on deposit in the reserve fund on that payment date exceeds (ii) the amount on deposit in the reserve fund on that payment date.

On each payment date, the indenture trustee will withdraw (or cause to be withdrawn) funds from the reserve fund, up to the amount on deposit therein, to the extent needed to make the following payments:

(1)
to the servicer, the servicing fee for the related collection period plus any overdue servicing fees for one or more prior collection periods plus an amount equal to any nonrecoverable servicer advances;

(2)
pro rata, if not previously paid, to the indenture trustee, the owner trustee, the collateral agent and the administrative agent, the fees, if any, expenses and indemnified amounts due to such parties for the related collection period plus any overdue fees, expenses and indemnified amounts of such parties for one or more prior collection periods to each such party; provided, however, that the aggregate amount to be paid pursuant to this clause for such fees, expenses and indemnified amounts shall not exceed $100,000 in any given calendar year;

(3)
to the noteholders, monthly interest described in clause (3) and the amounts allocated to pay principal described in clause (4) under “Priority of Distributions”, if any, required to be paid on the notes on that payment date plus any overdue monthly interest due to any class of notes for the previous payment date; and

(4)	to the noteholders, principal payments required to reduce the principal amount of a class of notes to zero on or after its final scheduled payment date.

For a more detailed description of the deposits to and withdrawals from the reserve fund, see “Description of the Notes—Credit Enhancement—Reserve Fund”.

The various forms of credit enhancement described herein are intended to reduce the risk of payment default by the issuing entity.  Available collections and certain funds available from credit enhancement will be applied in accordance with the priority set forth in “Application of Available Funds—Priority of Payments” or following the occurrence of an event of default under the indenture, set forth in “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”.  To the extent available collections and certain funds available from credit enhancement are insufficient to make all such distributions, such collections and amounts would be applied to the items having the then highest priority of distribution, in which case items having lower priority of distribution may not be paid, either in whole or in part.

Optional Purchase of Exchange Note

The servicer will have the right to cause the redemption of the notes in whole by exercising its option to purchase the exchange note from the issuing entity on any payment date when the aggregate principal amount of the notes is less than or equal to 10% of the aggregate principal amount of the notes as of the closing date.  The purchase price will equal the aggregate amount of the unpaid principal amount of the 2013-A exchange note plus accrued and unpaid interest thereon as of the last day of the related collection period; provided, however, that the purchase price must equal or exceed the aggregate outstanding principal amount of the notes, plus accrued and unpaid interest thereon.  The issuing entity will apply the payment of such purchase price to the payment of principal and interest on the notes in full and to pay amounts due to the servicer, the owner trustee, the indenture trustee, the collateral agent and the administrative agent.

For a more detailed description of this optional purchase right, see “Description of the Transaction Documents—Optional Purchase”.

Events of Default

Following the occurrence and continuation of any of the following events of default, the indenture trustee or the holders of a majority of the aggregate principal amount of the notes of the controlling class may accelerate the notes to become immediately due and payable:

•	a default for five days or more in payment of interest on the notes when due;

•	a default in the payment of principal of any note on its final scheduled payment date;

•
a default in the observance or performance of any other covenant or agreement of the issuing entity made in the indenture, which default is materially adverse to the holders of the notes and has not been cured for a period of 60 days after written notice thereof has been given to the issuing entity by the depositor or the indenture trustee or to the issuing entity, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the notes of the controlling class;

•	any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material adverse respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the issuing entity by the depositor or the indenture trustee or to the issuing entity, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the notes of the controlling class; or

•	an insolvency or a bankruptcy with respect to the issuing entity (which, if involuntary, remains unstayed for more than 90 days);

provided, that a delay in or failure of performance referred to under the first, second, third and fourth bullet points above for a period of 120 days will not constitute an event of default if that failure or delay was caused by a force majeure.

Also, upon an event of default and acceleration of the notes, the indenture trustee may liquidate or sell the assets of the issuing entity; provided, that if such event of default is not caused by a failure to pay interest or principal, then the following conditions must be met:

•	the proceeds of the sale or liquidation of the trust assets would be sufficient to repay the noteholders in full;

•	100% of the holders of the notes of the controlling class consent to such sale or liquidation; or

•
the indenture trustee has determined pursuant to the provisions of the indenture that the assets of the issuing entity will be insufficient to continue to make all required payments of principal and interest on the notes when due and payable, and at least 66 2/3% of the aggregate principal amount of notes of the controlling class consent to such sale or liquidation.

For a more detailed description of the events of default under the indenture and the related remedies, see “Description of the Indenture—Events of Default; Rights Upon an Event of Default” in the prospectus.

Property of the Issuing Entity

General

The property of the issuing entity will include the following:

•	an exchange note secured by the leases and the related leased vehicles allocated to the 2013-A reference pool;

•	amounts on deposit in the accounts owned by the issuing entity and permitted investments of those accounts;

•	rights under certain transaction documents; and

•	the proceeds of any and all of the above.

The 2013-A reference pool of leases and leased vehicles is based on a portfolio of 57,098 leases and the related leased vehicles. As of the cutoff date, the 2013-A leases had the following characteristics:

•	the aggregate securitization value, based on the securitization rate, of the leases and leased vehicles was $2,399,519,126.59;

•	the discounted aggregate residual value of the leases being financed was approximately 63.29% of the aggregate securitization value;

•	the weighted average original number of monthly payments of the leases was 34.55 months; and

•	the weighted average remaining number of monthly payments of the leases was 25.13 months.

The cutoff date aggregate securitization value of the leases allocated to the 2013-A reference pool will equal the sum of (1) the present value of the remaining monthly payments payable under such leases and (2) the present value of the residual values of the related leased vehicles, each determined using the securitization rate.

The residual value of a leased vehicle will equal the lowest of (1) the value of the leased vehicle at the lease maturity date established or assigned by the servicer at the time of origination of the related lease, (2) the expected wholesale value of the leased vehicle at the lease maturity date based on a residual value estimate provided by Automotive Lease Guide in

February 2013 and (3) the expected wholesale value of the leased vehicle at the lease maturity date based on a residual value estimate provided by Automotive Lease Guide at the time such lease was originated.

The securitization rate for any lease and the related leased vehicle allocated to the 2013-A reference pool will be higher of the related contract rate and a discount rate equal to 6.25%.

The securitization rate will be established based on, among other things, market interest rates and the assumed interest rates on the notes.

The Exchange Note

On the closing date, the titling trust will issue an exchange note for the series 2013-A transaction secured by the 2013-A reference pool of leases and the related leased vehicles.  The titling trust will issue the 2013-A exchange note to Mercedes-Benz Financial Services USA LLC, as lender, which will then sell the 2013-A exchange note to the depositor. The 2013-A exchange note will be transferred by the depositor to the issuing entity at the time the issuing entity issues the notes.  The issuing entity will assign and pledge the 2013-A exchange note to the indenture trustee, which will hold a first priority, perfected security interest in the 2013-A exchange note for the benefit of the noteholders.  The 2013-A exchange note will evidence a debt secured by the leases and related leased vehicles included in the 2013-A reference pool.  The issuing entity, as holder of the 2013-A exchange note, will not have an interest in any other assets of the titling trust.  Payments made on or in respect of any other titling trust assets will not be available to make payments on the 2013-A exchange note.

The exchange note will not be offered to you under this prospectus supplement.

For more information regarding the issuing entity’s property, you should refer to “The Exchange Notes” and “The Leases” in the prospectus.

Removal of Assets

The servicer may be required to repurchase from the 2013-A reference pool certain leases and leased vehicles if, among other things, (1) there is a breach of the representations and warranties relating to those leases or leased vehicles and such breach materially and adversely affects the interests of the issuing entity and such breach is not timely cured or (2) the servicer extends a lease so that it matures later than the payment date occurring six months prior to the final scheduled payment date of the Class A-4 notes.

Servicing and Servicer Compensation

Mercedes-Benz Financial Services USA LLC’s responsibilities as servicer will include, among other things, collection of payments, realization on the residual values of the leased vehicles, selling or otherwise disposing of delinquent or defaulted leased vehicles and monitoring the performance of the leases.  In return for its services, the issuing entity will be required to pay the servicer a servicing fee on each payment date for the related collection period equal to the product of 1/12 of 1.00% (or 2/12 of 1.00% in the case of the first payment date) and the aggregate securitization value as of the first day of the related collection period (or as of the cutoff date in the case of the first payment date).

The servicing fee will be payable on each payment date prior to any other distributions.

In addition, as supplemental servicing compensation, the servicer will be entitled to retain any and all fees and charges paid by lessees, including, among other things, late payment fees, a returned instrument or automatic clearing house transaction charge, extension fees, purchase option fees, service fees, disposition fees, termination fees and similar charges received with respect to any lease other than excess wear and tear or excess mileage charges.  For more detailed information about additional servicing compensation, see “Description of the Transaction Documents—Servicing Compensation”.

Servicer Advances

The servicer may, at its option, advance to the issuing entity lease payments that are due but unpaid by the lessees.  The servicer will not be required to make any servicer advance if it determines that it will not be able to recover a servicer advance from future payments on the related lease or leased vehicle. The servicer will be reimbursed for any nonrecoverable advances as described in clause (1) under “Priority of Distributions”.

Ratings

The sponsor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes.  A rating is not a recommendation to purchase, hold or sell the related notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor.  A rating agency rating the notes may, in its discretion, lower or withdraw its rating in the future as to any class of notes.

None of the sponsor, depositor, servicer, administrator, indenture trustee, owner trustee, titling trustee, collateral agent, administrative agent or any of their respective affiliates will be required to monitor any changes to the ratings on these notes.

Tax Status

Opinions of Counsel

In the opinion of Sidley Austin LLP, for federal income tax purposes the notes will be characterized as debt if held by persons other than the beneficial owner of the equity in the issuing entity, and the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Investor Representations

If you purchase notes, you agree by your purchase that you will treat the notes as indebtedness for federal income tax purposes.

For a more detailed description of the tax consequences of acquiring, holding and disposing of notes, see “Material Federal Income Tax Consequences” herein and in the prospectus.

ERISA Considerations

The notes may generally be purchased by or with plan assets of employee benefit and other benefit plans and individual retirement accounts, subject to the considerations discussed under “Certain ERISA Considerations” in this prospectus supplement and the prospectus.  Each investing employee benefit or other benefit plan subject to ERISA, and each person investing on behalf of or with plan assets of such a plan, will be deemed to make certain representations.

For a more detailed description of certain ERISA considerations applicable to a purchase of the notes, see “ERISA Considerations” in this prospectus supplement and in the prospectus.

Eligibility for Purchase by Money Market Funds

On the closing date, the class A-1 notes will be structured to be eligible securities for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended.  Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements relating to portfolio maturity, liquidity and risk diversification.  A money market fund purchasing class A-1 notes should consult its counsel before making a purchase.

Risk Factors

You should consider the following risk factors (and the risk factors set forth under “Risk Factors” in the prospectus) in deciding whether to purchase the notes.  The following risk factors and those in the prospectus describe the principal risk factors of an investment in the notes:

Financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell your notes

Recent events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government initiatives such as the government bailout programs for financial institutions and assistance programs designed to increase credit availability, support economic activity and facilitate renewed consumer lending, problems related to subprime mortgages and other financial assets, the devaluation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the deleveraging of structured investment vehicles, hedge funds, financial institutions and other entities and the lowering of ratings on certain asset-backed securities, caused a significant reduction in liquidity in the secondary market for asset-backed securities.  There can be no assurance that future events will not occur that could have a similar adverse effect on liquidity of the secondary market.  The recurrence of such events or the occurrence of similar events could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Concerns regarding sovereign debt may spread to other countries at any time.  There can be no assurance that this uncertainty relating to the sovereign debt of various countries will not lead to further disruption of the financial and credit markets in the United States, which could adversely affect the market value of your notes.

Federal financial regulatory reform could have an adverse impact on the sponsor, the depositor or the issuing entity

The Dodd–Frank Wall Street Reform and Consumer Protection Act (Pub.L.  111-203) was signed into law on July 21, 2010.  Among other things, the legislation provides for enhanced regulation of financial institutions and non-bank financial companies, derivatives and asset-backed securities offerings and enhanced oversight of credit rating agencies.  The Dodd-Frank Act also created the Bureau of Consumer Financial Protection, a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services and supervising and examining certain banks and non-banks. Many of the regulations required to be adopted under the Dodd-Frank Act still remain to be finalized.  It is not clear what the final form of such regulations will be, how they will be implemented, or the extent to which the issuing entity, the depositor or the servicer will be affected, or whether or when any additional legislation will be enacted.  No assurance can be given that the new standards will not have an adverse impact on the marketability of asset-backed securities such as the notes, the servicing of the leases and leased vehicles allocated to the 2013-A reference pool, MBFS USA’s securitization program or the regulation or supervision of MBFS USA.  In addition, when the regulations become effective, your notes, which will not be subject to the requirements included in the legislation, may be less marketable than those that are offered in compliance with the legislation.

The Dodd-Frank Act also creates a liquidation framework under which the Federal Deposit Insurance Corporation, or FDIC, may be appointed as receiver following a “systemic risk determination” by the Secretary of Treasury (in consultation with the President) for the resolution of certain nonbank financial companies and other entities, defined as “covered financial companies”, and commonly referred to as “systemically important entities”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their subsidiaries.  With respect to the new liquidation framework for systemically important entities, no assurances can be given that such framework would not apply to the sponsor or its subsidiaries, including the issuing entity and the depositor, although the expectation embedded in the Dodd-Frank Act is that the framework will be invoked only very rarely.  Recent guidance from the FDIC indicates that such new framework will in certain cases be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to the sponsor, the depositor and the issuing entity.  However, the provisions of the new framework provide the FDIC with certain powers not possessed by a trustee in bankruptcy under existing bankruptcy laws.  Under some applications of these and other provisions of the new framework, payments on the notes could be reduced, delayed or otherwise negatively impacted.

The residual value of leased vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and recent economic developments and may increase turn-in rates

Historical residual value loss experience on leased vehicles is partially attributable to new vehicle pricing policies of all manufacturers.  Discount pricing incentives or other marketing incentive programs on new vehicles introduced by Mercedes-Benz Financial Services USA LLC, its affiliates or its competitors that effectively reduce the prices of new vehicles may have the effect of reducing demand by consumers for used vehicles. The reduced demand for used vehicles resulting from discount pricing incentives or other marketing incentive programs may reduce the prices consumers will be willing to pay for used vehicles, including leased vehicles included in the 2013-A reference pool at the end of the related leases and thus reduce the residual value of such leased vehicles.

In addition, the United States has experienced a period of economic slowdown and a recession, and the continuing effects of this downturn, including economic uncertainty, a slow pace of recovery or a renewed downturn, may adversely affect the performance and market value of your notes.  Continued high unemployment, decreased home values and lack of availability of credit may lead to increased default rates.  Periods of continued or increasing economic weakness may be accompanied by decreased consumer demand for automobiles, increased turn-in rates and declining market values of off-lease vehicles, which weakens collateral coverage and increases the amount of a loss in the event of default by a lessee.  Significant increases in the inventory of pre-owned automobiles during periods of economic slowdown or recession may also depress the prices at which off-lease automobiles may be sold or delay the timing of these sales.

Any of these events could cause delinquencies and losses with respect to automobile leases generally to increase.  These increases may be related to the weakness in the residential housing market where increasing numbers of individuals have defaulted on their residential mortgage loans.  If economic conditions worsen, or fail to improve at a sufficient pace, delinquencies and losses on the leases could increase, which could result in losses on your notes.

As a result of these incentive plans or an economic slowdown, the proceeds received by the titling trust upon disposition of leased vehicles may be reduced and may not be sufficient to pay amounts owing on the notes.

Losses on the leased vehicles
may be affected
disproportionately because of
geographic concentration of
the leases, extreme weather
conditions or other natural
disasters, which may increase
the risk of loss on your
investment

As of the cutoff date, the servicer’s records indicate that 28.35%, 15.98%, 11.29% and 9.28% of the aggregate securitization value of the leases and leased vehicles allocated to the 2013-A reference pool are related to lessees with mailing addresses in California, New York, Florida, and New Jersey, respectively.  As of that date, no other state accounted for more than 5.00% of the aggregate securitization value of the leases.  If California, New York, Florida or New Jersey experiences adverse economic changes, such as an increase in the unemployment rate, an increase in interest rates or an increase in the rate of inflation, lessees in those states may be unable to make timely payments on their leases which may affect the rate of prepayment and defaults on such leases and the ability to sell or dispose of the related leased vehicles for an amount at least equal to their residual values and you may experience payment delays or losses on your notes.  In addition, adverse economic conditions as a result of the current recession, including the decline in home values in many states, may affect payments on the leases from lessees residing in the affected states.

Extreme weather conditions or other natural disasters could cause substantial business disruptions, economic losses, unemployment and an economic downturn.  As a result, the related lessees’ ability to make timely payments could be adversely affected.  The issuing entity’s ability to make payments on the notes could be adversely affected if the related lessees were unable to make timely payments.

We cannot predict whether adverse economic changes or other adverse events will occur or to what extent those events would affect the leases, the related leased vehicles or repayment of your notes.

For a discussion of the breakdown of the leases and leased vehicles by state, we refer you to “The Leases” in this prospectus supplement.

The concentration of leased vehicles to particular models could negatively affect the pool assets	The E, C, ML, GL and S Class models represent approximately 28.36%, 25.85%, 11.05%, 9.91% and 7.97% respectively, of the aggregate securitization value as of the cutoff date of the leases and leased vehicles allocated to the 2013-A reference pool.  Any adverse change in the value of a specific model type would reduce the proceeds received at disposition of a related leased vehicle.  As a result, you may incur a loss on your investment.

Payment priorities and changes in the order of the priority of distributions following an indenture event of default increase risk of loss or delay in payment to certain classes of notes

Classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes.  In addition, because the principal of each class of notes generally will be paid sequentially, classes of notes that have higher numerical class designations generally are expected to be outstanding longer and therefore will be exposed to the risk of losses on the leases during periods after other classes of notes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

If an event of default under the indenture has occurred and the notes have been accelerated, note principal payments and amounts that would otherwise be payable to the holders of the certificates will be paid first to the class A-1 notes until they have been paid in full, then pro rata to the other classes of notes based upon the principal amount of each such class.  As a result, in relation to the class A-1 notes, the yields of the class A-2 notes, the class A-3 notes and the class A-4 notes will be relatively more sensitive to losses on the leases and the related leased vehicles and the timing of such losses.  If the actual rate and amount of losses exceeds historical levels, and if the available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated and you could suffer a loss.

In addition, the notes are subject to risk because payments of principal and interest on the notes on each payment date are subordinated to the servicing fee and the related servicer advance reimbursement amount due to the servicer and certain capped fees, expenses and indemnities due to the trustees, the collateral agent and the administrative agent (or, after the occurrence of an event of default and the acceleration of the notes, uncapped fees, expenses and indemnities due to the trustees, the collateral agent and the administrative agent).  This subordination could result in reduced or delayed payments of principal and interest on the notes.

For more information on interest and principal payments, see “Description of the Notes—Payments of Interest” and “—Payments of Principal”.

Withdrawal or downgrade of the initial ratings of the notes, or the issuance of unsolicited ratings on the notes, will affect the prices for the notes upon resale

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes.  The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes.  However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each qualified NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes.

An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned on or after the date of this prospectus supplement.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  Investors in the notes should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the ratings disclosed in this prospectus supplement. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Rating agencies, including the NRSROs, have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the recent financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the market value of the notes and your ability to resell your notes.

None of the sponsor, the depositor, the servicer, the trustees, the collateral agent, the administrator or any of their respective affiliates will be required to monitor any changes to the ratings on these securities.

Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the leases and leased vehicles allocated to the 2013-A reference pool and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Additionally, we note that it may be perceived that a rating agency has a conflict of interest where, as is the industry standard and the case with the ratings of the notes, the sponsor or the issuing entity pays the fee charged by the rating agency for its rating services.

Overview of the Transaction

Please refer to page S-4 for a diagram providing an overview of the transaction described in this prospectus supplement.

Dealers have assigned, and will assign, leases and the related vehicles to the Titling Trust.  The Titling Trust was created in June 2007 to facilitate the titling of motor vehicles in connection with the securitization of motor vehicle leases.  The Titling Trust has issued to the Initial Beneficiary the Specified Interest.  The Titling Trust Administrator will deliver a notice from the Initial Beneficiary to the Titling Trustee to the effect that:

•	the 2013-A Exchange Note will be issued by the Titling Trust; and

•	the 2013-A Leases and the related 2013-A Vehicles will be allocated from the revolving facility pool to the 2013-A Reference Pool.

The 2013-A Exchange Note will represent debt secured by the 2013-A Leases and 2013-A Vehicles included in the 2013-A Reference Pool.  Upon creation of the 2013-A Exchange Note, the related 2013-A Reference Pool Assets will no longer be a part of the assets of the Titling Trust represented by the revolving facility pool, and the interest in the Titling Trust Assets represented by the revolving facility pool will be reduced accordingly.  The 2013-A Exchange Note will evidence an indirect interest, rather than a direct legal interest, in the 2013-A Reference Pool Assets.  Payments made on or in respect of any Titling Trust Assets other than the 2013-A Reference Pool Assets will not be available to make payments on the Notes or the Certificates.  The Initial Beneficiary may from time to time execute a notice to the Titling Trust Administrator to permit the creation of additional exchange notes other than the 2013-A Exchange Note.  The Issuing Entity (and, accordingly, its securityholders) will have no interest in the Specified Interest, any Other Exchange Note or any other assets of the Titling Trust Assets.  See “The Exchange Notes” and “The Titling Trust” in the prospectus.

The Titling Trust will issue to MBFS USA the 2013-A Exchange Note.  MBFS USA will sell, transfer and assign its interest in the 2013-A Exchange Note to the Depositor.  The Depositor will in turn transfer and assign its interest in the 2013-A Exchange Note to the Issuing Entity.  The Issuing Entity will issue four classes of Notes in an amount equal to the Initial Note Balance. The Issuing Entity will also issue one class of Certificates.  The Issuing Entity will pledge the 2013-A Exchange Note to the Indenture Trustee as security for the Notes.  Each Note will represent an obligation of, and each Certificate will represent a fractional undivided interest in, the Issuing Entity.  Payments in respect of the Certificates will be subordinated to payments in respect of the Notes to the extent described in this prospectus supplement. The Notes are being offered hereby.  The Certificates are not being offered to you in this offering.

The Sponsor will also act as the Servicer of the 2013-A Leases and the related 2013-A Vehicles.  The Servicer will service the 2013-A Leases and related 2013-A Vehicles pursuant to the Servicing Agreement and will be compensated for those services as described under “Description of the Transaction Documents—Servicing Compensation” herein and in the prospectus.

The Issuing Entity

Limited Purpose and Limited Assets

The Depositor and the Owner Trustee formed the Issuing Entity, a Delaware statutory trust, on April 3, 2013.  The Issuing Entity has been formed under the laws of the State of Delaware solely for the purposes of the transactions described herein and the prospectus.  The Issuing Entity will be governed by the Trust Agreement.

The Issuing Entity will not engage in any activity other than:

•
acquiring, holding and managing the 2013-A Exchange Note sold to the Issuing Entity on the Closing Date, the other assets of the Issuing Entity, and the proceeds of the 2013-A Exchange Note and the other assets;

•	issuing and executing the Notes and Certificates;

•
using (or permitting the Depositor to use) the proceeds of the sale of the Notes to (i) fund the Reserve Fund, (ii) pay the organizational, start-up and transactional expenses of the Issuing Entity and (iii) pay the balance to the Depositor;

•	assigning and pledging the property of the Issuing Entity to the Indenture Trustee;

•	paying interest on and principal of the Notes to the Noteholders and any excess collections to the Certificateholders;

•	entering into and performing its obligations under the Transaction Documents to which it is a party; and

•	engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Issuing Entity will issue the Notes under the Indenture.  The Certificates will be issued under the Trust Agreement.  Except for the Securities, the Issuing Entity is also prohibited from borrowing money or making loans to any other person.

If the various protections provided to the Noteholders by overcollateralization, the Reserve Fund and excess interest collections are insufficient, the Issuing Entity will have to rely solely upon payments by lessees under the 2013-A Leases and the proceeds from the repossession and sale or other disposition of the 2013-A Vehicles allocated to the 2013-A Reference Pool to make payments on the Notes.

The Issuing Entity’s principal offices are in care of Wilmington Trust, National Association, as Owner Trustee, at 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.  The Issuing Entity’s fiscal year ends on December 31.

Capitalization of the Issuing Entity

The following table illustrates the expected capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes had taken place on that date:

Class A-1 Notes	$478,850,000.00
Class A-2 Notes	796,000,000.00
Class A-3 Notes	590,000,000.00
Class A-4 Notes	154,350,000.00
Initial Overcollateralization	380,319,126.59
Total	$2,399,519,126.59

The Issuing Entity will not issue any debt other than the Notes or issue any securities other than the Notes and the Certificates, except that the Depositor or any affiliate of the Depositor, in either case, if it is the sole Certificateholder, may exchange all or a portion of the Certificates for additional notes or certificates issued by the Issuing Entity upon certain conditions, as described in the prospectus under “Description of the Transaction Documents—Residual Interest; Issuance of Additional Securities”.

The Depositor

The Depositor is a wholly owned, limited purpose subsidiary of MBFS USA and was formed on January 15, 2009 in the State of Delaware.  The principal office of the Depositor is located at 36455 Corporate Drive, Farmington Hills, Michigan 48331 and its telephone number is (248) 991-6700.  Additional information regarding the Depositor may be found in the prospectus under “The Depositor”.

The Trustees

The Owner Trustee

Wilmington Trust, National Association (formerly called M&T Bank, National Association) will be the Owner Trustee under the Trust Agreement.  Wilmington Trust, National Association is a national banking association with trust powers incorporated in 1995. The Owner Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  Wilmington Trust, National Association is an affiliate of Wilmington Trust Company and both Wilmington Trust, National Association and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation.  Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving auto leases.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of Wilmington Trust, National Association, through a merger, became a wholly-owned subsidiary of M&T Bank Corporation, a New York corporation.

Wilmington Trust, National Association is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust, National Association does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Other than the above three paragraphs, Wilmington Trust, National Association has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

The Depositor, MBFS USA, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

For a description of the roles and responsibilities of the Owner Trustee, see “Description of the Transaction Documents—Duties of the Titling Trustee, the Owner Trustee and the Indenture Trustee” herein and “Description of the Transaction Documents” and “The Trustees—The Owner Trustee” in the prospectus.

The Indenture Trustee

U.S. Bank National Association, a national banking association, will be the Indenture Trustee, registrar and paying agent under the Indenture.  U.S. Bancorp, with total assets exceeding $354 billion as of December 31, 2012, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of December 31, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 48 domestic and 3 international cities.  The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Mail Code: MK-IL-SL7R, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924.  As of December 31, 2012, U.S. Bank was acting as trustee with respect to over 87,000 issuances of securities with an aggregate outstanding principal balance of over $2.8 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee will make each monthly report available to each holder of Notes via the Indenture Trustee’s internet website at http://www.usbank.com/abs.   Holders of Notes with questions, including regarding the use of the Indenture Trustee’s internet website, may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

As of December 31, 2012, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 44 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $24,358,900,000.

The Depositor, MBFS USA, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

For a description of the roles and responsibilities of the Indenture Trustee, see “Description of the Transaction Documents—Duties of the Titling Trustee, the Owner Trustee and the Indenture Trustee” herein and “Description of the Indenture” and “The Trustees—The Indenture Trustee” in the prospectus.

The Titling Trust, the Titling Trustee, the Titling Trust Administrator, the Collateral Agent and the Administrative Agent

The Titling Trust, a Delaware statutory trust, is governed by the Titling Trust Agreement.  The primary business purpose of the Titling Trust is to acquire leases, including the 2013-A Leases, and serve as record holder of title to vehicles, including the 2013-A Vehicles, in connection with asset backed securities issuance transactions.  Additional information regarding the Titling Trust may be found in the prospectus under the caption “The Titling Trust”.

BNY Mellon Trust of Delaware is the Titling Trustee under the Titling Trust Agreement.  BNY Mellon Trust of Delaware is a Delaware banking corporation and its principal offices are located at 100 White Clay Center Drive, Suite 102, Newark, Delaware 19711.  The Depositor, the Servicer and their affiliates may maintain normal commercial banking relations with the Titling Trustee and its affiliates.  Additional information regarding the Titling Trustee may be found in the prospectus under “The Titling Trust—The Titling Trustee and the Titling Trust Administrator”.

MBFS USA is the Titling Trust Administrator for the Titling Trust.  For additional information regarding MBFS USA, see “The Sponsor and Servicer—Overview” in the prospectus.

Daimler Title Co. is the Collateral Agent under the Collateral Agency Agreement.  For additional information regarding the Collateral Agent, see “The Titling Trust—The Collateral Agent and the Administrative Agent” in the prospectus.

U.S. Bank Trust National Association is the Administrative Agent under the Collateral Agency Agreement.  For additional information regarding the Administrative Agent, see “The Titling Trust—The Collateral Agent and the Administrative Agent” in the prospectus.

The 2013-A Exchange Note

General

As further described in the prospectus under “The Titling Trust—Specified Interest, Revolving Facility Pool, Reference Pools and Exchange Notes”, the Lender provides an ongoing source of funds to finance the acquisition of leases and the related leased vehicles by the Titling Trust.  With the consent of the Initial Beneficiary, the Lender has the right and option to request that the Titling Trust issue the 2013-A Exchange Note to the Lender.

The 2013-A Exchange Note will be issued by the Titling Trust under the Exchange Note Supplement to the Collateral Agency Agreement. To provide for the servicing of the 2013-A Leases and the related 2013-A Vehicles in the 2013-A Reference Pool, the Titling Trust, the Collateral Agent and the Servicer will enter into the Servicing Agreement.

The 2013-A Exchange Note will be secured by the 2013-A Leases and 2013-A Vehicles allocated to the 2013-A Reference Pool, which 2013-A Leases and 2013-A Vehicles are pledged by the Titling Trust to the Collateral Agent under the Collateral Agency Agreement for the benefit of the Lender and each subsequent holder of the 2013-A Exchange Note.  In addition to the 2013-A Reference Pool, the 2013-A Exchange Note will be secured by certain other assets, which include the following:

•	amounts in the Exchange Note Collection Account for the 2013-A Reference Pool, received in respect of the 2013-A Leases or the sale or other disposition of the 2013-A Vehicles after the Cutoff Date;

•
certain monies due under or payable in respect of the 2013-A Leases and the 2013-A Vehicles after the Cutoff Date, including the right to receive payments made to the Titling Trust, the Titling Trustee or the Servicer under any insurance policy relating to the 2013-A Leases, the 2013-A Vehicles or the related lessees;

•	the right to receive the proceeds of any dealer repurchase obligations;

•	all other assets of the Titling Trust related to the 2013-A Leases and the 2013-A Vehicles; and

•
all proceeds of the foregoing, except that, as more fully described in the prospectus under “The Sponsor and Servicer—Like-Kind Exchange Program”, actual Sales Proceeds may not constitute part of the security for the 2013-A Exchange Note.

The initial principal amount of the 2013-A Exchange Note will be equal to the Cutoff Date Aggregate Securitization Value of the 2013-A Leases and 2013-A Vehicles allocated to the 2013-A Reference Pool on the Closing Date.  The initial principal amount of the 2013-A Exchange Note will be $2,399,519,126.59.  The final scheduled maturity date of the 2013-A Exchange Note will be December 17, 2018.

None of the Issuing Entity, the Noteholders and the Certificateholders will have a legal or beneficial interest in the revolving facility pool, any Other Reference Pool, any Other Exchange Note or any other assets of the Titling Trust.

Transfers of the Exchange Note

Upon issuance by the Titling Trust of the 2013-A Exchange Note to the Lender, the 2013-A Exchange Note will be sold by MBFS USA to the Depositor pursuant to the First Tier Sale Agreement.

MBFS USA will covenant to treat the conveyance of the 2013-A Exchange Note to the Depositor as an absolute sale and contribution, rather than a pledge or assignment of only a security interest, for all purposes.

Immediately after the transfer of the 2013-A Exchange Note to the Depositor, the Depositor will:

•
sell, transfer and assign to the Issuing Entity, without recourse, all of its right, title and interest in and to the 2013-A Exchange Note, including all collections thereon, under the Second Tier Sale Agreement; and

•	deliver the 2013-A Exchange Note to the Issuing Entity.

In exchange for the assets transferred by the Depositor, the Issuing Entity will transfer to the Depositor the Notes and the Certificate.  The Depositor will transfer the Certificate to MBFS USA under the First Tier Sale Agreement as partial consideration for the sale of the 2013-A Exchange Note.

Immediately following the transfer of the 2013-A Exchange Note to the Issuing Entity, the Issuing Entity will pledge its interest in the Trust Estate, which includes the 2013-A Exchange Note, to the Indenture Trustee as security for the Notes.  For additional information about the transfer of the 2013-A Exchange Note, see “The Exchange Note—Issuance and Transfers of Exchange Notes” in the prospectus.

The Leases

General

The Issuing Entity will own the 2013-A Exchange Note, which is backed by the 2013-A Reference Pool consisting of the 2013-A Leases and the 2013-A Vehicles, which will be described in a schedule appearing as an exhibit to the Servicing Agreement.  As of the Cutoff Date, the 2013-A Reference Pool consisted of a pool of 57,098 leases and the related leased vehicles that had a Cutoff Date Aggregate Securitization Value of $2,399,519,126.59.

Each of the 2013-A Leases was originated by a dealer in the ordinary course of such dealer’s business and assigned to the Titling Trust on or prior to the Cutoff Date, in accordance with the underwriting procedures described under “The Sponsor and Servicer—Underwriting” in the prospectus.  The 2013-A Leases have been selected based upon the criteria described under “—Characteristics of the Leases” and “—Representations and Warranties” below and “The Leases—Representations, Warranties and Covenants” in the prospectus.  All 2013-A Vehicles will be titled in the name of the Titling Trust or the Titling Trustee.

Under the Servicing Agreement, the Servicer will represent and warrant as to certain characteristics of each 2013-A Lease and 2013-A Vehicle as described under “The Leases—General” and “—Representations, Warranties and Covenants” in the prospectus.

The Aggregate Securitization Value for any date will mean an amount calculated as of the close of business on such day equal to the sum of the Securitization Values of all 2013-A Leases.  For more information regarding how the Securitization Value for each 2013-A Lease is calculated, see “—Calculation of the Securitization Value of the 2013-A Leases”.

For more information regarding the 2013-A Leases, see “The Leases—General” and “The Sponsor and Servicer” in the prospectus.

Pool Underwriting

The 2013-A Reference Pool Assets were originated in accordance with the underwriting criteria described in “The Sponsor and the Servicer—Underwriting” in the prospectus. The Sponsor does not consider any of the 2013-A Reference Pool Assets to constitute exceptions to its underwriting criteria.

Selection of the 2013-A Leases

The 2013-A Leases will be selected randomly from the leases held by the Titling Trust for inclusion in the 2013-A Reference Pool, by reference to several criteria.  Certain of these criteria include the requirement that, as of the Cutoff Date, each 2013-A Lease:

•	was originated in one of the 50 states of the United States or the District of Columbia;

•	is secured by a new Mercedes-Benz passenger car, sport utility vehicle or crossover automobile, in each case with a model year between 2010 and 2013;

•	had an original term to maturity of not more than 60 months and not less than 18 months;

•	provides for level scheduled monthly payments that fully amortize the initial Lease Balance of the lease at the Contract Rate to the related Contract Residual Value over the lease term;

•	is not delinquent by more than 30 days and is not a defaulted lease;

•	does not relate to a lessee who is the subject of a bankruptcy proceeding;

•	was originated in compliance with customary origination practices;

•	relates to a 2013-A Lease that had a Securitization Value as of the Cutoff Date no greater than $146,934.37 and no less than $16,384.48; and

•	was not selected using selection procedures believed by MBFS USA to be adverse to the Noteholders.

Each 2013-A Lease will also comply with certain representations and warranties, as set forth below under “—Representations and Warranties” and under “The Leases—Representations, Warranties and Covenants” in the prospectus.

As of the Cutoff Date, 554 leases, or approximately 0.98% of the 2013-A Leases (based on the Cutoff Date Aggregate Securitization Value) have been delinquent between 30 and 59 days once, and none have been delinquent more than 60 days or have been delinquent between 30 and 59 days more than once.  As of the Cutoff Date, none of the 2013-A Leases has been extended, deferred or modified.

Characteristics of the 2013-A Leases

The 2013-A Reference Pool consists of a pool of 57,098 leases and the related leased vehicles.  The characteristics of these 2013-A Leases and 2013-A Vehicles as of the Cutoff Date are as set forth in the following tables.  See “The Leases” in the prospectus for a further description of the characteristics of the 2013-A Leases.

Composition of the 2013-A Leases
as of the Cutoff Date

Cutoff Date Aggregate Securitization Value	$2,399,519,126.59
Number of 2013-A Leases	57,098
Average Securitization Value	$42,024.57
Securitization Value Range	$16,384.48 to $146,934.37
Percentage Mercedes-Benz Passenger Cars	72.21%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	27.79%
Aggregate Residual Value	$1,721,197,534.44
Aggregate of Residual Values as a Percentage of the Cutoff Date Aggregate Securitization Value	71.73%
Average Residual Value	$30,144.62
Residual Value Range	$10,581.20 to $86,210.00
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Aggregate Securitization Value	63.29%
Weighted Average Original Term(2)	34.55 months
Original Term Range	18 to 60 months
Weighted Average Remaining Term(2)	25.13 months
Remaining Term Range	3 to 57 months
Weighted Average FICO® Score(2)	780.28
Range of FICO® Scores	651 to 899

(1)	Discounted by the Securitization Rate.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

The FICO® score for each lessee of a 2013-A Lease was determined at the time of application.  A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk.  FICO® scores are intended to show the likelihood that an individual might default on a debt based on past credit history.  An individual’s credit history may not reliably predict his or her future creditworthiness.  Additionally, the reliability of the credit scoring the FICO® scores provide is limited by the accuracy of the data contained within the credit bureau files.  Accordingly, FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the 2013-A Leases.

Distribution of the 2013-A Leases by Original Term to Maturity
as of the Cutoff Date

Original Term to Maturity (months)	Number of 2013-A Leases	Percentage of Total Number of 2013-A Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
13 – 24	11,413	19.99%	$485,036,931.09	20.21%
25 – 36	31,917	55.90	1,292,547,673.34	53.87
37 – 48	12,548	21.98	562,531,430.23	23.44
49 – 60	1,220	2.14	59,403,091.93	2.48
Total	57,098	100.00%	$2,399,519,126.59	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the 2013-A Leases by Remaining Term to Maturity
as of the Cutoff Date

Remaining Term to Maturity (months)	Number of 2013-A Leases	Percentage of Total Number of 2013-A Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
1 – 12	2,185	3.83%	$83,947,125.26	3.50%
13 – 24	30,913	54.14	1,230,742,781.39	51.29
25 – 36	18,378	32.19	821,685,063.20	34.24
37 – 48	5,436	9.52	250,932,831.42	10.46
49 – 60	186	0.33	12,211,325.32	0.51
Total	57,098	100.00%	$2,399,519,126.59	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the 2013-A Leases by FICO® Score Range
as of the Cutoff Date

FICO® Score Range	Number of 2013-A Leases	Percentage of Total Number of 2013-A Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
650 – 699	7,723	13.53%	$311,570,815.00	12.98%
700 – 749	12,139	21.26	501,890,359.03	20.92
750 – 799	13,058	22.87	556,082,911.58	23.17
800 – 849	14,940	26.17	633,592,829.03	26.40
850 – 899	9,238	16.18	396,382,211.95	16.52
Total	57,098	100.00%	$2,399,519,126.59	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the 2013-A Vehicles by State
as of the Cutoff Date

State	Number of 2013-A Leases	Percentage of Total Number of 2013-A Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
California	16,560	29.00%	$680,327,226.27	28.35%
New York	9,051	15.85	383,519,705.41	15.98
Florida	6,405	11.22	270,886,169.44	11.29
New Jersey	5,356	9.38	222,721,848.80	9.28
Texas	2,571	4.50	116,699,398.73	4.86
Pennsylvania	1,916	3.36	77,721,736.72	3.24
Ohio	1,269	2.22	52,045,408.41	2.17
Massachusetts	1,234	2.16	50,651,840.17	2.11
Illinois	1,024	1.79	46,709,351.94	1.95
Connecticut	1,092	1.91	44,870,186.62	1.87
Georgia	933	1.63	40,236,062.37	1.68
Maryland	826	1.45	37,119,968.74	1.55
Virginia	823	1.44	35,577,064.81	1.48
Arizona	685	1.20	29,423,651.28	1.23
Michigan	699	1.22	29,200,013.28	1.22
North Carolina	661	1.16	28,489,425.90	1.19
Colorado	576	1.01	24,102,762.51	1.00
Washington	478	0.84	19,749,721.40	0.82
Nevada	409	0.72	18,095,143.94	0.75
Louisiana	364	0.64	15,871,730.90	0.66
Minnesota	379	0.66	15,762,759.66	0.66
South Carolina	332	0.58	14,078,052.53	0.59
Indiana	312	0.55	13,254,747.49	0.55
Oklahoma	216	0.38	10,777,188.55	0.45
Wisconsin	243	0.43	10,184,894.44	0.42
Alabama	244	0.43	10,110,351.61	0.42
Hawaii	225	0.39	9,199,234.36	0.38
Missouri	226	0.40	9,192,650.43	0.38
Rhode Island	210	0.37	8,099,438.79	0.34
Tennessee	175	0.31	7,814,356.40	0.33
Kentucky	174	0.30	7,092,874.65	0.30
Oregon	168	0.29	6,727,661.65	0.28
District of Columbia	157	0.27	6,500,100.48	0.27
Delaware	123	0.22	5,203,070.78	0.22
New Hampshire	118	0.21	5,000,233.41	0.21
Other(2)	864	1.51	36,503,093.72	1.52
Total	57,098	100.00%	$2,399,519,126.59	100.00%

(1)	Percentages may not add to 100.00% due to rounding.
(2)	Each state included in the “Other” category accounted for less than 0.20% of the Cutoff Date Aggregate Securitization Value.

Distribution of the 2013-A Vehicles by Model
as of the Cutoff Date

Model	Number of 2013-A Leases	Percentage of Total Number of 2013-A Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
C	19,205	33.64%	$620,210,168.19	25.85%
CL	167	0.29	16,307,884.34	0.68
CLS	1,945	3.41	121,032,000.07	5.04
E	15,800	27.67	680,586,773.73	28.36
G	116	0.20	10,549,231.44	0.44
GL	4,426	7.75	237,821,337.08	9.91
GLK	4,632	8.11	144,140,745.24	6.01
ML	6,283	11.00	265,237,988.59	11.05
R	233	0.41	9,014,948.39	0.38
S	2,646	4.63	191,230,557.72	7.97
SL	683	1.20	64,277,817.04	2.68
SLK	962	1.68	39,109,674.76	1.63
Total	57,098	100.00%	$2,399,519,126.59	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the 2013-A Vehicles by Year and Quarter of Maturity
as of the Cutoff Date

Year and Quarter of Maturity	Number of 2013-A Leases	Percentage of Total Number of 2013-A Leases(1)	Securitization Value as of the Cutoff Date	Percentage of Cutoff Date Aggregate Securitization Value(1)
2013 2nd Q	27	0.05%	$784,950.64	0.03%
2013 3rd Q	58	0.10	1,881,387.31	0.08
2013 4th Q	82	0.14	3,314,068.91	0.14
2014 1st Q	3,091	5.41	119,937,113.21	5.00
2014 2nd Q	4,954	8.68	193,848,071.66	8.08
2014 3rd Q	8,665	15.18	358,287,208.52	14.93
2014 4th Q	11,152	19.53	441,973,860.13	18.42
2015 1st Q	8,179	14.32	317,257,193.38	13.22
2015 2nd Q	4,416	7.73	194,781,414.64	8.12
2015 3rd Q	3,927	6.88	184,141,253.96	7.67
2015 4th Q	5,472	9.58	255,145,303.86	10.63
2016 1st Q	1,893	3.32	84,894,462.57	3.54
2016 2nd Q	1,605	2.81	73,891,920.70	3.08
2016 3rd Q	1,687	2.95	78,778,768.58	3.28
2016 4th Q	1,589	2.78	72,602,042.11	3.03
2017 1st Q	124	0.22	6,322,524.36	0.26
2017 2nd Q	51	0.09	3,276,408.07	0.14
2017 3rd Q	67	0.12	4,218,627.50	0.18
2017 4th Q	59	0.10	4,182,546.48	0.17
Total	57,098	100.00%	$2,399,519,126.59	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Representations and Warranties

In the Servicing Agreement, MBFS USA will represent and warrant, among other things, that at the Closing Date:

•
neither a 2013-A Lease nor the related 2013-A Vehicle has been sold, transferred, assigned, pledged or granted by any dealer to any Person other than the Titling Trust and the Titling Trust has good and marketable title to such 2013-A Lease and the related 2013-A Vehicle, free and clear of any liens (other than any permitted liens), participations and rights of others, including, to the knowledge of MBFS USA, liens (other than any permitted liens) or claims for work, labor or material relating to such 2013-A Vehicle;

•
each 2013-A Lease is in full force and effect and not satisfied, subordinated or rescinded and no provision of a 2013-A Lease has been waived in any manner that causes or could cause such 2013-A Lease to not qualify with the selection criteria;

•
no 2013-A Lease is subject to any right of rescission, cancellation, setoff, claim, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the related lessee to payment of the amounts due thereunder, and no such right of rescission, cancellation, set-off, claim, counterclaim or any other defense (including defenses arising out of violations of usury laws) has been asserted or threatened;

•	as of the time of origination of each 2013-A Lease, the related lessee had obtained or agreed to obtain physical damage insurance covering the related 2013-A Vehicle; and

•	as of the Cutoff Date, the Servicer had not received actual notice that a lessee on any 2013-A Lease is a debtor in a bankruptcy proceeding.

For additional representations and warranties made by the Servicer with respect to leases and the related leased vehicles, see “The Leases—Representations, Warranties and Covenants” in the prospectus.

Residual Values

The Residual Values of the 2013-A Vehicles for purposes of calculation of the Securitization Value will be calculated by the Servicer based on the lowest of (1) the Contract Residual Value, (2) the ALG Residual Value and (3) the ALG Current Residual Value.  ALG is an independent publisher of lease residual value percentages and is frequently used for comparison purposes by the vehicle leasing industry.

MBFS USA may distribute to dealers residual value percentages for certain vehicles that are higher than those determined pursuant to the methods described above.  As a result, the Contract Residual Value set forth in a 2013-A Lease may be higher than the Residual Value determined using the method described above.  The Securitization Values have been and will be calculated by the Servicer based upon the Residual Values.  As a result, the excess of the Contract Residual Value over the related Residual Value will not be financed in the transaction described herein.  For additional information, see “The Sponsor and Servicer—Determination of Residual Values” in the prospectus.

Calculation of the Securitization Value of the 2013-A Leases

Under the Servicing Agreement, the Servicer will calculate the Securitization Value for each 2013-A Lease in the 2013-A Reference Pool equal to the following:

Calculation Date	Securitization Value Formula

As of the Cutoff Date
the sum of the present values, calculated using the Securitization Rate, of (1) the aggregate Base Monthly Payments remaining on such 2013-A Lease (including Base Monthly Payments due but not yet paid) and (2) the Residual Value of the related 2013-A Vehicle

As of any date other than the Cutoff Date	the Securitization Value of such 2013-A Lease as of the Cutoff Date less the principal portion of all payments made with respect to such 2013-A Lease since the Cutoff Date

As of the end of the Collection Period during which a 2013-A Lease (1) becomes a Liquidated Lease or a Defaulted Lease or (2) is repurchased	zero

Static Pools

MBFS USA is the present-day successor to a portion of the Mercedes-Benz Financial operations of DCFSA and was created on March 16, 2007 in connection with the sale of the Chrysler Group.  DCFSA operated three business divisions: Chrysler Financial, which financed Chrysler vehicles (primarily Chrysler, Dodge and Jeep brands), Mercedes-Benz Financial, which financed Mercedes-Benz vehicles, and Daimler Truck Financial, which financed Daimler commercial vehicles (primarily Freightliner and Western Star trucks).  For more information on the securitization programs of MBFS USA and its predecessors in interest, see “MBFS USA—Securitization Program” herein and “The Sponsor and Servicer—Overview” in the prospectus.

Static pool information is included as Appendix A and Appendix B.  The static pool information included as Appendix A reflects the static pool performance of all leases for new and pre-owned Mercedes-Benz vehicles and smart fortwo microcars originated by dealers and included in MBFS USA’s (or its Mercedes-Benz Financial predecessors in interest) managed operating lease portfolio by vintage origination year.  The static pool information included as Appendix B reflects the static pool performance of the leases and leased vehicles included in the lease securitizations of the Sponsor.

In some cases, the origination and underwriting standards relevant to the vintage pools and recent securitizations of the Sponsor included in Appendix A and Appendix B may differ somewhat from those used to originate the 2013-A Leases, particularly in the case of the vintage originations because some of those pools were originated by MBFS USA’s predecessor entities.  We cannot assure you that the prepayment, loss, residual value realization or delinquency history of the 2013-A Leases and 2013-A Vehicles allocated to the 2013-A Reference Pool will be comparable to the historical prepayment, loss, residual value realization or delinquency experience of any of the vintage pools or the securitizations of the Sponsor included in Appendix A and Appendix B.  In this regard, you should note how the characteristics of the leases in those vintage pools and securitizations of the Sponsor differ from the characteristics of the 2013-A Leases.  Such differences, along with the varying economic conditions applicable to those vintage pools and securitizations of the Sponsor, may make it unlikely that the 2013-A Leases will perform in the same way that any of those pools has performed.

Weighted Average Lives of the Notes

The following information is given solely to illustrate the effect of prepayments of the 2013-A Leases on the weighted average lives of the Notes under the stated assumptions below and is not a prediction of the prepayment rate that might actually be experienced by the 2013-A Leases.

Prepayments on motor vehicle lease contracts can be measured relative to a prepayment standard or model.  The model used in this prospectus supplement, the Absolute Prepayment Model, or “ABS”, represents an assumed rate of prepayment each month relative to the original number of leases in a pool of leases.  ABS further assumes that all of the leases are the same size and amortize at the same rate and that each lease in each month of its life will either be paid as scheduled or be prepaid in full.  For example, in a pool of leases originally containing 10,000 leases, a 1% ABS rate means that 100 leases prepay each month.

The base prepayment assumption assumes that the original lease balance of the leases will prepay at 100% of the following curve:

(1)	0.20% ABS in month one, increasing by 0.01% (precisely 0.16%/16) ABS in each subsequent month until reaching 0.36% ABS in the 17th month of the life of the lease;

(2)	0.51% ABS in month 18, increasing by 0.15% (precisely 0.90%/6) ABS in each subsequent month until reaching 1.41% ABS in the 24th month of the life of the lease;

(3)	1.15% ABS in months 25 through 37, decreasing to 0.50% in month 38, and remain at that level until the original lease balance of the lease contract has been paid in full.

Neither ABS nor the base prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of lease contracts, including the 2013-A Leases. There can be no assurance that the 2013-A Leases will prepay at the indicated levels of the base prepayment assumption or any other rate.

The rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the 2013-A Leases.  For this reason, final distributions in respect of the Notes could occur significantly earlier than their respective Final Scheduled Payment Dates.  The Noteholders will exclusively bear any reinvestment risk associated with early payment of their Notes.

The ABS Tables below have been prepared on the basis of the following assumptions:

•	the 2013-A Leases and 2013-A Vehicles have the characteristics set forth herein;

•	all Base Monthly Payments are received timely and no 2013-A Lease is ever delinquent;

•	all Base Monthly Payments are made in accordance with the cashflow schedule set forth in Appendix C;

•
the interest rate on the Class A-1 Notes is 0.27% based on an actual/360 day count, on the Class A-2 Notes is 0.49% based on a 30/360 day count, on the Class A-3 Notes is 0.59% based on a 30/360 day count and on the Class A-4 Notes is 0.72% based on a 30/360 day count;

•	no Repurchase Payment is made in respect of any 2013-A Lease;

•	there are no losses in respect of the 2013-A Leases;

•	distributions of principal of and interest on the Notes are made on the 15th of each month, whether or not the day is a Business Day, commencing on May 15, 2013;

•	the Servicing Fee is 1.00% per annum of the outstanding Aggregate Securitization Value as of the first day of the Collection Period;

•	no expenses, fees or indemnified amounts are due or paid to the Indenture Trustee, the Owner Trustee, the Collateral Agent or the Administrative Agent in any Collection Period;

•	the Reserve Fund is funded with an amount equal to the Reserve Fund Deposit;

•
the initial amount of overcollateralization is approximately 15.85% of the Cutoff Date Aggregate Securitization Value and the amount of overcollateralization increases over time to an amount equal to 18.75% of the Cutoff Date Aggregate Securitization Value, in each case based upon the 2013-A Leases and 2013-A Vehicles allocated to the 2013-A Reference Pool on the Closing Date;

•	the Residual Value for each 2013-A Vehicle is received on the maturity date of the related 2013-A Lease in accordance with the cashflow schedule set forth in Appendix C;

•	all prepayments are prepayments in full; and

•	the Closing Date is April 24, 2013.

No representation is made as to what the actual levels of losses and delinquencies on the 2013-A Leases will be.  Because payments on the 2013-A Leases will differ from those used in preparing the following tables, distributions of principal of the Notes may be made earlier or later than as set forth in the tables.  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

The following tables set forth the percentages of the unpaid principal amount of the Notes that would be outstanding after each of the dates shown, based on a prepayment rate equal to 0%, 50%, 75%, 100%, 150% and 200% of the base prepayment assumption.  As used in the table, “0% prepayment assumption” assumes no prepayments on a 2013-A Lease, “50% prepayment assumption” assumes that a 2013-A Lease will prepay at 50% of the base prepayment assumption and so forth.

Percent of Initial Note Balance at Various ABS Percentages(1)

	Class A-1 Notes						Class A-2 Notes
Payment Date	0%	50%	75%	100%	150%	200%	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2013	84.18	82.72	81.98	81.22	79.68	78.10	100.00	100.00	100.00	100.00	100.00	100.00
June 2013	76.42	74.22	73.10	71.96	69.64	67.25	100.00	100.00	100.00	100.00	100.00	100.00
July 2013	68.65	65.71	64.21	62.69	59.58	56.38	100.00	100.00	100.00	100.00	100.00	100.00
August 2013	60.85	57.17	55.29	53.38	49.48	45.46	100.00	100.00	100.00	100.00	100.00	100.00
September 2013	53.05	48.62	46.36	44.06	39.37	34.53	100.00	100.00	100.00	100.00	100.00	100.00
October 2013	45.20	40.04	37.39	34.71	29.21	23.54	100.00	100.00	100.00	100.00	100.00	100.00
November 2013	38.90	32.90	29.83	26.71	20.32	13.72	100.00	100.00	100.00	100.00	100.00	100.00
December 2013	32.78	25.68	22.03	18.32	10.67	2.71	100.00	100.00	100.00	100.00	100.00	100.00
January 2014	26.68	18.15	13.74	9.21	0.00	0.00	100.00	100.00	100.00	100.00	99.88	93.91
February 2014	13.34	3.22	0.00	0.00	0.00	0.00	100.00	100.00	98.75	95.46	88.51	81.02
March 2014	1.27	0.00	0.00	0.00	0.00	0.00	100.00	93.55	89.72	85.72	77.12	67.52
April 2014	0.00	0.00	0.00	0.00	0.00	0.00	92.98	84.50	79.93	75.09	64.43	51.99
May 2014	0.00	0.00	0.00	0.00	0.00	0.00	85.73	75.84	70.41	64.57	51.30	34.89
June 2014	0.00	0.00	0.00	0.00	0.00	0.00	74.95	63.70	57.39	50.48	34.18	12.27
July 2014	0.00	0.00	0.00	0.00	0.00	0.00	63.21	51.20	44.43	37.00	19.43	0.00
August 2014	0.00	0.00	0.00	0.00	0.00	0.00	45.83	33.55	26.61	18.98	0.89	0.00
September 2014	0.00	0.00	0.00	0.00	0.00	0.00	30.60	18.13	11.07	3.28	0.00	0.00
October 2014	0.00	0.00	0.00	0.00	0.00	0.00	18.51	5.81	0.00	0.00	0.00	0.00
November 2014	0.00	0.00	0.00	0.00	0.00	0.00	3.65	0.00	0.00	0.00	0.00	0.00
December 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Maturity (years)(2)	0.48	0.43	0.41	0.39	0.36	0.33	1.32	1.25	1.21	1.17	1.09	1.01
Weighted Average Life (years) to Call(2)(3)	0.48	0.43	0.41	0.39	0.36	0.33	1.32	1.25	1.21	1.17	1.09	1.01

(1)	Assumes that no Optional Purchase occurs.
(2)
The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on the Note by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

(3)	The weighted average life to call assumes that an Optional Purchase occurs at the earliest possible opportunity and is exercised on such Payment Date.

Percent of Initial Note Balance at Various ABS Percentages(1)

	Class A-3 Notes						Class A-4 Notes
Payment Date	0%	50%	75%	100%	150%	200%	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 2014	100.00	100.00	100.00	100.00	100.00	94.47	100.00	100.00	100.00	100.00	100.00	100.00
August 2014	100.00	100.00	100.00	100.00	100.00	68.63	100.00	100.00	100.00	100.00	100.00	100.00
September 2014	100.00	100.00	100.00	100.00	79.50	46.31	100.00	100.00	100.00	100.00	100.00	100.00
October 2014	100.00	100.00	98.11	87.37	61.85	27.94	100.00	100.00	100.00	100.00	100.00	100.00
November 2014	100.00	87.99	78.34	67.70	42.36	8.76	100.00	100.00	100.00	100.00	100.00	100.00
December 2014	74.22	58.68	49.81	40.01	16.67	0.00	100.00	100.00	100.00	100.00	100.00	45.56
January 2015	58.21	43.05	34.40	24.82	2.00	0.00	100.00	100.00	100.00	100.00	100.00	0.00
February 2015	44.07	29.32	20.88	11.55	0.00	0.00	100.00	100.00	100.00	100.00	59.02	0.00
March 2015	29.58	15.45	7.36	0.00	0.00	0.00	100.00	100.00	100.00	93.91	12.18	0.00
April 2015	12.68	0.00	0.00	0.00	0.00	0.00	100.00	98.60	70.02	38.35	0.00	0.00
May 2015	1.29	0.00	0.00	0.00	0.00	0.00	100.00	57.48	30.26	0.00	0.00	0.00
June 2015	0.00	0.00	0.00	0.00	0.00	0.00	65.94	20.89	0.00	0.00	0.00	0.00
July 2015	0.00	0.00	0.00	0.00	0.00	0.00	43.30	0.00	0.00	0.00	0.00	0.00
August 2015	0.00	0.00	0.00	0.00	0.00	0.00	19.98	0.00	0.00	0.00	0.00	0.00
September 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Maturity (years)(2)	1.83	1.75	1.72	1.67	1.56	1.43	2.25	2.12	2.06	2.00	1.87	1.68
Weighted Average Life (years) to Call(2)(3)	1.82	1.75	1.71	1.67	1.56	1.43	2.06	1.98	1.89	1.89	1.73	1.64

(1)	Assumes that no Optional Purchase occurs.
(2)
The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on the Note by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of the Note.

(3)	The weighted average life to call assumes that an Optional Purchase occurs at the earliest possible opportunity and is exercised on such Payment Date.

The foregoing ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the 2013-A Leases and 2013-A Vehicles which will differ from the actual characteristics and performance of the 2013-A Leases and 2013-A Vehicles) and should be read in conjunction therewith.  The weighted average life of a Note is determined by multiplying the amount of each principal payment on the Note by the number of years from the Closing Date to the related Payment Date, adding the results and dividing the sum by the initial principal amount of the Note.

MBFS USA

General

MBFS USA is the Sponsor, the Administrator and the Servicer.  MBFS USA is responsible for servicing the pool assets and structuring the securitization transaction.  In its roles as Administrator and Servicer, MBFS USA plays a primary role in the management of the Issuing Entity and the 2013-A Leases and 2013-A Vehicles.  In addition, as Servicer, MBFS USA will be authorized to exercise certain discretionary powers with regard to the administration of the 2013-A Leases and the 2013-A Vehicles, as described under “The Sponsor and Servicer—Servicing Responsibilities” in the prospectus.  Additional information regarding the Sponsor may be found in the prospectus under “The Sponsor and Servicer”.

The following table sets forth information regarding the growth of MBFS USA’s United States retail lease portfolio since 2008.

	At December 31,
	2012	2011	2010	2009	2008
Number of Lease Contracts Outstanding	333,261	290,367	253,520	261,399	295,178
Lease Contracts Outstanding ($ in thousands)(1)	$15,365,905	$12,999,735	$10,957,747	$11,087,140	$13,615,058

(1)	Outstanding balance is equal to the net book value of the related Lease.

Securitization Program

As of the date of this prospectus supplement, MBFS USA has been involved in four public offerings of auto receivable asset backed notes and three private placements and one public offering of auto lease asset backed notes.  None of these transactions has experienced any event of default or servicer default or otherwise been accelerated due to the occurrence of an early amortization or other performance triggering event.  MBFS USA has never taken any action out of the ordinary to prevent such an occurrence.  Neither MBFS USA nor the Issuing Entity can guarantee that there will not be any events of default or servicer defaults in the future.

Delinquency, Repossession and Loss Information

Set forth below is delinquency and loss information relating to MBFS USA’s total portfolio of U.S. motor vehicle retail lease contracts for new and pre-owned automobiles, including the Mercedes-Benz Financial portfolio for MBFS USA’s predecessors in interest.  The portfolio consists of contracts in all 50 states and the District of Columbia.  For a description of MBFS USA’s charge-off policies, see “The Sponsor and Servicer—Charge-offs” in the prospectus.

Lease Delinquency Experience(1)(3)
(Dollars in Thousands)

	At December 31,
	2012		2011		2010		2009		2008
Lease Contracts Outstanding ($)(2)		$15,365,905		$12,999,735		$10,957,747		$11,087,140		$13,615,058
Number of Lease Contracts Outstanding		333,261		290,367		253,520		261,399		295,178

	Units	%	Units	%	Units	%	Units	%	Units	%
Number of Lease Contracts Delinquent
31 – 60 days	1,308	0.39%	1,297	0.45%	1,564	0.62%	2,361	0.90%	2,805	0.95%
61 – 90 days	319	0.10%	301	0.10%	396	0.16%	683	0.26%	1,036	0.35%
91 – 120 days	147	0.04%	110	0.04%	142	0.06%	313	0.12%	459	0.16%
More than 120 days	51	0.02%	41	0.01%	52	0.02%	126	0.05%	207	0.07%
Total	1,825	0.55%	1,749	0.60%	2,154	0.85%	3,483	1.33%	4,507	1.53%

(1)	Data presented in the table is based upon Lease Balance for new and pre-owned automobiles (including those that have been sold but are serviced by MBFS USA).
(2)	Outstanding balance is equal to the net book value of the related Lease.
(3)	Percentages and numbers may not add to total due to rounding.

Net Credit Loss and Repossession Experience(1)(3)
(Dollars in Thousands)

	For the Year Ended December 31,
	2012	2011	2010	2009	2008
Lease Contracts Outstanding ($)(2)	$15,365,905	$12,999,735	$10,957,747	$11,087,140	$13,615,058
Average Lease Contracts Outstanding ($)(4)	$14,017,310	$11,783,204	$10,703,174	$12,358,855	$14,372,444
Number of Lease Contracts Outstanding	333,261	290,367	253,520	261,399	295,178
Average Number of Lease Contracts Outstanding(4)	316,016	270,287	254,352	274,206	311,253
Number of Repossessions Sold(5)	1,444	2,164	3,821	5,956	5,218
Number of Repossessions Sold as a Percentage of the Average Number of Lease Contracts Outstanding	0.46%	0.80%	1.50%	2.17%	1.68%
Charge-offs ($)(6)	$94,282	$87,051	$139,030	$231,038	$197,527
Recoveries ($)(7)	$(67,947)	$(58,197)	$(64,858)	$(76,991)	$(52,718)
Net Losses ($)	$26,335	$28,854	$74,172	$154,046	$144,809
Net Losses as a Percentage of Average Dollar Amount of Lease Contracts Outstanding	0.19%	0.24%	0.69%	1.25%	1.01%

(1)	Data presented in the table is based upon Lease Balance for new and pre-owned automobiles (including those that have been sold but are serviced by MBFS USA).
(2)	Outstanding balance is equal to the net book value of the related Lease.
(3)	Percentages and numbers may not add to total due to rounding.
(4)	Averages are computed by taking an average of the month end outstanding amounts for each period presented.
(5)	Accounts where the vehicle was repossessed and sold.
(6)
Charge-offs generally represent the total aggregate outstanding Lease Balance of the Leases determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in note (7) below.  For a description of MBFS USA’s charge-off policy and a description of recent changes to that policy, see “The Sponsor and Servicer—Charge-offs” in the prospectus.

(7)	Recoveries generally include amounts received with respect to lease contracts previously charged-off, net of the proceeds realized in connection with the sale of the related leased vehicles.

Residual Value Loss Experience(1)(2)
(Dollars in Thousands)

	For the Year Ended December 31,
	2012	2011	2010	2009	2008
Total Number of Vehicles Terminated(3)	88,733	84,239	107,818	107,588	105,605
Number of Vehicles Returned to MBFS USA(3)	63,939	60,271	95,696	95,057	88,972
Vehicles Returned to MBFS USA Ratio	72.06%	71.55%	88.76%	88.35%	84.25%
Total Gain/(Loss) on Residuals on Vehicles Returned to MBFS USA(4)(5)	$209,688,210	$141,977,943	$(32,688,241)	$(383,748,949)	$(583,376,114)
Average Gain/(Loss) on Residuals on Vehicles Returned to MBFS USA(4)(5)	$3,280	$2,356	$(342)	$(4,037)	$(6,557)
Total ALG Residual on Vehicles Returned to MBFS USA(4)	$1,675,990,726	$1,660,773,725	$2,886,009,809	$2,876,860,433	$2,731,186,105
Total Gain/(Loss) on Residuals on Vehicles Returned to MBFS USA as a Percentage of ALG Residuals of Returned Vehicles sold by MBFS USA(4)(5)	12.51%	8.55%	(1.13%)	(13.34%)	(21.36%)

(1)	Data presented in the table is based upon Lease Balance for new and pre-owned automobiles (including those that have been sold but are serviced by MBFS USA).
(2)	Percentages and numbers may not add to total due to rounding.
(3)	Excludes repossessions, skips and vehicles in inventory, but includes early terminations.
(4)	If ALG at inception was not available, the gain/(loss) was calculated based on the related Contract Residual Value.
(5)	Residual loss is net of remarketing expenses and end of lease collections.

As the characteristics of the 2013-A Leases will be different from those of MBFS USA’s entire portfolio of leases, no assurances can be given that the performance of the 2013-A Leases will be similar.

Repurchase History

The transaction documents for prior pools of motor vehicle retail leases that were securitized by MBFS USA contain covenants requiring the repurchase of leases and the related leased vehicles for the breach of certain representations or warranties.  During the past year, no assets underlying a securitization of motor vehicle retail leases sponsored by MBFS USA were the subject of a demand to repurchase for breach of any representation or warranty, and there was no activity with respect to any demand made prior to such period.   MBFS USA, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for assets that were the subject of a demand to repurchase on SEC Form ABS-15G.  MBFS USA filed its most recent Form ABS-15G with the SEC on February 11, 2013.  The report can be accessed on the SEC’s website (www.sec.gov) using MBFS USA’s CIK number which is 0001540252.

Review of 2013-A Reference Pool Assets

In connection with the offering of the Notes, the Depositor performed a review of the 2013-A Reference Pool Assets, including the 2013-A Leases.  The review was designed and effected to provide the Depositor with reasonable assurance that the information regarding the 2013-A Reference Pool Assets contained in this prospectus supplement and in the prospectus is accurate in all material respects.

In selecting the leases to be included in the 2013-A Reference Pool, the Sponsor and the Depositor followed their standard practices and methodologies to test and confirm the accuracy in all material respects of the information set forth in this prospectus supplement and the prospectus.  The Sponsor used information from its portfolio management system and other system sources to create an electronic file or “data tape” for the 2013-A Reference Pool.  The data tape contains relevant data regarding the 2013-A Reference Pool Assets on a per-asset basis. The Depositor used information in, or derived from, the data tape to prepare the pool composition and distribution tables set forth under “The Leases— Characteristics of the 2013-A Leases” in this prospectus supplement.  The Depositor used the data tape and information gained from the Sponsor’s portfolio management system and other system sources as well as discussions with senior officers of the Sponsor to obtain  reasonable assurance that the 2013-A Reference Pool Assets satisfy the selection criteria set forth under “The Leases— Selection of the 2013-A Leases”.

Additionally, the Depositor compared the statistical data contained in this prospectus supplement describing the 2013-A Reference Pool Assets to data in, or derived from, the data tape.   The review included a recalculation from the data tape of the number of assets, dollar amounts, and percentages set forth in this prospectus supplement under “The Leases— Characteristics of the 2013-A Leases” and a comparison of the recalculated amounts to the related information in this prospectus supplement.   This recalculation and comparison found no  material discrepancies.

In structuring this offering, the Depositor reviewed the internal controls and systems of the Sponsor that were used to produce and verify the disclosure regarding the 2013-A Reference Pool, including origination and reporting systems and processes, asset documentation and other origination functions.  Internal control audits that are performed regularly on material business functions were also reviewed. The Depositor relied upon its internal controls and systems to review and confirm that the data tape accurately reflects in all material respects the individual asset data contained therein.  Additionally, the Depositor randomly selected 100 lease files from  the 2013-A Reference Pool to determine whether selected data required to be contained in the lease file for each such asset conformed to the same information for such asset on the data tape.  The selected data included various lease characteristics, such as maturity date, base rent payment, vehicle model name and year, and various other criteria, such as FICO® score.  The Depositor found no material discrepancies out of 1,800 data points reviewed or compared in the sample lease files.

A review was also conducted of the descriptions in this prospectus supplement and the prospectus of the underwriting practices, lease terms, legal and regulatory considerations, representations and warranties, and other material information regarding the pool of assets.   These descriptions were reviewed with senior officers of the Sponsor and with counsel and found to be accurate in all material respects.

The Depositor engaged third parties to assist it in certain aspects of the review of statistical information and of legal matters. The Depositor determined the scope of the assistance provided by third parties for purposes of its review and the sufficiency of those procedures.  The Depositor attributes to itself the findings and conclusions of the review.

Based on the findings of the reviews described above, the Depositor has concluded that it has reasonable assurance that the disclosure regarding the 2013-A Reference Pool Assets in this prospectus supplement and in the prospectus is accurate in all material respects.

Affiliations and Related Transactions

The Titling Trust, the Initial Beneficiary, the Titling Trust Administrator and the Depositor are affiliates of MBFS USA.  MBFS USA, which acts as Sponsor, Servicer and Administrator, is the sole equity member of the Depositor.  There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between any of the Titling Trust, the Initial Beneficiary, the Titling Trust Administrator, the Depositor, the Issuing Entity and the Sponsor.

The Indenture Trustee is an affiliate of the Collateral Agent.

Use of Proceeds

MBFS USA will sell the 2013-A Exchange Note and certain related property to the Depositor.  The Depositor in turn will transfer the 2013-A Exchange Note and related property to the Issuing Entity in exchange for the Notes and the Certificates.  The Depositor will use the net proceeds from the sale of the Notes to the Underwriters (1) as partial consideration for the purchase of the 2013-A Exchange Note from MBFS USA, (2) to deposit an amount equal to the Reserve Fund Deposit into the Reserve Fund and (3) to pay for certain expenses incurred in connection with the issuance and sale of the Notes.

No expenses incurred in connection with the selection of the 2013-A Leases and 2013-A Vehicles or the allocation of such leases and leased vehicles to the 2013-A Reference Pool will be payable from the offering proceeds.

Description of the Notes

The Issuing Entity will issue the Notes under the Indenture.  We will file a copy of the Indenture with the SEC as an exhibit to a Current Report on Form 8-K.  The material terms of the Notes are summarized below.  This summary is not a complete description of all the provisions of the Notes.  This summary supplements, and should be read together with, the description of the Indenture set forth herein under “Description of the Indenture” and the description of the general terms and provisions of the notes of any issuing entity and the related indenture set forth under “Additional Information Regarding the Securities” and “Description of the Indenture” in the prospectus.

Note Registration

The Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.  The Notes will initially be issued only in book-entry form.  See “Additional Information Regarding the Securities—Book-Entry Registration” in the prospectus for a further discussion of the book-entry registration system.

Payments of Interest

Interest on the principal amounts of the Notes will accrue at the respective per annum interest rates for the various classes of Notes and will be due on each Payment Date to the Noteholders of record on the related Record Date.

The Notes will bear interest at their stated Interest Rates.

Calculation of Interest.  Interest will accrue and will be calculated on the Notes as follows:

•	Actual/360. Interest on the Class A-1 Notes will accrue during the applicable Accrual Period. The interest due on the Class A-1 Notes on each Payment Date will be an amount equal to the product of:

•
the principal amount of the Class A-1 Notes as of the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date), after giving effect to all principal payments made with respect to the Class A-1 Notes on that preceding Payment Date;

•	the Interest Rate applicable to that class of Notes; and

•
the actual number of days elapsed during the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to, but excluding, the current Payment Date divided by 360.

•	30/360. Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will accrue during the applicable Accrual Period. The interest due on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, as applicable, on each Payment Date will be an amount equal to the product of

•
the principal amount of that class of Notes as of the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Payment Date;

•	the Interest Rate applicable to that class of Notes; and

•	30 (or 21 in the case of the first Payment Date, assuming a Closing Date of April 24, 2013) divided by 360.

Unpaid Interest Accrues.  Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the Interest Rate applicable to that class (to the extent lawful).

Priority of Interest Payments.  The Issuing Entity will pay interest on the Notes on each Payment Date with Available Funds aggregated and paid out of the Distribution Account, in accordance with the priority set forth under “Application of Available Funds—Priority of Payments”, with interest payments to holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes having the same priority.

If amounts available to make interest payments on a class of Notes are less than the full amount of interest due on that class of Notes on a Payment Date, the related Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each class of Notes.

An Event of Default will occur if the full amount of interest due on the Notes is not paid within five days of the related Payment Date, subject to, under certain circumstances, the related additional grace period.  See “Description of the Indenture—Events of Default; Rights Upon an Event of Default” in the prospectus.

Payments of Principal

Priority and Amount of Principal Payments.  On each Payment Date, Noteholders will receive principal, to the extent funds are available, in an amount generally equal to the excess, if any, of:

•
the aggregate principal amount of the Notes on the preceding Payment Date (or, in the case of the first Payment Date, as of the Closing Date), after giving effect to any principal payments made on that preceding Payment Date; over

•	the Aggregate Securitization Value as of the last day of the related Collection Period, minus the Target Overcollateralization Amount.

On each Payment Date, all Available Funds allocated to payments of principal of the Notes as described  below under clauses (4) and (6) under “Application of Available Funds—Priority of Payments” will be aggregated and will be paid out of the Distribution Account in the following amounts and order of priority:

(1)	to the Class A-1 Notes until the Class A-1 Notes have been paid in full;

(2)	to the Class A-2 Notes until the Class A-2 Notes have been paid in full;

(3)	to the Class A-3 Notes until the Class A-3 Notes have been paid in full; and

(4)	to the Class A-4 Notes until the Class A-4 Notes have been paid in full.

These general rules are subject, however, to the following exceptions:

•	in no event will the principal paid in respect of a class of Notes exceed the unpaid principal amount of that class of Notes; and

•
if the Notes have been accelerated following the occurrence of an Event of Default or the assets of the Issuing Entity have been liquidated, the Issuing Entity will distribute the funds allocated to the holders of the Notes to pay principal of the Notes as described under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default” below.

All payments in respect of the Certificates will be subordinated to payments on the Notes.

Final Scheduled Payment Dates.  The principal amount of any class of Notes, to the extent not previously paid, will be due on the Final Scheduled Payment Date for that class.  The failure to pay principal in full on a class of Notes will result in an Event of Default only on the Final Scheduled Payment Date for such class of Notes subject to, under certain circumstances, the related grace period, including any additional grace periods as described under “Description of the Indenture—Events of Default; Rights Upon an Event of Default” in the prospectus.

The date on which each class of Notes is paid in full is expected to be earlier than the Final Scheduled Payment Date for that class and could be significantly earlier depending upon the rate at which payments on the 2013-A Leases and the related 2013-A Vehicles are made.  See “Weighted Average Lives of the Notes” herein and “Maturity and Prepayment Considerations” in the prospectus for a further discussion of prepayments.

Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default

On each Payment Date after the Notes have been accelerated following the occurrence of an Event of Default, the Servicer will instruct the Indenture Trustee to apply Available Funds in the following amounts and order of priority:

(1)	to the Servicer, the Servicing Fee (plus any overdue Servicing Fees for one or more prior Collection Periods) and any Nonrecoverable Advances for the related Collection Period;

(2)
to the Indenture Trustee, the Owner Trustee, the Collateral Agent and the Administrative Agent, pro rata, the fees, if any, expenses and indemnified amounts due to each of them for the related Collection Period plus any overdue fees, expenses and indemnified amounts of such parties for one or more prior Collection Periods;

(3)
to the holders of the Notes, the Interest Distributable Amount, to pay interest due on each class of the Notes outstanding on that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the related interest rate;

(4)	to the holders of the Class A-1 Notes, principal of the Class A-1 Notes until the Class A-1 Notes have been paid in full;

(5)
to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, principal of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, pro rata, until all classes of Class A Notes have been paid in full;

(6)	to any successor servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period; and

(7)	to the Certificateholder, any amounts remaining after the foregoing distributions.

Credit Enhancement

The protection afforded to the Noteholders will be effected both by the preferential right of such Noteholders to receive, to the extent described in this prospectus supplement, current distributions, the subordination of the Certificateholders’ right to receive distributions, overcollateralization, excess interest collections and the establishment of the Reserve Fund.  See “Risk Factors— Payment priorities and changes in the order of the priority of distributions following an indenture event of default increase risk of loss or delay in payment to certain classes of notes” herein and “Risk Factors—The issuing entity’s assets are limited and only the assets of the issuing entity are available to make payments on your securities and you may experience a loss if defaults on the leases or residual value losses exceed the available credit enhancement” in the prospectus.

Overcollateralization.  Overcollateralization represents the amount by which the Aggregate Securitization Value of the 2013-A Leases exceeds the Note Balance of the Notes.  The overcollateralization will be available to absorb losses on the 2013-A Leases and the related 2013-A Vehicles that are not otherwise covered by excess collections on the 2013-A Leases, if any.

The amount of overcollateralization on the Closing Date will be $380,319,126.59, or approximately 15.85% of the Cutoff Date Aggregate Securitization Value.  This will represent the difference between the outstanding principal amount of the 2013-A Exchange Note and the Initial Note Balance of the Notes.

The Issuing Entity will, to the extent of funds available on each Payment Date pursuant to the priority of payments, achieve and maintain an overcollateralization amount equal to the Target Overcollateralization Amount.  To increase the amount of overcollateralization on any Payment Date and achieve the Target Overcollateralization Amount, the Issuing Entity will be required to make principal payments on the Notes greater than the payments made by the lessees during the related Collection Period that have been allocated to principal, as described in clause (6) of “Application of Available Funds—Priority of Payments”.  The amount of this payment will be funded primarily from excess interest collections that are not otherwise used to make required payments to the Servicer, the Owner Trustee, the Indenture Trustee, the Collateral Agent and the Administrative Agent and on the Notes or fund the Reserve Fund on the related Payment Dates.

Excess Interest Collections.  Excess interest collections for any Payment Date generally will be the amount by which collections of interest from lessees in respect of the 2013-A Leases in the 2013-A Reference Pool exceeds the amount necessary to pay the related Servicing Fee and Nonrecoverable Advances due to the Servicer, certain fees, expenses and indemnities of the Owner Trustee, Indenture Trustee, Collateral Agent and Administrative Agent, the Interest Distributable Amount on the Notes each month and any amounts required to be deposited into the Reserve Fund so that funds on deposit therein equal the Reserve Fund Required Amount.  Any such excess in interest payments from lessees will serve as additional credit enhancement.  Any excess interest collections will be applied on each Payment Date, as a component of Available Funds, as described in clause (6) of “Application of Available Funds—Priority of Payments” to increase over time the amount of overcollateralization as of any Payment Date to the Target Overcollateralization Amount.  Generally, excess spread will also provide a source of funds to absorb any losses on the 2013-A Leases and the related 2013-A Vehicles and reduce the likelihood of losses on the Notes.

Reserve Fund.  On the Closing Date, the Servicer will establish in the name of and maintain with the Indenture Trustee the Reserve Fund into which certain amounts on the Closing Date and excess collections on or in respect of the 2013-A Leases will be deposited and from which amounts may be withdrawn to pay the Servicing Fees and any Nonrecoverable Advances due to the Servicer, all monies due to the Collateral Agent, Administrative Agent, Indenture Trustee and Owner Trustee up to the cap described herein and to make required payments on the Notes.  The Reserve Fund will afford Noteholders limited protection against losses on the 2013-A Leases and related 2013-A Vehicles.

The Depositor will deposit the Reserve Fund Deposit in the Reserve Fund on the Closing Date and the amounts on deposit in the Reserve Fund will be pledged to the Issuing Entity.  On each Payment Date, the Indenture Trustee will deposit, or cause to be deposited, in the Reserve Fund, from Available Funds during the related Collection Period that are not used on that Payment Date to pay the Required Payment Amount, an amount up to the Reserve Fund Required Amount.

Except to the extent that the Servicer directs the Indenture Trustee to hold such funds uninvested, amounts on deposit in the Reserve Fund will be invested in Eligible Investments selected by the Servicer.  The Reserve Fund must be maintained as an Eligible Account.  Income received on the investment of funds on deposit in the Reserve Fund will be part of Available Funds.

On each Determination Date, the Servicer will determine the Reserve Fund Draw Amount, if any, for the related Payment Date.  If the Reserve Fund Draw Amount for any Payment Date is greater than zero, the Indenture Trustee will withdraw, or cause to be withdrawn, from the Reserve Fund, an amount equal to the lesser of the Reserve Fund Draw Amount and the amount on deposit in the Reserve Fund, and transfer the amount withdrawn to the Exchange Note Collection Account.  If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in funds on deposit in the Exchange Note Collection Account exceeds the amount on deposit in the Reserve Fund, a temporary shortfall in the amounts distributed to the Noteholders could result.  In addition, depletion of the Reserve Fund ultimately could result in losses on your Notes.

If the sum of the amounts on deposit in the Exchange Note Collection Account and the Reserve Fund on any Payment Date equals or exceeds the Note Balance of the Notes, accrued and unpaid interest thereon and all amounts due to the Servicer, the Collateral Agent, the Administrative Agent, the Owner Trustee and the Indenture Trustee, all such amounts will be applied up to the amounts necessary to retire the Notes and pay such amounts due. The final distribution to any Noteholder will be made only upon surrender and cancellation of the certificate representing its Notes at an office or agency of the Issuing Entity specified in the notice of termination.  Any funds remaining in the Distribution Account, after the related Indenture Trustee has taken certain measures to locate the related Noteholders and those measures have failed, will be distributed to the Certificateholder.

After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the Notes, the principal amount of the Notes and all amounts due to the Servicer, the Owner Trustee, the Indenture Trustee, the Collateral Agent and the Administrative Agent, any funds remaining on deposit in the Reserve Fund in excess of the Reserve Fund Required Amount will be paid to the Certificateholders.

Controlling Class

The outstanding notes, collectively, will constitute the “controlling class”.  As a result, holders of each class of notes will generally vote together as a single class under the indenture.  For additional information about the voting rights of noteholders, see “Additional Information Regarding the Securities”, “Description of the Indenture” and “Description of the Transaction Documents” in the prospectus.

Optional Purchase of the 2013-A Exchange Note

The Servicer may, at its option, purchase the 2013-A Exchange Note for an amount equal to the Optional Purchase Price from the Issuing Entity on any Payment Date on which the Note Balance of the Notes is 10% or less of the Initial Note Balance after giving effect to all principal payments made on such Payment Date.  See “Description of the Transaction Documents—Optional Purchase”.

Application of Available Funds

On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee and the Owner Trustee a statement to be made available to the Securityholders on that Payment Date.  See “Description of the Transaction Documents—Statements to Securityholders” in the prospectus.

On each Payment Date, the Servicer will allocate the Collections transferred to the Exchange Note Collection Account during the related Collection Period to interest and principal payable to the holder of the 2013-A Exchange Note.  On each Payment Date, the Indenture Trustee will make distributions from the Reserve Fund as well as from the Exchange Note Collection Account to make payments pursuant to the priorities set forth under “—Priority of Payments” below, including making payments to the Distribution Account in an amount required to make payments pursuant to priorities (3), (4) and (6) under “—Priority of Payments”.  The Indenture Trustee will make distributions to the Noteholders out of amounts on deposit in the Distribution Account and to the Certificateholder

out of amounts on deposit in the Exchange Note Collection Account.  The amount to be distributed to the Securityholders will be determined in the manner described below.

Sources of Funds for Distributions

The funds available to the Issuing Entity to make payments on the Notes on each Payment Date will come from Available Funds, which will be the only funds that will be used to make payments to Noteholders on each Payment Date.  The calculation of the funds available to make payments on the Notes is set forth in the definition of Available Funds in the Glossary of Terms.

The following chart shows the sources of Available Funds for each Payment Date:

Leases
Servicer
Reserve Fund
Collections on the Leases, including payments from the lessees, Net Liquidation Proceeds, Excess Mileage/Wear and Tear Fees, Pull Ahead Payments, dealer recourse and prepayments and investment earnings on amounts on deposit in the Exchange Note Collection Account, Distribution Account and Reserve Fund, if applicable.
Amounts paid to purchase Leases in respect of which certain servicing covenants have been breached, and Servicer Advances made by Servicer, if any.
Amounts paid to repurchase certain ineligible Leases.
The Reserve Fund Draw Amount.
Available Collections.
Available Funds
to be paid in accordance with "–*Priority of Payments*"

Priority of Payments

On each Payment Date, so long as the Notes have not been accelerated following the occurrence of an Event of Default, the Servicer will instruct the Indenture Trustee to apply Available Funds in the following amounts and order of priority:

(1)	to the Servicer, the Servicing Fee (plus any overdue Servicing Fees for one or more prior Collection Periods) and any Nonrecoverable Advances for the related Collection Period;

(2)
to the Indenture Trustee, the Owner Trustee, the Collateral Agent and the Administrative Agent, pro rata, if not previously paid, the fees, if any, expenses and indemnified amounts due to each of them for the related Collection Period plus any overdue fees, expenses and indemnified amounts of such parties for one or more prior Collection Periods; provided, however, that the aggregate amount to be paid pursuant to this clause for such fees, expenses and indemnified amounts shall not exceed $100,000 in any given calendar year;

(3)
to the Distribution Account for the benefit of the holders of the Notes, the Interest Distributable Amount, to pay interest due on each class of the Notes outstanding on that Payment Date, ratably for each class of Notes;

(4)
to the Distribution Account for the benefit of the holders of the Notes, the Priority Principal Distribution Amount, which will be allocated to pay principal of the Notes in the amounts and order of priority described under “Description of the Notes—Payments of Principal”;

(5)	to the Reserve Fund, the amount necessary to cause the amount on deposit in the Reserve Fund to equal the Reserve Fund Required Amount;

(6)
to the Distribution Account for the benefit of the holders of the Notes, the Regular Principal Distribution Amount, which will be allocated to pay principal of the Notes in the amounts and order of priority described under “Description of the Notes—Payments of Principal”;

(7)	to any successor servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period;

(8)
pro rata, to the Indenture Trustee, the Owner Trustee, the Collateral Agent and the Administrative Agent, any accrued and unpaid expenses, indemnities and fees, if any, in each case to the extent the fees, expenses and indemnities have not been previously paid above; and

(9)	to the Certificateholder, any amounts remaining after the foregoing distributions.

In addition, if the aggregate amount on deposit in the Exchange Note Collection Account and the Reserve Fund on any Payment Date equals or exceeds the aggregate principal amount of the Notes, accrued and unpaid interest thereon and all amounts due to the Collateral Agent, Administrative Agent, Indenture Trustee, Owner Trustee and the Servicer, all such amounts will be applied up to the amount necessary to retire the Notes and pay such amounts due.

The following chart shows how payments from Available Funds are made on each Payment Date unless the Notes are accelerated following the occurrence of an Event of Default:

Fees and Expenses of the Issuing Entity

As set forth in the following table, the Issuing Entity will be obligated to pay the Servicing Fee to the Servicer and the fees, expenses and indemnified amounts of the Collateral Agent, the Administrative Agent, the Indenture Trustee and the Owner Trustee, subject to a cap, before it pays any amounts due on the Notes and any other liabilities.  Such cap will not apply following the occurrence of an Event of Default and the acceleration of the Notes.  In addition, the Servicer will be obligated to pay the fees and expenses of the Administrator from the Servicing Fee.

Recipient	Source	Amount

Servicer	Available Funds
1.00% per annum of the outstanding Aggregate Securitization Value as of the first day of the related Collection Period multiplied by 1/12 (or 2/12, in the case of the first Payment Date) plus any supplemental servicing fee, as described under “Description of the Transaction Documents—Servicing Compensation” in the prospectus.

Indenture Trustee	Available Funds	$5,000 per annum plus reasonable expenses

Owner Trustee	Available Funds	$2,500 per annum plus reasonable expenses

Collateral Agent	Available Funds	reasonable expenses

Administrative Agent	Available Funds	reasonable expenses

Description of the Indenture

We summarize below and under “Description of the Indenture” in the prospectus the material terms of the Indenture.  We will file a copy of the Indenture with the SEC as an exhibit to a Current Report on Form 8-K.  This summary is not a complete description of all of the provisions of the Indenture.  We refer you to that document.  This summary supplements, and should be read together with, the description of the Indenture set forth under “Description of the Indenture” in the prospectus.

Indenture Defaults and Remedies.  The Indenture Trustee may sell the Trust Estate subject to the conditions and procedures set forth in the Indenture following an Event of Default.  In the case of an Event of Default not involving any default in payment of principal of or interest on a Note, the Indenture Trustee is prohibited from selling the Trust Estate unless one of the conditions set forth in the prospectus under “Description of the Indenture—Events of Default; Rights Upon an Event of Default” has been satisfied.  In the event of a sale of the Trust Estate at the direction of the Indenture Trustee or 100% of the Noteholders of the Controlling Class following the occurrence of an Event of Default and the acceleration of the Notes, the proceeds of such sale (net of liquidation costs), including available monies on deposit in the Reserve Fund, will be distributed in accordance with the priorities set forth under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default” in this prospectus supplement.

Notices

Noteholders will be notified in writing by the Indenture Trustee of any Event of Default promptly upon a responsible officer of the Indenture Trustee obtaining actual knowledge of such an event.  If Notes are issued other than in book-entry form, those notices will be mailed to the addresses of Noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing.

Governing Law

The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

Description of the Transaction Documents

We summarize below and under “Description of the Transaction Documents” in the prospectus the material terms of the Trust Agreement, the Servicing Agreement and the Servicing Supplement.   We will file a copy of these agreements with the SEC as exhibits to a Current Report on Form 8-K.  This summary is not a complete description of all of the provisions of these agreements.  We refer you to those documents.  This summary supplements, and should be read together with, the description of these agreements set forth under “Description of the Transaction Documents” in the prospectus.

MBFS USA will agree in the Transaction Documents to repurchase from the 2013-A Reference Pool any 2013-A Lease and the related 2013-A Vehicle as to which MBFS USA has breached a representation or warranty if that breach materially and adversely affects the interest of the Issuing Entity in that 2013-A Lease and MBFS USA has not cured that breach in a timely manner, as described in the prospectus under “Description of the Transaction Documents”.  This repurchase obligation of MBFS USA will be assigned to the Issuing Entity under the Second Tier Sale Agreement and will constitute the sole remedy available to the Issuing Entity, the Noteholders, the Trustees and the Certificateholders for any uncured breach of a representation or warranty relating to the 2013-A Leases.

Transfer, Assignment and Pledge of the Exchange Note

On or prior to the closing date, the Initial Beneficiary will consent to the creation and issuance of the 2013-A Exchange Note, as requested by the Lender.  Pursuant to the terms of the First Tier Sale Agreement, MBFS USA will sell, transfer and assign the 2013-A Exchange Note to the Depositor. On the Closing Date, the Depositor will in turn sell, transfer and assign the 2013-A Exchange Note to the Issuing Entity pursuant to the Second Tier Sale Agreement.  The Issuing Entity will pledge its interest in the 2013-A Exchange Note to the Indenture Trustee as security for the Noteholders.  See “The Exchange Note” in this prospectus supplement.

The Trust Agreement and the Certificates

The Certificates are not being offered pursuant to this prospectus supplement and all information presented regarding the Certificates is given to further a better understanding of the Notes.  The Certificates will be issued pursuant to the terms of a Trust Agreement.  The Certificates will evidence undivided ownership interests in the Issuing Entity created pursuant to the Trust Agreement.

The Trust Agreement and the Certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.

Servicing

The Servicer, pursuant to the Servicing Agreement, will service, manage, maintain custody of and collect amounts due under the 2013-A Leases and 2013-A Vehicles.  The Servicer will make reasonable efforts to collect all payments due under the 2013-A Leases and will, consistent with the Servicing Agreement, follow the collection practices and procedures it follows with respect to comparable motor vehicle lease contracts that it owns or services for itself or others.  The Servicer will continue to follow its normal collection practices and procedures to the extent necessary or advisable to realize upon any Defaulted Leases and Liquidated Leases.  The Servicer may sell the 2013-A Vehicle securing any Defaulted Lease or Liquidated Lease at a public or private sale or take any other action permitted by applicable law.

The Servicer may, in its sole discretion but consistent with its normal practices and procedures, modify or extend the term of a 2013-A Lease.  If any extension of a Maturity Date is granted by the Servicer and such extension extends the Maturity Date of such 2013-A Lease to a date later than the Payment Date occurring six months prior to the Final Scheduled Payment Date of the Class A-4 Notes, the Servicer will be required to repurchase such 2013-A Lease by making a Repurchase Payment, as defined in the prospectus.  The purchase obligation of the Servicer under the Servicing Agreement will constitute the sole remedy available to the Issuing Entity, the Noteholders, the Trustees and the Certificateholders for any extension of a payment schedule that causes a 2013-A Lease to remain outstanding after the Collection Period preceding the Final Scheduled Payment Date for the Class A-4 Notes.

Accounts

On or prior to the Closing Date, the Servicer will establish and the Indenture Trustee will maintain the Exchange Note Collection Account, into which collections on or in respect of the 2013-A Leases and the 2013-A

Vehicles will generally be deposited, together with income received on the investment of funds on deposit in the Exchange Note Collection Account.

On or prior to the Closing Date, the Servicer will establish and the Indenture Trustee will maintain the Distribution Account, into which amounts released from the Exchange Note Collection Account and, when necessary, from the Reserve Fund, will generally be deposited, and from which all distributions to the Noteholders will be made.

Each of the Exchange Note Collection Account, the Distribution Account and the Reserve Fund will be an Eligible Account.  If the Indenture Trustee at any time does not have the required rating, the Servicer shall, with the assistance of the Indenture Trustee, as necessary, cause the related account to be moved to a depository institution or trust company organized under the laws of the United States or any State that has the required rating.

On the Payment Date on which all Notes have been paid in full and following payment of any remaining obligations of the Depositor under the Transaction Documents, any amounts remaining on deposit in the trust accounts, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, will be paid to the Certificateholder.

Except to the extent, if at all, covered under the annual accountants’ attestation report described under “Description of the Transaction Documents—Evidence as to Compliance” in the prospectus, there will not be any independent verification of the trust accounts or the activity in those accounts.

For additional information regarding the various accounts, see “Description of the Transaction Documents—Accounts” in the prospectus.

Collections

As of the Closing Date, the Servicer will deposit all Collections received during each Collection Period into the Exchange Note Collection Account within two Business Days after receipt and identification thereof.  See “Description of the Transaction Documents—Collections” in the prospectus.

So long as the Servicer is required to deposit Collections into the Exchange Note Collection Account within two Business Days after receipt and identification thereof, all net investment earnings on funds on deposit in the Exchange Note Collection Account and the Reserve Fund will be available to be distributed in accordance with “Application of Available Funds—Priority of Payments”.  In the event that the Monthly Remittance Condition is satisfied and the Servicer is entitled to deposit Collections into the Exchange Note Collection Account on a monthly basis, any net investment earnings on Collections will be retained by the Servicer.

Notwithstanding the foregoing, it is understood that for all purposes of the Transaction Documents, with respect to the proceeds from the sale or other disposition of a 2013-A Vehicle, the Servicer may remit when due (1) for as long as no Event of Default has occurred and is continuing, an amount equal to such proceeds (less related Liquidation Expenses) rather than the actual proceeds from such sale or other disposition, which actual proceeds shall be deposited into a “qualified intermediary account” under MBFS USA’s LKE Program and shall not constitute Collections and (2) during the occurrence and continuance of an Event of Default, the actual proceeds from such sale or other disposition (less related Liquidation Expenses), which actual net proceeds will be deposited directly into the Exchange Note Collection Account.

To the extent necessary to make the required payments on any Payment Date, on or before such Payment Date, the Servicer will instruct the Indenture Trustee to withdraw and deposit (or cause to be withdrawn and deposited) into the Exchange Note Collection Account, the Reserve Fund Draw Amount from the Reserve Fund.

Servicer Advances

The Servicer, at its option, may make Servicer Advances in respect of a Collection Period on the related Deposit Date by a deposit into the Exchange Note Collection Account. The Servicer shall make such Servicer

Advance only to the extent that the Servicer, in its sole discretion, shall determine that such Servicer Advance shall be recoverable and the Servicer shall not be obligated to make such Servicer Advance.  The Servicer will recover Servicer Advances from future payments on or in respect of the related 2013-A Lease or 2013-A Vehicle or, upon the Servicer’s determination that such Servicer Advance is a Nonrecoverable Advance, from Available Funds as described in clause (1) under “Application of Available Funds—Priority of Payments”.  See “Description of the Transaction Documents—Servicer Advances” in the prospectus.

Servicing Compensation

The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid to the Servicer on each Payment Date solely to the extent of Available Funds.  The Servicer will also be entitled to retain as supplemental servicing compensation fees and charges paid by lessees in respect of each Collection Period, including, among other things, late payment fees, a returned instrument or automatic clearing house transaction charge, extension fees, purchase option fees, service fees, disposition fees, termination fees and similar charges received with respect to any 2013-A Lease or 2013-A Vehicle other than excess wear and tear or excess mileage charges during that Collection Period.  See “Description of the Transaction Documents—Servicing Compensation” in the prospectus.  The Servicer will be paid the Servicing Fee for each Collection Period on the following Payment Date related to that Collection Period.  The Servicing Fee will be paid from Available Funds in accordance with the priority of payments set forth under “Application of Available Funds—Priority of Payments”.

Optional Purchase

The Servicer may, at its option, purchase the 2013-A Exchange Note for an amount equal to the Optional Purchase Price from the Issuing Entity on any Payment Date on which the Note Balance of the Notes is 10% or less of the Initial Note Balance after giving effect to all principal payments made on such Payment Date.  Exercise of this right to purchase the 2013-A Exchange Note will result in the redemption of the Notes at the Redemption Price. Notice of redemption under the Indenture must be given by the Indenture Trustee not later than 10 days prior to the applicable redemption date to each holder of Notes.  In addition, the Issuing Entity will notify each Rating Agency upon redemption of the Notes.

On the Payment Date fixed for redemption, the Notes will be due and payable at the Redemption Price, and no interest will accrue on the Notes after the Payment Date if paid in full.  The final distribution to any Noteholder will be made only upon surrender and cancellation of each Noteholder’s Note at the office or agency of the Indenture Trustee specified in the notice of termination.

Sales or Other Disposition of 2013-A Vehicles

Under the Servicing Agreement, the Servicer, on behalf of the Issuing Entity, shall use commercially reasonable efforts to sell or otherwise dispose of 2013-A Vehicles related to Matured Vehicles not purchased by the lessee or a dealer and to repossess or recover and sell or otherwise dispose of any Liquidated Vehicle.  In accordance with the foregoing standards, the Servicer shall follow its customary servicing practices, which may include:

•	engaging in self-help repossession to the extent permitted under applicable law;

•	exercising efforts to realize upon dealer recourse as the Servicer may determine in its sole discretion;

•	consigning a 2013-A Vehicle to a dealer for resale or re-lease (to the extent permitted by applicable law);

•	selling a 2013-A Vehicle at public or private sale in a commercially reasonable manner;

•	commencing and prosecuting proceedings with respect to such 2013-A Lease or the related 2013-A Vehicle; or

•
taking any actions as are necessary or desirable in order to transfer a 2013-A Vehicle in a transaction that qualifies or will qualify as a like-kind exchange, as described in the prospectus under “The Sponsor and Servicer—Like-Kind Exchange Program”, in each case in compliance with the related 2013-A Lease and all applicable laws.

For additional information about MBFS USA’s Like Kind Exchange Program, see “The Sponsor and Servicer—Like-Kind Exchange Program” in the prospectus.

In connection with the sale or other disposition of a Liquidated Vehicle, the Servicer will deposit into the Exchange Note Collection Account Net Liquidation Proceeds received with respect to the sale or other disposition of the related 2013-A Vehicles during the related Collection Period within two Business Days after receipt and identification.  However, so long as the Monthly Remittance Condition is satisfied, the Servicer may retain such amounts until the related Deposit Date.

Servicer Defaults

The occurrence and continuation of a Servicer Default under the Servicing Agreement as defined in the prospectus under “Description of the Transaction Documents—Servicer Defaults”, with respect to the 2013-A Reference Pool will be a Servicer Default only with respect to the 2013-A Reference Pool and will not be a Servicer Default with respect to the revolving facility pool or any Other Reference Pool.

Upon the occurrence of any Servicer Default, the sole remedy available to the holder of the 2013-A Exchange Note will be to direct the Titling Trustee to remove the Servicer, whereupon the Indenture Trustee or another successor servicer appointed by the Titling Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement.  However, if the commencement of a bankruptcy or similar case or proceeding were the only default, the Servicer or its trustee-in-bankruptcy might have the power to prevent that removal.  See “—Removal of Servicer” below.

Removal of Servicer

The Issuing Entity may, and at the direction of the Indenture Trustee, acting at the direction of Noteholders evidencing not less than 66 2/3% of the Note Balance of the Controlling Class, shall, direct the Titling Trustee to terminate the rights and obligations of the Servicer under the Servicing Agreement upon the occurrence and continuance of a Servicer Default, whereupon the Indenture Trustee or another successor servicer appointed by the Titling Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement solely in connection  with the 2013-A Reference Pool.  The Issuing Entity will have the right to approve that successor servicer, and that approval may not be unreasonably withheld.

Under those circumstances, authority and power shall, without further action, pass to and be vested in the successor servicer, which will be the Indenture Trustee or a successor servicer appointed by the Administrator, on behalf of the Issuing Entity, under the Servicing Agreement.  The successor servicer will succeed to all the responsibilities, duties and liabilities of the Servicer in its capacity under the Servicing Agreement.  Notwithstanding termination under this section, the Servicer shall be entitled to payment of amounts payable to it, for services rendered prior to termination.  For additional information regarding the removal of the Servicer during the occurrence or continuation of a Servicer Default, see “Description of the Transaction Documents—Rights Upon Servicer Default” in the prospectus.

Upon the termination of the Servicer with respect to the 2013-A Reference Pool, the Servicer subject to that termination or removal will continue to perform its functions as Servicer until the date on which a successor servicer shall have been appointed under the Servicing Agreement.  The Servicer will promptly reimburse the Issuing Entity and the Administrator for all reasonable expenses incurred by such entity in connection with the transfer of servicing of the 2013-A Leases.

Upon appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the Servicer under the Servicing Agreement; provided, however, that no successor servicer will have any responsibilities with respect to making Servicer Advances.  If a bankruptcy trustee or similar official has been appointed for the Servicer, that trustee or official may have the power to prevent the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders from effecting that transfer of servicing.  The predecessor Servicer will have the right to be reimbursed for any outstanding Servicer Advances made to the extent funds are available therefor in respect of the Servicer Advances made.

Modification of the Transaction Agreements

The Transaction Documents may be amended or supplemented under the circumstances described in the prospectus under the headings “Description of the Indenture” and “Description of the Transaction Documents — Amendment”;  provided, however, the requirement that, after the Notes are no longer outstanding, any changes to the Reserve Fund Required Amount would require the consent of the holders of Certificates then outstanding will not apply.

Duties of the Titling Trustee, the Owner Trustee and the Indenture Trustee

The Titling Trustee will make no representations as to the validity or sufficiency of the 2013-A Reference Pool or the 2013-A Exchange Note or of any 2013-A Lease, 2013-A Vehicle or related document, will not be responsible for performing any of the duties of the Initial Beneficiary or the Servicer and will not be accountable for the use or application by any owners of beneficial interests in the Titling Trust Assets of any funds paid in respect of the Titling Trust Assets or the investment of any of such monies before such monies are deposited into the accounts relating to the 2013-A Exchange Note.  The Titling Trustee will not independently verify the 2013-A Leases or the 2013-A Vehicles.  The duties of the Titling Trustee will generally be limited to the acceptance of assignments of leases, the creation of the 2013-A Reference Pool and the Specified Interest and the receipt of the various certificates, reports or other instruments required to be furnished to the Titling Trustee under the Titling Trust Agreement, in which case the Titling Trustee will only be required to examine them to determine whether they conform to the requirements of the Titling Trust Agreement.

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the 2013-A Exchange Note, the Notes or Certificates (other than the authentication of the Certificates) or of any 2013-A Leases or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the 2013-A Exchange Note, or the investment of any monies by the Servicer before those monies are deposited into the Exchange Note  Collection Account.  The Owner Trustee will not independently verify the 2013-A Leases.  The Owner Trustee is required to perform only those duties specifically required of it under the Trust Agreement.  Those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.

The Owner Trustee will not be required to perform any of the obligations of the Issuing Entity under the Trust Agreement or the other Transaction Documents that are required to be performed by:

•	the Servicer under the Servicing Agreement or the Exchange Note Supplement;

•	the Administrator under the Trust Agreement, the Administration Agreement or the Indenture;

•	the Depositor under the Second Tier Sale Agreement or the Trust Agreement; or

•	the Indenture Trustee under the Indenture.

In addition, the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto or to any other Transaction Document at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.

The Owner Trustee will administer the Trust in the interest of the Certificateholders, subject to the lien of the Indenture and the obligations of the Trust with respect to the Notes, in accordance with the Trust Agreement and the other Transaction Documents.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than authentication of the Notes) or of the 2013-A Exchange Note or related documents, and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the 2013-A Exchange Note, or the investment of any monies by the Servicer before those monies are deposited into the Exchange Note Collection Account.  The Indenture Trustee will not independently verify the 2013-A Leases.  If no Event of Default has occurred, the Indenture Trustee is required to perform only those duties specifically required of it under the Indenture.  In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture will provide that the Indenture Trustee will not be deemed to have knowledge about any event unless a responsible officer of the Indenture Trustee has actual knowledge of the event or has received written notice of the event.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture or that litigation at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Indenture Trustee, its agents and its counsel in connection with the exercise of those rights.  A Noteholder’s right to institute any proceeding with respect to the Indenture Trustee is conditioned upon (1) the Noteholder providing the Indenture Trustee with written notice of the Event of Default, (2) the holders of the Notes evidencing not less than 25% of the Note Balance of the Controlling Class having made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture, (3) the Indenture Trustee having for 60 days failed to institute that proceeding and (4) no direction inconsistent with such written request having been given to the Indenture Trustee during such 60-day period by Noteholders evidencing a majority of the Note Balance of the Controlling Class.  No obligation of the Indenture Trustee shall arise unless the Noteholders have offered to the Indenture Trustee indemnity satisfactory to it.

Upon the continuance of an Event of Default of which a responsible officer of the Indenture Trustee shall have knowledge, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Legal Proceedings

There are no legal proceedings pending, or to the knowledge of each of the Sponsor, the Depositor, the Issuing Entity, the Initial Beneficiary, the Titling Trust, the Titling Trustee, the Collateral Agent, the Administrative Agent, the Indenture Trustee or the Owner Trustee, governmental proceedings contemplated, against such entity or to which any of its properties is subject, that are material to Noteholders and Certificateholders.

Material Federal Income Tax Consequences

In the opinion of Sidley Austin llp, counsel to the Depositor and federal tax counsel to the Issuing Entity, for federal income tax purposes, the Notes will be characterized as debt if held by persons other than the beneficial owner of the equity interest in the Issuing Entity, and the Issuing Entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.  See “Material Federal Income Tax Consequences” in the prospectus. For a discussion of possible alternative treatments of notes not properly characterized as debt, see “Material Federal Income Tax Consequences—Trusts Treated as Partnerships—Tax Consequences to Holders of the Notes—Possible Alternative Treatments of the Notes” in the prospectus.

ERISA Considerations

Subject to the requirements herein, the Notes may, in general, be purchased by, on behalf of or with “plan assets” of Plans.  Although we cannot assure you in this regard, the Notes should be treated as “debt” and not as “equity interests” for purposes of the Plan Assets Regulation because the Notes:

•
are expected to be treated as indebtedness under applicable local law and will, in the opinion of federal tax counsel to the Issuing Entity, be treated as debt, rather than equity, for federal income tax purposes (see “Material Federal Income Tax Consequences” in the prospectus); and

•	should not be deemed to have any “substantial equity features”.

See “ERISA Considerations” in the prospectus.

The acquisition and holding of Notes of any class by or on behalf of a Plan could be considered to give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code if the Issuing Entity, the Owner Trustee, the Indenture Trustee, a holder of 50% or more of the equity interest in the Issuing Entity or any of their respective affiliates is or becomes a “party in interest” or a “disqualified person” (as defined in ERISA and the Internal Revenue Code, respectively) with respect to such Plan.

Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes—for example, PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; and PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”.  In addition, the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code may apply to the purchase or holding of the Notes.  Each investor in a Note, by its acceptance of the Note or a beneficial interest therein, will be deemed to represent either that it is not a Plan (or any other benefit plan subject to Similar Law), and is not investing on behalf of or with plan assets of a Plan (or any other benefit plan subject to Similar Law), or that its acquisition and holding of the Note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a similar violation of any applicable Similar Law.

Because the Issuing Entity, the Depositor, the Servicer, the Trustees, the Collateral Agent, the Administrator or the underwriters or any of their respective affiliates may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using plan assets of a Plan over which any of such parties has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code for which no exemption may be available.  Accordingly, any investor considering a purchase of Notes using plan assets of a Plan should consult with its counsel if the Issuing Entity, the Depositor, the Servicer, either Trustee, the Collateral Agent, the Administrator or any underwriter or any of their respective affiliates has investment authority or administrative discretion or provides advice for a direct or indirect fee with respect to such assets or is an employer maintaining or contributing to the Plan.  For additional information regarding treatment of the Notes under ERISA, see “ERISA Considerations” in the prospectus.

The sale of Notes to a Plan or a plan subject to Similar Law is in no respect a representation by the Issuing Entity or any underwriter of the Notes that this investment meets all relevant legal requirements with respect to investments by Plans (or benefit plans subject to Similar Law) generally or any particular Plan (or any benefit plan subject to Similar Law), or that this investment is appropriate for Plans generally (or benefit plans subject to Similar Law) or any particular Plan (or any benefit plan subject to Similar Law).

Neither the Issuing Entity, the Servicer, the Administrator nor any of their respective affiliates, agents or employees will act as a fiduciary to any Plan with respect to the Plan’s decision to invest in the Notes.  Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or any Similar Law, the effect of the assets of the Issuing Entity being deemed

“plan assets” and the applicability of any applicable exemption prior to making an investment in the Notes.  Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Ratings

The Sponsor expects that the Notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the Sponsor to rate the Notes.  The ratings of the Notes will be based primarily upon the value of the 2013-A Leases and the 2013-A Vehicles and the Reserve Fund.  There can be no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant.  In the event that a rating with respect to the Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes.

The ratings of the Notes should be evaluated independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold the Notes, inasmuch as such a rating does not comment as to market price or suitability for a particular investor.  The ratings of the Notes address the likelihood of the payment of principal of and interest on the Notes pursuant to their terms.

There can be no assurance as to whether any agency other than the assigning Rating Agency will rate the Notes or, if one does, what rating will be assigned by such other rating agency.  A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by the assigning Rating Agency.

None of the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee, the Collateral Agent, the Administrator nor any of their respective affiliates will be required to monitor any changes to the ratings on the Notes.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell to each of the underwriters named below, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Agricole Securities (USA) Inc. are acting as representatives, and each of those underwriters has severally agreed to purchase, the initial principal amounts of Notes set forth opposite its name below:

Underwriters of the Notes	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$239,426,000	$398,000,000	$295,000,000	$77,176,000
Citigroup Global Markets Inc.	95,770,000	159,200,000	118,000,000	30,870,000
Credit Agricole Securities (USA) Inc.	95,770,000	159,200,000	118,000,000	30,870,000
HSBC Securities (USA) Inc.	23,942,000	39,800,000	29,500,000	7,717,000
Mitsubishi UFJ Securities (USA), Inc.	23,942,000	39,800,000	29,500,000	7,717,000
Total	$478,850,000	$796,000,000	$590,000,000	$154,350,000

The Depositor has been advised by the representatives of the underwriters that the underwriters propose initially to offer the Notes to the public at the applicable prices set forth on the cover page of this prospectus supplement.  After the initial public offering of the Notes, the public offering prices may change.

The underwriting discounts and commissions are set forth on the cover page of this prospectus supplement.  After the initial public offering of the Notes, these discounts and commissions may change.  The selling concessions that the underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of Notes shall be as follows:

	Selling Concessions not to exceed(1)	Reallowance not to exceed
Class A-1 Notes	0.042%	0.021%
Class A-2 Notes	0.108%	0.054%
Class A-3 Notes	0.153%	0.077%
Class A-4 Notes	0.177%	0.089%

(1)	Due to sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concessions they would otherwise be entitled to receive.

The Notes are new issues of notes and there currently is no secondary market for the Notes.  The underwriters expect to make a secondary market for the Notes, but will not be obligated to do so.  We cannot assure you that a secondary market for the Notes will develop.  If a secondary market for the Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with MBFS USA, the Servicer, the Depositor and their respective affiliates.  The Indenture Trustee at the direction of the Servicer may, from time to time, invest the funds in the trust accounts in investments acquired from or issued by the underwriters or their affiliates.

MBFS USA and the Depositor have agreed to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof.

The closing of the sale of each class of Notes is conditioned on the closing of the sale of each other class of Notes.  The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the Notes is subject to, among other things, the receipt of certain legal opinions.

For additional information regarding the underwriting of your Notes, see “Plan of Distribution—Sales Through Underwriters”  and “—Stabilization Transactions, Short Sales and Penalty Bids” in the prospectus.

None of MBFS USA, the Depositor, the Issuing Entity or the underwriters make any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (the “CRD”).   Investors are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the Notes for investment compliance with the CRD.

EEA/UK Selling Restrictions

European Economic Area.  In relation to each Relevant Member State, each underwriter has represented and agreed, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of Notes which are the subject of the offering contemplated by the prospectus as completed by this prospectus supplement to the public in that Relevant Member State other than:

•	to legal entities which are qualified investors as defined in the Prospective Directive;

•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of Directive 2010/73/EU, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Issuing Entity for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Notes shall require the Issuing Entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State,  “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom.  If any Notes are offered in the United Kingdom, each underwriter has represented and agreed that:

•
it has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA received by it in connection with the issue or sale of any of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Legal Opinions

Certain legal matters relating to the Notes, including certain federal income tax matters, have been passed upon for the Depositor by Sidley Austin llp, San Francisco, California.  Certain matters of Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.  Mayer Brown LLP, Chicago, Illinois will act as counsel for the underwriters.

Glossary of Terms

Additional defined terms used in this prospectus supplement are defined under “Glossary of Terms” in the prospectus.

“2013-A Exchange Note” means the exchange note issued by the Titling Trust to the Lender, which represents an indirect interest in the 2013-A Reference Pool.

“2013-A Leases” means the portfolio of leases backed by the 2013-A Vehicles allocated to the 2013-A Reference Pool.

“2013-A Reference Pool” means the portion of the revolving facility pool allocated to the 2013-A Exchange Note.

“2013-A Reference Pool Assets” means the 2013-A Leases and 2013-A Vehicles.

“2013-A Vehicles” means the new Mercedes-Benz passenger cars, sport utility vehicles and crossover automobiles allocated to the 2013-A Reference Pool.

“ABS” means the Absolute Prepayment Model which is used to measure prepayments on leases and described under “Weighted Average Lives of the Notes”.

“ABS Tables” means the tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages”.

“Accrual Period” means, with respect to (1) the Class A-1 Notes, the period from and including the prior Payment Date (or, in the case of the first Payment Date, from and including the Closing Date) to but excluding the current Payment Date and (2) all other classes of Notes, the period from and including the 15th day of the prior calendar month (or from and including the Closing Date, in the case of the first Payment Date) to but excluding the 15th day of the current calendar month (assuming each month has 30 days).

“Additional Servicing Fee” means, with respect to any Collection Period, the excess of the servicing fee of any successor servicer for such Collection Period over the Servicing Fee for such Collection Period.

“Administration Agreement” means the administration agreement, dated as of April 1, 2013, among the Administrator, the Issuing Entity and the Indenture Trustee.

“Aggregate Securitization Value” means the sum of the Securitization Values for each 2013-A Lease and the related 2013-A Vehicle.

“ALG Current Residual Value” means, for any 2013-A Lease, the expected wholesale value of the related 2013-A Vehicle at its Maturity Date based on a residual value estimate provided by ALG in February 2013.

“ALG Residual Value” means, for any 2013-A Lease, the expected wholesale value of the related 2013-A Vehicle at its Maturity Date based on a residual value estimate provided by ALG at the time such 2013-A Lease was originated.

“Available Collections” means, for any Payment Date and the related Collection Period, the sum of Collections and any net investment earnings on the Exchange Note Collection Account and the Reserve Fund.

“Available Funds” means, for any Payment Date and the related Collection Period, the sum of Available Collections and the Reserve Fund Draw Amount.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Delaware, the State of Michigan, the State of Illinois or the State of Minnesota, are authorized by law, regulation or executive order to be closed.

“Certificate Owners” means the beneficial owners of the Certificates.

“Certificateholder” means any holder of the Certificates, which shall initially be MBFS USA.

“Certificates” means the asset backed certificates issued by the Issuing Entity, which represent the residual interest in the Issuing Entity.

“Class A-1 Notes” means the $478,850,000 aggregate principal amount of the Issuing Entity’s Class A-1 0.27000% Asset Backed Notes.

“Class A-2 Notes” means the $796,000,000 aggregate principal amount of the Issuing Entity’s Class A-2 0.49% Asset Backed Notes.

“Class A-3 Notes” means the $590,000,000 aggregate principal amount of the Issuing Entity’s Class A-3 0.59% Asset Backed Notes.

“Class A-4 Notes” means the $154,350,000 aggregate principal amount of the Issuing Entity’s Class A-4 0.72% Asset Backed Notes.”

“Closing Date” means the date on which the Notes are initially issued, which is expected to be on or about April 24, 2013.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Period” means, with respect to any Payment Date, the immediately preceding calendar month (or, in the case of the first Collection Period, the period from but excluding the Cutoff Date to and including the last day of the calendar month immediately preceding the calendar month in which the first Payment Date occurs.

“Collections” means, for any Payment Date and the related Collection Period, an amount equal to the sum of (1) the amounts received on the 2013-A Reference Pool Assets deposited into the Exchange Note Collection Account, (2) Servicer Advances made by the Servicer, (3) Repurchase Payments and (4) in the case of an Optional Purchase, the Optional Purchase Price, provided, however, that (a) any amounts received with respect to a 2013-A Lease for which a Repurchase Payment has been included in the Collections for any prior Collection Period and (b) any payments received on any 2013-A Lease to the extent that the Servicer has previously made an Servicer Advance with respect to such 2013-A Lease and is entitled to reimbursement from such payment, will be excluded.

“Cutoff Date” means the close of business on February 28, 2013.

“Cutoff Date Aggregate Securitization Value” means the sum of the Securitization Values for each 2013-A Lease and the related 2013-A Vehicle as of the Cutoff Date.

“Determination Date” means, with respect to any Payment Date, the second Business Day preceding such Payment Date.

“Distribution Account” means a trust account established by the Indenture Trustee in its name on behalf of the holders of the Notes, into which amounts released from the Exchange Note Collection Account and, when necessary, from the Reserve Fund, will be deposited and from which all distributions to the Noteholders will be made.

“Eligible Account” means a trust account (1) maintained with a depository institution or trust company (i)(a) the short-term unsecured debt obligations of which are rated in the highest short-term rating category

(excluding any “+” signs associated with such rating) by each Rating Agency or (b) having corporate trust powers and a long-term unsecured debt rating that is rated “investment grade” by each Rating Agency and (ii) which is maintained in a segregated trust account in the corporate trust department of such depository institution or trust company or (2) maintained with the Indenture Trustee or Owner Trustee.

“Events of Default” under the Indenture will consist of the events specified under “Description of the Indenture—Events of Default; Rights Upon an Event of Default” in the prospectus.

“Exchange Note Supplement” means the supplement to the Collateral Agency Agreement, dated as of April 1, 2013, among the Titling Trust, the Administrative Agent, the Collateral Agent, the Lender, the Servicer, and the Indenture Trustee, under which the 2013-A Exchange Note is issued.

“Final Scheduled Payment Date” means for (i) the Class A-1 Notes, May 15, 2014, (ii) the Class A-2 Notes, June 15, 2015, (iii) the Class A-3 Notes, February 15, 2016 and (iv) the Class A-4 Notes, December 17, 2018.

“First Tier Sale Agreement” means the sale agreement, dated as of April 1, 2013, between MBFS USA and the Depositor, pursuant to which MBFS USA sells the 2013-A Exchange Note to the Depositor.

“FSMA” means the Financial Services and Markets Act 2000 of the United Kingdom.

“Indenture” means the indenture, dated as of April 1, 2013, between the Issuing Entity and the Indenture Trustee.

“Indenture Trustee” means U.S. Bank, as indenture trustee under the Indenture, and its successors in such capacity.

“Initial Note Balance” means $2,019,200,000.

“Interest Carryover Shortfall Amount” means, with respect to any Payment Date and a class of Notes, the excess, if any, of the Interest Distributable Amount for that class of Notes on the immediately preceding Payment Date over the amount in respect of interest that is actually paid to the related holders of the Notes of that class on that preceding Payment Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of that class of Notes on that preceding Payment Date at the applicable Interest Rate.

“Interest Distributable Amount” means, with respect to any Payment Date and a class of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for that class of Notes for that Payment Date.

“Interest Rate” means, with respect to any class of Notes, the interest rate for that class set forth on the cover page of this prospectus supplement.

“Issuing Entity” means Mercedes-Benz Auto Lease Trust 2013-A, a Delaware statutory trust, and its successors.

“Lease Balance” means, for any 2013-A Lease, the present value of the remaining Base Monthly Payments owed by the lessee and the present value of the Contract Residual Value of the related 2013-A Vehicle, each determined using a discount rate equal to the Contract Rate.

“Liquidated Lease” means, with respect to any Collection Period, a 2013-A Lease (1) in respect of which the related 2013-A Vehicle was sold or otherwise disposed of by the Servicer following the scheduled or early termination of such 2013-A Lease or (2) that terminated more than 120 days prior to the end of such Collection Period and the related 2013-A Vehicle has not been sold or otherwise disposed of by the Servicer as of the end of such Collection Period.

“Liquidated Vehicle” means the 2013-A Vehicle related to a Defaulted Lease or a Liquidated Lease.

“Liquidation Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Defaulted Lease or Liquidated Lease, including expenses of any collection effort (whether or not resulting in a lawsuit against the related lessee) or other expenses incurred prior to repossession, recovery or return of the related Liquidated Vehicle, expenses incurred in connection with the sale or other disposition of such Liquidated Vehicle that has been repossessed, recovered or returned or has reached its Maturity Date and expenses incurred in connection with making claims for any Liquidation Expenses and amounts required by applicable law or under the terms of the related Liquidated Lease to be remitted to the related lessee.

“Monthly Interest Distributable Amount” means, with respect to any Payment Date and any class of Notes, the interest due on that class of Notes for the related Accrual Period calculated based on the Interest Rate and the principal amount of that class of Notes on the preceding Payment Date after giving effect to all payments of principal to holders of that class of Notes on or prior to that Payment Date, or, in the case of the first Payment Date, on the original principal amount of that class of Notes as of the Closing Date.

“Monthly Remittance Condition” means that (1) MBFS USA is the Servicer and is a direct or indirect wholly owned subsidiary of Daimler AG, (2) there exists no Servicer Default and (3) Daimler AG’s short-term unsecured debt is rated in the highest short-term rating category (excluding any “+” signs associated with such rating) by each Rating Agency.

“Net Liquidation Proceeds” means gross amounts (other than administrative charges) received by the Servicer in connection with the attempted realization of the full amounts due or to become due under any 2013-A Lease, whether from the sale or other disposition of the related 2013-A Vehicle (irrespective of whether or not such proceeds exceed the related Residual Value), the proceeds of any repossession, recovery or any collection effort, the proceeds of recourse or similar payments payable under the such 2013-A Lease, receipt of net insurance proceeds, application of the related security deposit, the proceeds of any disposition fees or otherwise, net of related Liquidation Expenses.

“Nonrecoverable Advance” will mean an amount equal to a Servicer Advance that the Servicer determines in its sole discretion is not recoverable from payments made on or in respect of the related 2013-A Lease (including from liquidation proceeds).

“Note Balance” means as of any date of determination, the aggregate principal amount of the Notes or of a class of Notes, as applicable.

“Note Owners” means the beneficial owners of the Notes.

“Noteholder” means any holder of a class of Notes.

“Notes” means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

“Optional Purchase” means the purchase by the Servicer, at its option, of the 2013-A Exchange Note from the Issuing Entity on any Payment Date on which the Note Balance of the Notes is 10% or less of the Initial Note Balance, after giving effect to all principal payments on such Payment Date.

“Optional Purchase Price” means the purchase price for the 2013-A Exchange Note, which will be equal to the unpaid principal amount of the 2013-A Exchange Note plus accrued and unpaid interest as of the last day of the Collection Period relating to the Payment Date on which the Optional Purchase will occur; provided, that such amount may not be less than the Redemption Price for the Notes plus any amounts due to the servicer and the trustees on the related Payment Date.

“Owner Trustee” means Wilmington Trust, National Association, acting not in its individual capacity but solely as owner trustee under the Trust Agreement, and its successors in such capacity.

“Payment Date” means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day, beginning May 15, 2013.

“Plan Assets Regulation” means a regulation issued by the DOL set forth at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Principal Distribution Amount” means the sum of the Priority Principal Distribution Amount and the Regular Principal Distribution Amount.

“Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to (1) the Note Balance as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) minus (2) the Aggregate Securitization Value at the end of the Collection Period preceding that Payment Date; provided, however, that the Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of any class of Notes will not be less than the amount that is necessary to reduce the Note Balance of that class of Notes to zero.

“Prohibited Transactions” means the transactions restricted under the Prohibited Transaction provisions of ERISA and Section 4975 of the Code.

“Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU , to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member.

“Rating Agency” means each of the two nationally recognized statistical rating organizations hired by the Sponsor to assign ratings to the Notes.

“Record Date” means the close of business on the Business Day immediately preceding the Payment Date or redemption date, as applicable, or, with respect to any Definitive Securities, the last Business Day of the month preceding the Payment Date or the redemption date, as applicable.

“Redemption Price” means the Note Balance of the Notes plus accrued and unpaid interest to but excluding the date of redemption.

“Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to the difference between (1) the excess, if any, of (a) the Note Balance as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) over (b) the Aggregate Securitization Value at the end of the Collection Period preceding that Payment Date less the Target Overcollateralization Amount and (2) the Priority Principal Distribution Amount, if any, with respect to that Payment Date.

“Relevant Member State” means a Member State of the European Economic Area which has implemented the Prospectus Directive .

“Required Payment Amount” means, for any Payment Date, the aggregate amount to be applied on that Payment Date in accordance with clauses (1) through (4) under “Application of Available Funds—Priority of Payments”.

“Reserve Fund” means the segregated trust account established by the Servicer in the name of the Indenture Trustee, for the benefit of the Noteholders.

“Reserve Fund Amount” means the amount on deposit in and available for withdrawal from the Reserve Fund after giving effect to all deposits to and withdrawals from the Reserve Fund on the preceding Payment Date (or in the case of the first Payment Date, the Closing Date).

“Reserve Fund Deposit” means an amount equal to $11,997,595.63, or 0.50% of the Cutoff Date Aggregate Securitization Value.

“Reserve Fund Draw Amount” means, for any Payment Date, the lesser of:

•	the amount, if any, by which the Required Payment Amount for that Payment Date exceeds the Available Collections for that Payment Date; and

•	the Reserve Fund Amount;

provided, however, that, if on the last day of the related Collection Period the Reserve Fund Amount exceeds the Note Balance, the Reserve Fund Draw Amount for that Payment Date will equal the Reserve Fund Amount for that Payment Date.

“Reserve Fund Required Amount” will equal:

•	$11,997,595.63, or 0.50% of the Cutoff Date Aggregate Securitization Value, or

•	on any Payment Date occurring on or after the date on which the Note Balance of the Notes has been reduced to zero, zero;

provided, that the required amount may not be greater than the aggregate principal amount of the Notes.

“Second Tier Sale Agreement” means the sale agreement, dated as of April 1, 2013, between the Depositor and the Issuing Entity, pursuant to which the Depositor sells the 2013-A Exchange Note to the Issuing Entity.

“Securities” means collectively, the Notes and the Certificates.

“Securitization Rate” means, for any 2013-A Lease and the related 2013-A Vehicle, the greater of (i) the Contract Rate set forth in the related lease agreement and (ii) 6.25%.

“Securitization Value” means with respect to any 2013-A Lease (1) for each 2013-A Lease as of the Cutoff Date, the sum of the present values, calculated using a discount rate equal to the Securitization Rate, of (a) the aggregate Base Monthly Payments remaining on such 2013-A Lease (including Base Monthly Payments due but not yet paid) and (b) the Residual Value of the related 2013-A Vehicle, (2) for each 2013-A Lease that was not or did not become a Defaulted Lease or Liquidated Lease as of the last day of any Collection Period, the Securitization Value of such 2013-A Lease as of the Cutoff Date less the principal portion of all payments made in respect of such 2013-A Lease since the Cutoff Date and (3) (a) for each related 2013-A Vehicle repurchased by the Servicer during or prior to the Collection Period before its Maturity Date and (b) for each 2013-A Lease that became a Liquidated Lease or a Defaulted Lease during or prior to the Collection Period before its Maturity Date, zero.

“Securityholder” means any Noteholder or Certificateholder.

“Servicer Advance” means an amount equal to the aggregate scheduled Base Monthly Payments due on a 2013-A Lease but not received (or not received in full) during and prior to the related Collection Period.

“Servicing Agreement” means the amended and restated servicing agreement, dated as of March 1, 2009, as amended by the supplement to the servicing agreement, dated as of April 1, 2013 (as amended or supplemented from time to time), each among the Titling Trust, the Collateral Agent and the Servicer.

“Servicing Fee” means the amount payable to the Servicer on each Payment Date, equal to the product of 1/12 of 1.00% (or 2/12 of 1.00% in the case of the May 15, 2013 Payment Date) and the Aggregate Securitization Value as of the first day of the related Collection Period (or as of the Cutoff Date in the case of the first Payment Date).

“Similar Law” means any federal, state or local law that imposes requirements similar to Title I of ERISA or Section 4975 of the Code.

“Target Overcollateralization Amount” means, with respect to any Payment Date, 18.75% of the Cutoff Date Aggregate Securitization Value.

“Transaction Documents” means, with respect to the 2013-A Exchange Note, the Indenture, the Trust Agreement, the Servicing Agreement, the Administration Agreement, the Collateral Agency Agreement, the Exchange Note Supplement, the First Tier Sale Agreement and the Second Tier Sale Agreement.

“Trust Agreement” means the amended and restated trust agreement, dated as of April 1, 2013, between the Depositor and the Owner Trustee.

“Trust Estate” means the property of the Issuing Entity.

“U.S. Bank” means U.S. Bank National Association.

Appendix A

Mercedes-Benz Financial Services USA LLC 2007 Mercedes-Benz Lease Portfolio Static Pool Data Delinquency and Loss Experience
Original Pool Composition
Cutoff Date	December 31, 2007	Original Term (months)
Number of Leases	114,250	Weighted Average Original Term	36
Aggregate Original Lease Balance	$6,464,858,339	Longest Original Term	60
		Shortest Original Term	3
Original Lease Balance		Remaining Term (months)
Average Original Lease Balance	$56,585	Weighted Average Remaining Term	28
Highest Original Lease Balance	$512,396	Longest Remaining Term	60
Lowest Original Lease Balance	$11,276	Shortest Remaining Term	0
		Composition of Top 5 States*
Annual Percentage Rate (APR)		California	31.63%
Weighted Average APR	6.4%	New York	13.60%
		Florida	10.42%
		New Jersey	9.44%
		Texas	4.33%

Percentage New and Used Composition*		Non-Zero Weighted Average FICO®*	745
New	99.5%
Used	0.5%

*	Weighted by Cutoff Date lease balance.

Performance of Static Lease Portfolio 2007 Aggregate
Date	Month	Ending Lease Balance ($)	Pool Factor	31 to 60 Days Delinquent ($)(1)	% of Ending Lease Balance	61 to 90 Days Delinquent ($)(1)	% of Ending Lease Balance	91 to 120 Days Delinquent ($)(1)	% of Ending Lease Balance	Greater than 120 Days Delinquent ($)(1)	% of Ending Lease Balance	Cumulative Net Credit Gain/(Loss) ($)(2)	% by $ of Original Pool Balance	Cumulative Net Residual Gain/(Loss) ($)(3)	% of Original Lease Balance	Prepayment Speed (ABS)
12/31/2007	0	5,842,342,641	90.37%	25,799,503	0.44%	6,953,853	0.12%	2,906,424	0.05%	578,971	0.01%	(7,088,132)	(0.11)%	34,114,884	0.53%	2.23%
1/31/2008	1	5,689,691,870	88.01%	24,820,799	0.44%	11,828,116	0.21%	3,234,235	0.06%	1,425,676	0.03%	(8,743,518)	(0.14)%	41,627,808	0.64%	0.56%
2/29/2008	2	5,608,382,423	86.75%	25,413,925	0.45%	7,928,601	0.14%	3,615,775	0.06%	1,394,735	0.02%	(9,985,584)	(0.15)%	46,858,297	0.72%	0.32%
3/31/2008	3	5,531,172,922	85.56%	27,232,886	0.49%	7,627,640	0.14%	2,877,467	0.05%	2,425,019	0.04%	(12,321,701)	(0.19)%	50,761,106	0.79%	0.24%
4/30/2008	4	5,452,236,661	84.34%	28,398,607	0.52%	9,569,462	0.18%	2,926,614	0.05%	2,854,301	0.05%	(14,169,077)	(0.22)%	56,374,271	0.87%	0.30%
5/31/2008	5	5,371,673,212	83.09%	34,450,710	0.64%	9,826,319	0.18%	4,744,644	0.09%	2,131,346	0.04%	(16,037,306)	(0.25)%	61,528,541	0.95%	0.32%
6/30/2008	6	5,284,182,839	81.74%	31,414,299	0.59%	12,497,628	0.24%	3,310,286	0.06%	3,030,121	0.06%	(18,167,805)	(0.28)%	68,546,794	1.06%	0.40%
7/31/2008	7	5,198,056,539	80.40%	34,613,932	0.67%	10,378,580	0.20%	5,231,747	0.10%	2,870,858	0.06%	(20,951,478)	(0.32)%	73,827,978	1.14%	0.44%
8/31/2008	8	5,116,812,924	79.15%	36,972,287	0.72%	18,244,744	0.36%	4,037,840	0.08%	3,943,615	0.08%	(24,825,762)	(0.38)%	79,552,466	1.23%	0.41%
9/30/2008	9	5,029,948,041	77.80%	41,877,375	0.83%	15,515,373	0.31%	7,259,174	0.14%	2,679,967	0.05%	(29,002,208)	(0.45)%	83,798,380	1.30%	0.42%
10/31/2008	10	4,938,812,756	76.39%	40,983,125	0.83%	15,624,559	0.32%	6,393,631	0.13%	4,270,444	0.09%	(32,333,929)	(0.50)%	86,975,771	1.35%	0.56%
11/30/2008	11	4,849,706,218	75.02%	47,586,684	0.98%	17,078,436	0.35%	5,966,449	0.12%	4,964,581	0.10%	(36,530,407)	(0.57)%	88,215,535	1.36%	0.72%
12/31/2008	12	4,720,178,813	73.01%	45,849,284	0.97%	19,355,987	0.41%	8,193,926	0.17%	5,442,052	0.12%	(43,042,050)	(0.67)%	84,130,131	1.30%	1.22%
1/31/2009	13	4,598,207,584	71.13%	46,055,392	1.00%	22,356,728	0.49%	8,650,532	0.19%	5,108,476	0.11%	(49,251,989)	(0.76)%	78,134,561	1.21%	1.23%
2/28/2009	14	4,475,745,882	69.23%	54,437,916	1.22%	19,212,775	0.43%	8,062,417	0.18%	4,614,921	0.10%	(54,215,531)	(0.84)%	76,208,533	1.18%	1.20%
3/31/2009	15	4,267,274,335	66.01%	44,981,154	1.05%	20,289,886	0.48%	6,625,412	0.16%	4,502,096	0.11%	(59,160,929)	(0.92)%	71,644,303	1.11%	1.34%
4/30/2009	16	4,063,590,843	62.86%	41,759,149	1.03%	17,772,744	0.44%	5,504,622	0.14%	4,212,112	0.10%	(63,041,665)	(0.98)%	64,953,589	1.00%	1.29%
5/31/2009	17	3,884,590,340	60.09%	46,520,650	1.20%	15,637,424	0.40%	7,845,998	0.20%	4,411,277	0.11%	(69,049,711)	(1.07)%	57,812,034	0.89%	1.04%
6/30/2009	18	3,696,280,982	57.17%	44,592,661	1.21%	15,070,547	0.41%	5,618,418	0.15%	4,737,881	0.13%	(73,810,493)	(1.14)%	52,870,512	0.82%	0.95%
7/31/2009	19	3,502,530,342	54.18%	39,038,397	1.11%	14,984,684	0.43%	6,013,514	0.17%	4,201,965	0.12%	(78,898,426)	(1.22)%	48,338,630	0.75%	0.93%
8/31/2009	20	3,367,621,409	52.09%	38,930,731	1.16%	15,085,957	0.45%	5,150,712	0.15%	4,129,361	0.12%	(83,593,468)	(1.29)%	46,268,629	0.72%	1.11%
9/30/2009	21	3,236,555,534	50.06%	43,660,797	1.35%	11,254,872	0.35%	5,274,069	0.16%	3,970,900	0.12%	(87,117,144)	(1.35)%	47,592,531	0.74%	1.09%
10/31/2009	22	3,081,621,286	47.67%	40,995,132	1.33%	13,541,291	0.44%	3,700,119	0.12%	3,590,716	0.12%	(90,399,080)	(1.40)%	48,003,337	0.74%	1.68%
11/30/2009	23	2,892,614,823	44.74%	40,985,322	1.42%	13,799,320	0.48%	4,322,462	0.15%	2,363,930	0.08%	(94,388,145)	(1.46)%	47,117,052	0.73%	2.10%
12/31/2009	24	2,658,323,811	41.12%	38,774,333	1.46%	13,365,552	0.50%	4,688,976	0.18%	1,984,437	0.07%	(98,037,801)	(1.52)%	45,135,948	0.70%	2.82%
1/31/2010	25	2,481,299,111	38.38%	36,387,947	1.47%	15,349,576	0.62%	5,695,987	0.23%	2,381,109	0.10%	(100,598,649)	(1.56)%	42,735,519	0.66%	2.11%
2/28/2010	26	2,259,330,440	34.95%	36,814,364	1.63%	14,302,829	0.63%	3,500,240	0.15%	2,324,084	0.10%	(103,654,935)	(1.60)%	35,781,545	0.55%	2.20%
3/31/2010	27	1,932,652,062	29.89%	28,123,519	1.46%	9,978,696	0.52%	2,567,569	0.13%	1,725,676	0.09%	(106,933,407)	(1.65)%	27,819,892	0.43%	3.17%
4/30/2010	28	1,674,969,231	25.91%	24,582,540	1.47%	7,434,678	0.44%	2,991,767	0.18%	1,224,570	0.07%	(110,080,784)	(1.70)%	27,066,388	0.42%	2.32%
5/31/2010	29	1,394,553,381	21.57%	21,835,617	1.57%	6,646,721	0.48%	2,388,013	0.17%	1,121,483	0.08%	(112,841,824)	(1.75)%	31,924,743	0.49%	1.74%
6/30/2010	30	1,135,085,925	17.56%	18,387,544	1.62%	5,982,891	0.53%	1,127,006	0.10%	668,855	0.06%	(114,580,452)	(1.77)%	38,282,693	0.59%	1.56%

Performance of Static Lease Portfolio 2007 Aggregate
Date	Month	Ending Lease Balance ($)	Pool Factor	31 to 60 Days Delinquent ($)(1)	% of Ending Lease Balance	61 to 90 Days Delinquent ($)(1)	% of Ending Lease Balance	91 to 120 Days Delinquent ($)(1)	% of Ending Lease Balance	Greater than 120 Days Delinquent ($)(1)	% of Ending Lease Balance	Cumulative Net Credit Gain/(Loss) ($)(2)	% by $ of Original Pool Balance	Cumulative Net Residual Gain/(Loss) ($)(3)	% of Original Lease Balance	Prepayment Speed (ABS)
7/31/2010	31	929,896,935	14.38%	13,809,439	1.49%	5,030,799	0.54%	1,575,461	0.17%	640,876	0.07%	(116,531,196)	(1.80)%	41,014,278	0.63%	1.11%
8/31/2010	32	788,838,755	12.20%	11,394,672	1.44%	4,764,151	0.60%	1,211,704	0.15%	577,559	0.07%	(118,107,324)	(1.83)%	40,459,485	0.63%	1.13%
9/30/2010	33	686,651,217	10.62%	12,294,202	1.79%	3,064,918	0.45%	1,315,176	0.19%	252,799	0.04%	(119,417,489)	(1.85)%	39,351,074	0.61%	1.07%
10/31/2010	34	619,938,143	9.59%	11,451,729	1.85%	4,188,461	0.68%	718,730	0.12%	524,866	0.08%	(120,527,925)	(1.86)%	38,221,708	0.59%	0.95%
11/30/2010	35	534,851,666	8.27%	10,040,587	1.88%	4,377,340	0.82%	891,645	0.17%	330,967	0.06%	(121,325,060)	(1.88)%	38,198,455	0.59%	1.17%
12/31/2010	36	438,356,514	6.78%	9,990,908	2.28%	2,980,522	0.68%	1,259,796	0.29%	304,284	0.07%	(121,892,338)	(1.89)%	39,748,874	0.61%	1.07%
1/31/2011	37	359,596,287	5.56%	8,600,534	2.39%	2,867,493	0.80%	877,854	0.24%	352,448	0.10%	(122,438,907)	(1.89)%	39,970,489	0.62%	0.72%
2/28/2011	38	287,210,836	4.44%	7,144,811	2.49%	2,210,615	0.77%	532,093	0.19%	404,399	0.14%	(123,300,363)	(1.91)%	40,763,414	0.63%	0.48%
3/31/2011	39	232,094,398	3.59%	5,634,825	2.43%	1,581,482	0.68%	398,705	0.17%	170,405	0.07%	(123,699,680)	(1.91)%	42,781,801	0.66%	0.54%
4/30/2011	40	201,379,259	3.11%	4,450,806	2.21%	1,585,109	0.79%	339,051	0.17%	84,388	0.04%	(124,108,786)	(1.92)%	45,120,686	0.70%	0.38%
5/31/2011	41	162,875,379	2.52%	3,505,776	2.15%	989,578	0.61%	437,090	0.27%	35,603	0.02%	(124,410,440)	(1.92)%	47,186,764	0.73%	0.32%
6/30/2011	42	125,661,617	1.94%	3,591,660	2.86%	868,471	0.69%	54,401	0.04%	39,486	0.03%	(124,914,468)	(1.93)%	49,557,835	0.77%	0.27%
7/31/2011	43	97,245,508	1.50%	2,748,378	2.83%	348,471	0.36%	207,188	0.21%	65,908	0.07%	(124,922,309)	(1.93)%	51,044,911	0.79%	0.18%
8/31/2011(4)	44	75,294,742	1.16%	1,765,530	2.34%	526,921	0.70%	50,394	0.07%	2,679	0.00%	(124,755,733)	(1.93)%	52,287,731	0.81%	0.18%

(1)	Delinquency statistics as of end of reporting period
(2)	Cumulative net credit gain (loss) since January 2007
(3)	Cumulative net residual gain (loss) since January 2007
(4)	Static pool information is not presented for periods in which the pool factor is less than 1.00%

Mercedes-Benz Financial Services USA LLC 2008 Mercedes-Benz Lease Portfolio Static Pool Data Delinquency and Loss Experience
Original Pool Composition
Cutoff Date	December 31, 2008	Original Term (months)
Number of Leases	105,691	Weighted Average Original Term	35
Aggregate Original Lease Balance	$5,728,682,824	Longest Original Term	60
		Shortest Original Term	3
Original Lease Balance		Remaining Term (months)
Average Original Lease Balance	$54,202	Weighted Average Remaining Term	28
Highest Original Lease Balance	$517,180	Longest Remaining Term	59
Lowest Original Lease Balance	$10,931	Shortest Remaining Term	0
		Composition of Top 5 States*
Annual Percentage Rate (APR)		California	28.35%
Weighted Average APR	5.1%	New York	15.71%
		Florida	10.48%
		New Jersey	10.14%
		Texas	4.03%

Percentage New and Used Composition*		Non-Zero Weighted Average FICO®*	752
New	99.8%
Used	0.2%

*	Weighted by Cutoff Date lease balance.

Performance of Static Lease Portfolio 2008 Aggregate
Date	Month	Ending Lease Balance ($)	Pool Factor	31 to 60 Days Delinquent ($)(1)	% of Ending Lease Balance	61 to 90 Days Delinquent ($)(1)	% of Ending Lease Balance	91 to 120 Days Delinquent ($)(1)	% of Ending Lease Balance	Greater than 120 Days Delinquent ($)(1)	% of Ending Lease Balance	Cumulative Net Credit Gain/(Loss) ($)(2)	% by $ of Original Pool Balance	Cumulative Net Residual Gain/(Loss) ($)(3)	% of Original Lease Balance	Prepayment Speed (ABS)
12/31/2008	0	5,147,028,335	89.85%	19,246,802	0.37%	5,703,551	0.11%	3,377,903	0.07%	903,127	0.02%	(5,653,892)	(0.10)%	18,895,302	0.33%	2.17%
1/31/2009	1	5,024,277,076	87.70%	23,381,965	0.47%	9,399,280	0.19%	3,663,270	0.07%	1,428,900	0.03%	(6,929,376)	(0.12)%	21,546,240	0.38%	0.48%
2/28/2009	2	4,956,423,009	86.52%	26,611,994	0.54%	10,029,889	0.20%	3,026,034	0.06%	1,915,279	0.04%	(8,471,970)	(0.15)%	23,510,464	0.41%	0.23%
3/31/2009	3	4,877,983,964	85.15%	27,506,360	0.56%	9,042,873	0.19%	4,430,916	0.09%	2,539,440	0.05%	(9,895,214)	(0.17)%	26,090,493	0.46%	0.28%
4/30/2009	4	4,804,898,392	83.87%	25,998,680	0.54%	9,863,403	0.21%	3,568,381	0.07%	3,219,498	0.07%	(11,443,068)	(0.20)%	28,482,992	0.50%	0.27%
5/31/2009	5	4,736,905,612	82.69%	30,636,321	0.65%	8,335,682	0.18%	4,806,101	0.10%	3,391,674	0.07%	(13,851,447)	(0.24)%	31,276,152	0.55%	0.27%
6/30/2009	6	4,655,101,167	81.26%	29,450,539	0.63%	9,635,746	0.21%	3,079,094	0.07%	4,064,073	0.09%	(16,433,284)	(0.29)%	34,905,800	0.61%	0.30%
7/31/2009	7	4,574,978,064	79.86%	29,417,857	0.64%	9,110,933	0.20%	4,066,263	0.09%	3,146,233	0.07%	(19,479,330)	(0.34)%	36,902,117	0.64%	0.36%
8/31/2009	8	4,497,745,089	78.51%	26,534,056	0.59%	13,173,516	0.29%	3,883,741	0.09%	3,145,259	0.07%	(22,581,034)	(0.39)%	38,800,962	0.68%	0.43%
9/30/2009	9	4,420,142,448	77.16%	31,394,373	0.71%	8,545,218	0.19%	4,884,513	0.11%	3,079,991	0.07%	(24,910,239)	(0.43)%	40,550,120	0.71%	0.44%
10/31/2009	10	4,332,558,566	75.63%	31,774,536	0.73%	9,490,445	0.22%	3,694,522	0.09%	2,699,063	0.06%	(27,039,431)	(0.47)%	42,956,920	0.75%	0.58%
11/30/2009	11	4,237,990,178	73.98%	33,590,692	0.79%	10,896,479	0.26%	2,488,630	0.06%	1,931,006	0.05%	(29,643,830)	(0.52)%	45,293,213	0.79%	0.76%
12/31/2009	12	4,101,686,371	71.60%	33,935,167	0.83%	9,216,158	0.22%	4,493,122	0.11%	1,958,643	0.05%	(32,232,386)	(0.56)%	46,903,113	0.82%	0.89%
1/31/2010	13	4,003,291,310	69.88%	30,516,222	0.76%	12,773,466	0.32%	3,809,368	0.10%	2,289,779	0.06%	(33,949,919)	(0.59)%	48,157,720	0.84%	0.71%
2/28/2010	14	3,908,132,126	68.22%	37,353,249	0.96%	11,988,482	0.31%	2,850,301	0.07%	1,602,610	0.04%	(36,183,106)	(0.63)%	46,754,598	0.82%	0.84%
3/31/2010	15	3,755,147,753	65.55%	31,487,967	0.84%	9,944,868	0.26%	2,671,081	0.07%	1,546,719	0.04%	(38,348,491)	(0.67)%	45,166,541	0.79%	1.64%
4/30/2010	16	3,604,347,379	62.92%	31,132,841	0.86%	9,044,403	0.25%	2,207,302	0.06%	1,497,139	0.04%	(40,450,160)	(0.71)%	46,267,248	0.81%	1.45%
5/31/2010	17	3,457,892,528	60.36%	32,121,094	0.93%	8,720,755	0.25%	3,733,075	0.11%	1,553,758	0.04%	(41,619,624)	(0.73)%	48,908,852	0.85%	1.45%
6/30/2010	18	3,282,024,557	57.29%	29,877,204	0.91%	8,482,452	0.26%	2,110,059	0.06%	1,436,971	0.04%	(43,526,637)	(0.76)%	53,852,335	0.94%	1.77%
7/31/2010	19	3,113,716,752	54.35%	29,785,028	0.96%	7,705,441	0.25%	2,868,780	0.09%	2,021,043	0.06%	(44,594,894)	(0.78)%	57,915,722	1.01%	1.89%
8/31/2010	20	2,911,085,476	50.82%	27,025,506	0.93%	10,916,202	0.37%	2,815,421	0.10%	1,428,202	0.05%	(46,641,193)	(0.81)%	61,161,341	1.07%	2.36%
9/30/2010	21	2,666,079,829	46.54%	29,553,755	1.11%	7,313,348	0.27%	3,257,782	0.12%	1,105,235	0.04%	(48,632,301)	(0.85)%	65,382,309	1.14%	2.22%
10/31/2010	22	2,444,764,236	42.68%	29,199,698	1.19%	7,076,114	0.29%	2,521,972	0.10%	1,387,981	0.06%	(50,841,598)	(0.89)%	70,720,951	1.23%	2.09%
11/30/2010	23	2,237,043,326	39.05%	24,948,324	1.12%	8,423,544	0.38%	2,217,576	0.10%	1,121,037	0.05%	(52,547,272)	(0.92)%	78,337,192	1.37%	2.66%
12/31/2010	24	2,030,988,059	35.45%	22,624,532	1.11%	6,732,775	0.33%	2,707,353	0.13%	1,146,913	0.06%	(54,119,815)	(0.94)%	90,199,797	1.57%	3.17%
1/31/2011	25	1,858,490,186	32.44%	17,968,765	0.97%	8,661,907	0.47%	2,174,066	0.12%	1,042,172	0.06%	(56,357,574)	(0.98)%	103,894,265	1.81%	2.50%
2/28/2011	26	1,704,738,133	29.76%	23,397,916	1.37%	6,381,768	0.37%	1,866,703	0.11%	800,413	0.05%	(57,646,606)	(1.01)%	115,472,625	2.02%	2.07%
3/31/2011	27	1,486,755,798	25.95%	17,485,144	1.18%	5,001,893	0.34%	1,132,782	0.08%	953,420	0.06%	(58,282,660)	(1.02)%	132,185,491	2.31%	2.86%
4/30/2011	28	1,308,874,476	22.85%	15,347,136	1.17%	4,360,379	0.33%	1,151,473	0.09%	624,343	0.05%	(59,239,491)	(1.03)%	149,885,466	2.62%	2.17%
5/31/2011	29	1,145,304,527	19.99%	14,047,890	1.23%	2,685,586	0.23%	1,392,366	0.12%	709,422	0.06%	(59,829,550)	(1.04)%	167,630,708	2.93%	2.15%
6/30/2011	30	982,038,430	17.14%	12,626,330	1.29%	3,586,798	0.37%	509,275	0.05%	705,691	0.07%	(60,308,030)	(1.05)%	185,070,506	3.23%	1.94%

Performance of Static Lease Portfolio 2008 Aggregate
Date	Month	Ending Lease Balance ($)	Pool Factor	31 to 60 Days Delinquent ($)(1)	% of Ending Lease Balance	61 to 90 Days Delinquent ($)(1)	% of Ending Lease Balance	91 to 120 Days Delinquent ($)(1)	% of Ending Lease Balance	Greater than 120 Days Delinquent ($)(1)	% of Ending Lease Balance	Cumulative Net Credit Gain/(Loss) ($)(2)	% by $ of Original Pool Balance	Cumulative Net Residual Gain/(Loss) ($)(3)	% of Original Lease Balance	Prepayment Speed (ABS)
7/31/2011	31	838,347,806	14.63%	10,717,363	1.28%	2,766,284	0.33%	862,553	0.10%	615,877	0.07%	(60,807,516)	(1.06)%	200,930,553	3.51%	1.42%
8/31/2011	32	687,173,633	12.00%	7,448,058	1.08%	2,771,177	0.40%	748,962	0.11%	528,326	0.08%	(61,170,135)	(1.07)%	216,517,030	3.78%	1.57%
9/30/2011	33	567,425,425	9.90%	7,490,313	1.32%	1,609,071	0.28%	615,771	0.11%	361,506	0.06%	(62,312,245)	(1.09)%	226,970,155	3.96%	0.99%
10/31/2011	34	458,979,739	8.01%	6,571,346	1.43%	1,722,860	0.38%	545,452	0.12%	263,554	0.06%	(62,881,523)	(1.10)%	233,186,245	4.07%	0.97%
11/30/2011	35	369,792,277	6.46%	4,911,238	1.33%	1,776,548	0.48%	586,905	0.16%	302,326	0.08%	(63,019,856)	(1.10)%	237,571,576	4.15%	1.19%
12/31/2011	36	298,394,400	5.21%	4,988,458	1.67%	1,227,476	0.41%	462,778	0.16%	361,271	0.12%	(63,403,501)	(1.11)%	240,751,080	4.20%	0.97%
1/31/2012	37	247,111,928	4.31%	3,588,062	1.45%	1,444,652	0.58%	286,425	0.12%	137,848	0.06%	(63,698,242)	(1.11)%	244,280,553	4.26%	0.61%
2/29/2012	38	206,865,823	3.61%	3,641,449	1.76%	1,096,328	0.53%	274,763	0.13%	84,556	0.04%	(63,835,055)	(1.11)%	248,037,487	4.33%	0.31%
3/31/2012	39	171,476,206	2.99%	2,977,585	1.74%	981,198	0.57%	162,757	0.09%	77,445	0.05%	(63,985,889)	(1.12)%	252,582,530	4.41%	0.28%
4/30/2012	40	147,480,086	2.57%	2,770,379	1.88%	604,596	0.41%	302,714	0.21%	60,490	0.04%	(64,018,954)	(1.12)%	255,708,891	4.46%	0.24%
5/31/2012	41	122,143,860	2.13%	2,315,443	1.90%	510,748	0.42%	292,031	0.24%	0	0.00%	(64,196,983)	(1.12)%	258,648,318	4.51%	0.32%
6/30/2012	42	100,172,933	1.75%	2,265,382	2.26%	526,584	0.53%	202,236	0.20%	30,967	0.03%	(64,367,042)	(1.12)%	260,843,540	4.55%	0.33%
7/31/2012	43	81,672,356	1.43%	1,737,466	2.13%	483,317	0.59%	256,563	0.31%	70,623	0.09%	(64,723,398)	(1.13)%	262,272,374	4.58%	0.25%
8/31/2012(4)	44	64,424,749	1.12%	707,235	1.10%	545,042	0.85%	113,467	0.18%	50,702	0.08%	(64,562,332)	(1.13)%	263,532,478	4.60%	0.15%

(1)	Delinquency statistics as of end of reporting period
(2)	Cumulative net credit gain (loss) since January 2008
(3)	Cumulative net residual gain (loss) since January 2008
(4)	Static Pool information is not presented for periods in which the pool factor is less than 1.00%

Mercedes-Benz Financial Services USA LLC 2009 Mercedes-Benz Lease Portfolio Static Pool Data Delinquency and Loss Experience
Original Pool Composition
Cutoff Date	December 31, 2009	Original Term (months)
Number of Leases	84.,694	Weighted Average Original Term	40
Aggregate Original Lease Balance	$4,526,591,101	Longest Original Term	60
		Shortest Original Term	3
Original Lease Balance		Remaining Term (months)
Average Original Lease Balance	$53.446	Weighted Average Remaining Term	33
Highest Original Lease Balance	$440,215	Longest Remaining Term	59
Lowest Original Lease Balance	$11,350	Shortest Remaining Term	0
		Composition of Top 5 States*
Annual Percentage Rate (APR)		California	27.76%
Weighted Average APR	3.9%	New York	16.80%
		Florida	11.38%
		New Jersey	10.08%
		Texas	4.68%

Percentage New and Used Composition*		Non-Zero Weighted Average FICO®*	759
New	99.9%
Used	0.1%

*	Weighted by Cutoff Date lease balance.

Performance of Static Lease Portfolio 2009 Aggregate
Date	Month	Ending Lease Balance ($)	Pool Factor	31 to 60 Days Delinquent ($)(1)	% of Ending Lease Balance	61 to 90 Days Delinquent ($)(1)	% of Ending Lease Balance	91 to 120 Days Delinquent ($)(1)	% of Ending Lease Balance	Greater than 120 Days Delinquent ($)(1)	% of Ending Lease Balance	Cumulative Net Credit Gain/(Loss) ($)(2)	% by $ of Original Pool Balance	Cumulative Net Residual Gain/(Loss) ($)(3)	% of Original Lease Balance	Prepayment Speed (ABS)
12/31/2009	0	4,094,436,246	90.45%	9,761,150	0.24%	2,211,378	0.05%	1,175,176	0.03%	732,631	0.02%	(2,402,500)	(0.05)%	11,030,762	0.24%	1.77%
1/31/2010	1	3,989,408,564	88.13%	11,659,160	0.29%	3,640,724	0.09%	1,539,534	0.04%	577,003	0.01%	(3,137,438)	(0.07)%	13,479,013	0.30%	0.43%
2/28/2010	2	3,932,737,451	86.88%	13,482,973	0.34%	4,103,409	0.10%	1,467,624	0.04%	274,686	0.01%	(3,897,523)	(0.09)%	15,531,590	0.34%	0.20%
3/31/2010	3	3,867,542,835	85.44%	11,833,088	0.31%	2,915,511	0.08%	1,515,312	0.04%	643,815	0.02%	(4,753,744)	(0.11)%	18,240,249	0.40%	0.25%
4/30/2010	4	3,806,443,092	84.09%	11,249,467	0.30%	3,320,655	0.09%	615,870	0.02%	800,652	0.02%	(5,823,886)	(0.13)%	20,836,110	0.46%	0.26%
5/31/2010	5	3,751,533,940	82.88%	13,123,516	0.35%	3,024,509	0.08%	1,907,086	0.05%	644,452	0.02%	(6,307,718)	(0.14)%	23,388,347	0.52%	0.21%
6/30/2010	6	3,687,841,733	81.47%	12,486,955	0.34%	3,493,491	0.09%	608,912	0.02%	360,038	0.01%	(7,361,186)	(0.16)%	26,371,411	0.58%	0.26%
7/31/2010	7	3,625,041,527	80.08%	12,452,685	0.34%	3,346,276	0.09%	1,369,879	0.04%	342,938	0.01%	(7,736,587)	(0.17)%	30,256,553	0.67%	0.32%
8/31/2010	8	3,559,873,142	78.64%	14,456,619	0.41%	4,215,046	0.12%	1,519,941	0.04%	375,920	0.01%	(8,140,825)	(0.18)%	33,984,609	0.75%	0.36%
9/30/2010	9	3,493,940,082	77.19%	14,547,907	0.42%	4,146,704	0.12%	1,200,892	0.03%	352,999	0.01%	(8,828,043)	(0.20)%	38,241,606	0.84%	0.46%
10/31/2010	10	3,426,973,001	75.71%	15,953,443	0.47%	3,274,237	0.10%	1,403,422	0.04%	598,544	0.02%	(9,571,718)	(0.21)%	42,542,818	0.94%	0.46%
11/30/2010	11	3,357,522,756	74.17%	17,377,584	0.52%	3,859,593	0.11%	873,296	0.03%	492,478	0.01%	(10,369,216)	(0.23)%	46,537,423	1.03%	0.52%
12/31/2010	12	3,280,546,913	72.47%	17,985,894	0.55%	3,427,279	0.10%	1,161,935	0.04%	286,535	0.01%	(11,438,743)	(0.25)%	51,706,651	1.14%	0.67%
1/31/2011	13	3,206,813,453	70.84%	15,972,925	0.50%	5,997,125	0.19%	1,311,042	0.04%	720,624	0.02%	(12,041,663)	(0.27)%	58,722,842	1.30%	0.67%
2/28/2011	14	3,137,565,290	69.31%	16,647,822	0.53%	4,807,584	0.15%	1,491,623	0.05%	545,545	0.02%	(12,648,874)	(0.28)%	64,110,284	1.42%	0.60%
3/31/2011	15	3,052,020,256	67.42%	17,078,559	0.56%	3,047,295	0.10%	829,511	0.03%	551,849	0.02%	(13,241,421)	(0.29)%	71,251,754	1.57%	0.73%
4/30/2011	16	2,971,149,296	65.64%	15,468,961	0.52%	3,738,059	0.13%	1,196,464	0.04%	683,544	0.02%	(13,662,765)	(0.30)%	80,460,951	1.78%	0.88%
5/31/2011	17	2,881,421,326	63.66%	15,327,701	0.53%	3,034,687	0.11%	1,402,244	0.05%	694,103	0.02%	(14,205,197)	(0.31)%	92,886,510	2.05%	1.15%
6/30/2011	18	2,788,802,729	61.61%	16,083,736	0.58%	3,758,540	0.13%	570,158	0.02%	757,034	0.03%	(14,535,544)	(0.32)%	104,546,200	2.31%	1.31%
7/31/2011	19	2,693,648,054	59.51%	16,709,349	0.62%	3,585,892	0.13%	769,230	0.03%	565,373	0.02%	(15,016,379)	(0.33)%	120,012,612	2.65%	1.56%
8/31/2011	20	2,587,507,146	57.16%	15,076,360	0.58%	4,001,419	0.15%	1,709,564	0.07%	575,666	0.02%	(15,495,665)	(0.34)%	134,062,967	2.96%	1.79%
9/30/2011	21	2,484,846,757	54.89%	13,718,403	0.55%	3,779,689	0.15%	1,047,635	0.04%	832,869	0.03%	(16,485,728)	(0.36)%	145,095,308	3.21%	1.63%
10/31/2011	22	2,377,279,630	52.52%	15,268,212	0.64%	2,908,408	0.12%	1,226,534	0.05%	692,890	0.03%	(16,985,429)	(0.38)%	156,698,796	3.46%	1.93%
11/30/2011	23	2,202,299,222	48.65%	15,687,865	0.71%	4,247,195	0.19%	928,519	0.04%	459,656	0.02%	(17,414,347)	(0.38)%	170,906,837	3.78%	4.90%
12/31/2011	24	2,020,118,178	44.63%	15,872,960	0.79%	4,292,174	0.21%	1,336,092	0.07%	481,086	0.02%	(18,243,399)	(0.40)%	186,630,803	4.12%	4.72%
1/31/2012	25	1,875,258,655	41.43%	12,321,757	0.66%	4,784,681	0.26%	1,284,051	0.07%	405,196	0.02%	(19,017,311)	(0.42)%	204,322,758	4.51%	3.78%
2/29/2012	26	1,759,677,305	38.87%	13,765,486	0.78%	2,808,605	0.16%	1,025,588	0.06%	273,503	0.02%	(19,345,326)	(0.43)%	218,659,823	4.83%	2.56%
3/31/2012	27	1,629,283,706	35.99%	12,062,858	0.74%	2,699,302	0.17%	621,699	0.04%	375,813	0.02%	(19,784,337)	(0.44)%	237,689,867	5.25%	2.79%
4/30/2012	28	1,484,064,559	32.79%	10,255,040	0.69%	3,476,455	0.23%	714,522	0.05%	304,063	0.02%	(20,046,563)	(0.44)%	257,405,426	5.69%	3.29%
5/31/2012	29	1,323,640,456	29.24%	9,869,293	0.75%	2,029,371	0.15%	1,087,588	0.08%	265,062	0.02%	(20,281,576)	(0.45)%	278,813,620	6.16%	3.74%
6/30/2012	30	1,162,686,279	25.69%	9,462,020	0.81%	2,210,313	0.19%	616,708	0.05%	509,074	0.04%	(20,489,263)	(0.45)%	300,329,420	6.63%	4.18%

Performance of Static Lease Portfolio 2009 Aggregate
Date	Month	Ending Lease Balance ($)	Pool Factor	31 to 60 Days Delinquent ($)(1)	% of Ending Lease Balance	61 to 90 Days Delinquent ($)(1)	% of Ending Lease Balance	91 to 120 Days Delinquent ($)(1)	% of Ending Lease Balance	Greater than 120 Days Delinquent ($)(1)	% of Ending Lease Balance	Cumulative Net Credit Gain/(Loss) ($)(2)	% by $ of Original Pool Balance	Cumulative Net Residual Gain/(Loss) ($)(3)	% of Original Lease Balance	Prepayment Speed (ABS)
7/31/2012	31	1,010,502,048	22.32%	9,273,951	0.92%	1,925,344	0.19%	1,033,614	0.10%	385,436	0.04%	(20,935,559)	(0.46)%	318,347,395	7.03%	3.96%
8/31/2012	32	868,309,537	19.18%	6,800,366	0.78%	2,756,869	0.32%	920,222	0.11%	370,637	0.04%	(20,934,426)	(0.46)%	336,783,590	7.44%	3.13%
9/30/2012	33	743,326,211	16.42%	7,702,989	1.04%	2,143,930	0.29%	1,009,201	0.14%	337,904	0.05%	(21,110,788)	(0.47)%	352,361,794	7.78%	2.36%
10/31/2012	34	593,362,564	13.11%	5,270,477	0.89%	1,672,953	0.28%	424,291	0.07%	241,902	0.04%	(21,350,732)	(0.47)%	369,385,043	8.16%	2.97%
11/30/2012	35	459,384,440	10.15%	5,158,615	1.12%	1,519,804	0.33%	587,028	0.13%	91,359	0.02%	(21,515,292)	(0.48)%	382,771,381	8.46%	2.21%
12/31/2012	36	353,656,140	7.81%	4,243,463	1.20%	908,312	0.26%	676,752	0.19%	134,336	0.04%	(22,089,723)	(0.49)%	393,664,503	8.70%	2.19%

(1)	Delinquency statistics as of end of reporting period
(2)	Cumulative net credit gain (loss) since January 2009
(3)	Cumulative net residual gain (loss) since January 2009

Mercedes-Benz Financial Services USA LLC 2010 Mercedes-Benz Lease Portfolio Static Pool Data Delinquency and Loss Experience
Original Pool Composition
Cutoff Date	December 31, 2010	Original Term (months)
Number of Leases	105,377	Weighted Average Original Term	37
Aggregate Original Lease Balance	$5,734,816,635	Longest Original Term	60
		Shortest Original Term	3
Original Lease Balance		Remaining Term (months)
Average Original Lease Balance	$54,422	Weighted Average Remaining Term	31
Highest Original Lease Balance	$418,179	Longest Remaining Term	59
Lowest Original Lease Balance	$10,502	Shortest Remaining Term	0
		Composition of Top 5 States*
Annual Percentage Rate (APR)		California	26.32%
Weighted Average APR	4.8%	New York	18.36%
		Florida	10.69%
		New Jersey	10.18%
		Texas	4.25%

Percentage New and Used Composition*		Non-Zero Weighted Average FICO®*	760
New	99.9%
Used	0.1%

*	Weighted by Cutoff Date lease balance.

Performance of Static Lease Portfolio 2010 Aggregate
Date	Month	Ending Lease Balance ($)	Pool Factor	31 to 60 Days Delinquent ($)(1)	% of Ending Lease Balance	61 to 90 Days Delinquent ($)(1)	% of Ending Lease Balance	91 to 120 Days Delinquent ($)(1)	% of Ending Lease Balance	Greater than 120 Days Delinquent ($)(1)	% of Ending Lease Balance	Cumulative Net Credit Gain/(Loss) ($)(2)	% by $ of Original Pool Balance	Cumulative Net Residual Gain/(Loss) ($)(3)	% of Original Lease Balance	Prepayment Speed (ABS)
12/31/2010	0	5,215,376,891	90.94%	7,582,551	0.15%	2,956,153	0.06%	446,721	0.01%	101,601	*	(1,469,333)	(0.03)%	13,104,783	0.23%	1.65%
1/31/2011	1	5,080,705,727	88.59%	9,010,125	0.18%	2,658,619	0.05%	522,344	0.01%	0	*	(1,735,775)	(0.03)%	16,861,259	0.29%	0.41%
2/28/2011	2	5,013,646,395	87.42%	11,349,510	0.23%	2,506,024	0.05%	659,464	0.01%	0	*	(2,061,450)	(0.04)%	19,888,228	0.35%	0.22%
3/31/2011	3	4,941,072,267	86.16%	9,049,609	0.18%	2,529,287	0.05%	498,154	0.01%	194,186	*	(2,256,094)	(0.04)%	23,620,689	0.41%	0.25%
4/30/2011	4	4,868,431,566	84.89%	10,848,224	0.22%	2,105,675	0.04%	531,619	0.01%	259,545	0.01%	(2,704,414)	(0.05)%	28,631,065	0.50%	0.31%
5/31/2011	5	4,788,534,993	83.50%	10,781,870	0.23%	2,091,191	0.04%	1,187,092	0.02%	342,367	0.01%	(2,974,633)	(0.05)%	35,870,646	0.63%	0.41%
6/30/2011	6	4,709,491,175	82.12%	13,212,161	0.28%	2,743,259	0.06%	633,710	0.01%	466,427	0.01%	(3,465,081)	(0.06)%	42,876,582	0.75%	0.40%
7/31/2011	7	4,629,468,183	80.73%	12,911,187	0.28%	3,215,705	0.07%	945,004	0.02%	356,029	0.01%	(4,026,329)	(0.07)%	51,199,787	0.89%	0.48%
8/31/2011	8	4,549,206,440	79.33%	12,239,227	0.27%	3,737,888	0.08%	1,501,829	0.03%	308,623	0.01%	(4,597,681)	(0.08)%	58,328,600	1.02%	0.48%
9/30/2011	9	4,469,488,659	77.94%	13,197,522	0.30%	2,978,709	0.07%	1,085,116	0.02%	737,581	0.02%	(5,240,806)	(0.09)%	64,079,811	1.12%	0.44%
10/31/2011	10	4,388,567,447	76.52%	14,418,147	0.33%	3,461,036	0.08%	793,873	0.02%	399,388	0.01%	(5,974,005)	(0.10)%	72,101,035	1.26%	0.50%
11/30/2011	11	4,295,850,968	74.91%	14,302,299	0.33%	4,287,932	0.10%	993,165	0.02%	526,550	0.01%	(6,365,611)	(0.11)%	78,854,585	1.38%	0.86%
12/31/2011	12	4,192,947,659	73.11%	17,405,976	0.42%	3,660,388	0.09%	1,309,673	0.03%	315,692	0.01%	(6,983,269)	(0.12)%	87,038,341	1.52%	1.04%
1/31/2012	13	4,103,066,990	71.55%	13,997,032	0.34%	4,694,303	0.11%	1,757,878	0.04%	387,752	0.01%	(7,353,833)	(0.13)%	95,592,773	1.67%	0.73%
2/29/2012	14	4,024,476,274	70.18%	14,718,882	0.37%	3,580,181	0.09%	1,212,252	0.03%	215,358	0.01%	(8,170,301)	(0.14)%	101,721,760	1.77%	0.51%
3/31/2012	15	3,939,830,255	68.70%	14,113,742	0.36%	3,529,743	0.09%	840,859	0.02%	284,344	0.01%	(8,568,449)	(0.15)%	108,089,420	1.88%	0.60%
4/30/2012	16	3,846,949,364	67.08%	13,601,660	0.35%	3,489,772	0.09%	851,072	0.02%	372,690	0.01%	(8,895,992)	(0.16)%	115,074,627	2.01%	0.82%
5/31/2012	17	3,735,179,938	65.13%	14,002,040	0.37%	2,981,520	0.08%	1,026,353	0.03%	412,544	0.01%	(9,278,150)	(0.16)%	124,269,453	2.17%	1.36%
6/30/2012	18	2,705,197,034	47.17%	12,512,736	0.46%	2,866,174	0.11%	740,075	0.03%	330,711	0.01%	(9,725,967)	(0.17)%	136,419,275	2.38%	2.12%
7/31/2012	19	3,444,977,113	60.07%	13,980,355	0.41%	3,769,963	0.11%	1,837,805	0.05%	556,698	0.02%	(10,324,953)	(0.18)%	146,510,753	2.55%	2.36%
8/31/2012	20	3,306,383,949	57.65%	11,726,831	0.35%	4,427,326	0.13%	1,553,977	0.05%	614,822	0.02%	(10,903,130)	(0.19)%	157,244,999	2.74%	2.15%
9/30/2012	21	3,179,830,163	55.45%	15,079,497	0.47%	3,279,598	0.10%	1,314,721	0.04%	797,441	0.03%	(11,355,401)	(0.20)%	165,688,635	2.89%	1.80%
10/31/2012	22	2,989,466,908	52.13%	14,030,948	0.47%	3,804,096	0.13%	863,444	0.03%	991,709	0.03%	(11,527,126)	(0.20)%	176,435,973	3.08%	3.28%
11/30/2012	23	2,765,960,365	48.23%	16,094,722	0.58%	4,470,480	0.16%	1,268,492	0.05%	519,037	0.02%	(12,308,466)	(0.21)%	186,215,771	3.25%	4.14%
12/31/2012	24	2,473,769,622	43.14%	13,723,189	0.55%	4,050,342	0.16%	1,825,755	0.07%	611,502	0.02%	(12,914,200)	(0.23)%	196,793,700	3.43%	4.98%

(1)	Delinquency statistics as of end of reporting period
(2)	Cumulative net credit gain (loss) since January 2010
(3)	Cumulative net residual gain (loss) since January 2010
*	Represents a number greater than 0.00% but less than 0.01%.

Mercedes-Benz Financial Services USA LLC 2011 Mercedes-Benz Lease Portfolio Static Pool Data Delinquency and Loss Experience
Original Pool Composition
Cutoff Date	December 31, 2011	Original Term (months)
Number of Leases	124,931	Weighted Average Original Term	35
Aggregate Original Lease Balance	$6,807,503,158	Longest Original Term	60
		Shortest Original Term	3
Original Lease Balance		Remaining Term (months)
Average Original Lease Balance	$54,490	Weighted Average Remaining Term	29
Highest Original Lease Balance	$489,745	Longest Remaining Term	59
Lowest Original Lease Balance	$9,521	Shortest Remaining Term	0
		Composition of Top 5 States*
Annual Percentage Rate (APR)		California	28.24%
Weighted Average APR	4.2%	New York	17.24%
		Florida	10.27%
		New Jersey	9.82%
		Texas	5.45%

Percentage New and Used Composition*		Non-Zero Weighted Average FICO®*	760
New	99.9%
Used	0.1%

*	Weighted by Cutoff Date lease balance.

Performance of Static Lease Portfolio 2011 Aggregate
Date	Month	Ending Lease Balance ($)	Pool Factor	31 to 60 Days Delinquent ($)(1)	% of Ending Lease Balance	61 to 90 Days Delinquent ($)(1)	% of Ending Lease Balance	91 to 120 Days Delinquent ($)(1)	% of Ending Lease Balance	Greater than 120 Days Delinquent ($)(1)	% of Ending Lease Balance	Cumulative Net Credit Gain/(Loss) ($)(2)	% by $ of Original Pool Balance	Cumulative Net Residual Gain/(Loss) ($)(3)	% of Original Lease Balance	Prepayment Speed (ABS)
12/31/2011	0	6,255,524,309	91.89%	10,706,881	0.17%	2,405,420	0.04%	1,185,546	0.02%	461,114	0.01%	(1,148,774)	(0.02)%	24,040,536	0.35%	1.57%
1/31/2012	1	6,090,543,792	89.47%	12,658,381	0.21%	3,687,256	0.06%	855,067	0.01%	512,951	0.01%	(1,668,525)	(0.02)%	32,821,768	0.48%	0.55%
2/29/2012	2	6,009,186,172	88.27%	13,698,968	0.23%	3,059,569	0.05%	1,094,844	0.02%	119,261	0.00%	(2,536,008)	(0.04)%	37,547,320	0.55%	0.29%
3/31/2012	3	5,927,300,883	87.07%	12,921,204	0.22%	2,978,336	0.05%	860,008	0.01%	565,089	0.01%	(2,963,433)	(0.04)%	43,363,659	0.64%	0.27%
4/30/2012	4	5,847,120,467	85.89%	12,810,210	0.22%	3,461,209	0.06%	602,355	0.01%	706,536	0.01%	(3,636,904)	(0.05)%	48,315,423	0.71%	0.27%
5/31/2012	5	5,761,083,760	84.63%	14,603,790	0.25%	2,845,260	0.05%	1,103,296	0.02%	512,024	0.01%	(4,122,169)	(0.06)%	55,108,203	0.81%	0.37%
6/30/2012	6	5,666,261,723	83.24%	15,855,705	0.28%	3,687,715	0.07%	986,733	0.02%	319,606	0.01%	(4,755,724)	(0.07)%	62,620,066	0.92%	0.52%
7/31/2012	7	5,569,883,869	81.82%	17,151,568	0.31%	3,532,316	0.06%	1,516,905	0.03%	838,191	0.02%	(5,246,878)	(0.08)%	68,770,838	1.01%	0.55%
8/31/2012	8	5,471,984,577	80.38%	15,191,723	0.28%	4,530,576	0.08%	921,099	0.02%	693,282	0.01%	(6,241,583)	(0.09)%	75,683,960	1.11%	0.58%
9/30/2012	9	5,385,926,643	79.12%	19,885,312	0.37%	4,649,175	0.09%	1,757,379	0.03%	885,360	0.02%	(6,742,479)	(0.10)%	81,347,780	1.19%	0.47%
10/31/2012	10	5,276,082,294	77.50%	19,165,216	0.36%	3,865,054	0.07%	1,197,012	0.02%	1,002,918	0.02%	(7,519,649)	(0.11)%	87,961,730	1.29%	0.82%
11/30/2012	11	5,148,399,886	75.63%	19,603,994	0.38%	4,985,471	0.10%	1,694,566	0.03%	642,813	0.01%	(8,110,002)	(0.12)%	91,853,398	1.35%	1.17%
12/31/2012	12	4,982,133,130	73.19%	21,684,498	0.44%	5,023,145	0.10%	2,054,174	0.04%	901,456	0.02%	(8,929,091)	(0.13)%	96,779,897	1.42%	1.58%

(1)	Delinquency statistics as of end of reporting period
(2)	Cumulative net credit gain (loss) since January 2010
(3)	Cumulative net residual gain (loss) since January 2010

Appendix B

Static Pool Information for Prior Securitizations

Mercedes-Benz Auto Lease Trust 2011-A
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	February 22, 2011
Cutoff Date	December 31, 2010
Cutoff Date Aggregate Securitization Value	$1,296,468,339.75
Number of Leases	33,526
Average Securitization Value	$38,670.53
Securitization Value Range	$18,933.54 to $137,961.77
Percentage Mercedes-Benz Passenger Cars	70.24%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	29.76%
Aggregate Residual Value	$841,154,047.62
Aggregate of Residual Values as a Percentage of the Cutoff Date
Securitization Value	64.88%
Average Residual Value	$25,089.60
Residual Value Range	$10,674.10 to $75,275.00
Aggregate of Discounted Residual Value(1) as a Percentage of
the Cutoff Date Aggregate Securitization Value	56.06%
Weighted Average Original Term(2)	38.77 months
Original Term Range	24 to 60 months
Weighted Average Remaining Term(2)	26.23 months
Remaining Term Range	4 to 57 months
Weighted Average FICO® Score(2)	767.51
Range of FICO® Scores	651 to 886

(1)	Discounted by the Securitization Rate.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2011-A.

Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	265	0.79%	$13,602,451.58	1.05%
25 – 36	15,313	45.67	594,656,058.88	45.87
37 – 48	17,412	51.94	663,191,764.33	51.15
49 – 60	536	1.60	25,018,064.96	1.93
Total:	33,526	100.00%	$1,296,468,339.75	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity

(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	1,300	3.88%	$44,328,164.20	3.42%
13 – 24	12,987	38.74	446,075,545.07	34.41
25 – 36	18,161	54.17	747,411,997.05	57.65
37 – 48	1,039	3.10	55,742,881.52	4.30
49 – 60	39	0.12	2,909,751.91	0.22
Total:	33,526	100.00%	$1,296,468,339.75	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leased Vehicles by State Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	8,469	25.26%	$323,868,380.71	24.98%
New York	6,003	17.91	237,696,259.97	18.33
Florida	3,950	11.78	149,144,903.72	11.50
New Jersey	3,726	11.11	141,353,246.85	10.90
Total:	22,148	66.06%	$852,062,791.25	65.71%

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
E Class	8,593	25.63%	$352,717,924.14	27.21%
C Class	9,765	29.13	269,135,809.25	20.76
ML Class	5,146	15.35	180,929,519.37	13.96
S Class	2,074	6.19	152,239,713.56	11.74
GL Class	2,699	8.05	132,066,288.75	10.19
Total:	28,277	84.35%	$1,087,089,255.07	83.86%

Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles owned by Mercedes-Benz Auto Lease Trust 2011-A (“MBALT 2011-A”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2011-A
Pool Factor(1)

1.00
0.90
0.80
0.70
0.60
0.50
0.40
0.30
0.20
0.10
0.00
MBALT 2011-A Pool Factor
MBALT 2011-A Assumption

(1)	Based on a 100% prepayment assumption. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Lives of the Notes” in this prospectus supplement.

MBALT 2011-A

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	2/22/2011	1,296,468,339.75	1.00	1,296,468,339.75	1.00
1	2/28/2011	1,251,626,201.35	0.97	1,253,027,884.23	0.97
2	3/31/2011	1,229,450,822.96	0.95	1,227,214,240.47	0.95
3	4/30/2011	1,205,584,000.33	0.93	1,200,821,211.61	0.93
4	5/31/2011	1,180,480,394.23	0.91	1,170,244,128.51	0.90
5	6/30/2011	1,153,266,888.63	0.89	1,140,235,067.58	0.88
6	7/31/2011	1,124,487,223.97	0.87	1,109,561,052.36	0.86
7	8/31/2011	1,086,564,903.33	0.84	1,074,751,332.19	0.83
8	9/30/2011	1,048,031,575.01	0.81	1,042,010,979.64	0.80
9	10/31/2011	1,010,646,449.08	0.78	1,009,549,549.45	0.78
10	11/30/2011	966,506,353.43	0.75	968,824,511.61	0.75
11	12/31/2011	927,395,411.25	0.72	927,079,592.79	0.72
12	01/31/2012	888,445,684.55	0.69	886,045,236.92	0.68
13	02/29/2012	840,040,636.29	0.65	849,416,666.75	0.66
14	03/31/2012	792,265,861.99	0.61	805,585,450.49	0.62
15	04/30/2012	748,715,647.91	0.58	765,258,680.18	0.59
16	05/31/2012	701,044,037.87	0.54	721,156,843.02	0.56
17	06/30/2012	659,894,030.30	0.51	676,721,316.18	0.52
18	07/31/2012	620,573,826.07	0.48	634,560,092.64	0.49
19	08/31/2012	579,364,814.94	0.45	591,890,020.11	0.46
20	09/30/2012	534,559,230.23	0.41	551,694,719.85	0.43
21	10/31/2012	493,134,247.34	0.38	503,818,987.48	0.39
22	11/30/2012	444,634,525.27	0.34	459,629,243.43	0.35
23	12/31/2012	392,429,545.81	0.30	410,195,789.89	0.32

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles owned by MBALT 2011-A. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus supplement.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	2/22/2011	–	–
1	2/28/2011	0.28%	84.71%
2	3/31/2011	0.39%	116.00%
3	4/30/2011	0.43%	125.42%
4	5/31/2011	0.53%	139.65%
5	6/30/2011	0.59%	137.18%
6	7/31/2011	0.65%	132.00%
7	8/31/2011	0.67%	119.67%
8	9/30/2011	0.68%	107.94%
9	10/31/2011	0.72%	101.16%
10	11/30/2011	0.78%	98.00%
11	12/31/2011	0.83%	100.24%
12	01/31/2012	0.88%	101.66%
13	02/29/2012	0.83%	93.91%
14	03/31/2012	0.84%	91.82%
15	04/30/2012	0.84%	90.33%
16	05/31/2012	0.84%	88.62%
17	06/30/2012	0.87%	90.83%
18	07/31/2012	0.90%	92.61%
19	08/31/2012	0.92%	93.50%
20	09/30/2012	0.91%	91.09%
21	10/31/2012	0.95%	94.46%
22	11/30/2012	0.94%	91.97%
23	12/31/2012	0.92%	89.94%

Delinquency Experience

Set forth below is delinquency information relating to the leases and leased vehicles owned by MBALT 2011-A presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	% of Securitization Value	61-120 Days Delinquent ($)	% of Securitization Value
1	02/28/2011	1,253,027,884.23	1,788,037.56	0.14%	259,394.04	0.02%
2	03/31/2011	1,227,214,240.47	1,825,883.76	0.15%	291,147.62	0.02%
3	04/30/2011	1,200,821,211.61	1,923,451.91	0.16%	630,983.16	0.05%
4	05/31/2011	1,170,244,128.51	1,887,703.83	0.16%	349,451.91	0.03%
5	06/30/2011	1,140,235,067.58	2,311,626.83	0.20%	465,281.79	0.04%
6	07/31/2011	1,109,561,052.36	2,894,694.88	0.26%	481,313.02	0.04%
7	08/31/2011	1,074,751,332.19	2,760,529.84	0.26%	1,035,801.12	0.10%
8	09/30/2011	1,042,010,979.64	3,049,879.68	0.29%	1,009,171.19	0.10%
9	10/31/2011	1,009,549,549.45	2,264,351.80	0.22%	618,070.74	0.06%
10	11/30/2011	968,824,511.61	3,156,506.14	0.33%	809,884.81	0.08%
11	12/31/2011	927,079,592.79	3,505,566.53	0.38%	886,325.71	0.10%
12	01/31/2012	886,045,236.92	2,818,462.55	0.32%	963,619.62	0.11%
13	02/29/2012	849,416,666.75	3,079,315.09	0.36%	889,470.91	0.10%
14	03/31/2012	805,585,450.49	2,619,674.81	0.33%	608,275.31	0.08%
15	04/30/2012	765,258,680.18	2,678,684.76	0.35%	864,341.89	0.11%
16	05/31/2012	721,156,843.02	2,468,511.97	0.34%	733,662.06	0.10%
17	06/30/2012	676,721,316.18	3,607,711.06	0.53%	643,072.97	0.10%
18	07/31/2012	634,560,092.64	3,063,560.99	0.48%	1,112,976.60	0.18%
19	08/31/2012	591,890,020.11	2,357,010.72	0.40%	1,114,359.43	0.19%
20	09/30/2012	551,694,719.85	2,855,399.02	0.52%	773,436.91	0.14%
21	10/31/2012	503,818,987.48	2,028,138.24	0.40%	789,662.82	0.16%
22	11/30/2012	459,629,243.43	3,040,874.03	0.66%	827,831.92	0.18%
23	12/31/2012	410,195,789.89	2,192,066.51	0.53%	1,043,431.25	0.25%

Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles owned by MBALT 2011-A presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases	Liquidation Value of Defaulted Leases	Net Credit Loss	Cumulative Net Credit Loss/(Gain)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	2/28/2011	667,180.10	688,463.69	(21,283.59)	(21,283.59)	(0.002)%
2	3/31/2011	377,334.23	233,828.90	143,505.33	122,221.74	0.009%
3	4/30/2011	361,805.57	307,478.24	54,327.33	176,549.07	0.014%
4	5/31/2011	939,211.63	836,820.11	102,391.52	278,940.59	0.022%
5	6/30/2011	442,425.45	224,681.73	217,743.72	496,684.31	0.038%
6	7/31/2011	575,679.56	452,527.84	123,151.72	619,836.03	0.048%
7	8/31/2011	773,907.80	763,952.61	9,955.19	629,791.22	0.049%
8	9/30/2011	1,331,064.15	1,257,866.52	73,197.63	702,988.85	0.054%
9	10/31/2011	1,062,574.89	628,296.45	434,278.44	1,137,267.29	0.088%
10	11/30/2011	720,637.64	887,816.95	(167,179.31)	970,087.98	0.075%
11	12/31/2011	977,329.10	982,294.47	(4,965.37)	965,122.61	0.074%
12	01/31/2012	781,499.65	605,203.25	176,296.40	1,141,419.01	0.088%
13	02/29/2012	523,898.56	697,469.70	(173,571.14)	967,847.87	0.075%
14	03/31/2012	678,187.04	889,061.59	(210,874.55)	756,973.32	0.058%
15	04/30/2012	553,111.90	652,103.24	(98,991.34)	657,981.98	0.051%
16	05/31/2012	943,851.86	813,188.77	130,663.09	788,645.07	0.061%
17	06/30/2012	663,801.66	632,095.82	31,705.84	820,350.91	0.063%
18	07/31/2012	506,582.21	714,233.77	(207,651.56)	612,699.35	0.047%
19	08/31/2012	769,840.86	573,296.18	196,544.68	809,244.03	0.062%
20	09/30/2012	580,211.64	614,803.27	(34,591.63)	774,652.40	0.060%
21	10/31/2012	590,798.76	679,506.28	(88,707.52)	685,944.88	0.053%
22	11/30/2012	978,561.24	1,162,533.21	(183,971.97)	501,972.91	0.039%
23	12/31/2012	2,005,532.67	2,150,168.10	(144,635.43)	357,337.48	0.028%

	Date	Securitization Value of Liquidated Leases	Liquidation Proceeds and Recoveries	Residual Loss	Cumulative Residual Loss/(Gain)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	2/28/2011	7,119,707.84	8,014,386.93	(894,679.09)	(894,679.09)	(0.069)%
2	3/31/2011	6,517,629.56	7,347,105.33	(829,475.77)	(1,724,154.86)	(0.133)%
3	4/30/2011	8,216,669.68	9,389,473.90	(1,172,804.22)	(2,896,959.08)	(0.223)%
4	5/31/2011	10,571,548.45	12,157,452.36	(1,585,903.91)	(4,482,862.99)	(0.346)%
5	6/30/2011	11,093,216.76	12,665,835.05	(1,572,618.29)	(6,055,481.28)	(0.467)%
6	7/31/2011	12,136,278.60	13,630,589.02	(1,494,310.42)	(7,549,791.70)	(0.582)%
7	8/31/2011	16,481,851.68	18,348,550.88	(1,866,699.20)	(9,416,490.90)	(0.726)%
8	9/30/2011	13,820,180.23	15,776,524.77	(1,956,344.54)	(11,372,835.44)	(0.877)%
9	10/31/2011	13,606,848.37	15,348,145.18	(1,741,296.81)	(13,114,132.25)	(1.012)%
10	11/30/2011	21,902,588.36	25,352,331.20	(3,449,742.84)	(16,563,875.09)	(1.278)%
11	12/31/2011	23,222,519.49	26,539,079.09	(3,316,559.60)	(19,880,434.69)	(1.533)%
12	01/31/2012	23,935,131.32	27,392,849.90	(3,457,718.58)	(23,338,153.27)	(1.800)%
13	02/29/2012	21,251,955.80	24,569,308.72	(3,317,352.92)	(26,655,506.19)	(2.056)%
14	03/31/2012	28,175,503.81	31,054,168.23	(2,878,664.42)	(29,534,170.61)	(2.278)%
15	04/30/2012	25,363,215.61	28,645,368.29	(3,282,152.68)	(32,816,323.29)	(2.531)%
16	05/31/2012	28,911,816.49	34,962,001.21	(6,050,184.72)	(38,866,508.01)	(2.998)%
17	06/30/2012	29,786,378.32	36,800,449.55	(7,014,071.23)	(45,880,579.24)	(3.539)%
18	07/31/2012	28,326,619.71	34,817,209.98	(6,490,590.27)	(52,371,169.51)	(4.040)%
19	08/31/2012	29,448,852.13	35,258,092.41	(5,809,240.28)	(58,180,409.79)	(4.488)%
20	09/30/2012	28,566,282.14	33,613,510.78	(5,047,228.64)	(63,227,638.43)	(4.877)%
21	10/31/2012	36,052,488.91	42,266,306.23	(6,213,817.32)	(69,441,455.75)	(5.356)%
22	11/30/2012	32,711,740.31	37,944,916.71	(5,233,176.40)	(74,674,632.15)	(5.760)%
23	12/31/2012	37,632,791.43	43,269,098.05	(5,636,306.62)	(80,310,938.77)	(6.195)%

Mercedes-Benz Auto Lease Trust 2011-B
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	November 16, 2011
Cutoff Date	September 30, 2011
Cutoff Date Aggregate Securitization Value	$1,310,000,709.82
Number of Leases	32,877
Average Securitization Value	$39,845.51
Securitization Value Range	$8,289.19 to $142,092.60
Percentage Mercedes-Benz Passenger Cars	69.59%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	30.39%
Percentage Smart Automobiles	0.03%
Aggregate Residual Value	$904,209,088.10
Aggregate of Residual Values as a Percentage of the Cutoff Date
Securitization Value	69.02%
Average Residual Value	$27,502.79
Residual Value Range	$6,406.00 to $89,621.00
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Securitization Value	59.12%
Weighted Average Original Term(2)	37.04 months
Original Term Range	24 to 60 months
Weighted Average Remaining Term(2)	25.87 months
Remaining Term Range	3 to 57 months
Weighted Average FICO® Score(2)	768.18
Range of FICO® Scores	651 to 884

(1)	Discounted by the greater of the contract rate and 7.50%
(2)	Weighted by Cutoff Date Aggregate Securitization Value

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2011-B.

Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	1,932	5.88%	$83,015,255.26	6.34%
25 – 36	18,742	57.01	712,585,660.13	54.40
37 – 48	11,615	35.33	485,567,854.77	37.07
49 – 60	588	1.79	28,831,939.66	2.20
Total:	32,877	100.00%	$1,310,000,709.82	100.00%

(1)   Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	533	1.62%	$19,314,655.57	1.47%
13 – 24	15,758	47.93	570,859,434.74	43.58
25 – 36	12,999	39.54	561,616,741.32	42.87
37 – 48	3,513	10.69	153,705,935.23	11.73
49 – 60	74	0.23	4,503,942.96	0.34
Total:	32,877	100.00%	$1,310,000,709.82	100.00%

(1)  Percentages may not add to 100.00% due to rounding.

Distribution of the Leased Vehicles by State Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	8,424	25.62%	$327,479,253.85	25.00%
New York	6,052	18.41	242,842,711.07	18.54
New Jersey	3,770	11.47	147,481,392.16	11.26
Florida	3,549	10.79	141,139,003.02	10.77
Total:	21,795	66.29%	$858,942,360.10	65.57%

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
E Class	9,742	29.63%	$412,418,653.35	31.48%
C Class	9,623	29.27	273,308,024.80	20.86
ML Class	5,496	16.72	201,487,338.48	15.38
S Class	1,984	6.03	144,148,015.92	11.00
GL Class	2,459	7.48	125,157,070.24	9.55
Total:	29,304	89.13%	$1,156,519,102.79	88.27%

Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles owned by Mercedes-Benz Auto Lease Trust 2011-B (“MBALT 2011-B”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2011-B
Pool Factor(1)

(1)	Based on a 100% prepayment assumption. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Lives of the Notes” in this prospectus supplement.

MBALT 2011-B

	Date	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	11/16/2011	1,310,000,709.82	1.00	1,310,000,709.82	1.00
1	11/30/2011	1,269,465,501.57	0.97	1,265,780,598.41	0.97
2	12/31/2011	1,249,283,129.32	0.95	1,240,259,460.00	0.95
3	1/31/2012	1,228,637,766.19	0.94	1,215,633,175.40	0.93
4	02/29/2012	1,208,022,270.28	0.92	1,193,593,486.34	0.91
5	03/31/2012	1,187,177,828.18	0.91	1,170,087,642.01	0.89
6	04/30/2012	1,164,285,173.29	0.89	1,144,585,578.74	0.87
7	05/31/2012	1,139,228,438.01	0.87	1,117,460,569.85	0.85
8	06/30/2012	1,112,110,048.24	0.85	1,084,609,752.64	0.83
9	07/31/2012	1,082,662,359.16	0.83	1,051,331,294.56	0.80
10	08/31/2012	1,050,277,030.05	0.80	1,016,783,114.80	0.78
11	09/30/2012	1,006,173,373.76	0.77	983,152,327.38	0.75
12	10/31/2012	952,994,371.25	0.73	939,179,930.69	0.72
13	11/30/2012	902,984,602.64	0.69	892,772,735.82	0.68
14	12/31/2012	838,274,741.14	0.64	839,255,313.42	0.64

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles owned by MBALT 2011-B. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus supplement.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	11/16/2011	–	–
1	11/30/2011	0.45%	142.01%
2	12/31/2011	0.54%	167.62%
3	01/31/2012	0.56%	172.64%
4	02/29/2012	0.54%	164.44%
5	03/31/2012	0.55%	163.42%
6	04/30/2012	0.57%	158.57%
7	05/31/2012	0.61%	151.21%
8	06/30/2012	0.68%	151.02%
9	07/31/2012	0.75%	146.28%
10	08/31/2012	0.81%	139.85%
11	09/30/2012	0.80%	122.70%
12	10/31/2012	0.81%	111.45%
13	11/30/2012	0.83%	107.72%
14	12/31/2012	0.80%	99.30%

Delinquency Experience

Set forth below is delinquency information relating to the leases and leased vehicles owned by MBALT 2011-B presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	% of Securitization Value	61-120 Days Delinquent ($)	% of Securitization Value
1	11/30/2011	1,265,780,598.41	1,723,290.20	0.14%	227,840.98	0.02%
2	12/31/2011	1,240,259,460.00	1,432,745.54	0.12%	459,042.28	0.04%
3	01/31/2012	1,215,633,175.40	1,491,626.64	0.12%	413,146.33	0.03%
4	02/29/2012	1,193,593,486.34	1,870,285.89	0.16%	524,478.52	0.04%
5	03/31/2012	1,170,087,642.01	1,326,495.67	0.11%	555,381.99	0.05%
6	04/30/2012	1,144,585,578.74	1,676,301.21	0.15%	405,216.00	0.04%
7	05/31/2012	1,117,460,569.85	2,404,743.99	0.22%	493,274.89	0.04%
8	06/30/2012	1,084,609,752.64	2,421,446.60	0.22%	698,766.38	0.06%
9	07/31/2012	1,051,331,294.56	2,358,884.98	0.22%	547,309.26	0.05%
10	08/31/2012	1,016,783,114.80	2,234,933.84	0.22%	1,015,497.92	0.10%
11	09/30/2012	983,152,327.38	3,139,949.94	0.32%	980,096.59	0.10%
12	10/31/2012	939,179,930.69	2,976,362.33	0.32%	809,200.42	0.09%
13	11/30/2012	892,772,735.82	3,225,769.17	0.36%	929,568.40	0.10%
14	12/31/2012	839,255,313.42	3,415,854.06	0.41%	947,344.63	0.11%

Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles owned by MBALT 2011-B presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases	Liquidation Value of Defaulted Leases	Net Credit Loss	Cumulative Net Credit Loss/(Gain)	Cumulative Net Credit Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	11/30/2011	1,232,776.62	1,346,601.74	(113,825.12)	(113,825.12)	(0.009)%
2	12/31/2011	391,874.60	334,460.92	57,413.68	(56,411.44)	(0.004)%
3	01/31/2012	860,216.92	905,353.76	(45,136.84)	(101,548.28)	(0.008)%
4	02/29/2012	620,357.85	380,657.36	239,700.49	138,152.21	0.011%
5	03/31/2012	720,155.90	661,034.97	59,120.93	197,273.14	0.015%
6	04/30/2012	511,512.64	365,496.89	146,015.75	343,288.89	0.026%
7	05/31/2012	654,746.98	596,981.07	57,765.91	401,054.80	0.031%
8	06/30/2012	660,493.32	783,822.16	(123,328.84)	277,725.96	0.021%
9	07/31/2012	698,844.22	641,652.91	57,191.31	334,917.27	0.026%
10	08/31/2012	885,826.06	999,854.90	(114,028.84)	220,888.43	0.017%
11	09/30/2012	541,661.65	411,091.98	130,569.67	351,458.10	0.027%
12	10/31/2012	1,020,870.22	746,557.84	274,312.38	625,770.48	0.048%
13	11/30/2012	1,793,209.39	1,936,441.50	(143,232.11)	482,538.37	0.037%
14	12/31/2012	3,464,920.16	4,281,930.00	(817,009.84)	(334,471.47)	(0.026)%

	Date	Securitization Value of Liquidated Leases	Liquidation Proceeds and Recoveries	Residual Loss	Cumulative Residual Loss/(Gain)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	11/30/2011	10,322,047.56	11,857,984.14	(1,535,936.58)	(1,535,936.58)	(0.117)%
2	12/31/2011	7,849,035.26	9,141,344.87	(1,292,309.61)	(2,828,246.19)	(0.216)%
3	01/31/2012	7,332,638.89	8,643,639.71	(1,311,000.82)	(4,139,247.01)	(0.316)%
4	02/29/2012	5,446,992.00	6,284,916.21	(837,924.21)	(4,977,171.22)	(0.380)%
5	03/31/2012	6,797,489.82	7,271,626.11	(474,136.29)	(5,451,307.51)	(0.416)%
6	04/30/2012	8,556,677.33	9,183,182.65	(626,505.32)	(6,077,812.83)	(0.464)%
7	05/31/2012	10,068,145.25	11,300,397.37	(1,232,252.12)	(7,310,064.95)	(0.558)%
8	06/30/2012	15,909,540.86	19,408,259.28	(3,498,718.42)	(10,808,783.37)	(0.825)%
9	07/31/2012	15,754,043.20	19,173,892.17	(3,419,848.97)	(14,228,632.34)	(1.086)%
10	08/31/2012	17,834,659.14	21,249,107.65	3,414,448.51	(17,643,080.85)	(1.347)%
11	09/30/2012	18,459,328.74	20,881,245.01	(2,421,916.27)	(20,064,997.12)	(1.532)%
12	10/31/2012	27,522,547.10	30,494,515.00	(2,971,967.90)	(23,036,965.02)	(1.759)%
13	11/30/2012	29,454,664.76	32,080,735.51	(2,626,070.75)	(25,663,035.77)	(1.959)%
14	12/31/2012	35,444,371.74	39,171,863.88	(3,727,492.14)	(29,390,527.91)	(2.244)%

Mercedes-Benz Auto Lease Trust 2012-A
Static Pool Data

Composition of the Portfolio of the Leases
(As of the Cutoff Date)

Closing Date	March 22, 2012
Cutoff Date	January 31, 2012
Cutoff Date Aggregate Securitization Value	$1,697,643,474.41
Number of Leases	45,053
Average Securitization Value	$37,681.03
Securitization Value Range	$6,812.59 to $146,409.25
Percentage Mercedes-Benz Passenger Cars	68.44%
Percentage Mercedes-Benz Sport Utility Vehicles/Crossovers	31.54%
Percentage Smart Automobiles	0.01%
Aggregate Residual Value	$1,139,551,610.25
Aggregate of Residual Values as a Percentage of the Cutoff Date	67.13%
Average Residual Value	$25,293.58
Residual Value Range	$4,160.00 to $91,303.00
Aggregate of Discounted Residual Value(1) as a Percentage of the Cutoff Date Aggregate Securitization Value	58.91%
Weighted Average Original Term(2)	37.41 months
Original Term Range	13 to 60 months
Weighted Average Remaining Term(2)	25.04 months
Remaining Term Range	3 to 57 months
Weighted Average FICO® Score(2)	770.55
Range of FICO® Scores	651 to 900

(1)	Discounted by the Securitization Rate.
(2)	Weighted by Cutoff Date Aggregate Securitization Value.

For purposes of the tables presented below, “Aggregate Securitization Value” shall mean the sum of the Securitization Values of the leases and the related leased vehicles allocated to the reference pool for Mercedes-Benz Auto Lease Trust 2012-A.

Distribution of the Leases by Original Term to Maturity
(As of the Cutoff Date)

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
13 – 24	1,889	4.19%	$74,143,447.18	4.37%
25 – 36	25,518	56.64	946,862,260.14	55.78
37 – 48	16,353	36.30	622,748,917.18	36.68
49 – 60	1,293	2.87	53,888,849.91	3.17
Total:	45,053	100.00%	$1,697,643,474.41	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leases by Remaining Term to Maturity
(As of the Cutoff Date)

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
1 – 12	3,967	8.81%	$113,453,745.78	6.68%
13 – 24	19,803	43.95	714,404,981.78	42.08
25 – 36	17,259	38.31	690,662,366.94	40.68
37 – 48	3,915	8.69	172,734,982.46	10.17
49 – 60	109	0.24	6,387,397.45	0.38
Total:	45,053	100.00%	$1,697,643,474.41	100.00%

(1)	Percentages may not add to 100.00% due to rounding.

Distribution of the Leased Vehicles by State Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

State	Number of Leases	Percentage of Total Number of Leases	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	11,601	25.75%	$421,628,043.11	24.84%
New York	8,040	17.85	305,458,600.97	17.99
Florida	4,878	10.83	184,641,653.24	10.88
New Jersey	4,870	10.81	177,803,674.69	10.47
Total:	29,389	65.24%	$1,089,531,972.01	64.18%

Distribution of the Leased Vehicles by Model Representing More than 5% of the Aggregate Securitization Value
(As of the Cutoff Date)

Model	Number of Leases	Percentage of Total Number of Leases	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date
E Class	12,766	28.34%	$494,702,900.54	29.14%
C Class	12,307	27.32	338,657,012.41	19.95
ML Class	7,551	16.76	264,265,574.38	15.57
S Class	2,817	6.25	183,365,472.41	10.80
GL Class	3,653	8.11	174,194,304.67	10.26
Total:	36,569	81.18%	$1,381,927,632.95	85.72%

Prepayment Information

Set forth below is prepayment information relating to the leases and related leased vehicles owned by Mercedes-Benz Auto Lease Trust 2012-A (“MBALT 2012-A”).  The following table includes a pool factor based on the prepayment assumption(1) and an actual pool factor to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance table setting forth the principal amounts of the notes using certain prepayment assumptions.

MBALT 2012-A
Pool Factor(1)

(1)	Based on a 100% prepayment assumption. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Lives of the Notes” in this prospectus supplement.

MBALT 2012-A

	Date	0% PPC Securitization Value	Planned Pool Amortization based on 100% Prepayment Assumption ($)	Pool Factor	Actual Amortization ($)	Pool Factor
0	3/22/2012	1,697,643,474.41	1,697,643,474.41	1.00	1,697,643,474.41	1.00
1	03/31/2012	1,650,323,436.85	1,639,160,271.74	0.97	1,634,161,625.08	0.96
2	04/30/2012	1,623,236,610.24	1,606,501,025.43	0.95	1,598,785,383.82	0.94
3	05/31/2012	1,593,946,322.41	1,571,685,496.98	0.93	1,559,298,447.76	0.92
4	06/30/2012	1,565,731,473.20	1,537,967,076.75	0.91	1,516,842,317.26	0.89
5	07/31/2012	1,536,784,413.53	1,501,103,868.42	0.88	1,475,309,676.75	0.87
6	08/31/2012	1,506,748,010.98	1,460,741,636.32	0.86	1,433,344,326.48	0.84
7	09/30/2012	1,475,226,555.63	1,416,491,023.42	0.83	1,393,821,042.31	0.82
8	10/31/2012	1,441,239,867.08	1,367,415,629.45	0.81	1,349,033,087.89	0.79
9	11/30/2012	1,403,951,841.83	1,312,757,878.47	0.77	1,301,013,975.18	0.77
10	12/31/2012	1,365,770,835.38	1,254,795,004.61	0.74	1,246,373,275.44	0.73

Prepayment Speed Information

The following table sets forth prepayment speed information relating to the leases and leased vehicles owned by MBALT 2012-A. For more information regarding prepayment speeds, you should refer to “Weighted Average Lives of the Notes” in this prospectus supplement.

	Date	Lifetime Prepayment Speed	Proportion of Prepayment Assumption Realized
0	03/22/2012	–	–
1	03/31/2012	0.46%	142.29%
2	04/30/2012	0.47%	143.48%
3	05/31/2012	0.51%	152.24%
4	06/30/2012	0.58%	170.78%
5	07/31/2012	0.62%	166.94%
6	08/31/2012	0.64%	154.96%
7	09/30/2012	0.64%	135.65%
8	10/31/2012	0.65%	122.94%
9	11/30/2012	0.67%	111.84%
10	12/31/2012	0.73%	106.93%

Delinquency Experience

Set forth below is delinquency information relating to the leases and leased vehicles owned by MBALT 2012-A presented on a monthly basis.

	Date	Outstanding Aggregate Securitization Value ($)	31-60 Days Delinquent ($)	% of Securitization Value	61-120 Days Delinquent ($)	% of Securitization Value
1	03/31/2012	1,634,161,625.08	1,669,998.92	0.10%	248,597.21	0.02%
2	04/30/2012	1,598,785,383.82	1,870,572.86	0.12%	477,878.74	0.03%
3	05/31/2012	1,559,298,447.76	1,711,135.92	0.11%	529,408.82	0.03%
4	06/30/2012	1,516,842,317.26	2,248,448.03	0.15%	411,661.29	0.03%
5	07/31/2012	1,475,309,676.75	2,546,023.94	0.17%	683,265.30	0.05%
6	08/31/2012	1,433,344,326.48	2,439,360.90	0.17%	797,889.07	0.06%
7	09/30/2012	1,393,821,042.31	2,999,847.00	0.22%	800,573.98	0.06%
8	10/31/2012	1,349,033,087.89	2,904,901.36	0.22%	908,606.86	0.07%
9	11/30/2012	1,301,013,975.18	2,896,494.94	0.22%	1,274,859.30	0.10%
10	12/31/2012	1,246,373,275.44	4,546,295.96	0.36%	1,148,339.12	0.09%

Credit Loss and Residual Loss Experience

Set forth below is loss information relating to the leases and leased vehicles owned by MBALT 2012-A presented on a monthly basis.

	Date	Securitization Value of Defaulted Leases	Liquidation Value of Defaulted Leases	Net Credit Loss	Cumulative Net Credit Loss(Gain)	Cumulative Net Credit Loss/ (Gain) as % of Cutoff Date Securitization Value
1	03/31/2012	812,383.21	965,239.27	(152,856.06)	(152,856.06)	(0.009)%
2	04/30/2012	692,919.38	662,596.99	30,322.39	(122,533.67)	(0.007)%
3	05/31/2012	1,151,969.64	663,834.46	488,135.18	365,601.51	0.022%
4	06/30/2012	737,870.52	882,143.14	(144,272.62)	221,328.89	0.013%
5	07/31/2012	1,032,305.80	1,137,205.33	(104,899.53)	116,429.36	0.007%
6	08/31/2012	996,172.43	1,081,453.81	(85,281.38)	31,147.98	0.002%
7	09/30/2012	1,048,850.56	1,145,004.52	(96,153.96)	(65,005.98)	(0.004)%
8	10/31/2012	818,412.71	570,756.62	247,656.09	182,650.11	0.011%
9	11/30/2012	2,232,651.29	2,561,540.80	(328,889.51)	(146,239.40)	(0.009)%
10	12/31/2012	5,216,292.82	5,999,405.48	(783,112.66)	(929,352.06)	(0.055)%

	Date	Securitization Value of Liquidated Leases	Liquidation Proceeds and Recoveries	Residual Loss	Cumulative Net Credit Loss/(Gain)	Cumulative Residual Loss/(Gain) as % of Cutoff Date Aggregate Securitization Value
1	03/31/2012	14,953,551.34	17,750,017.51	(2,796,466.17)	(2,796,466.17)	(0.165)%
2	04/30/2012	10,731,409.02	12,853,706.41	(2,122,297.39)	(4,918,763.56)	(0.290)%
3	05/31/2012	14,834,820.24	17,885,626.18	(3,050,805.94)	(7,969,569.50)	(0.469)%
4	06/30/2012	18,200,472.84	21,864,456.62	(3,663,983.78)	(11,633,553.28)	(0.685)%
5	07/31/2012	16,678,231.46	20,118,524.55	(3,440,293.09)	(15,073,846.37)	(0.888)%
6	08/31/2012	17,895,268.67	21,523,995.04	(3,628,726.37)	(18,702,572.74)	(1.102)%
7	09/30/2012	16,917,212.47	20,545,746.09	(3,628,533.62)	(22,331,106.36)	(1.315)%
8	10/31/2012	21,323,751.73	24,963,279.50	(3,639,527.77)	(25,970,634.13)	(1.530)%
9	11/30/2012	23,066,409.88	27,161,835.16	(4,095,425.28)	(30,066,059.41)	(1.771)%
10	12/31/2012	26,788,694.94	32,068,004.97	(5,279,310.03)	(35,345,369.44)	(2.082)%

Appendix C
Assumed Cashflows

Modeling Assumption: The cash flow schedules appearing in the immediately following table were generated assuming that (i) that the lessees make their remaining lease payments starting in March 2013 and every month thereafter until all scheduled lease payments are made and (ii) the residual value of the 2013-A Vehicles is due the month following the last related lease payment.

Period	Beginning Aggregate Securitization Value	Base Monthly Payment	Residual Value
March 2013	$2,399,519,126.59	$40,737,431.11	$0.00
April 2013	$2,371,597,539.59	$39,571,181.57	$0.00
May 2013	$2,344,546,400.75	$39,559,109.10	$373,532.00
June 2013	$2,316,990,546.70	$39,548,862.35	$369,635.00
July 2013	$2,289,302,896.81	$39,534,800.41	$501,058.00
August 2013	$2,261,351,145.06	$39,519,093.03	$520,850.00
September 2013	$2,233,247,214.45	$39,501,473.98	$677,663.00
October 2013	$2,204,855,212.60	$39,489,038.72	$458,275.00
November 2013	$2,176,544,688.14	$39,456,374.80	$1,356,063.00
December 2013	$2,147,219,109.34	$39,432,076.92	$1,085,291.00
January 2014	$2,118,033,283.62	$38,650,079.17	$36,433,334.09
February 2014	$2,054,126,703.69	$37,972,541.29	$30,630,407.20
March 2014	$1,996,362,068.79	$37,201,674.67	$35,342,440.00
April 2014	$1,934,349,603.74	$36,494,273.35	$31,391,640.95
May 2014	$1,876,667,577.93	$35,268,565.90	$60,451,992.85
June 2014	$1,790,845,876.42	$33,883,572.87	$68,985,597.40
July 2014	$1,697,423,872.08	$31,674,511.89	$115,678,403.60
August 2014	$1,559,027,040.85	$29,698,769.96	$99,729,800.38
September 2014	$1,437,828,361.51	$28,113,970.73	$75,697,895.90
October 2014	$1,341,610,256.89	$26,116,812.08	$99,283,365.04
November 2014	$1,223,297,766.12	$22,861,399.49	$164,726,003.26
December 2014	$1,042,176,105.21	$21,005,877.13	$78,986,118.04
January 2015	$947,698,877.56	$19,392,741.97	$69,061,456.00
February 2015	$864,260,129.15	$17,717,748.56	$72,351,661.37
March 2015	$778,765,407.06	$15,705,259.03	$88,104,436.60
April 2015	$679,079,605.12	$14,359,558.59	$56,450,869.79
May 2015	$611,868,455.11	$13,128,034.15	$50,288,229.36
June 2015	$551,695,898.01	$12,382,872.01	$25,497,236.00
July 2015	$516,740,386.80	$11,616,307.41	$27,107,238.80
August 2015	$480,754,297.98	$10,682,274.45	$33,580,958.88
September 2015	$439,036,532.77	$9,247,810.25	$56,023,376.72
October 2015	$376,088,341.39	$7,747,765.72	$59,793,490.00
November 2015	$310,537,922.28	$5,743,334.02	$78,077,654.50
December 2015	$228,362,432.09	$5,116,324.37	$21,897,880.17
January 2016	$202,559,663.76	$4,623,744.71	$17,962,009.00
February 2016	$181,048,201.00	$4,062,647.71	$20,424,306.99
March 2016	$157,521,674.13	$3,734,983.87	$11,141,310.91
April 2016	$143,481,246.47	$3,344,811.04	$13,690,006.00
May 2016	$127,207,479.72	$2,909,032.05	$15,022,521.30
June 2016	$109,950,231.55	$2,539,327.46	$11,626,027.00
July 2016	$96,367,702.73	$2,173,316.81	$12,575,014.59
August 2016	$82,130,129.42	$1,779,590.47	$13,421,973.39
September 2016	$67,363,791.40	$1,324,736.75	$16,507,935.05
October 2016	$49,887,751.90	$845,697.79	$18,134,391.34
November 2016	$31,171,824.25	$315,399.01	$20,567,339.20
December 2016	$10,454,638.35	$273,696.18	$1,392,713.00
January 2017	$8,844,860.51	$229,591.91	$1,343,803.75
February 2017	$7,319,533.73	$185,345.31	$1,433,276.52
March 2017	$5,740,821.56	$176,398.20	$222,106.00
April 2017	$5,373,789.35	$157,497.27	$423,683.50
May 2017	$4,821,901.62	$133,214.61	$622,590.00
June 2017	$4,092,014.42	$123,439.01	$275,569.00
July 2017	$3,714,979.43	$111,089.88	$358,167.00
August 2017	$3,265,661.59	$83,469.53	$727,827.00
September 2017	$2,471,866.75	$61,041.12	$720,192.00
October 2017	$1,703,803.18	$25,515.08	$995,985.00
November 2017	$691,318.17	$0.00	$694,933.00
December 2017	$0.00	$0.00	$0.00

C-1

ANNEX I

Global Clearance, Settlement and
Tax Documentation Procedures

The globally-offered securities to be issued from time to time will initially be available only in book-entry form.  Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear.  The globally-offered securities will be tradable as home market instruments in both the European and United States domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice.

Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to United States corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be affected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

See “Certain Information Regarding the Securities—Book-Entry Registration” in the prospectus for further information.

A beneficial owner of globally-offered securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States Persons (or, in the case of a Non-United States Person holding the securities through a partnership, such other rate as is applicable), unless each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and that beneficial owner takes steps to obtain one of the following exemptions or reduced tax rate:

Exemption for Non-United States Persons.  Non-United States Persons that are beneficial owners of the Notes and are individuals or entities treated as corporations for federal income tax purposes can generally obtain a complete exemption from the withholding tax by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  A Non-United States Person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

Exemption for Non-United States Persons with Effectively Connected Income.  Non-United States Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the Notes and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholdings on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or Reduced Rate for Non-United States Persons Resident in Treaty Countries.  Non-United States Persons that for federal income tax purposes are individuals or entities treated as corporations that beneficially own the Notes and reside in a country that has a tax treaty with the United States may be able to obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  A Non-United States Person not described in the foregoing sentence that beneficially owns a Note may be subject to more complex rules.

A-I-1

Exemption for United States Persons.  United States Persons that are beneficial owners of the Notes can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

United States Federal Income Tax Reporting Procedure.  The beneficial owner of a globally-offered security files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency.  Form W-8ECI and Form W-8BEN are effective from the date the form is signed through the end of the third succeeding calendar year.  If the information on either Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of such change.  Form W-8BEN and Form W-8ECI may be filed by the beneficial owner of a security or its agent.

This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally-offered securities.  We suggest that you read “Material Federal Income Tax Consequences” in the prospectus for further information and consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered securities.  The information contained in this Annex I is an integral part of the prospectus supplement to which it is attached.

A-I-2

PROSPECTUS
Mercedes-Benz Auto Lease Trusts
Asset Backed Notes

Daimler Trust Leasing LLC Depositor	Mercedes-Benz Financial Services USA LLC Sponsor, Servicer and Administrator

Before you purchase any of these notes, be sure to read the risk factors beginning on page 11 of this prospectus and the risk factors set forth in the related prospectus supplement.

The notes and the certificates, if any, will represent interests in or obligations of the related issuing entity only and will not represent interests in or obligations of Daimler Trust Leasing LLC, Mercedes-Benz Financial Services USA LLC or any of their respective affiliates.

This prospectus may be used to offer and sell any of the notes only if accompanied by the prospectus supplement for the related issuing entity.

A new issuing entity will be formed to be the issuing entity for each securitization.  Each issuing entity:
• will issue a series of asset-backed notes and/or certificates in one or more classes;

• will own:

• an exchange note secured by new and pre-owned Mercedes-Benz passenger car, sport utility vehicle and crossover, light-duty truck and smart automobile leases and the related leased vehicles, including the lease payments and the right to payments received from the sale or other disposition of the leased vehicles;

• funds in accounts of the issuing entity; and

• any other property described in this prospectus and identified in the accompanying prospectus supplement; and

• may have the benefit of one or more forms of credit enhancement described in this prospectus, which will be specified in the applicable prospectus supplement.

The main sources of funds for making payments on an issuing entity’s securities will be collections on its reference pool of leases and related leased vehicles and any credit enhancement that the issuing entity may have.

The amounts, prices and terms of each offering of notes will be determined at the time of sale and will be described in an accompanying prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 12, 2013.

Reading this Prospectus and the Prospectus Supplement

We provide information on your securities in two separate documents that offer varying levels of detail:

•	this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities; and

•	the prospectus supplement will provide a summary of the specific terms of your securities.

We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.  Capitalized terms used in this prospectus are defined in the Glossary of Terms.

You should rely only on the information contained in this prospectus and the prospectus supplement, including any information incorporated by reference.  We have not authorized anyone to provide you with different information.  The information in this prospectus and each prospectus supplement is only accurate as of the dates on their respective covers. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus and a prospectus supplement may contain forward-looking statements, including without limitation statistical information based on assumed facts.  Whenever we use words like “intends”, “anticipates” or “expects”, or similar words in this prospectus or in a prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus or in a prospectus supplement speak only as of the date of this prospectus or the date of the prospectus supplement, as applicable.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus or a prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

Available Information

Daimler Trust Leasing LLC, as the Depositor for each issuing entity, has filed a Registration Statement covering the securities offered by this prospectus and a prospectus supplement with the SEC under the Securities Act.  This prospectus is part of the Registration Statement but the Registration Statement includes additional information.

You can review the Registration Statement online at the SEC’s website, http://www.sec.gov, or you may inspect and copy the Registration Statement at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 (telephone 202-942-8088).  Also available at the SEC’s website (http://www.sec.gov) are reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The Depositor’s CIK number is 0001537805. This number can be used on the SEC’s website to locate documents filed by the Depositor.

For the time period that each Issuing Entity is required to report under the Exchange Act, Mercedes-Benz Financial Services USA LLC, as the Servicer, will file for the Issuing Entity annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K and amendments to those reports with the SEC.  A copy of each such report may be obtained by any securityholder by request to the Depositor.  See “Certain Information Regarding the Securities—Reports to be Filed with the SEC”.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or a prospectus supplement.  We incorporate by reference into this prospectus any future distribution report on Form 10-D or current report on Form 8-K, or any amendment to any such report, we file with the SEC prior to the termination of the offering of the notes offered by this prospectus.  These periodic reports will be filed under the name of the issuing entity for those notes.

The Depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated by reference into this prospectus or the prospectus supplement.  Requests for such copies should be directed to:

Daimler Trust Leasing LLC
36455 Corporate Drive
Farmington Hills, MI  48331
(248) 991-6700

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents.  You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to under “Available Information”.

Summary of Terms

The following summary is a short description of the main structural features that an issuing entity’s securities may have.  For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security.  To fully understand the terms of an issuing entity’s securities, you will need to read both this prospectus and the prospectus supplement in their entirety.

Principal Parties

Issuing Entity

A separate trust will be formed to be the issuing entity for each series of securities by a trust agreement between the depositor and the owner trustee of the issuing entity.  The name of the issuing entity will be set forth in the prospectus supplement.

Depositor

Daimler Trust Leasing LLC, a Delaware limited liability company, will transfer the exchange note to the issuing entity.

Daimler Trust Leasing LLC’s principal executive offices are located at 36455 Corporate Drive, Farmington Hills, Michigan 48331, and its telephone number is (248) 991-6700.

Sponsor, Servicer and Administrator

Mercedes-Benz Financial Services USA LLC, a Delaware limited liability company, will be the sponsor of each securitization, will be the servicer and administrator for each issuing entity and will be responsible for servicing the leases and the related leased vehicles.

Mercedes-Benz Financial Services USA LLC’s principal executive offices are located at 36455 Corporate Drive, Farmington Hills, Michigan 48331, and its telephone number is (248) 991-6700.

Indenture Trustee

The prospectus supplement will name the indenture trustee.

Owner Trustee

The prospectus supplement will name the owner trustee.

Titling Trust

Daimler Trust, a Delaware statutory trust.

Titling Trustee

BNY Mellon Trust of Delaware (f/k/a BNY Mellon Trust (Delaware)) (f/k/a The Bank of New York (Delaware)), a Delaware banking corporation.

Initial Beneficiary

Daimler Trust Holdings LLC, a Delaware limited liability company.

Titling Trust Administrator

Mercedes-Benz Financial Services USA LLC, a Delaware limited liability company.

Collateral Agent

Daimler Title Co., a Delaware corporation.

Securities

A series of securities may include one or more classes of notes and/or certificates.

Notes

Notes of a series may include one or more classes, and will be issued pursuant to an indenture.  Some of the notes issued by the issuing entity may not be offered.  The prospectus supplement will specify the class or classes of notes that are being offered to the public.

You may purchase notes, which generally will be issued only in book-entry form, in the denominations set forth in the prospectus supplement.

Certificates

The issuing entity will also issue one or more classes of certificates, which may or may not have a stated certificate balance, representing all of the beneficial ownership interest in the issuing entity.  Other than those certificates, no other series or classes of securities will be backed by the same exchange note or otherwise have claims on the same assets as the notes.  Certificates will not be offered by the prospectus supplement.

The prospectus supplement will describe the priority of payments:

•	between the notes and the certificates;

•	among different classes of notes; and

•	among different classes of certificates.

Terms

The terms of each class of notes and certificates in a series described in the prospectus supplement will include the following:

•	the stated principal amount of each class of notes and the stated certificate balance, if any, of each class of certificates; and

•	the interest rate (which may be fixed, variable, adjustable or some combination of these rates) or method of determining the interest rate.

A class of notes may differ from other classes of notes and a class of certificates may differ from other classes of certificates in one or more aspects, including:

•	timing and priority of payments;

•	seniority;

•	allocation of losses;

•	interest rate or formula for determining interest rate;

•	amount of interest or principal payments;

•	whether interest or principal will be payable to holders of the class if specified events occur; and

•	the ability of holders of a class to direct the trustee to take specified remedies.

You may purchase notes, which generally will be issued only in book-entry form, in the denominations set forth in the prospectus supplement.

The Exchange Notes

Mercedes-Benz and smart automobile dealers have assigned motor vehicle retail lease contracts and the related leased vehicles to Daimler Trust. The leases have been or will be underwritten using the underwriting criteria described under “The Sponsor and Servicer—Underwriting”.  Daimler Trust has purchased these lease contracts from such dealers through cash advances made by Mercedes-Benz Financial Services USA LLC, as lender, to Daimler Trust, under the terms of a revolving facility.

On or before the date the securities of a series are issued, Daimler Trust will issue an exchange note for the related transaction secured by a reference pool and related collateral.  Each lease and the related leased vehicle allocated to the reference pool will be selected based on criteria specified in the related servicing supplement.  The characteristics of the leases and related leased vehicles will be described in the prospectus supplement.

In order to provide an ongoing source of funds to finance the acquisition of leases and the related leased vehicles from dealers, Daimler Trust is a party to a revolving financing facility with Mercedes-Benz Financial Services USA LLC, as the lender.  At the request of Mercedes-Benz Financial Services USA LLC, as the lender, Daimler Trust will issue an exchange note to Mercedes-Benz Financial Services USA LLC in connection with an assignment of its interest in all or a portion of the outstanding balance of the revolving facility pool.  Mercedes-Benz Financial Services USA LLC will then sell the exchange note to the depositor.  The exchange note will be transferred by the depositor to the issuing entity for your series of securities at the time the issuing entity issues such securities.  The issuing entity will assign and pledge the exchange note to the indenture trustee, which will hold a first priority, perfected security interest in the exchange note for the benefit of the noteholders.  The exchange note will be secured by the leases and related leased vehicles included in the related reference pool.  The issuing entity, as holder of the exchange note, will not have an ownership interest in any assets of the titling trust.  Payments made on or in respect of any other titling trust assets will not be available to make payments on the exchange note allocated to the issuing entity for your series of securities.

For more information regarding the issuing entity’s property, see “Property of the Issuing Entities”, “The Exchange Notes” and “The Leases”.

Any noncompliant lease and the related leased vehicle will be removed from the reference pool in connection with the breach of certain representations and warranties concerning the characteristics of the leases, as described under “The Leases—Representations, Warranties and Covenants”.

Property of the Issuing Entities

The property of each issuing entity:

•	will be described in the prospectus supplement;

•
will be primarily the exchange note secured by a reference pool of leases and the related leased vehicles, including the right to receive monthly payments under the leases and the amounts realized from sales of the related leased vehicles on or after a specified cutoff date; and

•	will include other related assets such as:

•	amounts deposited in specified trust accounts;

•	proceeds of any derivative arrangements or similar agreement described in the prospectus supplement applicable to the related issuing entity and the rights of such issuing entity under such agreement;

•	any other credit and cash flow enhancement items described in the prospectus supplement which are issued with respect to any particular series or class; and

•	the rights of the depositor and the issuing entity in the related transaction agreements.

For more information regarding assets of the issuing entity, see “Property of the Issuing Entities” in this prospectus and “The Issuing Entity” in the prospectus supplement.

Prefunding

If specified in the prospectus supplement, on the applicable closing date, the depositor will make a deposit into a prefunding account from proceeds received from the sale of the related securities, in an amount that will be specified in the prospectus supplement, but not to exceed 10% of the proceeds of the offering.  Amounts on deposit in the prefunding account will be used to cause the titling trust to allocate additional leases and the related leased vehicles to the reference pool allocated to the exchange note related to an issuing entity during the period to be specified in the prospectus supplement, which may not exceed one year from the date of issuance of the related securities.  Such additional leases and leased vehicles will be required to have the same eligibility criteria and general characteristics as the initial leases and leased vehicles, unless otherwise set forth in the prospectus supplement.  Any amounts remaining on deposit in the prefunding account following the end of the prefunding period will be transferred to the related exchange note collection account and included as part of available amounts on the next succeeding payment date or applied to specific classes of securities as described in the prospectus supplement.

Revolving Period

If specified in the prospectus supplement, during the period beginning on the related closing date and ending on the payment date specified in the prospectus supplement, which may not exceed one year from the date of issuance of the related securities, all amounts that represent principal collections on the leases that otherwise would become principal distributable amounts on the next related payment date will instead be used to cause the titling trust to allocate additional leases and the related leased vehicles to the reference pool allocated to the exchange note related to an issuing entity, thereby maintaining or increasing the principal amount of such exchange note or issue additional exchange notes.  Such additional leases and leased vehicles will be required to have the same eligibility criteria and general characteristics as the initial leases and leased vehicles, unless otherwise set forth in the prospectus supplement.

An issuing entity may have both a prefunding account and a revolving period.  In this event, the prospectus supplement will specify which funds will be applied first to cause the allocation of additional leases and the related leased vehicles to the reference pool allocated to an exchange note.

Credit and Cash Flow Enhancement

Some classes of securities may have the benefit of one or more of the following enhancements which are intended to increase the likelihood of payments to those securities:

•	subordination of one or more other classes of securities;

•	one or more reserve funds;

•	letters of credit;

•
excess spread (i.e., the excess of anticipated interest collections on the leases allocated to the reference pool over servicing fees, interest on the issuing entity’s securities and any amounts required to be deposited in any reserve fund);

•
overcollateralization (i.e., the amount by which the aggregate securitization value of the leases and leased vehicles allocated to the reference pool exceeds the aggregate principal amount of the notes);

•	cash deposits;

•	a credit or liquidity facility;

•	repurchase obligations;

•	a yield supplement account;

•	a cash collateral account;

•	surety bond, insurance policy or guaranty; or

•	guaranteed investment contracts, interest rate cap or floor agreements, or interest rate or currency swap agreements.

The prospectus supplement will describe the credit or cash flow enhancement and any limitations and exclusions applicable for the related securities.  Enhancements cannot guarantee that losses will not be incurred on the securities.

For general terms applicable to the different forms of credit and cash flow enhancement that may be used by the issuing entities, see  “Description of the Transaction Documents— Credit and Cash Flow Enhancement”.

Servicing Fee

Each issuing entity will pay the servicer a servicing fee based on the aggregate securitization value of the lease contracts included in the related reference pool at the beginning of the preceding month, as specified in the prospectus supplement.  The amount of the servicing fee will be specified in the prospectus supplement.  The servicer may also be entitled to retain as supplemental servicing compensation fees and charges paid by lessees, including, among other things, late payment fees, a returned instrument or automatic clearing house transaction charge, extension fees, purchase option fees, service fees, disposition fees, termination fees and similar charges received with respect to any lease other than excess wear and tear or excess mileage charges.

Servicer Advances

The servicer may, at its option, advance to the issuing entity lease payments that are due but unpaid by the lessee.  The servicer will not be required to make any servicer advance if it determines that it will not be able to recover a servicer advance from future payments on the related lease or leased vehicle.  All servicer advances will be reimbursable to the servicer to the extent described herein.

For more detailed information regarding servicer advances made by the servicer and reimbursement of servicer advances, you should refer to “Description of the Transaction Documents—Servicer Advances” in this prospectus and in the applicable prospectus supplement.

Optional Purchase

The servicer will have the option to purchase from an issuing entity the related exchange note on any payment date when, as set forth in the prospectus supplement, either the aggregate securitization value of the related leases and leased vehicles or the combined unpaid principal amount of the related notes, as applicable, is less than or equal to 10% (or such other percentage set forth in such prospectus supplement) of the aggregate securitization value of the leases and leased vehicles as of the cutoff date or the aggregate initial principal amount of the notes as of the closing date, respectively.

For more detailed information regarding the optional purchase of the assets of an issuing entity, see “Description of the Transaction Documents—Termination” and “Additional Information Regarding the Securities—Optional Purchase” in this prospectus and “Description of the Transaction Documents—Optional Purchase” in the prospectus supplement.

Changes in Payment Priorities

The prospectus supplement will provide a description of the conditions under which changes in the priority of payments to securityholders would be made on any given payment date.

Reallocation of Leases and Leased Vehicles from the Reference Pool

With respect to each series of notes, the servicer will be obligated to deposit or cause to be deposited into the related exchange note collection account an amount equal to the securitization value of any leases and related leased vehicles, including any interest accrued and unpaid with regard to such lease, that breach certain representations and warranties and such breach materially and adversely affects the related issuing entity and is not timely cured.

If so provided in the prospectus supplement, the servicer will be permitted, in a circumstance where it would otherwise be required to deposit the securitization value of a lease and the related leased vehicle as described in the preceding paragraph, to instead substitute a comparable lease and leased vehicle for the lease and leased vehicle required to be reallocated.

For more information regarding the representations and warranties made by the servicer for each series of securities, see “The Leases—General”, “—Representations, Warranties and Covenants” in this prospectus and “The Leases—Characteristics of the Leases” in the prospectus supplement.  For more information regarding the obligation of the servicer to reallocate leases and the related leased vehicles from the reference pool for each series of securities, see “Description of the Transaction Documents—Sales Proceeds”.

Tax Status

Special tax counsel to the depositor and issuing entity will be required to deliver an opinion that, although there is no authority directly on point with respect to transactions similar to those contemplated in this prospectus:

•	the notes will be characterized as debt for federal income tax purposes when owned by parties unrelated to the applicable issuing entity, and

•	the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

By accepting a note, each holder or beneficial owner will be deemed to have agreed to treat the notes as indebtedness for tax purposes. You should consult your own tax advisor regarding the federal tax consequences of the purchase, ownership and disposition of the notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For more detailed information on the application of federal income tax laws, see “Material Federal Income Tax Consequences” in this prospectus and the prospectus supplement.

ERISA Considerations

Unless otherwise stated in the prospectus supplement, the notes will generally be eligible for purchase by or with plan assets of employee benefit and other plans that are subject to ERISA or to Section 4975 of the Internal Revenue Code.  The limitations to, and the requirements for, such purchase will be set forth in the prospectus supplement, including certain representations with respect to prohibited transactions, which will be required.

If you are investing assets of an employee benefit plan or other plan subject to ERISA or Section 4975 of the Internal Revenue Code, you should review the matters discussed under “ERISA Considerations” before investing in the notes.

Risk Factors

You should consider the following risk factors in deciding whether to purchase any of the securities.  The risk factors stated here and in the prospectus supplement describe the principal risk factors of an investment in the securities.

You may have difficulty selling your securities and/or obtaining your desired price

There may be no secondary market for the securities.  The underwriters may participate in making a secondary market in the securities, but are under no obligation to do so.  We cannot assure you that a secondary market will develop.  In addition, there have been times in the past where there have been very few buyers of asset backed securities and thus there has been a lack of liquidity.  There may be a similar lack of liquidity in the future.  As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

The securities are not suitable investments for all investors

The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates.  The securities are complex investments that should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the securities.

Ratings of the securities are limited and may be reduced or withdrawn

At the initial issuance of the securities of an issuing entity, at least one nationally recognized statistical rating organization that has been hired by the sponsor or the depositor to rate the offered securities will rate the offered securities in one of its four highest rating categories.  A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor.  The ratings of the offered securities address the assigning rating agency’s assessment of the likelihood of the payment of principal and interest on the securities according to their terms.  We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower, withdraw or qualify its rating if, in its judgment, circumstances in the future so warrant, or that one or more additional rating agencies, not hired by the sponsor or the depositor to rate the offered securities, may nonetheless provide a rating for the offered securities that will be lower than any rating assigned by a hired rating agency.  In addition, in the event that a rating with respect to any securities is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to such securities.  A reduction, withdrawal or qualification of an offered security’s rating would adversely affect its value.

The issuing entity’s assets are limited and
only the assets of the issuing entity are
available to make payments on your
securities and you may experience a loss if
defaults on the leases or residual value
losses exceed the available credit
enhancement

The securities represent interests solely in an issuing entity or indebtedness of an issuing entity and will not be insured or guaranteed by Mercedes-Benz Financial Services USA LLC, the depositor, the servicer, any of their respective affiliates or, except with respect to a credit enhancement provider specified in the prospectus supplement, any other person or entity.  The only source of payment on your securities will be payments received on the leases and the related leased vehicles in the related reference pool and, if and to the extent available, any credit or cash flow enhancement for the issuing entity described in this prospectus and identified as applying to a particular series of securities in the prospectus supplement.  The securities and the leases will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity.  Therefore, you must rely solely on the assets of the issuing entity for repayment of your securities.  If these assets are insufficient, you may suffer losses on your securities.

The residual values established by Mercedes-Benz Financial Services USA LLC are future projections that are based on projections by Automotive Lease Guide, as described herein and in the prospectus supplement. There is no guarantee that the assumptions regarding future events that are used to determine residual values will prove to be correct.

If the residual values of the leased vehicles as originally determined by Mercedes-Benz Financial Services USA LLC are substantially higher than the sales proceeds actually realized upon the sale of the leased vehicles, you may suffer losses if the available credit enhancement for your series of securities is exceeded.

Amounts on deposit in any reserve fund will be limited and subject to depletion

The amount on deposit in a reserve fund will be used to fund certain payments of monthly interest and certain distributions of principal to noteholders on each payment date if payments received on or in respect of the leases and leased vehicles allocated to the reference pool, including amounts recovered in connection with the repossession and sale of leased vehicles that secure defaulted leases, are not sufficient to make such payments.  There can be no assurances, however, that the amounts on deposit in the reserve fund will be sufficient on any payment date to assure payment of your securities.  If the leases experience higher losses than were projected in determining the amount required to be on deposit in the reserve fund, the amount on deposit in such reserve fund may be less than projected.  If on any payment date, available collections and amounts in the reserve fund are not sufficient to pay in full the monthly interest and distributions of principal due on the securities, you may experience payment delays with respect to your securities.  If on subsequent payment dates the amount of that insufficiency is not offset by excess collections on or in respect of the leases and leased vehicles allocated to the reference pool, amounts recovered in connection with the repossession and sale of leased vehicles that secure defaulted leases and any other available credit or cash flow enhancement for the issuing entity described in this prospectus and identified as applying to a particular series of securities in the prospectus supplement, you will experience losses with respect to your securities. In addition, if so provided in the prospectus supplement, the minimum required balance in the reserve fund may decrease as the aggregate securitization value of the leases and leased vehicles allocated to the reference pool decreases.

Subordination of certain securities may reduce payments to those securities

To the extent specified in the prospectus supplement, the rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities.  Subordination may take one or more of the following forms:

•	interest payments on any payment date on which interest is due may first be allocated to the more senior classes;

•	principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

•	principal payments on the more senior classes may be made on a payment date before interest payments on the subordinated classes are made; and

•
if the indenture trustee sells the assets of the issuing entity following an acceleration of the notes upon an event of default, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any issuing entity will be described in the prospectus supplement.

Failure to pay principal on your securities will not constitute an event of default until maturity

The amount of principal required to be paid to securityholders will be limited to amounts available for those purposes in the exchange note collection account (and any reserve fund or other forms of credit enhancement). Therefore, the failure to pay principal on your securities generally will not result in the occurrence of an event of default until the final scheduled payment date for your securities.

You may experience a greater risk of loss on your securities as the result of armed conflict and terrorist activities	The long-term economic impact of the United States’ military operations in the Middle East and Asia, as well as the possible response to these operations, other terrorist activities and tensions in other regions of the world remains uncertain but could have a material adverse effect on general economic conditions, consumer confidence, market liquidity and the performance of the reference pool of leases and leased vehicles related to an issuing entity. You should consider the possible effects of these events on the delinquency and default experience of the leases.

The Servicemembers Civil Relief Act and similar state laws may provide relief to members of the military on active duty, including reservists or national guard members, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including non-payment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may, under certain circumstances, terminate a lease of a vehicle at any time after the lessee’s entry into military service or the date of the lessee’s military orders. No early termination charges may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws.

In addition, current military operations of the United States, including military operations in Afghanistan, have increased and may continue to increase the number of citizens who are in active military service, including persons in reserve or national guard status who have been called or will be called to active duty. The foregoing laws may impose limitations that would impair the ability of the servicer to repossess a vehicle under a defaulted lease during the related lessee’s period of active duty and, in some cases, may require the servicer to extend the lease termination date of the related lease, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the lessee’s military service. It is not clear that the Servicemembers Civil Relief Act would apply to leases such as the leases allocated to the applicable reference pool or how many leases would be affected by it. If a lessee’s obligation to make lease payments is reduced, adjusted or extended, or if the lease is terminated early and no early termination charge is imposed, the servicer will not be required to advance those amounts.

Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the securities.

Market factors may reduce the value of pre-owned vehicles, which could result in increased losses

The pricing of pre-owned vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new vehicle models and other factors, such as the introduction of new vehicle sales incentives and legislation relating to emissions and fuel efficiency.  A decrease in demand for pre-owned vehicles could result in reduced proceeds upon the liquidation or other disposition of leased vehicles, and therefore could result in increased residual value losses.  Discount pricing incentives or other marketing incentive programs on new vehicles, including those offered by Mercedes-Benz Financial Services USA LLC, its affiliates or by its competitors, that effectively reduce the prices of new vehicles may have the effect of reducing demand by consumers for pre-owned cars. Other factors that are beyond the control of the issuing entity, the depositor and the servicer could also have a negative impact on the value of a vehicle. If resulting losses exceed the credit enhancement available for your series of securities, you may suffer a loss on your investment.

Turn-in rates may increase losses
Under each lease, the lessee may elect to purchase the related vehicle during the related lease term or at the expiration of the lease for an amount generally equal to the stated residual value established at the inception of the lease, subject to certain concessions Mercedes-Benz Financial Services USA LLC may offer to such lessee.  Lessees who decide not to purchase their leased vehicles will expose the related issuing entity to possible losses if the sale prices of such vehicles in the used car market are less than their respective stated residual values.

The level of turn-ins at lease termination could be adversely affected by lessee views on vehicle quality, the relative attractiveness of new models available to the lessees, sales and lease incentives offered with respect to other vehicles (including those offered by Mercedes-Benz Financial Services USA LLC), the level of the purchase option prices for the related leased vehicles compared to new and used vehicle prices and economic conditions generally. The grant of extensions and the early termination of leases allocated to the reference pool for your series of securities may affect the number of turn-ins in a particular month. If lessees purchase the related leased vehicles for less than their stated residual values or if lessees opt to not purchase the related vehicles and such vehicles are then re-sold in the used car market at prices below their related stated residual values, and such residual losses related to these turn-ins exceed the credit enhancement available for your series of securities, you may suffer a loss on your investment.

Prepayments, including prepayments on the leases and the related leased vehicles, may adversely affect the average life of and rate of return on your securities

You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities.  Faster than expected prepayments on the leases may cause the issuing entity to make payments on its securities earlier than expected.  A variety of economic, social and other factors will influence the rate of optional prepayments on the leases and defaults.  We cannot predict the effect of prepayments on the average lives of your securities.

All leases, by their terms, may be prepaid at any time.  Prepayments include:

•	prepayments in whole or in part by the lessee;

•	prepayments in whole or in part resulting from damages

to a leased vehicle and the related insurance proceeds received;

•	liquidations due to default;

•	partial payments with proceeds from amounts received as a result of rebates, insurance premiums and physical damage, theft, credit life and disability insurance policies; and

•
payments due to a required repurchase from the related reference pool of leases and the related leased vehicles by the servicer for specified breaches of certain servicing obligations or representations, warranties and covenants, to the extent such breach materially and adversely affects the interest of the related issuing entity and such breach is not timely cured.

Additional causes of prepayments may include:

•	the distribution to securityholders of funds allocated to a prefunding account, to the extent certain amounts of those funds are not used by the end of the specified prefunding period; and

•	an optional repurchase of an issuing entity’s assets by the servicer, as described under “Additional Information Regarding the Securities—Optional Purchase” in this prospectus.

You will bear any reinvestment risks resulting from prepayments and the corresponding acceleration of payments on the related securities.

As a result of prepayments, the final payment of each class of securities is expected to occur prior to the related final scheduled payment date specified in the prospectus supplement. If sufficient funds are not available to pay any class of securities in full on its final scheduled payment date, an event of default will occur and final payment of that class of securities will occur later than scheduled.

Proceeds of the liquidation of the assets of the related issuing entity may not be sufficient to pay your securities in full

If so directed by the holders of the requisite percentage of the controlling class of notes of a series, following an acceleration of the notes upon an event of default, the related indenture trustee will liquidate the assets of the related issuing entity only in limited circumstances.  The related securityholders will suffer losses if the related indenture trustee sells the assets of the issuing entity for less than the total amount due on its securities.  We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Federal bankruptcy or state debtor relief
laws may impede collection efforts or alter
the timing and amount of collections, which
may result in acceleration of or reduction in
payment on your securities

If a lessee sought protection under federal bankruptcy or state debtor relief laws, a court could reduce or discharge completely the lessee’s obligations to repay amounts due on its lease.  As a result, that lease would be written off as uncollectible.  You could suffer a loss if no funds are available from credit enhancement or other sources and amounts allocated to the securities are insufficient to cover the applicable default amount.

Leases that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment

Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Consumer Financial Protection Bureau, impose requirements on retail lease contracts.  California has enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased.  The failure by the titling trust to comply with these requirements may give rise to liabilities on the part of the titling trust (as lessor under the leases) or the issuing entity of a series (as owner of the related exchange note).  Further, many states have adopted “lemon laws” that provide vehicle users certain rights in respect of substandard vehicles.  A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that all or a portion of payment previously paid by the lessee be refunded. Mercedes-Benz Financial Services USA LLC will make representations and warranties that each lease complies with all requirements of applicable law in all material respects.  If any such representation and warranty proves incorrect, has a material and adverse effect on the interest of the related issuing entity and is not timely cured, Mercedes-Benz Financial Services USA LLC will be required to make a repurchase payment in respect of the related lease and leased vehicle and reallocate the related lease and related leased vehicle out of the related reference pool.  To the extent that Mercedes-Benz Financial Services USA LLC fails to make such repurchase, or to the extent that a court holds the titling trust or the applicable issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the titling trust or the related issuing entity.  If sufficient funds are not available to make both payments to lessees and on your securities, you may suffer a loss on your investment in the securities.

Vicarious tort liability may result in a loss
Some states allow a party that incurs an injury involving a leased vehicle to sue the owner of the vehicle merely because of that ownership.  Most states, however, either prohibit these vicarious liability suits or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

The Transportation Act, more fully described under “Certain Legal Aspects of the Leases and Leased Vehicles—Vicarious Tort Liability” provides that, absent negligence or criminal wrongdoing on its part, an owner (or an affiliate of an owner) of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease.  The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the titling trust.

State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after the effective date of the Transportation Act.  While the outcome in these cases have thus far upheld federal preemption under the Transportation Act, there are no assurances that future cases will reach the same conclusion.

Mercedes-Benz Financial Services USA LLC maintains primary and excess liability insurance policies on behalf of the titling trust, contingent liability insurance coverage against third party claims against the titling trust.  If vicarious liability imposed on the titling trust exceeds this coverage, or if lawsuits are brought against either the titling trust or Mercedes-Benz Financial Services USA LLC involving the negligent use or operation of a leased vehicle, you could experience delays in payments due to you or you may ultimately suffer a loss on your  investment.

Paying the servicer a fee based on a percentage of the securitization value of the related leases may result in the inability to obtain a successor servicer

Because the servicer is paid its base servicing fee based on a percentage of the aggregate securitization value of the related leases, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to assume the duties of the servicer with respect to the remaining related leases and leased vehicles.  If there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period.

Commingling by the servicer may result in delays and reductions in payments on your securities

The servicer, so long as it continues to satisfy certain requirements, will be permitted to hold with its own funds collections it receives from lessees on the leases (and an amount equal to sales proceeds that are deposited under Mercedes-Benz Financial Services USA LLC’s like-kind exchange program, to the extent such program is effective during the term of an issuing entity) and the repurchase payment for any leases and related leased vehicles required to be reallocated from the reference pool until the day prior to the date on which the related distributions are made on the securities. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the issuing entity on or before the related payment date, you might incur a delay in payment or a loss on your securities.

A servicer default may result in additional costs or a diminution in servicing performance, any of which may have an adverse effect on your securities

If a servicer default occurs, the related exchange noteholder (which shall be the related indenture trustee acting on behalf of 66 2/3% of the holders of the notes of the controlling class of a series) may direct the titling trustee to remove the servicer with respect to the related reference pool only, without the consent of the owner trustee or the holders of any securities subordinate to those of the controlling class, including certificateholders.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

•	the cost of the transfer of servicing to the successor; or

•	the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement.

Furthermore, the related indenture trustee or the related securityholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted.

The bankruptcy of Mercedes-Benz Financial Services USA LLC or the depositor could result in losses or delays in payments on your securities and could delay the appointment of a successor servicer

Following a bankruptcy or insolvency of Mercedes-Benz Financial Services USA LLC or the depositor, a court could conclude that the exchange note for your series of securities is owned by Mercedes-Benz Financial Services USA LLC or the depositor, instead of the related issuing entity.  This conclusion could be reached either because the court concluded that the transfer of that exchange note from the depositor to the issuing entity was a pledge of the exchange note and not a “true sale” or because the court concluded that the depositor or the related issuing entity should be consolidated with Mercedes-Benz Financial Services USA LLC or the depositor for bankruptcy purposes.  If this were to occur, you could experience delays in payments due to you, or you may not ultimately receive all amounts due to you as a result of:

•
the “automatic stay”, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States bankruptcy code that permit substitution of collateral in limited circumstances;

•
tax or government liens on Mercedes-Benz Financial Services USA LLC’s or the depositor’s property (that arose prior to the transfer of the related exchange note to the issuing entity) having a prior claim on collections before the collections are used to make payments on the securities; and

•
the fact that neither the issuing entity nor the indenture trustee for your series of securities has a perfected security interest in the leased vehicles allocated to the related reference pool and may not have a perfected security interest in any cash collections of the leases and leased vehicles allocated to the reference pool held by Mercedes-Benz Financial Services USA LLC at the time that a bankruptcy proceeding begins.

The depositor will take steps in structuring each transaction described in this prospectus and the prospectus supplement to minimize the risk that a court would consolidate the depositor with Mercedes-Benz Financial Services USA LLC for bankruptcy purposes or conclude that the transfer of the exchange note was not a “true sale”.

In addition, in the event of default by Mercedes-Benz Financial Services USA LLC resulting solely from certain events of insolvency or the bankruptcy of Mercedes-Benz Financial Services USA LLC, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders of the controlling class from appointing a successor servicer or prevent Mercedes-Benz Financial Services USA LLC from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the leases may occur. Any delay in the collection of payments on the leases may delay or reduce payments to securityholders.

Adverse events with respect to Mercedes-
Benz Financial Services USA LLC, its
affiliates or third party servicers to whom
Mercedes-Benz Financial Services
USA LLC outsources its activities may
affect the timing of payments on your
securities or have other adverse effects on
your securities

Adverse events with respect to Mercedes-Benz Financial Services USA LLC, its affiliates or a third party servicer to whom Mercedes-Benz Financial Services USA LLC outsources its activities may result in servicing disruptions or reduce the market value of your securities.  Mercedes-Benz Financial Services USA LLC currently outsources some of its activities as servicer to third party servicers.  In the event of a termination and replacement of Mercedes-Benz Financial Services USA LLC as the servicer, or if any of the third party servicers cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent leases and therefore delinquencies and credit losses could increase.  As servicer, Mercedes-Benz Financial Services USA LLC will be required to repurchase certain leases that do not comply with representations and warranties made by Mercedes-Benz Financial Services USA LLC (for example, representations relating to the compliance of the lease contracts with applicable laws). If Mercedes-Benz Financial Services USA LLC becomes unable to repurchase any of those leases or make the related payment to the issuing entity, investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, Mercedes-Benz Financial Services USA LLC is an indirect wholly-owned subsidiary of Daimler AG. Although Daimler AG is not guaranteeing the obligations of the issuing entity for any series of securities, if Daimler AG ceased to manufacture vehicles or support the sale of vehicles or if Daimler AG faced financial or operational difficulties, those events may reduce the market value of Mercedes-Benz and smart automobiles, and ultimately the amount realized on any Mercedes-Benz or smart leased vehicle, including the leased vehicles allocated to the reference pool for your series of securities.

Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your securities

Because each exchange note will be secured by the leases and leased vehicles allocated to the related reference pool, you will be dependent on payments made on these leases and proceeds received in connection with the sale or other disposition of the related leased vehicles for payments on your securities.

The issuing entity will not have an ownership interest in the related leases or an ownership interest or perfected security interest in the related leased vehicles, which will be titled in the name of the titling trust or the titling trustee on behalf of the titling trust.

It is therefore possible that a claim against or lien on the leased vehicles or the other assets of the titling trust could limit the amounts payable in respect of the related exchange note to less than the amounts received from the lessees of the related leased vehicles or received from the sale or other disposition of the related leased vehicles.

Further, although unlikely, liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and related leased vehicles owned by the titling trust.

To the extent a third-party makes a claim against, or files a lien on, the assets of the titling trust, including the leased vehicles allocated to the reference pool for your series of securities, it may delay the disposition of those leased vehicles or reduce the amount paid to the holder of the related exchange note.

If that occurs, you may experience delays in payment or losses on your investment in the securities.

If ERISA liens are placed on the titling trust assets, you could suffer a loss on your investment

Liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and related leased vehicles owned by the titling trust and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes Mercedes-Benz Financial Services USA LLC and its affiliates.

However, because the collateral agent in connection with the exchange note has a prior perfected security interest in the leases and related leased vehicles (other than for leased vehicles in Kansas, Missouri and Nebraska), these liens would not have priority over the interest of the collateral agent in the assets securing the exchange note.

While Mercedes-Benz Financial Services USA LLC believes that the likelihood of this liability being asserted against the assets of the titling trust or, if so asserted, being successfully pursued, is remote, you cannot be sure the leases and related leased vehicles will not become subject to an ERISA liability.

Any credit support provided by financial instruments may be insufficient to protect you against losses

Credit support for the securities may be provided through the use of financial instruments consisting of interest rate swaps, interest rate protection agreements, currency swaps, letters of credit, credit facilities, liquidity facilities, surety bonds, insurance policies, guarantees, guaranteed investment contracts, yield supplement agreements or accounts, lines of credit, repurchase obligations or cash deposits.  These types of credit support are limited by the credit of the provider of the related financial instrument and by its ability to make payments as and when required by the terms of the financial instrument.  Any failure of the credit support provider to meet its obligations under the financial instrument could result in losses on the securities.  The terms of any financial instrument providing credit support for the securities may also impose limitations or conditions on when or in what circumstances it may be drawn on.  Any form of credit support may apply only to certain classes of securities, may be limited in dollar amount, may be accessible only under some circumstances and may not provide protection against all risks of loss.  The prospectus supplement will describe the provider of any financial instrument supporting the securities and any conditions, limitations or risks material to the securityholders.

The Sponsor and Servicer

 Overview

MBFS USA will be (i) the Sponsor of each securitization in which securities covered by this prospectus are offered, (ii) responsible for structuring each securitization and selecting the transaction parties other than MBFS USA and its affiliates, (iii) the Servicer of the Leases and the related Leased Vehicles and (iv) the Administrator for each issuing entity.  MBFS USA is a wholly-owned indirect subsidiary of Daimler AG, a German corporation that is a globally leading producer of premium passenger cars and the largest manufacturer of heavy- and medium-duty trucks in the world.  MBFS USA is a Delaware limited liability company and was formed on March 16, 2007.  Its principal executive offices are located at 36455 Corporate Drive, Farmington Hills, Michigan 48331 and its telephone number is (248) 991-6700.

Daimler AG and its predecessor have owned at least one U.S. financial services subsidiary since 1982.  Mercedes-Benz Credit Corporation, a Delaware corporation, was established in 1982 as a wholly owned indirect U.S. finance subsidiary of Daimler-Benz AG, a German corporation that is a predecessor to Daimler AG.  DaimlerChrysler Services North America L.L.C. used the Mercedes-Benz Credit brand name from 2001 to 2005.  DaimlerChrysler Financial Services Americas LLC used the Mercedes-Benz Financial brand name during 2006 and most of 2007.  Except as otherwise indicated by the context, references herein to Mercedes-Benz Financial mean predecessors in interest to MBFS USA (or divisions thereof) that operated under the above-mentioned brand names and financed and leased Mercedes-Benz vehicles. These entities include, as described herein, Mercedes-Benz Credit Corporation, DaimlerChrysler Services North America L.L.C. and DaimlerChrysler Financial Services Americas LLC.

MBFS USA is the present-day successor in interest to MBCC, and to a portion of the operations of DCFSA.  MBFS USA’s primary activities involve supporting sales of:

•
Mercedes-Benz automobiles (including crossover vehicles and sport utility vehicles), smart automobiles and Sprinter light-duty trucks by offering retail and lease automotive financing to consumers and wholesale automotive inventory financing and other loans to dealers; and

•
Daimler commercial vehicles (primarily Freightliner and Western Star trucks) by offering retail and lease financing to owner operators and corporations and wholesale inventory financing and other loans to dealers.

DCFSA and its Chrysler predecessors in interest regularly securitized motor vehicle installment sales contracts and installment loans for Chrysler vehicles and Chrysler dealer floorplan loans through a well-established retail securitization program.  From 1993 until 1998, MBCC sponsored six public securitizations of pools comprised of either Mercedes-Benz motor vehicle installment sales contracts or a combination of Mercedes-Benz retail and Freightliner commercial installment sales contracts.  The last of these transactions was paid in full in 2002, and MBCC did not sponsor any additional term securitizations.

In November 1998, Daimler-Benz AG and Chrysler Corporation, a Delaware corporation which was engaged in the manufacture and sale of Chrysler, Plymouth, Dodge and Jeep motor vehicles, combined to form DaimlerChrysler AG.  In November 2001, MBCC merged with Chrysler Financial Company L.L.C., Chrysler Corporation’s wholly owned finance company, which then merged into DCSNA.  Effective January 1, 2006, DCSNA merged into DCFSA and Chrysler, Mercedes-Benz and Daimler Truck vehicle financing activities were operated as separate DCFSA divisions.  DCFSA financed Chrysler vehicles through its Chrysler Financial division, Mercedes-Benz automobiles through its Mercedes-Benz Financial division and Daimler commercial vehicles (primarily Freightliner and Western Star trucks) through its Daimler Truck Financial division.  Following the 2006 merger, the Chrysler Financial division was the sole motor vehicle finance division of DCFSA that conducted a securitization program.  Financings of Mercedes-Benz automobiles were not included in Chrysler Financial division’s auto loan securitizations.

MBFS USA was created on March 16, 2007 in connection with the sale by DaimlerChrysler AG of the Chrysler Group.  In connection with that sale, DCFSA transferred its Daimler operations to MBFS USA. MBFS USA created its own computerized data management system, independent of the DCFSA computer system which previously maintained delinquency, default and prepayment history information for the receivables portfolios of MBFS USA and its Mercedes-Benz Financial predecessors in interest, in April 2008.

MBFS USA provides indirect automobile and commercial vehicle installment sales contract, installment loan and lease financing by purchasing both retail and commercial installment sales contracts and leases from Mercedes-Benz and smart automobile retail dealers and Daimler commercial vehicle dealers in all 50 states of the United States, the District of Columbia and Puerto Rico.  Leases are purchased by MBFS USA from dealers in accordance with the underwriting standards described below under “—Underwriting”.  MBFS USA provides direct installment sales contract and installment loan financing to finance the purchase by lessees of Leased Vehicles in accordance with the same underwriting standards.  MBFS USA also provides direct wholesale financing to many dealers by financing inventories and other dealer activities such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements.  MBFS USA’s managed retail lease portfolio has grown from $11.0 billion at December 31, 2010 to approximately $15.4 billion at December 31, 2012.

MBFS USA services all of the Leases which the Titling Trust has purchased.  See “—Servicing Responsibilities” below.  Historical delinquency and loss information for the Leases originated and serviced by MBFS USA and its Mercedes-Benz Financial predecessors in interest, and data showing the size and growth of both originations and of the serviced portfolio will be presented in the prospectus supplement.

MBFS USA frequently purchases Leases with Contract Rates that are lower than it would otherwise require based on its targeted rates of return, pursuant to incentive finance programs intended to increase sales of new and pre-owned Mercedes-Benz or smart automobiles.

Legal Proceedings

Except as otherwise provided in the prospectus supplement, MBFS USA is not a party to any legal proceeding that could reasonably be expected to have a material impact on the issuing entity, the interests of the security holders or on MBFS USA’s ability to perform its obligations under the transaction documents to which it is a party.

Underwriting

MBFS USA’s underwriting standards applied by dealers assess a prospective lessee’s ability and willingness to pay the amounts due on the Lease contract and the adequacy of the related Leased Vehicle as collateral.  MBFS USA employs predetermined credit score cutoffs, using a proprietary scorecard developed for its exclusive use, and approval authority levels.

Applicants complete a credit application providing various items of personal and financial information including address, date of birth, income, liabilities and credit and employment history.  The primary applicant may apply with a joint-applicant or guarantor, each of whom is jointly and severally liable for the debt.

Dealers electronically submit Lease application documents, together with related vehicle information and deal structure.  MBFS USA obtains one or more credit reports on the applicant from a national credit bureau (generally, TransUnion).  A second credit report is obtained from Equifax or Experian if the initial report does not contain sufficient credit history.  The credit report is used to evaluate the creditworthiness of the proposed lessee.

MBFS USA evaluates each application using a proprietary credit scorecard developed with a third party credit scoring company exclusively for MBFS USA. The scorecard is used to assess the creditworthiness of the applicant using credit bureau data to assign a proprietary credit score.  The scorecard was most recently updated in November 2008.  The proprietary credit score is used to price the statistical risk of default represented by each application, as well as to determine system-recommended rejected applications.  If MBFS USA considers an applicant to be relatively less creditworthy (and, as a result, a greater risk), it will assign the applicant a higher contract rate.  The analyst or dealer can structure the lease to reduce the amount MBFS USA will advance, which can reduce the assigned rate of the related leased vehicle.  Ultimately the final decision is rendered using the proprietary scorecard.  MBFS USA has stratified the range of acceptable credit scores into tiers, and an approved customer is assigned to one of these credit tiers, depending on the customer’s credit score.

Amounts advanced in excess of 100% of a vehicle’s retail price or market value generally are due to balances owing on trade-in vehicles or various fees and taxes.  In some instances, they may also include financing of dealer-installed accessories, insurance policies and extended service contracts and dealer markups.

As part of the approval process, MBFS USA’s automated system may require that some of the information provided by the applicant be verified, such as income, employment, residence or credit history.  Credit analysts in MBFS USA’s consumer credit department are responsible for properly structuring and pricing deals that do not meet automated approval criteria, as well as clearing Office of Foreign Assets Control listings and “red flags” identified in applicable guidelines.  That an application does not meet the automatic approval criteria or has other characteristics that require referral to a credit analyst does not mean that it has failed to meet MBFS USA’s underwriting standards. The automated approval criteria is not a separate level of underwriting.  It is common under MBFS USA’s underwriting procedures for applications to be referred to MBFS USA’s credit analysts for application of MBFS USA’s underwriting standards.

Credit analysts have the authority to approve or deny different types of credit applications depending on their level of experience.  Less experienced credit analysts are generally allowed to approve only the highest credit quality applications up to their assigned aggregate dollar credit limit. Experienced analysts can approve lower credit quality applications.  The retail credit manager and senior retail credit analyst can deny or approve any credit application up to their authority limits of $400,000 and $250,000 respectively.  Retail credit managers receive and review reports, sorted by credit analysts that highlight credit application approvals where the credit score approved by the analyst differs from the system-assigned credit score.

In the case of commercial applicants, MBFS USA reviews bank statements, credit references and recent financial information, including financial statements when available.  Individuals may be required to participate as a co-obligor in respect of their business’ obligations under the related Lease contract and the foregoing application process applies to the co-obligor.  In the case of a commercial applicant where there is no individual co-obligor, MBFS USA analyzes the applicant’s financial statements and investigates current and previous credit references (including reports prepared by PayNet, Inc.) to determine credit worthiness.

Once approval has been received, the computer system automatically sends an electronic notice or facsimile to the dealer with MBFS USA’s credit decision, specifying approval, denial or conditional approval based upon modification of the transaction such as an increase in capital cost reduction or term limitation.  If a decision to decline or to condition the application is made, the weaknesses of the application are discussed with the dealer.  A written notification is also generated and is mailed to the applicant no more than ten days after an application has been conditioned or declined.

If the dealer and applicant accept the terms of the approval, the dealer delivers the applicable documentation to MBFS USA’s operational headquarters in Ft. Worth, Texas.  Upon acceptance, the dealer can fund the Lease contract at time of credit approval through MBFS USA’s Electronic Funds Transfer system.  The funding team audits the Lease contract documentation for completeness, legal compliance and consistency with the application.  The completed file is then forwarded to the records center for imaging.  The original paper copies are stored offsite for seven years after Lease contract termination.

Dealer Agreements

Pursuant to the related dealer agreement, each dealer makes representations and warranties with respect to the Leases and the related Leased Vehicles that it sells to the Titling Trust.  These representations and warranties typically do not relate to the creditworthiness of the lessee or the collectability of the related Leases.  Upon breach of any such representation or warranty, the Titling Trust has a right of recourse against the related dealer to require such dealer to repurchase the related Lease.  Dealer agreements do not generally provide for recourse against the related dealer if the lessee defaults under his or her Lease.

 Determination of Residual Values

The value of the securities of a series being offered under the prospectus supplement will be based on the aggregate Securitization Value of the related Leases and the related Leased Vehicles.  The Residual Values of the related Leased Vehicles will be calculated by the Servicer based on the lowest of the Contract Residual Value, the ALG Residual Value and the ALG Current Residual Value.

If the Contract Residual Value is higher than the ALG Residual Value and the ALG Current Residual Value, the Securitization Value will be calculated by the Servicer based upon the lower of the two ALG provided residual values.  As a result, the excess of the Contract Residual Value over ALG Residual Values will not be financed in a securitization transaction.  However, the purchase price (which if paid is part of collections available to the related issuing entity) for a Leased Vehicle at the related Lease maturity date will be based upon the Contract Residual Value, subject to certain concessions MBFS USA may offer to the lessee.  The calculation of such Residual Values and the Securitization Value will be more fully described in the prospectus supplement.

If the Residual Values of the Leased Vehicles relating to an issuing entity, as originally determined by MBFS USA, are higher than the sales proceeds actually realized upon the sale of such Leased Vehicles, you may suffer losses on your investment.  See “Risk Factors – Market factors may reduce the value of pre-owned vehicles, which could result in increased losses”.  For more information regarding MBFS USA’s procedures for realizing the Residual Value of Leased Vehicles, see “—Remarketing” below.

 Insurance

Each Lease requires the lessee to maintain vehicle liability insurance and other coverages required by state law and physical damage insurance on the Leased Vehicle.  Each such policy must name the Titling Trust as loss payee and as additional insured.  While the lessee is required to maintain physical damage insurance on the related Leased Vehicle in an amount at least equal to the amount required by applicable state law, MBFS USA is not obligated to, and does not, monitor whether the lessee is maintaining that insurance.  Failure to maintain the required insurance is an event of default under the Lease contract.

The dealer agreements require the dealers to establish that the required insurance coverage is in effect at the time the related Lease contract is purchased by the Titling Trust.

MBFS USA does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on Leases on behalf of the lessees in the event of disability or death.  To the extent that this type of insurance coverage is obtained on behalf of a lessee, payments received in respect of the coverage will be applied to payments on the related Lease.

 Contingent and Excess Liability Insurance

In addition to the vehicle liability and physical damage insurance coverage required to be obtained and maintained by the lessee pursuant to the Leases, and as additional protection in the event the lessee fails to maintain the required insurance, MBFS USA maintains contingent liability insurance for the benefit of, among others, the Titling Trust, which provides coverage for liability caused by any Leased Vehicle owned by the Titling Trust.  This insurance policy provides insurance coverage at an amount equal to $10 million. Claims could be imposed against the assets of the Titling Trust if such coverage were exhausted and damages were assessed against the Titling Trust. In that event, investors in the securities could incur a loss on their investment.  See “Risk Factors—Vicarious tort liability may result in a loss”, “The Exchange Note” and “Certain Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” for a discussion of related risks.

With respect to damage to the Leased Vehicles, a lessee is required by the related Lease to maintain comprehensive and collision insurance.  As more fully described above under “—Insurance”, the Servicer does not monitor the maintenance of required lessee insurance and is not required to do so in the Transaction Documents. In the event that the foregoing insurance coverage was exhausted and no third-party reimbursement for that damage was available, investors in the securities could incur a loss on their investment.

 Servicing Responsibilities

MBFS USA is the Servicer for the Leases and the related Leased Vehicles held by the Titling Trust and will be the Servicer for the Leases securitized under its lease securitization program.  MBFS USA, in its capacity as Servicer, will be responsible for managing, administering, servicing and making collections on the Leases allocated to the Exchange Note related to each issuing entity and for the repossession, termination or other disposition of the Leased Vehicles related to such Leases.  MBFS USA will have the right to delegate any or all of its servicing duties to its affiliates or other third parties or to contract with unrelated third parties to perform any of its servicing duties.  Notwithstanding the foregoing, MBFS USA will remain obligated and liable for servicing the Leases and the related Leased Vehicles as if it alone were servicing such Leases.

Historical delinquency and loss information for the Leases serviced by MBFS USA and its Mercedes-Benz Financial predecessors in interest, and data showing the size and growth of the serviced portfolio will be presented in the prospectus supplement.

To facilitate the servicing of the Leases, the Servicer will retain physical possession of the Leases and the other documents related thereto on behalf of the Titling Trust, as custodian for the Titling Trust.

MBFS USA’s servicing procedures are summarized in the remaining portions of this section.  Servicing operations are conducted primarily out of its servicing center in Ft. Worth, Texas.

 Collection Procedures

The servicing process includes the routine collection and processing of payments, responding to lessee inquiries, and repossessing and selling the Leased Vehicles.

Approximately 19 days before a payment is due, lessees not paying via direct debit are mailed a billing statement directing them to make a payment on the date indicated.  Numerous payment methods are offered to lessees in addition to direct debit, on a volume basis the most important of which include paper check, online banking, Mercedes-Benz Financial online bill pay, credit card payments and phone pay.

MBFS USA measures delinquency by the number of days elapsed from the date a payment is due under the related Lease.  MBFS USA considers a payment to be delinquent when the lessee fails to remit more than 90% of a scheduled payment within two days after the related due date.

Account delinquency data is directed to collection software that tracks and monitors delinquency status.  A risk-based collection system assigns a risk level and treatment plan to each account according to its behavioral score.  Factors considered in the assignment of the behavioral score include the number of times delinquent, the number of times late charges assessed and the number of checks returned for insufficient funds.  In July 2009, MBFS USA began supplementing the internal data used in determining the behavioral score with two scores obtained from TransUnion.

Telephone collection intervention can begin as early as two and as late as 20 days after the due date for a delinquent payment.  Predictive dialers assist with this process for delinquent accounts generally up to 90 days past due.  Assessment of risk with respect to delinquent lessees is ongoing throughout the collection process on each individual account.

Various technologies are used to promote both an efficient and effective collection process, including:

•	Skip Trace Technology – Provides access to databases that offer current address and telephone information on customers that have relocated;

•	Financial Agent Workbench – Provides account information required for collection agents to discuss and resolve delinquency;

•	Imaging System – Allows collection agents to view customer account documents online;

•	Multiple Payment Options – Enables on-the-spot phone pay transactions to cure delinquency at the time of telephone contact;

•	Mail Tracking System – Electronic notification from the US Post Office when a customer places a MBFS USA remittance in the U.S. mail; and

•	Quality Monitoring System – Facilitates coaching critical collection behaviors necessary to produce effective telephone contacts.

MBFS USA may, in its sole discretion, arrange with the lessee on a Lease to defer or modify the payment schedule.  Deferrals may be granted, and a deferral fee may be charged, to a current or delinquent lessee to cure a short-term cash flow problem.  The deferral process allows for the deferral of payments by adding the deferred amount to the maturity of the Lease or alternatively the deferred payment can be spread over the remaining life of the Lease.  Deferrals are granted on an individual basis and the deferral has to bring the account current.  Deferrals are reported and monitored closely by MBFS USA.

If satisfactory payment arrangements are not made by delinquent lessees, the related Leased Vehicle is generally repossessed when the lessee becomes 85 days delinquent, subject to compliance with applicable law.  All repossessions must be authorized by a collections team leader or higher and be in compliance with all applicable consumer protection laws and regulations.

 Repossessions

Involuntary repossessions occur after all collection techniques have been unable to bring the account current, or the customer is a high risk to become a skip account (e.g., contact is lost with both the customer and the vehicle).  Voluntary repossessions occur when customers voluntarily surrender a Leased Vehicle due to the inability to continue making payments and the Lease (1) has not yet reached its scheduled Maturity Date and is at least 30 days past due or (2) is beyond its Maturity Date and is at least two payments in arrears.

Prior to repossession, a collections team leader or higher reviews the account in detail and approves the assignment to a repossession company.  Upon repossession of the vehicle, a legal notice containing redemption instructions is sent.  If the lessee foregoes the opportunity to redeem the vehicle, it is transported to an auction for disposal.  MBFS USA inspects the vehicle and performs any necessary reconditioning or repairs to prepare it for sale.  All repossessed vehicles are sold at auctions that may be physical or virtual via the internet, in each case in an “open sale” environment available to all registered dealers.  Proceeds from the sale, net of auction fees and reconditioning and other costs, are applied to the account.

 Charge-offs

MBFS USA considers a lease to be delinquent if at least 10% of any monthly payment is at least two days past due on its contractual due date.  MBFS USA establishes an allowance for expected losses and deducts amounts reflecting losses against such allowance.  MBFS’s policy generally requires that a lease be charged-off by the 127th day of delinquency, if MBFS USA does not have physical possession of the Leased Vehicle or is unable to locate the Leased Vehicle, and if evidence does not exist that collection is imminent.  Prior to July 11, 2011, it was MBFS USA’s policy to charge-off delinquent leases after becoming 120 days delinquent, if evidence did not exist that collection was imminent.  MBFS’s policy also generally requires that a lease be charged-off:

•	if the Leased Vehicle has been repossessed, sold, and MBFS USA has made a final determination of any deficiency owed on the account;

•	upon resolution of a bankruptcy proceeding or the incurrence of an uninsured loss; or

•	upon determination by MBFS that the Leased Vehicle is of no value or the Leased Vehicle is abandoned by MBFS USA due to condition and cost to repossess.

Any deficiencies remaining after repossession and sale of the related Leased Vehicle or after full charge-off of the related Lease are pursued by MBFS USA to the extent practicable and legally permitted.  Lessees are contacted, and when warranted by circumstances, MBFS USA (or an external agent acting on its behalf) establishes repayment schedules that are monitored until the deficiencies are either paid in full, a settlement agreement is reached or collection becomes impractical to pursue.

 Leased Vehicle Maintenance and Excess Wear and Tear

The Lease contract states the customer is responsible for maintaining, servicing and repairing the Leased Vehicle in accordance with the manufacturer’s recommendations and any applicable warranty.  Customers must keep the vehicle in good operating condition and return the maintenance books with the Leased Vehicle.  Customers must comply with all recall notices and agree to pay for all operating costs including but not limited to gas, oil, antifreeze, parking fees, inspection, certification fees, towing and replacement tires.  MBFS USA does not provide maintenance services unless a separate maintenance agreement was purchased at Lease origination.

Upon return of a Leased Vehicle to MBFS USA, MBFS USA, through a Mercedes-Benz authorized dealer, conducts a “Three-Point Inspection” consisting of the credit card test (lessee is charged for any scratches through the paint or dents that are larger than the size of a credit card, seat damage larger than a credit card, exterior cracks, gouges, or collective damages regardless of size, cracked or starred windshields, lights, wheels and tires, missing original equipment and any scheduled maintenance not performed). The lessee is required to pay MBFS USA the estimated cost to repair any damages to the vehicle resulting from unreasonable or “excessive” wear and tear including excess mileage.  MBFS USA may, however, waive all or part of the excessive wear and tear or mileage billed to the lessee.

 Extensions and Pull-Ahead Programs

MBFS USA will grant extensions of Lease contracts in accordance with its customary servicing procedures, if the lessee requests such extension and is not in default on any of its obligations under the Lease. Currently MBFS USA distinguishes between two forms of extension:

•	Fixed extension: minimum term of four months and maximum term of six months; any fixed extension is subject to credit approval; and

•	Open extension: minimum term of one month and maximum term of three months; the third month requires a vehicle order.

Any combination of fixed or open extension must generally not exceed nine months.  The prospectus supplement will describe any repurchase obligation, if any, associated with an extension.  In rare circumstances MBFS USA accommodates extensions outside of the guidelines to support brand loyalty.

MBFS USA, as Servicer, may also permit a lessee to terminate a Lease prior to its maturity in order to allow that lessee, among other things, (1) to enter into a new Lease for a different Mercedes-Benz vehicle, (2) to purchase a different Mercedes-Benz vehicle or (3) to finance a different Mercedes-Benz vehicle.  These programs are employed to promote customer loyalty by offering attractive early termination options and to provide lessees with an incentive to purchase or lease new Mercedes-Benz vehicles.  Over the past years such incentives have been used as an ongoing marketing campaign with payment waivers from three to five months plus waiver of the customer’s end of lease disposition fee.  Future programs could offer an increase or decrease in the number of payment waivers depending on market conditions and company strategies.

However, an early termination with respect to any Lease allocated to a Reference Pool of an issuing entity will not be permitted unless the waived monthly payments under the Lease will be deposited in the related Exchange

Note Collection Account within the time period required for the Servicer to deposit collections into an Exchange Note Collection Account once the payment waiver has been processed on the Lease account.

Following this early termination, the Servicer will charge the lessee any outstanding monthly payments as well as applicable excess wear and tear charges and excess mileage charges in accordance with its customary servicing practices with respect to Leases that are terminated early by the related lessee in the absence of such “pull-ahead” or other marketing program.

 Remarketing

MBFS USA handles all remarketing activities of Leased Vehicles and repossessions. This department is managed from MBFS USA’s Operations Center in Ft. Worth, Texas, and vehicle remarketing managers are located at various auction sites throughout the United States.

90 Days to Maturity.  When an account is 90 days to maturity, MBFS USA directs all inbound customer calls to the remarketing department.  At this time, the remarketing agents also proactively call lessees to determine their intent for the Leased Vehicle at lease end.  Direct mailings are sent which provide lease customers with information about lease end obligations and opportunities which include vehicle inspection information, turn-in requirements, purchase options (either cash sales or financing opportunities), lease extensions and any necessary documents for those transactions.

Vehicle Turn-In Process.  A vehicle inspection is performed at a Mercedes-Benz dealer by a dealer associate.  The information from that inspection is electronically transmitted to MBFS USA.  The inspection generates the maturity bill and the lessee is provided with a final copy of the bill which would include any charges for excess wear and tear, excess mileage charges, outstanding amounts due from the Lease and any other charges if applicable.

Asset-Disposal Process.  The grounding Mercedes-Benz dealer has the opportunity to purchase the Leased Vehicle once the account has been terminated.  If the dealer does not exercise this option, the vehicle will be transported to a distribution center (located inside an auction facility) and is thoroughly inspected and photos are taken.  This auction inspection along with photos are transmitted to an online website and posted for sale to Mercedes-Benz or smart franchise dealers only.  If not sold within the required timeframe, a statistical model is used to determine the best location/region the unit is perceived to have a greater demand in order to maximize the value of the asset (Auction Determination Model)

Repossessed vehicles are also sold at live auctions, once state regulations are met.  Net proceeds from the sale are applied to the account.

MBFS USA currently uses 13 full-time auction facilities throughout the United States which are optimally dispersed based on concentration of leasing markets along with a supporting demand for used-luxury vehicles.  In addition, MBFS USA utilizes various other locations at different times for special sale events and other programs to match buyer demand for specific products.

Certified Pre-Owned Program.  Mercedes-Benz USA established a Certified Pre-Owned Vehicle Program in 2004 to create customer and dealer demand to enhance the value of Mercedes-Benz vehicles.  A Certified Pre-Owned vehicle is a Mercedes-Benz vehicle that is fewer than six model years old, has fewer than 75,000 miles and has been inspected by a Mercedes-Benz dealer and passed a 155 point vehicle inspection.  Customer benefits from purchasing a Certified Pre-Owned vehicle include a Mercedes-Benz backed limited warranty up to 100,000 total miles, a seven day or 500 mile exchange privilege, roadside assistance and a Carfax vehicle history report.

Occasionally, as more fully described under  “—Extensions and Pull-Ahead Programs”, incentives are offered to lessees to lease a new vehicle whose lease contracts are nearing expiration.  These programs can also be used to shift vehicles out of peak terminating months and increase the number of off-lease vehicles that are sold or auctioned during those months in which the purchase price of off-lease vehicles tend to be higher.

 Like-Kind Exchange Program

In 2007, MBFS USA implemented a like-kind exchange program for its lease portfolio.  The LKE Program was suspended for the 2010 and 2011 calendar years, but was reinstated effective January 1, 2012.  MBFS USA recognizes a taxable gain on the resale of most Leased Vehicles returned to the Titling Trust upon lease termination. The LKE Program is designed to permit MBFS USA to defer recognition of taxable gain by exchanging relinquished vehicles for replacement vehicles:

•
the documents governing the LKE Program require the actual net disposition proceeds of relinquished vehicles, including the Leased Vehicles, to be assigned to, and deposited directly with, a qualified intermediary rather than being paid directly to MBFS USA, as Servicer; the Servicer assumes responsibility for identifying relinquished vehicles and replacement vehicles based on the Servicer’s eligibility criteria; and the security interest of the Collateral Agent in any net disposition proceeds will be automatically released effective on the date on which a relinquished vehicle is sold to a purchaser under a disposition contract;

•
the Servicer and the qualified intermediary promptly deposit the net disposition proceeds of the Leased Vehicles into designated accounts to be held as qualified intermediary funds; in order to enable MBFS USA to take advantage of the tax deferral, the relinquished vehicle will be reallocated from the related Reference Pool to the Specified Interest at the same time and in exchange for the same dollar amount that such relinquished vehicle is sold;

•	the qualified intermediary, acting on behalf of the Titling Trust, uses the net disposition proceeds, together with additional funds, if necessary, to purchase replacement vehicles;

•
the qualified intermediary is not required to purchase replacement vehicles to the extent that the total purchase price amounts exceed the amount of available qualified intermediary funds, unless the Servicer advances the amount of the shortfall;

•	the replacement vehicles are then transferred to the Titling Trust and become part of the Titling Trust property; and

•	the Titling Trust is then deemed to have exchanged relinquished vehicles for the replacement vehicles and MBFS USA is not required to recognize any taxable gain.

The LKE Program also requires that there be no security interest in the amounts held by the qualified intermediary.  Consequently, the indenture trustee for a series of notes will waive any security interest in any amounts held by the qualified intermediary.

In the event that any net disposition proceeds are not deposited into the applicable Exchange Note Collection Account, the Servicer must deposit into that account an amount equal to the non-deposited relinquished vehicle proceeds within two business days of receiving and identifying such proceeds.  This deposit will be treated as equivalent to the deposit into the applicable Exchange Note Collection Account of the actual net disposition proceeds.

Because the Servicer will deposit amounts equal to the net disposition proceeds of the Leased Vehicles subject to the LKE Program at the required time into the related Exchange Note Collection Account, the LKE Program is not anticipated to have any adverse impact on the amounts and timing of payments to be received by an issuing entity from the disposition of related Leased Vehicles.  However, in the event of a bankruptcy of the Servicer, an indenture trustee would not be a secured creditor with respect to any amounts then held by the qualified intermediary and, in that event, related investors could incur losses.  See “Risk Factors—The bankruptcy of Mercedes-Benz Financial Services USA LLC or the depositor could result in losses or delays in payments on your securities and could delay the appointment of a successor servicer”.

The Depositor

Daimler Trust Leasing LLC, a Delaware limited liability company organized on January 15, 2009, will be the Depositor with respect to each series of securities.  The sole equity member of the Depositor is MBFS USA.  The Depositor maintains its principal executive offices at 36455 Corporate Drive, Farmington Hills, Michigan 48331.  Its telephone number is (248) 991-6700.

The Depositor was organized solely for the purpose of acquiring Exchange Notes, securities and other property, forming one or more securitization trusts, such as the issuing entity, and transferring the related property and rights to those trusts and engaging in related transactions. The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes.  Other than the obligation to consent to amendments to the related Trust Agreement or other consent rights given to the holder of the residual interest in the related issuing entity, the payment of organizational expenses of the related trust, the maintenance and establishment of certain trust accounts, the maintenance of books and records, and the indemnification of the owner trustee, the Depositor will have no ongoing duties with respect to each issuing entity.

None of the Depositor, MBFS USA or any of their respective affiliates will insure or guarantee the Leases or the securities of any series.

The Depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.  The Depositor is not a party to any legal proceeding that could reasonably be expected to have a material impact on any issuing entity or the interests of any securityholders.

The limited liability company agreement of the Depositor includes extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of either MBFS USA or any affiliate of MBFS USA in the event of a bankruptcy or insolvency proceeding of MBFS USA or such other affiliated entity.  In addition, the Depositor itself may not file a voluntary petition for bankruptcy or insolvency protection in either federal or any state court without the consent of its board of managers, including at least two independent managers.

The Issuing Entities

With respect to each series of securities, the Depositor will establish each issuing entity which will be either a Delaware statutory trust or a common law trust established to issue such series of securities pursuant to a Trust Agreement.  The terms of each series of securities issued by the related issuing entity and specific information concerning the assets of the issuing entity and any credit or cash flow enhancement described in this prospectus which is applicable to the related issuing entity will be set forth in the prospectus supplement.

Under an Administration Agreement, the Administrator will perform the administrative obligations of the related issuing entity under the Trust Agreement and the Indenture.

It is expected that each issuing entity will be structured, and each document governing a transaction will contain non-petition clauses, whereunder all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against any of the applicable issuing entity, the Depositor, the Titling Trust or the Initial Beneficiary at any time in connection with any obligations relating to the related securities or any of the related transaction documents.  After issuing the securities described in the prospectus supplement, each issuing entity may issue additional securities in exchange for its residual interest under the terms and conditions described under “Description of the Transaction Documents—Residual Interest; Issuance of Additional Securities”.

The location of the issuing entity’s principal offices and identity of the applicable owner trustee will be named in the prospectus supplement.

Property of the Issuing Entities

The property of each issuing entity will consist of an Exchange Note secured by a Reference Pool of Leases and the related Leased Vehicles originated on or after the date indicated in the prospectus supplement.  Dealers have assigned, and will assign, these Leases and the related Leased Vehicles to the Titling Trust.  The Titling Trust was created in June 2007 to facilitate the titling of motor vehicles in connection with the securitization of motor vehicle leases.  See “The Titling Trust”.  The Titling Trust has issued to the Initial Beneficiary the Specified Interest Certificates representing the entire beneficial interest in the Specified Interest.  Pursuant to the Titling Trust Agreement, the Initial Beneficiary has acknowledged that the Titling Trust may allocate certain Leases and Leased Vehicles from the revolving facility pool to a Reference Pool related to an Exchange Note pursuant to the Collateral Agency Agreement and the related Exchange Note Supplement.  Under the Collateral Agency Agreement and the titling trust documents, on or before the Closing Date for any series of securities, the Titling Trustee:

•	will allocate certain assets in the revolving facility pool to a Reference Pool; and

•	will issue an Exchange Note secured by such Reference Pool to the Lender.

Upon creation of an Exchange Note, the related Reference Pool of assets will no longer be a part of the revolving facility pool.

Neither the holder of the Exchange Note nor the indenture trustee as pledgee of the Exchange Note will have any interest in the Titling Trust assets allocated to any Other Reference Pool with respect to Other Exchange Notes or to the revolving facility pool, including any payments made on or proceeds from those assets.

MBFS USA will sell, transfer and assign its interest in the applicable Exchange Note to the Depositor.  On the related Closing Date, the Depositor will transfer and assign such Exchange Note to the related issuing entity.  Such transfer and assignment will be described in the prospectus supplement.  To fund the purchase of the applicable Exchange Note, the related issuing entity will issue the notes and certificates of the related series. The issuing entity will pledge its interest in the Exchange Note to the related indenture trustee as security for the securities of that series.  See “The Exchange Notes—Issuance and Transfers of the Exchange Notes”.  Each note will represent an obligation of, and for some non-tax purposes each certificate will represent a fractional undivided interest in, the related issuing entity.

After giving effect to the transactions described above, the Trust Estate will include (in each case, to the extent specified in the prospectus supplement):

•	the rights of the related issuing entity in the related Exchange Note issued by the Titling Trust, including the right to receive payments with respect to such Exchange Note;

•
the rights of the issuing entity to funds on deposit from time to time in certain trust accounts established pursuant to the Indenture, the Servicing Supplement or the Trust Agreement, as applicable, including all investment earnings thereon (net of losses and investment expenses);

•	the rights of the issuing entity, as assignee of the Depositor under the related First Tier Sale Agreement;

•	all rights of the related issuing entity under the Transaction Documents;

•	the rights of the issuing entity and the indenture trustee under any credit or cash flow enhancement issued with respect to any particular series or class;

•	the rights of the issuing entity under any derivative arrangement entered into with respect to any particular series or class;

•	the rights of the issuing entity as a third-party beneficiary of the Servicing Agreement, the Servicing Supplement and the Exchange Note Supplement; and

•
all proceeds of the foregoing, which shall include Sales Proceeds (to the extent vehicles are sold outside of the LKE Program) and an amount equal to Sales Proceeds deposited by the Servicer in lieu of actual Sales Proceeds in connection with the LKE Program.

The Indenture will require the Trust Estate to be pledged by the issuing entity to the indenture trustee.

The Trustees

The owner trustee and the indenture trustee for each issuing entity will be identified in the prospectus supplement.  You will find the addresses of the principal offices of the issuing entity and each trustee, as well as a description of their experience as trustees, in the prospectus supplement.

The Owner Trustee

Duties of the Owner Trustee.  The owner trustee’s main duties will be:

•	creating the issuing entity by filing a certificate of trust with the Delaware Secretary of State or, in the case of a common law trust, by complying with applicable state law;

•
if so specified in the prospectus supplement, maintaining (or causing to be maintained) a certificate distribution account for the benefit of the certificateholders or the holders of the residual interest in the issuing entity; and

•	executing documents on behalf of the issuing entity.

The owner trustee’s liability in connection with the issuance and sale of the related securities is limited solely to its express obligations set forth in the Trust Agreement.   The owner trustee will not be liable for any error in judgment made in good faith and will not be liable for any action taken at the direction of the Administrator or any certificateholder.  The owner trustee will not be required to expend or risk its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee has reasonable grounds to believe that reimbursement to it of such funds or adequate indemnity against such risk or liability is not reasonably assured.

Compensation and Indemnification.  The Depositor and the Administrator will indemnify the owner trustee and its officers, directors, successors, assigns, agents and servants for all liabilities, losses, damages and expenses incurred by the owner trustee or arising out of the owner trustee’s performance of its duties under the Trust Agreement unless caused by the willful misconduct, bad faith or negligence of the owner trustee or as a result of breaches of representation made by the owner trustee in the Trust Agreement.  The Administrator will indemnify the owner trustee for all liabilities and damages arising out of the owner trustees’ performance of its duties unless caused by willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties.

The issuing entity will pay the fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its duties, and pay any indemnities due to the owner trustee, to the extent such amounts have not been paid or reimbursed by the Depositor or the Administrator.  The issuing entity will pay these amounts to the owner trustee on each Payment Date up to any limit specified in the prospectus supplement before the issuing entity makes any payment to the securityholders.  Except as otherwise provided in the prospectus supplement, following the occurrence of an Event of Default and the acceleration of the related notes, all owner trustee fees, expenses and indemnities will be paid without limit, prior to payments to the securityholders.

Removal, Resignation and Termination.  The owner trustee may resign at any time by notifying the Administrator.  The Administrator may remove the owner trustee at any time and for any reason or if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the Trust Agreement because of changes in its legal status, financial condition or certain rating conditions.  No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place.

The Trust Agreement will terminate when:

•	the last Lease is paid in full, settled, sold or charged off and all collections are applied; or

•	the issuing entity has paid all the notes in full and all other amounts payable by it under the transaction documents.

Upon termination of the Trust Agreement, any remaining issuing entity assets will be distributed to the certificateholders and the issuing entity will be terminated.

The Indenture Trustee

Duties of the Indenture Trustee.  Except upon the occurrence and during the continuation of an Event of Default, the indenture trustee:

•
will perform those duties and only those duties that are specifically set forth in the Indenture and no implied covenants or obligations shall be read into the related Indenture against such indenture trustee;

•
may, in the absence of bad faith, rely conclusively on certificates or opinions furnished to the indenture trustee which conform to the requirements of the Indenture as to the truth of the statement and the correctness of the opinions expressed in those certificates or opinions; and

•
will examine any certificates and opinions which are specifically required to be furnished to the indenture trustee under the Indenture to determine whether or not they conform to the requirements of the Indenture.

The indenture trustee will not be required to expend or risk its own funds or otherwise incur any financial liability in respect of any of its actions as indenture trustee if the indenture trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured.

If an Event of Default shall have occurred and be continuing, the indenture trustee will be required to exercise the rights and powers vested in it by the related Indenture and to use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Compensation and Indemnification.  The Administrator shall pay or cause to be paid to the indenture trustee from time to time reasonable compensation for its services, reimburse the indenture trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the indenture trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys’ fees, incurred by it in connection with the administration of the issuing entity and the performance of its duties under the related Indenture.

The issuing entity will pay these amounts to the indenture trustee on each Payment Date up to any limit specified in the prospectus supplement before the issuing entity makes any payment to the securityholders.  Except as otherwise provided in the prospectus supplement, following the occurrence of an Event of Default and an acceleration of the related notes, all indenture trustee fees, expenses and indemnities will be paid without limit, prior to payments to the securityholders.

The indenture trustee shall notify the related issuing entity and the Administrator promptly of any claim for which it may seek indemnity; provided, that, failure by the indenture trustee to provide such notification shall not relieve the related issuing entity or the Administrator of its obligations under the Indenture.

The indenture trustee will not, however, be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith.  The indenture trustee will not be liable:

•	for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts;

•	for any action it takes or omits to take in good faith in accordance with directions received by it from the noteholders in accordance with the terms of the related Indenture; or

•	for interest on any money received by it except as the indenture trustee and the issuing entity may agree in writing.

The indenture trustee will not be deemed to have knowledge of any Event of Default unless a responsible officer of the indenture trustee has actual knowledge of the default or has received written notice of the default in accordance with the related Indenture.

Replacement of Indenture Trustee.  The holders of notes evidencing a majority of the aggregate principal amount of the notes of the Controlling Class of a series may remove the indenture trustee without cause by notifying the indenture trustee, the issuing entity, the Administrator (who shall notify each Rating Agency) and the Depositor of that removal and, following that removal, may appoint a successor indenture trustee.  Any successor indenture trustee must at all times satisfy the applicable requirements of the Trust Indenture Act and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each Rating Agency or must otherwise be acceptable to each Rating Agency.

The indenture trustee may resign at any time by notifying the issuing entity, the Administrator, the Depositor and the noteholders.  The issuing entity will be required to remove the indenture trustee if the indenture trustee:

•	ceases to be eligible to continue as the indenture trustee under the Indenture;

•	is adjudged to be bankrupt or insolvent;

•	comes under the charge of a receiver or other public officer; or

•	otherwise becomes incapable of acting.

Upon the resignation or removal of the indenture trustee, or the failure of the noteholders to appoint a successor indenture trustee following the removal of the indenture trustee without cause, the Administrator will be required promptly to appoint a successor indenture trustee under the Indenture.  Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of such appointment by the successor indenture trustee.

The Titling Trust

General

Daimler Trust, a Delaware statutory trust, is the Titling Trust and is governed by a Titling Trust Agreement.  The primary business purpose of the Titling Trust is to acquire, and serve as record holder of title to, the Leases and Leased Vehicles, in connection with asset backed securities issuance transactions.

The Titling Trust Assets consist of:

•
Leases and Leased Vehicles, which Leases are or were originated by dealers pursuant to dealer agreements entered into with MBFS USA, all monies due from lessees under such Leases and all proceeds thereof;

•	the Leased Vehicles, together with all accessories, additions and parts constituting a part thereof and all accessions thereto and all proceeds thereof;

•	proceeds from sales of the Leased Vehicles;

•	the rights to proceeds from any physical damage, liability or other insurance policies, if any, covering the Leases or the related lessees or the Leased Vehicles; and

•	all proceeds of the foregoing.

From time to time after the date of this prospectus, dealers may assign additional Leases to the Titling Trust and, as described below, title the related Leased Vehicles in the name of the Titling Trust or the Titling Trustee on behalf of the Titling Trust.

Under the Servicing Agreement, MBFS USA will service the Leases and the Leased Vehicles.

Specified Interest, Revolving Facility Pool, Reference Pools and Exchange Notes

The Titling Trust has one or more series of specified interests.  The beneficial interests in the Specified Interest are currently held by the Initial Beneficiary.

Revolving Facility Pool.  In order to provide an ongoing source of funds to finance the acquisition of Leases and the related Leased Vehicles from dealers, the Titling Trust is a party to a financing facility with the Lender, with scheduled commitment termination dates.  The current facility is secured pursuant to the Collateral Agency Agreement.

Creation of Reference Pools and Issuance of Exchange Notes.  Under the Titling Trust Agreement, the Lender, with the consent of the Initial Beneficiary, may direct the Titling Trust, as borrower, to issue an Exchange Note in exchange of amounts owed to it under the revolving facility pool in an amount up to the sum of the advances made by MBFS USA pursuant to the Collateral Agency Agreement.

The terms of the Exchange Note will be set forth in the Exchange Note, the Collateral Agency Agreement and the Exchange Note Supplement.  The Exchange Note Supplement will designate the initial Leases and the related Leased Vehicles allocated to a new Reference Pool.  When an Exchange Note is issued, the Servicer will enter into a Servicing Supplement, which provides for the servicing of those Leases and Leased Vehicles allocated to the related Reference Pool.

Other Transactions Involving the Creation of Reference Pools.  In connection with other securitizations and transactions, the Titling Trust will issue or has previously issued Other Exchange Notes to MBFS USA.  Holders of an Exchange Note have the right to proceeds from the Leases and Leased Vehicles allocated to the related Reference Pool only.  The holder of an Exchange Note will receive the proceeds of and collections on the Leases and Leased Vehicles in the related Reference Pool.  The holder of an Exchange Note will not receive proceeds from any other Leases or Leased Vehicles.  Each holder of an Exchange Note, and each person to whom such Exchange Note is pledged, will also be required to expressly disclaim any interest in the Titling Trust Assets other than those allocated to its Reference Pool and to fully subordinate any claims to those other assets.  In turn, each holder of an Other Exchange Note and the Lender with respect to the revolving facility pool, and each pledgee of any of these, must similarly expressly disclaim (or will be deemed to have disclaimed) any interest in the Reference Pool related to the Exchange Note transferred to an issuing entity and fully subordinate their respective claims to any Leases and Leased Vehicles in the Reference Pool.

Limited Powers of Titling Trust

The Titling Trust will not, among other things:

•	engage in any activity other than a permitted transaction described below;

•
create, incur or assume any indebtedness, other than pursuant to any titling trust debts, including the Exchange Note, any enhancement or any transactions entered into in connection therewith, in each case in accordance with the titling trust documents;

•
become or remain liable, directly or contingently, in connection with any indebtedness or other liability of the Initial Beneficiary or any of its affiliates, except in connection with a permitted transaction described below;

•	make or suffer to exist any loans or advances to, or extend any credit to, or make any investments in, any affiliate other than in connection with permitted transactions;

•
enter into any transaction of merger or consolidation with or into any other entity, or convey its properties and assets substantially in their entirety to any entity, other than with respect to certain permitted transactions;

•
become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of any certificate, any notice of registered pledge, any titling trust debt, any titling trust debt document or any other any documents relating to a permitted transaction; and

•
amend, modify, alter, change or repeal the provisions of the Titling Trust Agreement that require the Titling Trust to be operating as a special-purpose, bankruptcy remote entity; provided, however, that, the Titling Trust may amend, alter, change or repeal any provision contained in the certificate of trust or the titling trust documents in a manner now or hereafter prescribed by the Delaware Statutory Trust Act.

Permitted transactions under the titling trust documents include, among others:

•
holding title to Titling Trust leases and related vehicles and other Titling Trust Assets for the benefit of the holders of the related titling trust certificates, all in accordance with the terms of the titling trust documents and the servicing agreements;

•
issuing Specified Interest Certificates representing a separate series of beneficial interest in the Titling Trust and the related Titling Trust Assets in accordance with the terms of the titling trust documents and the related specification notice;

•
at the direction of the holders of any Specified Interest Certificates relating to the Specified Interest, issuing one or more titling trust debts, including Exchange Notes, with respect to such Specified Interest, entering into the related titling trust document and pledging any or all of the related specified assets to secure such titling trust debts;

•
assigning or otherwise transferring title to titling trust leases, titling trust vehicles and Titling Trust Assets to, or to the order of, the holders of the related Specified Interest Certificates; and

•
borrowing on a revolving basis or otherwise under one or more titling trust debt documents or any other arrangements, as from time to time in effect, to finance the purchase of titling trust leases and related vehicles.

For more information about the permitted and required activities of the Titling Trust, see “Description of the Transaction Documents”.

The Initial Beneficiary

Daimler Trust Holdings LLC, a Delaware limited liability company, is the Initial Beneficiary under the Titling Trust Agreement.  The sole member of the Initial Beneficiary is MBFS USA.  The Initial Beneficiary was formed as a limited liability company under the laws of Delaware on August 1, 2007.  Currently, its sole purposes are (1) being the initial beneficiary of the Titling Trust, (2) holding the Specified Interest in the Titling Trust and the Specified Interest Certificates and (3) engaging in related transactions.

Daimler Trust Holdings LLC maintains its principal executive offices in care of Mercedes-Benz Financial Services USA LLC at 36455 Corporate Drive, Farmington Hills, Michigan 48331.  Its telephone number is (248) 991-6700.

The Titling Trustee and the Titling Trust Administrator

BNY Mellon Trust of Delaware (f/k/a BNY Mellon Trust (Delaware)) (f/k/a The Bank of New York (Delaware)) is the Titling Trustee for the Titling Trust. BNY Mellon Trust of Delaware is a Delaware banking corporation and its principal offices are located at 100 White Clay Center, Route 273, Suite 102, Newark, Delaware 19711.  For additional information regarding BNY Mellon Trust of Delaware as Titling Trustee, see “The Titling Trust, the Titling Trustee, the Titling Trust Administrator, the Collateral Agent and the Administrative Agent” in the prospectus supplement.  The Depositor, the Servicer and their affiliates may maintain normal commercial banking relationships with the Titling Trustee and its affiliates.

The Titling Trustee will make no representations as to the validity or sufficiency of a Reference Pool or the related Exchange Note (other than with regard to the execution and authentication of such Exchange Note) or of any Lease, Leased Vehicle or related document.  The duties of the Titling Trustee will generally be limited to the acceptance of assignments of Leases, the creation of the Specified Interest and each Reference Pool and the receipt of the various certificates, reports or other instruments required to be furnished to the Titling Trustee under the related Titling Trust Agreement, in which case the Titling Trustee will only be required to examine them to determine whether they conform to the requirements of the related Titling Trust Agreement.

MBFS USA is the Titling Trust Administrator for the Titling Trust.  For additional information regarding MBFS USA, see “The Sponsor and Servicer—Overview”.  The duties of the Titling Trust Administrator will be limited to those set forth in the Titling Trust Agreement, including maintaining records with respect to investments of the holders in the Titling Trust, establishing and maintaining one or more deposit accounts, taking all action necessary for the continuation of the Titling Trust’s valid existence as a statutory trust under the laws of the State of Delaware and preparing and filing, or causing to be prepared and filed, any federal, state or local tax returns required to be filed by the Titling Trust.

Neither the Titling Trustee nor the Titling Trust Administrator will be responsible for performing any of the duties of the Initial Beneficiary or the Servicer and neither will be accountable for the use or application by any owners of beneficial interests in the Titling Trust Assets or the investment of any of amounts received from the Leases and related Leased Vehicles allocated to a Reference Pool before such monies are deposited into the accounts relating to any Exchange Note.  Neither the Titling Trustee nor the Titling Trust Administrator will independently verify any Leases or the related Leased Vehicles.

Neither the Titling Trustee nor the Titling Trust Administrator will be under any obligation to exercise any of the rights or powers vested in it by the Titling Trust Agreement, to make any investigation of any matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the Initial Beneficiary, the Servicer or the holders of any certificate issued by the Titling Trust, unless such party or parties have offered to the Titling Trustee or the Titling Trust Administrator, as applicable, reasonable security or indemnity against any costs, expenses or liabilities that may be incurred therein or thereby.  The reasonable expenses of every such exercise of rights or powers or examination will be paid by the party or parties requesting such exercise or examination or, if paid by the Titling Trustee or the Titling Trust Administrator, will be a reimbursable expense of the Titling Trustee or the Titling Trust Administrator, respectively.

Each of the Titling Trustee and the Titling Trust Administrator may resign at any time only with the consent of the Initial Beneficiary, unless the Titling Trustee or the Titling Trust Administrator, as applicable, ceases to be eligible under the Titling Trust Agreement or is incapable of acting or it would be illegal for the Titling Trustee or the Titling Trust Administrator, as applicable, to act.  The Initial Beneficiary will be required to remove the Titling Trustee if at any time the Titling Trustee (1) ceases to be a corporation or a banking association organized under the laws of the United States or any state, (2) ceases to be authorized to exercise corporate trust powers, (3) no longer has a combined capital surplus of not less than $50,000,000 or (4) is incapable of acting or it would be illegal for the Titling Trustee to act.  The Initial Beneficiary will be required to remove the Titling Trust Administrator if such party is incapable of acting or it would be illegal for the Titling Trust Administrator to act.  In addition, the Initial Beneficiary may remove the Titling Trustee or the Titling Trust Administrator, as applicable, (1) at any time the Titling Trustee or the Titling Trust Administrator, as applicable, is adjudged bankrupt or insolvent, (2) if a receiver of the Titling Trustee, the Titling Trust Administrator or its respective property has been appointed, (3) if any public officer has taken charge or control of the Titling Trustee, the Titling Trust Administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation or (4) at its discretion.

Upon the removal of the Titling Trustee or the Titling Trust Administrator, the Initial Beneficiary will promptly appoint a successor titling trustee or titling trust administrator, as applicable.  Any resignation or removal of the Titling Trustee or the Titling Trust Administrator and appointment of a successor titling trustee or titling trust administrator, respectively, will not become effective until acceptance of appointment by the successor titling trustee or titling trust administrator, as applicable.  Any successor titling trustee or tilting trust administrator will execute and deliver to the Initial Beneficiary and the predecessor Titling Trustee or Titling Trust Administrator, as applicable, written acceptance of its appointment as Titling Trustee or Titling Trust Administrator, as applicable.

The Titling Trustee and the Titling Trust Administrator, including their respective officers, directors, shareholders, employees and agents will be indemnified and held harmless by the holders of the Specified Interest Certificates with respect to any loss, liability or expenses, including reasonable attorneys’ and other professionals’ fees and expenses, arising out of or incurred in connection with any of the related Titling Trust Assets with respect to that Specified Interest, including any liabilities arising out the indemnified person’s acceptance or performance of the trusts and duties contained in the titling trust documents.  Notwithstanding the foregoing, the Titling Trustee will not be indemnified or held harmless out of the Leases and related Leased Vehicles allocated to a Reference Pool relating to a series of securities as to such a loss:

•	incurred by reason of the Titling Trustee’s willful misfeasance, bad faith or negligence; or

•	incurred by reason of the Titling Trustee’s breach of its representations and warranties made in the titling trust documents.

The Collateral Agent and the Administrative Agent

Daimler Title Co., a Delaware corporation, is the Collateral Agent.  Its principal offices are located at 209 South LaSalle Street, Suite 300, Chicago, IL 60604.  The Collateral Agent will:

•	hold a security interest in the collateral for the benefit of the Lender and each holder of the Exchange Note;

•
execute and deliver all supplements and amendments to the Collateral Agency Agreement and all financing statements, continuation statements, instruments of further assurance and other instruments, and take such other action necessary or advisable (including recording such financing statements or other instruments in a public filing office) in order to (1) maintain or preserve the security interest (and the priority of such security interest) granted under the Collateral Agency Agreement or carry out the purposes of the Collateral Agency Agreement, (2) perfect, publish notice of or protect the validity of any security interest granted pursuant to the Collateral Agency Agreement, (3) enforce the collateral;

or (4) preserve and defend title to the collateral and the rights of each related holder of the Exchange Note in such collateral against the claims of all persons;

•
if so determined by the Servicer pursuant to the Servicing Agreement, cause the certificate of title for each Leased Vehicle to reflect “Daimler Title Co.”, or such substantially similar words as the relevant state’s registrar of titles will accept, as the recorded lienholder or recorded holder of a security interest in such Leased Vehicle;

•
with respect to each Leased Vehicle that is permitted or required by the Transaction Documents to be sold or otherwise disposed of by the Titling Trust, take all action necessary to cause (1) the security interest granted pursuant to the Collateral Agency Agreement in such Leased Vehicle to be released and (2) the evidence of the Collateral Agent as lienholder on the related certificate of title to be removed; and

•	take the actions required to be taken by the Collateral Agent pursuant to the Collateral Agency Agreement.

U.S. Bank Trust National Association, a national banking association, is the Administrative Agent under the Collateral Agency Agreement.  Its principal offices are located at 190 South LaSalle Street, Chicago, IL 60603.

The Administrative Agent will record on its books the outstanding balance of the revolving facility from time to time based on the monthly reports provided to it by the Servicer.  In addition, the Administrative Agent will agree for the benefit of the Collateral Agent and each related holder of the Exchange Note, to perform, on behalf of the Collateral Agent, all of the duties that the Collateral Agent is required to perform under the Collateral Agency Agreement.

Titling of Leased Vehicles

The Servicer will, on behalf of the Titling Trust, originate or acquire Leases and the related Leased Vehicles on an ongoing basis during the term of the Servicing Agreement.  Each Lease will be originated on a form providing for assignment of the related Leased Vehicle by the dealer to the Titling Trust, including the Leases and the related Leased Vehicles allocated to the Reference Pool.  Under each Lease, the Titling Trust or the Titling Trustee on behalf of the Titling Trust will be listed as the owner of the related Leased Vehicle on the Leased Vehicle’s certificate of title.

The certificates of title to Leased Vehicles in all states (other than Kansas, Missouri and Nebraska) reflect a first lien recorded in favor of Daimler Title Co., as Collateral Agent.  This lien exists to assure delivery of the certificates of title for the Leased Vehicle to the Servicer and to perfect the security interest in and to the Leased Vehicles and other Titling Trust Assets granted to Daimler Title Co. by the Titling Trust under the Collateral Agency Agreement. The Servicer will not have any interest in the Leased Vehicles.  For administrative convenience, the Servicer (or, in certain circumstances, a separate custodian) will hold the certificates of title as custodian on behalf of the Titling Trust and the Collateral Agent.  No other liens will be placed on the certificates of title, and new certificates of title will not be issued, to reflect the interest of an issuing entity, as holder of the related Exchange Note, in the Leased Vehicles.  See “Certain Legal Aspects of the Titling Trust and the Exchange Notes” for additional legal discussion on titling of Leased Vehicles.

The certificates of title for the Leased Vehicles will not reflect the indirect interest of the related issuing entity in the Leased Vehicles by virtue of its ownership of the related Exchange Note.  Therefore, an issuing entity will not have a direct perfected lien in the related Leased Vehicles, but will have filed a financing statement to perfect the security interest in the related Exchange Note, but only to the extent that the security interest may be perfected by filing under the UCC.  The Servicer has agreed to file or cause to be filed a financing statement and any appropriate continuing statements in each of the appropriate jurisdictions.

The Exchange Notes

Issuance and Transfers of the Exchange Notes

The Titling Trust will issue an Exchange Note to MBFS USA on the date the securities are issued, which will reduce the assets allocable to the revolving facility pool.  The Exchange Note will be secured by and paid principally from certain assets that have been allocated to the Reference Pool pursuant to the Collateral Agency Agreement and the related Exchange Note Supplement on or before the date the securities are issued.

The terms of each Exchange Note will be set forth in the Collateral Agency Agreement and the related Exchange Note Supplement.  The Servicing Agreement and related Servicing Supplement will set forth any specific rights and duties of the Servicer related to that Reference Pool.

The assets related to a Reference Pool will include:

•	all related Leases and Leased Vehicles and all proceeds or payments received or due after a cutoff date;

•
the right to receive any insurance proceeds or other payments made to the Servicer, the Titling Trust or the Titling Trustee under any insurance policy, by the related lessees or in respect of the Leased Vehicles;

•	the right to receive the proceeds of any dealer repurchase obligations relating to the Leases or the Leased Vehicles;

•	all other assets of the Titling Trust related to the Leases and related Leased Vehicles of such Reference Pool; and

•
all proceeds of the property listed above, except that as described under “The Sponsor and Servicer—Like-Kind Exchange Program”, actual Sale Proceeds with respect to relinquished vehicles will not constitute part of the assets of the Reference Pool.

On the date the securities are issued, the Exchange Note will be transferred by MBFS USA to the Depositor and by the Depositor to the related issuing entity.  The Exchange Note will be pledged by the issuing entity to the related indenture trustee to secure the notes of the related series.

Neither the holder of the Exchange Note nor the indenture trustee as pledgee of the Exchange Note will have any interest in the Titling Trust Assets allocated to any Other Reference Pool with respect to Other Exchange Notes or to the revolving facility pool, including any payments made on or proceeds from those assets.

The issuing entity will issue one class of certificates to the Depositor on the date the notes are issued, representing the residual interest in itself.  The Depositor either initially will retain such certificates or will transfer such certificates to MBFS USA.

Exchange Note Default

Except to the extent otherwise provided in the prospectus supplement, any of the following events or occurrences with respect to any Exchange Note will constitute an Exchange Note Default solely with respect to that Exchange Note:

•
the Titling Trust fails to pay or cause to be paid any part of the interest due and payable on the Exchange Note specified in the Exchange Note Supplement, and that failure continues for five business days after the due date or such other length of time as specified in the prospectus supplement;

•
the Titling Trust fails to pay or cause to be paid any principal of that Exchange Note on the applicable final scheduled Payment Date and, if such failure is due to an administrative omission, mistake or technical difficulty, that failure continues for five business days after the date when such principal became due or such other length of time as specified in the prospectus supplement;

•
there is a default in the observance or performance of any covenant or agreement of the Titling Trust made in the Collateral Agency Agreement or the related Exchange Note Supplement (other than a covenant or agreement, a default in the observance or performance of which is specifically covered by another Exchange Note Default), the related holders of that Exchange Note are materially and adversely affected by such default and such default is not cured (1) on or before the 60th day after the Titling Trust has received a notice from the related holders of the Exchange Note that states that it is a “notice of exchange note default” and specifies the default or (2) within any period specified in the prospectus supplement; and

•
any representation or warranty of the Titling Trust made in the Collateral Agency Agreement, the related Exchange Note Supplement or in any certificate or other document delivered in connection with the Collateral Agency Agreement or the related Exchange Note Supplement proves to have been incorrect as of the time made, the holders of that Exchange Note are materially and adversely affected by such incorrectness and such incorrectness is not cured (1) on or before the 60th day after the Titling Trust has received a notice from such holders of the Exchange Note that states that it is a “notice of exchange note default” and specifies the default or (2) within any period specified in the prospectus supplement.

Within two business days after an authorized officer of the Titling Trustee or MBFS USA, as Titling Trust Administrator, first has actual knowledge of the occurrence of an Exchange Note Default with respect to any Exchange Note, the Titling Trustee or MBFS USA, as applicable, will notify the Servicer, the Administrative Agent and the related holder of the Exchange Note of its status and what action, if any, is being taken or is proposed to be taken with respect to that Exchange Note Default.

If an Exchange Note Default occurs and is continuing with respect to any Exchange Note, the related holder of the Exchange Note may (at the direction of 66 2/3% of the holders of the notes of the Controlling Class of the related series), by notice to the Titling Trust, the Servicer, the Collateral Agent and the Administrative Agent, declare such Exchange Note to be immediately due and payable, and upon any such declaration the outstanding principal amount of that Exchange Note, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and payable.

If an event of bankruptcy of the Titling Trust has occurred and is continuing or an Exchange Note Default has occurred and is continuing and the related holder of the Exchange Note has declared the Exchange Note to be immediately due and payable, subject to certain limitations on enforcement set forth in the Collateral Agency Agreement, the holder of the Exchange Note may (1) commence appropriate proceedings and pursue any of its other rights, remedies, powers or privileges under the Collateral Agency Agreement, the related Exchange Note Supplement or otherwise and (2) direct the Collateral Agent to and the Collateral Agent will (a) institute proceedings for the complete or partial foreclosure on the Leases and Leased Vehicles included in the related Reference Pool, (b) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of such holder of the Exchange Note and/or (c) sell or otherwise liquidate all or a portion of the collateral pledged to the Collateral Agent under the Collateral Agency Agreement and included in the Reference Pool with respect to such Exchange Note, or any right or interest included in that collateral, at one or more public or private sales called and conducted in any manner permitted by law.

The proceeds of any liquidation or sale of the collateral included in any Reference Pool will be applied in the manner set forth in the prospectus supplement.

The Leases

General

Each of the Leases in the Titling Trust will have been originated by a dealer in the ordinary course of that dealer’s business and assigned to the Titling Trust on or prior to the related cutoff date, in accordance with the underwriting procedures described herein under “The Sponsor and Servicer—Underwriting”.  The Leases are operating leases under generally accepted accounting principles and have been selected by the Sponsor based upon the criteria specified in the Servicing Supplement and described below and under “—Representations, Warranties and Covenants”.  These selection criteria for each Reference Pool will be set forth in the prospectus supplement.

Currently, MBFS USA securitizes Leases that were originated in all 50 states of the United States and the District of Columbia.  MBFS USA will represent and warrant that aside from such criteria, it used no adverse selection procedures in selecting the Leases from the pool of leases for allocation to the related Reference Pool and that aside from such criteria, it is not aware of any bias in the selection of the Leases that would cause delinquencies or losses on the Leases to be worse than any other leases held by the Titling Trust.  However, there can be no assurance as to actual delinquencies or losses on the Leases.  All Leased Vehicles relating to the Leases will be titled in the name of the Titling Trust or the Titling Trustee on behalf of the Titling Trust.

Each Lease provides for a Base Monthly Payment, that does not include other amounts payable by the lessee, such as late charges, returned check fees, taxes and similar items (all of which may be retained by the Servicer as supplemental servicing fees, as set forth in the prospectus supplement), that is allocated between a principal and an interest portion.  The initial Outstanding Balance of a Lease equals the adjusted capitalized cost set forth in the Lease.  The adjusted capitalized cost of a Lease represents the initial value of the related Leased Vehicle (which value may exceed the manufacturer’s suggested retail price and may include certain fees and costs related to the origination of the Lease).  The initial Outstanding Balance amortizes over the term of the Lease to an amount equal to the Contract Residual Value.

All of the Leases will be closed-end leases.  Under a closed-end lease, at the end of its term, if the lessee does not elect to purchase the related Leased Vehicle by exercise of the purchase option contained in such Lease contract, the lessee is required to return the Leased Vehicle to or upon the order of MBFS USA, at which time the lessee will then owe (in addition to unpaid monthly payments) only incidental charges for excess mileage, excessive wear and tear and other items as may be due under such Lease.

At the scheduled end of the lease term, under the Lease the lessee has two options:

•	the lessee can purchase the Leased Vehicle for the Maturity Date Purchase Option Amount; or

•
the lessee can return the Leased Vehicle to, or upon the order of, the lessor and pay an amount equal to (1) any turn-in fee specified in the Lease, (2) any amounts assessed by the Servicer as a result of excessive wear and tear, excess mileage, taxes, parking tickets or fines and (3) any due and unpaid payments under the Lease.

An amount equal to the Sales Proceeds from sales of Leased Vehicles to the lessees, dealers or at auction and all amounts assessed and collected by the Servicer in connection with excessive wear and tear and excess mileage charges upon return of the Leased Vehicles will be available to the issuing entity to make payments in respect of the securities.  Because the Leases are closed-end leases, the lessees will not be responsible for any amount by which the Contract Residual Value of the Leased Vehicle exceeds the Sales Proceeds received for the Leased Vehicle at expiration of the Lease.

Each Lease provides that the lessee or the lessor may terminate the Lease before the scheduled end of the Lease term in the circumstances discussed below.  A lessee has the right to request an early termination provided that the lessee is not in default under the Lease.  In addition, MBFS USA may adopt incentive plans that encourage lessees to terminate Leases before the related scheduled end of term.  See “The Sponsor and Servicer—Extensions and Pull-Ahead Programs”.

The lessee may purchase the Leased Vehicle for an amount equal to (1) the Maturity Date Purchase Option Amount, plus (2) the monthly payment amount times the number of monthly payments not yet due with respect to related Lease, minus (3) unearned rent charges calculated under the scheduled actuarial method under the Lease.

In addition to purchasing the Leased Vehicle, a lessee has the right to cause an early termination by returning the Leased Vehicle to the lessor and paying an amount equal to the sum of (1) any turn-in fee specified in the Lease, (2) any due and unpaid payments under the Lease, (3) any fees and taxes related to the early termination, plus (4) the lesser of (a) the sum of (i) any positive amount determined by subtracting the Leased Vehicle’s then fair market wholesale value from the Outstanding Balance of the Lease, plus (ii) any early termination fee specified in the Lease and (b) the sum of (i) all Base Monthly Payments not yet due under the Lease, plus (ii) any amounts assessed by the Servicer as a result of excessive wear and tear or excess mileage.

Each Lease will provide that MBFS USA may terminate the Lease and repossess the related Leased Vehicle following a Lease Default.  Typical Lease Defaults include, but may not be limited to, failure of the lessee to make payments when due, certain events of bankruptcy or insolvency of the lessee, failure to maintain required insurance, failure to comply with any other term or condition of the Lease or any other act by the lessee constituting a default under applicable law.  MBFS USA does not track lessees’ compliance with their insurance maintenance obligations.

If a lessee is in default of a Lease, MBFS USA may do any or all of the following:

•	take any reasonable measures to correct the default or save MBFS USA from loss;

•
terminate the Lease and the lessee’s rights to use and possess the Leased Vehicle, and if the lessee does not voluntarily return the Leased Vehicle, take possession of the Leased Vehicle by any method permitted by law;

•
determine the lessee’s “early termination liability”, which is generally the sum of (1) any turn-in fee specified in the Lease, plus (2) any due and unpaid payments under the Lease, plus (3) any fees and taxes related to the early termination, plus (4) any positive amount determined by subtracting the Leased Vehicle’s then fair market wholesale value from the Outstanding Balance of the Lease, plus (5) any early termination fee specified in the Lease; or

•	pursue any other remedy permitted by law.

The lessee is also liable, to the extent not prohibited by law, for all expenses  incurred by MBFS USA related to recovering, storing, and preparing for sale and selling the related Leased Vehicle, including any attorney’s fees, collection costs and court costs.

Representations, Warranties and Covenants

In each Servicing Supplement, MBFS USA will represent and warrant, among other things, that at the date of issuance of the related securities or as of the cutoff date for the related Reference Pool:

•
each Lease was originated (1) by a dealer in the ordinary course of such dealer’s business, (2) pursuant to an agreement which allows for recourse to the dealer in the event of certain defects in the Lease (but not for a default by the related lessee) and (3) in substantial compliance with the origination and servicing policies of MBFS USA;

•
each Leased Vehicle was titled in one of the 50 states of the United States or the District of Columbia in accordance with the Titling Trust Agreement and in a manner acceptable to the related registrar of titles, and the Collateral Agent is noted as lienholder of the Leased Vehicle (other than in Kansas, Missouri and Nebraska) and such lien is a perfected first priority security interest;

•
each lessee is a person other than MBFS USA, any affiliate thereof or a governmental authority and, at the time of origination of each Lease, based on information provided by the related lessee, the related lessee was located in and has a billing address within one of the 50 states of the United States or the District of Columbia;

•
each Lease is payable solely in United States dollars and is a closed-end lease that provides for equal monthly payments by the lessee, which scheduled payments, if made when due, fully amortize to an amount equal to the Contract Residual Value of the related Leased Vehicle based upon the related Contract Rate;

•
there is only one original executed copy of each Lease and the Servicer, or its custodian, has possession of such original, which does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any person other than the Titling Trust;

•
each Lease complied in all material respects at the time it was originated, and as of the date of the issuance of the related securities will comply in all material respects, with all requirements of federal, state and local laws;

•
each Lease is fully assignable and does not require the consent of the related lessee or any other person as a condition to any transfer, sale or assignment of the rights thereunder to the Titling Trust;

•
no selection procedures believed to be adverse to the applicable holder of the Exchange Note have been utilized in selecting the Leases and Leased Vehicles included in the related Reference Pool from other Leases and Leased Vehicles that meet the selection criteria;

•	no Lease or the related Leased Vehicle allocated to a Reference Pool related to the securities of a series has been allocated to any Other Reference Pool; and

•	any other representation and warranty set forth in the prospectus supplement.

MBFS USA Must Repurchase Certain Leases

MBFS USA will agree in the Servicing Agreement and the related Servicing Supplement to repurchase from the issuing entity any Lease as to which MBFS USA:

•
has breached a representation or warranty if that breach materially and adversely affects the interest of the issuing entity in that Lease or related Leased Vehicle and MBFS USA has not cured that breach in all material respects on or before the last day of the Collection Period which includes the 30th day after the date on which MBFS USA obtained actual knowledge of, or received written notice of, such breach;

•
determines, in its sole discretion, that, as a result of a computer systems error or computer systems limitation or for any other reason, the Servicer is unable to service a Lease and the related Leased Vehicle in accordance with the terms of the Servicing Agreement and the related Servicing Supplement;

•
has received notice that the garaging location of a Leased Vehicle has changed and, as a result of such change, such Leased Vehicle is no longer garaged in an Eligible State and such state does not become an Eligible State within 90 days of the Servicer becoming aware of such change; or

•
has granted extensions after the related cutoff date (other than any such extension that is required by applicable law) which extends the Maturity Date of a Lease to a date later than the Payment Date occurring six months (or such other time period set forth in the prospectus supplement) prior to the final scheduled payment date of the latest maturing class of securities of the related series.

In each instance described above, if the Servicer has not cured that breach on or before the last day of the Collection Period which includes the 30th day after the date on which the Servicer becomes aware of, or receives written notice of, such breach, the Servicer will repurchase the related Lease and Leased Vehicle as of the last day of such Collection Period by depositing an amount equal to the Repurchase Payment into the related Exchange Note Collection Account on the related Deposit Date.

Upon the deposit of such Repurchase Payment, the related Lease and Leased Vehicle shall no longer constitute an asset of the related Reference Pool and will be reallocated to the revolving facility pool.  If so provided in the prospectus supplement, the Servicer will be permitted, in a circumstance where it would otherwise be required to repurchase a Lease and Leased Vehicle as described in the two preceding paragraphs, to instead substitute a comparable Lease and Leased Vehicle for the Lease and Leased Vehicle required to be reallocated.

 The repurchase or, if so provided in the prospectus supplement, substitution obligation of MBFS USA under the Servicing Agreement and the related Servicing Supplement constitutes the sole remedy available to the certificateholders, the owner trustee, any noteholders, the issuing entity or the indenture trustee for any such uncured breach.

Where You Can Find More Information About Your Securities

The Issuing Entity

The indenture trustee will provide to securityholders (which shall be Cede & Co. as the nominee of DTC, unless Definitive Securities are issued under the limited circumstances described in this prospectus), monthly statements as described under “Description of the Transaction Documents—Statements to Securityholders”.  Unless Definitive Securities are issued under the limited circumstances described in this prospectus, the sole holder of record shall be Cede & Co., as the nominee of DTC.   Copies of these reports may be obtained at no charge at the offices or the website specified in the prospectus supplement.

Static Pool Data

Static pool performance data consisting of delinquency, cumulative loss and prepayment data of all Leases originated by either dealers or MBFS USA will be attached as an appendix to each prospectus supplement or will be made available through a website.  If static pool data is available through a website, the prospectus supplement related to each series will contain the website address to obtain this information.  Except as stated below, the static pool data provided through any website will be deemed part of this prospectus from the date of the prospectus supplement.

Copies of the static pool data presented on a website and deemed part of this prospectus may be obtained upon written request by the securityholders of the related series at the address specified in the prospectus supplement.

Maturity and Prepayment Considerations

Specific information regarding maturity and prepayment considerations with respect to each series of securities will be set forth under “Risk Factors — Prepayments, including prepayments on the leases and the related leased vehicles, may adversely affect the average life of and rate of return on your securities” herein and under “Weighted Average Lives of the Notes” in the prospectus supplement.

The weighted average lives of the securities of any issuing entity will generally be influenced by the rate at which payments on or in respect of the Leases and Leased Vehicles allocated to the related Reference Pool are made, which payment may be in the form of scheduled amortization or prepayments.  Prepayments for these purposes includes the following circumstances:

•	prepayments in full by lessees, who may prepay at any time without penalty;

•	Repurchase Payments made by MBFS USA under the circumstances set forth under “The Leases—MBFS USA Must Repurchase Certain Leases”;

•	Sales Proceeds resulting from early lease terminations;

•	Sales Proceeds due to Lease Defaults;

•	payments made in respect of dealer recourse;

•	prepayments from proceeds from physical damage, credit life and disability insurance policies.

In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of an issuing entity on each Payment Date since that amount will depend primarily on the amount of principal collected on the related Exchange Note during the related Collection Period.  Any reinvestment risks resulting from a faster or slower incidence of prepayment of Leases will be borne entirely by the securityholders.

The rate of prepayments on the Leases may be influenced by a variety of economic, social and other factors, including competing automobile lessors, incentive programs and the conditions in the used automobile market.  These factors may also include unemployment, servicing decisions, destruction of vehicles by accident, sales of vehicles and market interest rates.  In general, prepayments of Leases will shorten the weighted average life of the related series of securities, which is the average amount of time during which each dollar of the principal amount of a note is outstanding.

In addition, the notes of a series will be prepaid in full if the Servicer has an option to purchase the related Exchange Note and other assets of the related issuing entity and exercises that option.  See “Description of the Transaction Documents—Termination” and “Additional Information Regarding the Securities—Optional Termination” herein and “Description of the Transaction Documents—Optional Purchase” in the prospectus supplement.

The prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the Leases and the securities of the issuing entity.

Historical levels of lease delinquencies and defaults, leased vehicle repossessions and losses and residual value losses are discussed under “MBFS USA – Delinquency, Repossession and Loss Information” in the prospectus supplement.  MBFS USA can give no assurances that the Leases will experience the same rate of prepayment or default as MBFS USA’s historical prepayment and default rates, or that the residual value loss experience of Leased Vehicles related to Leases will be the same as MBFS USA’s historical residual value loss experience for all of the retail leases in its portfolio.

Note Factors and Trading Information

The Servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or on certificates that have been issued with a principal balance.

General

Calculation of the Factor for Your Class of Securities.  The Servicer will compute a separate factor for each class of notes issued and certificates issued with a principal balance.  The factor for each class of securities will be computed by the Servicer prior to each distribution with respect to the related class of notes or certificates indicating the remaining outstanding principal amount of that class of securities as of the applicable Payment Date.  The Servicer will compute the factor after giving effect to payments to be made on such Payment Date, as a fraction of the initial outstanding principal amount of the related class of notes or certificates.

Your Portion of the Outstanding Amount of the Securities.  For each security you own, your portion of that class of notes or certificates, as applicable, will be the product of:

•	the original denomination of your security; and

•	the factor relating to your class of securities computed by the Servicer in the manner described above.

The Note Factors Will Decline as the Issuing Entity Makes Payments on the Securities

The factor for each class of notes and certificates with a principal balance will initially be 1.000000.  The factors will then decline to reflect reductions, as applicable, in:

•	the aggregate principal amount of the applicable class of notes; or

•	the aggregate principal balance of the applicable class of certificates.

These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the Leases and related Leased Vehicles by MBFS USA and liquidations of the Leases.

Additional Information

The noteholders and the certificateholders, as applicable, will receive reports generated by the Servicer on or about each Payment Date concerning, with respect to the:

•
related Collection Period, payments received on the Exchange Note, the exchange note principal amount, note factors for each class of notes and certificates described above, as applicable, and various other items of information; and

•
preceding Payment Date, as applicable, the exchange note principal amount as of the last day of the related Collection Period and any reconciliation of such principal amount with information provided by the Servicer.

In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.  See “Description of the Indenture—Reports by Indenture Trustee to Securityholders”.

Use of Proceeds

As further described in the prospectus supplement, the net proceeds from the sale of the securities of an issuing entity will be applied:

•	by the issuing entity to the purchase of the related Exchange Note from the Depositor;

•	by the Depositor to the purchase of the related Exchange Note from MBFS USA;

•
if the issuing entity has a reserve fund, a pre-funding account, a yield supplement account or any other account established for the issuing entity as specified in the prospectus supplement, to make the initial deposit into each such account;

•	by the Depositor to pay for certain expenses, if any, incurred in connection with the purchase of the Exchange Note and sale of the securities; and

•	if so specified in the prospectus supplement, to pay expenses incurred in connection with the selection and acquisition of the Leases and the related Leased Vehicles.

Unless specified in the prospectus supplement, there are no other expenses incurred in connection with the selection and acquisition of the related Leases and Leased Vehicles that will be payable from offering proceeds nor are there any such material expenses that would be paid by a transaction party.  If any such expenses are payable to the Sponsor, Servicer, Depositor, issuing entity, underwriters or any of their respective affiliates, the prospectus supplement will disclose the type and amount of such expenses, if any, and the party or parties to whom they are paid.

Principal Transaction Documents

In general, the operations of an issuing entity will be governed by the following transaction documents:

Document	Parties	Primary Purposes
Titling Trust Agreement	Initial Beneficiary, Titling Trustee and MBFS USA, as Titling Trust Administrator
Creates the Titling Trust

Creates the Specified Interest

Establishes rights and duties of the Initial Beneficiary, the Titling Trustee and the Titling Trust Administrator

Allows for the creation and issuance of the titling trust note, of which the Exchange Notes are a part

Collateral Agency Agreement and Exchange Note Supplement	Titling Trust, Administrative Agent, Collateral Agent, Lender and Servicer
Establishes the revolving facility under which the Lender makes advances to the Titling Trust in exchange for certain Titling Trust Assets

Establishes terms of the revolving facility

Establishes rights and duties of the Collateral Agent and the Administrative Agent

Provides for the issuance and terms of the Exchange Notes

Servicing Agreement and Servicing Supplement	Servicer, Lender, Titling Trust and Collateral Agent	Provides for the servicing of the Leases and the related Leased Vehicles
Trust Agreement	Depositor and owner trustee	Creates the issuing entity Provides for issuance of certificates and payments to certificateholders Establishes rights and duties of the owner trustee Establishes rights of certificateholders
Indenture	Issuing entity and indenture trustee	Provides for issuance of the notes, the terms of the notes and payments to noteholders Secures the notes with a lien on the property of the issuing entity, which

Document	Parties	Primary Purposes
includes the Exchange Note Establishes rights and duties of the indenture trustee Establishes rights of noteholders
Administration Agreement	Issuing entity, Administrator and indenture trustee	Provides for certain services and the assumption of certain duties by the Administrator on behalf of the issuing entity and the indenture trustee
First Tier Sale Agreement	MBFS USA, as seller, and Depositor	Provides for the sale, transfer and assignment of the Exchange Note from MBFS USA to the Depositor
Second Tier Sale Agreement	Depositor and issuing entity	Provides for the sale, transfer and assignment of the Exchange Note from the Depositor to the issuing entity

Various provisions of these documents are described throughout this prospectus and the prospectus supplement.  The prospectus supplement for each series of securities will describe the material provisions of these documents that are applicable to the related series and that are not described or are described in general terms in this prospectus.  The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of those principal documents.

The Securities

 General

Each issuing entity will issue one or more classes of securities.  The following summary describes the material terms of the securities.  The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities and the related Transaction Documents.

Each class of securities of a series will initially be represented by one or more securities, in each case registered in the name of the nominee of DTC, except as set forth below.  Securities will be available for purchase in the denominations specified in the prospectus supplement in book-entry form only.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co., unless another nominee is specified in the prospectus supplement.  Accordingly, that nominee is expected to be the sole holder of record of the securities of each class of a series.  No securityholder will be entitled to receive a physical certificate representing a security until Definitive Securities are issued under the limited circumstances described in this prospectus or in the prospectus supplement.  All references in this prospectus and in the prospectus supplement to actions by securityholders refer to actions taken by DTC upon instructions from DTC participants and all references in this prospectus and in the prospectus supplement to payments, notices, reports and statements to noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the securities, for distribution to securityholders in accordance with DTC’s procedures.  See “Additional Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities”.

 Principal and Interest on the Securities

The prospectus supplement will describe:

•	the timing, amount and priority of payments of principal and interest, if applicable, on each class of offered securities;

•	the interest rates or the formulas for determining such interest rates;

•	the method of determining the amount of the principal payments;

•	the priority of the application of the issuing entity’s available funds to its expenses and payments on its securities; and

•	the allocation of losses on the Exchange Note among the classes of securities.

The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities.  A security may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments;

•	interest payments with disproportionate, nominal or no principal payments; or

•	residual cash flow remaining after all other classes have been paid.

Payments of interest on a class of securities will generally be made prior to payments of principal on that class. Each class of securities of a series may have a different interest rate, which may be a fixed, variable or adjustable interest rate (and which may be zero for some classes of strip securities), or any combination of the foregoing.  See “Additional Information Regarding the Securities—Fixed Rate Securities” and “—Floating Rate Securities”.  The prospectus supplement will specify the interest rate for each class of securities of a given series or the method for determining the interest rate.  One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the prospectus supplement, including at the end of a pre-funding period or as a result of the Servicer exercising its option to purchase the assets of the related issuing entity or other early termination of the related issuing entity.

One or more classes of securities of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the prospectus supplement.  Holders of those securities would be entitled to receive as payments of principal on any given Payment Date in the amounts set forth on that schedule with respect to those securities.

To the extent provided in the prospectus supplement, payments of interest to holders of two or more classes of securities within a series may have the same priority.  Under some circumstances, on any Payment Date the amount available for those payments could be less than the amount of interest payable on the securities.  If this is the case, each class of securityholders will receive its ratable share (based upon the aggregate amount of interest due to that class of securityholders) of the aggregate amount of interest available for payment on such securities.  See “Description of the Transaction Documents—Credit and Cash Flow Enhancement”.

If a series of securities includes two or more classes of securities, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions, of each of those classes will be set forth in the prospectus supplement.  Payments of principal and interest within any class of securities will be made on a pro rata basis among all the holders of that class.

The aggregate initial principal amount of the securities of a series may be greater or less than the initial aggregate securitization value of the Leases in the related Reference Pool.

Additional Information Regarding the Securities

 Fixed Rate Securities

Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the prospectus supplement.  Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the prospectus supplement.

 Floating Rate Securities

Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any.

The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, federal funds rates, United States government treasury securities rates, negotiable certificates of deposit rates or the prime rate.

A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

•
a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; provided, that the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

Each issuing entity issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities.  The prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the owner trustee or the indenture trustee.  All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities.  All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

If an issuing entity issues floating rate securities, it may enter into interest rate swaps or interest rate caps with counterparties to hedge the potential mismatch between the fixed interest rates on the Leases and the floating interest rates on the floating rate securities.  The material terms of these arrangements and information about the counterparties will be described in the prospectus supplement.

 Optional Purchase

If the prospectus supplement so provides, the Servicer will have the option to purchase the related Exchange Note on any Payment Date on which (after giving effect to payments made on such Payment Date) either, as set forth in such prospectus supplement, (1) the aggregate Securitization Value of the Leases and Leased Vehicles allocated to the related Reference Pool or (2) the outstanding principal amount of the notes of the related series is 10% (or such other percentage specified in the prospectus supplement) or less of the related initial aggregate Securitization Value or the initial aggregate principal amount of the notes of such series, respectively.  Upon such a purchase, the securities of the related issuing entity will be prepaid in full.

 Revolving Period

If the prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of securities of a series and ending on the date set forth in the prospectus supplement during which no principal payments will be made to one or more classes of securities of the related series as are identified in the prospectus supplement.  The revolving period may not be longer than one year from the date of issuance of a class of securities of a series.  During the revolving period, all collections of principal otherwise allocated to the securities may be:

•
used by the issuing entity during the revolving period to transfer additional Leases to the related Reference Pool, and therefore increase or maintain the principal amount of the related Exchange Note or issue additional Exchange Notes;

•	held in an account and invested in eligible investments for later distribution to securityholders;

•	applied to those securities of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the prospectus supplement.

These revolving periods may terminate prior to the scheduled date and result in an early amortization of the related securities.

The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for Exchange Notes acquired during the revolving period, a description of the party with authority to add, remove or substitute Exchange Notes during the revolving period and the procedures for temporary re-investment of funds, will be described in the prospectus supplement.

If so specified in the prospectus supplement, during the revolving period, principal otherwise payable to holders of a series of securities may be applied as specified above and, to the extent not so applied, will be distributed to the securityholders.  In addition, the prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each issuing entity which has a revolving period may also issue to the Depositor a certificate evidencing a retained interest in the issuing entity not represented by the other securities issued by that issuing entity. As further described in the prospectus supplement, the value of that retained interest will fluctuate as the amount of Exchange Notes owned by the issuing entity fluctuates and the amount of outstanding securities of the related series is reduced.

 Prefunding Period

If specified in the prospectus supplement, on the applicable Closing Date, the Depositor will make a deposit into a prefunding account from proceeds received from the sale of the related securities, in an amount that will be specified in the prospectus supplement, but not to exceed 10% of the proceeds of the offering.  Following the Closing Date, and continuing until the date specified in the prospectus supplement, commonly referred to as a prefunding period, the issuing entity will have the ability to transfer additional Leases and the related Leased Vehicles to the related Reference Pool, and therefore increase the principal amount of the related Exchange Note to the extent there are sufficient funds on deposit in the related prefunding account.  The prefunding period will be no longer than one year.  If all of the monies originally deposited in the segregated account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of a designated class or classes of securities.  Any prefunding period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of one or more classes of securities specified in the prospectus supplement upon occurrence of certain events to be set forth in the prospectus supplement.  In addition, the prospectus supplement will specify any limitation on the ability of the Lender or the Depositor to add assets and the requirements for assets that may be added to the pool.

 Derivative Arrangements

The issuing entity may enter into a derivative arrangement designed to enable it to pay a floating rate of interest on one or more classes of securities or to otherwise hedge interest rate risk on the securities of a series or any class of securities.  Such derivative arrangement may consist of an interest rate cap or floor agreement or an interest rate swap or other interest rate protection agreement. The issuing entity may also enter into a currency swap arrangement or other exchange rate protection agreement that will enable it to pay one or more classes of securities in a specified currency. The type of derivative arrangement, if any, for a series of securities or class of securities, as well as a description of the provider of such derivative arrangement, will be described in the prospectus supplement.

 Book-Entry Registration

The Issuing Entities May Use Book-Entry Registration Instead of Issuing Definitive Securities.  Except for the securities, if any, of an issuing entity retained by the Depositor or an affiliate thereof, each class of securities offered through this prospectus and the prospectus supplement may initially be represented by one or more certificates registered in the name of Cede & Co., DTC’s nominee, except as set forth below.  The notes will be available for purchase in the denominations specified in the prospectus supplement and may be available for purchase in book-entry form only.  Accordingly, the nominee is expected to be the holder of record of any class of securities issued in book-entry form.  If a class of securities is issued in book-entry form, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities of that class.  Beneficial owners will not be recognized by the indenture trustee as “holders”, as such term will be used in the indenture.  Beneficial owners will only be permitted to exercise the rights of holders indirectly through DTC and its participants, as further described below.

If a class of securities is issued in book-entry form, all references in this prospectus and in the prospectus supplement to actions by holders of that class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the prospectus supplement to distributions, notices, reports and statements to securityholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the related securities for distribution to the related securityholders in accordance with DTC’s procedures with respect thereto.  The rules applicable to DTC and its participants are on file with the SEC.

The prospectus supplement will specify whether the holders of the notes or certificates of the issuing entity may hold their respective securities as book-entry securities.

To facilitate subsequent transfers, all securities deposited by participants with DTC will be registered in the name of Cede & Co., as nominee of DTC.  The deposit of securities with DTC and their registration in the name of Cede & Co. will not change beneficial ownership.  DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such securities are credited, which may or may not be the ultimate owners.  Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

You may hold your securities through DTC in the United States, Clearstream or Euroclear in Europe or in any manner described in the prospectus supplement.  The global securities will be tradable as home market instruments in both the European and United States domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Initial Settlement of the Global Securities.  Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Except as required by law, none of the Administrator, the Depositor, MBFS USA, the issuing entity, the Servicer, any underwriter, the owner trustee or the indenture trustee will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the securities of any issuing entity held by DTC’s nominee, DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Secondary Market Trading of the Global Securities.  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

Trading Between Clearstream Customers and/or Euroclear Participants.  Secondary market trading between Clearstream Customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser.  When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream Customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear participant at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities against payment.  Payment will include interest accrued on the global securities from and including the last Payment Date to and excluding the settlement date.  Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities.  After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer’s or Euroclear participant’s account.  The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream Customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, Clearstream Customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts.  However, interest on the global securities would accrue from the value date.  Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream Customer’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream Customers or Euroclear participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading Between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositaries, to a DTC participant.  The seller will send instructions to Clearstream or Euroclear through a

Clearstream Customer or Euroclear participant at least one business day prior to settlement.  In these cases, Clearstream or Euroclear will instruct the respective depositaries, as appropriate, to deliver the global securities to the DTC participant’s account against payment.  Payment will include interest accrued on the global securities from and including the last Payment Date to and excluding the settlement date.  The payment will then be reflected in the account of the Clearstream Customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the Clearstream Customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period.  If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream Customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream Customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Customer or Euroclear participant.

Securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct or indirect participants.  In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the owner trustee through the participants who in turn will receive them from DTC.  Under a book-entry format, securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC’s nominee.  DTC will forward the payments to its participants which thereafter will forward them to indirect participants or securityholders.  To the extent the prospectus supplement or an offering memorandum under which the certificates will be sold provides that Book-Entry Securities will be issued, the only “noteholder” or “certificateholder”, as applicable, will be DTC’s nominee.  Securityholders will not be recognized by the applicable trustee as “noteholders” or “certificateholders” and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these securities, may be limited due to the lack of a physical certificate for these securities.

Neither DTC nor Cede & Co. will consent or vote with respect to the securities.  Under its usual procedures, DTC will mail an omnibus proxy to the indenture trustee or the owner trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote.  The omnibus proxy will assign Cede & Co.’s consenting or voting rights to those participants to whose accounts the related securities will be credited on that record date, identified in a listing attached to the omnibus proxy.

DTC will advise the Administrator of each issuing entity that it will take any action permitted to be taken by a securityholder under the related Indenture or Trust Agreement, as applicable, only at the direction of one or more participants to whose accounts with DTC the securities are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

The Depositories.  DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers (who may include any of the underwriters of securities of the issuing entity), banks, trust companies and clearing corporations and may include certain other organizations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars.  Clearstream provides to its Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.  Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any issuing entity securities.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets.  Transactions may be settled in any of 34 currencies.  In addition to safekeeping and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services.  The Euroclear system is operated by Euroclear Bank, S.A./N.V., acting as the Euroclear operator.  The Euroclear operator has a banking license from the Belgian Banking and Finance Commission.  As such, it is regulated and examined by the Belgian Banking and Finance Commission.

All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator.  They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law.  These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any issuing entity securities.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a

Euroclear participant, either directly or indirectly.  The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among DTC, Clearstream and Euroclear participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

 Definitive Securities

With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the Administrator or the Servicer advises the related indenture trustee or the related owner trustee, as applicable, in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the securities and neither the Administrator nor the indenture trustee, in the case of notes, is able to locate a qualified successor or (2) after the occurrence of an Event of Default under the related Indenture, with respect to the securities, holders representing a majority of the outstanding principal amount of the notes of the Controlling Class or of the certificates, as the case may be, advise the related indenture trustee or the related owner trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the notes or certificates is no longer in the best interest of the holders of the securities.

Upon the occurrence of any event described in the previous paragraph, the indenture trustee or the owner trustee will be required to notify all applicable securityholders of a given class through participants of the availability of Definitive Securities.  Upon surrender by DTC of the Definitive Securities representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the owner trustee will reissue the securities as Definitive Securities to the securityholders.

Distributions of principal of, and interest on, the Definitive Securities will thereafter be made by the related indenture trustee or the owner trustee in accordance with the procedures set forth in the related Indenture or the Trust Agreement directly to holders of such Definitive Securities in whose names the Definitive Securities were registered at the close of business on the record date specified for such securities in the prospectus supplement.  Unless otherwise specified in the prospectus supplement, the distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or owner trustee.  The final payment on any Definitive Security, however, will be made only upon presentation and surrender of the Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the indenture trustee or the owner trustee or of a registrar named in a notice delivered to holders of Definitive Securities.  No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the owner trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

 Securities Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates

Except as otherwise described in this prospectus and the principal documents relating to a series of securities issued by an issuing entity, any securities owned by the issuing entity, the Depositor, MBFS USA, the Servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of securities, except that such owned securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of noteholders or Controlling Class of noteholders of a series have given any request, demand, authorization, direction, notice, consent or waiver under such documents, unless all of the securities are owned by the issuing entity, the Depositor, MBFS USA, the Servicer or any of their respective affiliates.

Description of the Indenture

Each issuing entity that issues notes will issue one or more classes of notes under an Indenture between the issuing entity and the related indenture trustee.  A form of Indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.  This summary describes the material provisions common to the Indenture and notes of each issuing entity that issues notes.  The prospectus supplement will give you additional information on the material provisions specific to the notes which you are purchasing.  This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the Indenture.

 Events of Default; Rights Upon an Event of Default

With respect to the notes of a given series, Events of Defaults under the related Indenture will consist of the occurrence and continuation of any of the following:

•	a default for five days or more in the payment of interest on the notes of the Controlling Class of a series when the same becomes due and payable, as specified in the prospectus supplement;

•	a default in the payment of principal of the notes of a series on the related final scheduled Payment Date as specified in the prospectus supplement;

•
a default in the observance or performance of the issuing entity in any material respect of any covenant or agreement made in the related Indenture and the continuation of that default for a period of 60 days after written notice thereof is given to that issuing entity by the indenture trustee or to that issuing entity and the indenture trustee by the holders of not less than 25% of the aggregate principal amount of the notes of the Controlling Class of that series;

•
a breach of any representation or warranty made by the issuing entity in the related Indenture or in any certificate delivered pursuant thereto in any material adverse respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the issuing entity by the indenture trustee or to that issuing entity and that indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the notes of the Controlling Class of that series;

•	certain events of bankruptcy, insolvency, receivership or liquidation of that issuing entity (which, if involuntary, remain unstayed for more than 90 days); or

•	other events, if any, set forth in the Indenture or the prospectus supplement.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first, second, third and fourth bullet points above for a period of 120 days will not constitute an Event of Default if that failure or delay was caused by a force majeure or other similar occurrence.

Noteholders holding a majority of the aggregate principal amount of the notes of the Controlling Class of a series may waive any past default or Event of Default as it relates to that series prior to the declaration of the acceleration of the maturity of the notes, except a default in the payment of principal of or interest on any of the notes, or in respect of any covenant or provision in the Indenture that cannot be modified or amended without unanimous consent of the noteholders.

If an Event of Default occurs and is continuing, the indenture trustee or the holders of a majority of the aggregate principal amount of the notes of the Controlling Class of a series may declare the principal of the notes of such series to be immediately due and payable by a notice in writing to the related issuing entity (who will provide such notice to the Rating Agencies), the related indenture trustee (if notice is given by noteholders), the Depositor and the Servicer.  This declaration may be rescinded by the holders of a majority of the aggregate principal amount of the notes of the Controlling Class of such series before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if:

•
the related issuing entity has deposited with the indenture trustee an amount sufficient to pay (1) all interest on and principal of the notes of that series, (2) all amounts advanced by the indenture trustee and its costs and expenses and (3) all other amounts that would then be due under the related Indenture or upon such notes as if the Event of Default giving rise to that declaration had not occurred; and

•	all Events of Default (other than the nonpayment of principal of the notes of that series that has become due solely due to that acceleration) have been cured or waived.

If the notes of a series have been declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the related Trust Estate, or elect to maintain the Trust Estate and continue to apply proceeds from the Trust Estate as if there had been no declaration of acceleration.  An indenture trustee may not, however, sell the related Trust Estate following an Event of Default (other than the occurrence of an Event of Default described in the first two bullet points in the definition thereof) unless:

•	100% of the holders of the notes of the Controlling Class of the related series consent thereto;

•	the proceeds of that sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes of that series; or

•
the indenture trustee determines that the Trust Estate would not be sufficient on an ongoing basis to make all required payments of principal and interest on the notes when due and payable and the indenture trustee obtains the consent of holders of at least 66 2/3% of the aggregate principal amount of the outstanding notes of the Controlling Class of that series.

An indenture trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm to determine the sufficiency or insufficiency as it relates to the second and third bullet points in the immediately preceding paragraph.  Any sale of the Trust Estate of an issuing entity is subject to the requirement that an opinion of counsel be delivered to the effect that following such transaction, the Titling Trust or an interest therein or a portion thereof will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

In the event of a sale of a Trust Estate following the occurrence of an Event of Default under the circumstances described in the prior paragraph, the proceeds of such sale, including any available monies on deposit in any reserve fund, will be distributed in the same manner as if the payment of the notes of such series has been declared immediately due and payable, as described in the prospectus supplement.

Subject to the provisions of the Indenture relating to the duties of the indenture trustee, if an Event of Default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request.  Subject to such provisions for indemnification and some limitations contained in the Indenture, the holders of a majority of the aggregate principal amount of the notes of the Controlling Class of the related series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust power conferred on the indenture trustee.

No noteholder will have the right to institute any proceeding with respect to the Indenture unless:

•	that noteholder previously has given the indenture trustee written notice of a continuing Event of Default;

•
noteholders holding not less than 25% of the aggregate principal amount of the outstanding notes of the Controlling Class of the related series have made written request of the indenture trustee to institute that proceeding in its own name as indenture trustee under the Indenture;

•	the noteholder has offered the indenture trustee indemnity satisfactory to it;

•	the indenture trustee has, for 60 days after receipt of such notice, written request and offer of indemnity, failed to institute that proceeding; and

•
no direction inconsistent with that written request has been given to the indenture trustee during that 60-day period by noteholders holding a majority of the aggregate principal amount of the notes of the Controlling Class of the related series.

In addition, each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time that is prior to one year and one day after the date upon which all obligations and payments under the related Transaction Documents have been paid in full, institute against the applicable issuing entity, the Depositor, the Titling Trust or the Initial Beneficiary any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

With respect to any issuing entity, neither the related indenture trustee nor the related owner trustee in their respective individual capacities, nor any holder of a certificate of a series, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the securities of the related series or for the agreements of that issuing entity contained in the applicable Indenture or in the applicable Trust Agreement.

Restrictions on Merger and Consolidation

Each issuing entity may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•
the entity expressly assumes the issuing entity’s obligation to make due and punctual payments upon the notes of the related issuing entity and the performance or observance of every agreement and covenant of the issuing entity under the Indenture;

•	no event that is, or with notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

•
the issuing entity has delivered prior written notice of such consolidation or merger to each Rating Agency and each such Rating Agency either (1) confirms in writing that such consolidation or merger shall not cause the then-current rating of any class of notes to be qualified, reduced or withdrawn, or (2) if specified in the related Transaction Documents, has not confirmed in writing that such consolidation or merger shall cause the then-current rating of any class of notes to be qualified, reduced or withdrawn;

•
the issuing entity has received an opinion of counsel to the effect that (1) following such consolidation or merger, the issuing entity (or the surviving entity or transferee) will not be classified as (a) an association or (b) a publicly traded partnership taxable as a corporation, each for U.S. federal income tax purposes, (2) such consolidation or merger will not cause the notes of such issuing entity to be characterized other than as indebtedness for U.S. federal income tax purposes and (3) such consolidation or merger will not cause the notes of such issuing entity to be deemed to have been exchanged pursuant to Treasury Regulation Section 1.1001-3;

•	any action as is necessary to maintain the lien and security interest created by the Indenture shall have been taken; and

•
the issuing entity has delivered to the Servicer, the Depositor and the indenture trustee an opinion of counsel and an officer’s certificate each stating that such consolidation or merger satisfies all requirements under the Indenture.

Other Negative Covenants

Each issuing entity will not, among other things, except as expressly permitted by the applicable agreements:

•	engage in any business or activities other than financing, purchasing, owning, acquiring, selling, pledging and managing the related Exchange Note;

•	sell, transfer, exchange or otherwise dispose of any of its assets;

•
claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related issuing entity, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity or its property;

•	dissolve or liquidate in whole or in part;

•	permit the lien of the related Indenture to be subordinated or otherwise impaired, except as may be expressly permitted by the Indenture;

•
permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under the Indenture except as may be expressly permitted thereby;

•
permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics’ or certain other liens on the Leased Vehicles (arising solely as a result of an action or omission of the related lessee) and except as may be created by the terms of the related Indenture;

•	permit the lien of the related Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the related Trust Estate; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Transaction Documents.

The issuing entity may not engage in any activities other than financing, acquiring, owning, leasing (subject to the lien of the Indenture), pledging and managing the related Exchange Note as contemplated by the Indenture and the other Transaction Documents.

Annual Compliance Statement

The issuing entity will be required to file an annual written statement with the indenture trustee certifying the fulfillment of its obligations under the Indenture.

 Indenture Trustee’s Annual Report

If required by the Trust Indenture Act, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

 Resignation of Indenture Trustee Due to Conflict of Interest

If an issuing entity issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related Indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act and may be required to resign as trustee for one or more of classes of notes.  In any such case, the Indenture will provide for a successor indenture trustee to be appointed for those classes of notes.  Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

 Reports by Indenture Trustee to Noteholders

The indenture trustee for each series of notes will also deliver, at the expense of the related issuing entity, to each noteholder of that series such information as may be reasonably requested (and reasonably available to the indenture trustee) to enable such holder to prepare its federal and state income tax returns.

The indenture trustee for each series of notes will be required to furnish to any related noteholder promptly upon receipt of a written request by such noteholder (at the expense of the requesting noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the indenture trustee under the Transaction Documents.

Any three or more holders of the notes of any issuing entity may, by written request to the related indenture trustee accompanied by a copy of the communication that the requesting noteholders propose to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under such notes.  The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the issuing entity.

 Modification of Indenture

Except as otherwise provided in the prospectus supplement, any issuing entity, together with the related indenture trustee, may, without the consent of the noteholders of the issuing entity, but with prior written notice to each Rating Agency, execute a supplemental Indenture for the purpose of, among other things, adding to the covenants of the issuing entity for the benefit of noteholders, curing any ambiguity, correcting or supplementing any provision of the Indenture which may be inconsistent with any other provision of the Indenture, any other transaction document or of this prospectus or the prospectus supplement or adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture which will not be inconsistent with other provisions of the Indenture; provided, however, that no such supplemental Indenture may materially adversely affect the interests of any noteholder.

The issuing entity and the applicable indenture trustee, may with the consent of the holders of notes evidencing not less than a majority of the aggregate principal amount of the notes of the Controlling Class of the related series and with prior written notice to each Rating Agency, enter into one or more supplemental Indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the noteholders; provided, however, that no such supplemental Indenture may, without the consent of all noteholders affected by such supplemental Indenture:

•
change the final scheduled Payment Date or the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate or the redemption price with respect to any note, change the application of collections on or the proceeds of a sale of the property of the issuing entity to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payments;

•
reduce the percentage of the aggregate principal amount of the consent of the holders of notes or Controlling Class of notes of which is required for any such supplemental Indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

•
modify or alter the provisions of the Indenture regarding the voting of notes held by the issuing entity, the Depositor, the Servicer or any of their respective affiliates or modify or alter the definition of note balance;

•
reduce the percentage of the note balance the consent of the holders of the notes or the Controlling Class of notes of which is required to direct the indenture trustee to sell or liquidate the property of the issuing entity after an Event of Default if the proceeds of the sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes;

•
reduce the percentage of the aggregate principal amount of the notes or of the Controlling Class of notes the consent of the holders of which is required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the notes or of a class of notes necessary to amend the Indenture or any other documents relating to the issuing entity;

•	affect the calculation of the amount of interest or principal payable on any note on any Payment Date, including the calculation of any of the individual components of such calculation;

•	affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the Indenture;

•
permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any note of the security afforded by the lien of the Indenture; or

•	modify the definitions of “Aggregate Securitization Value”, “Securitization Value” or “Required Reserve Amount”, as such terms may be defined in the applicable Indenture.

A supplemental Indenture will be deemed not to materially adversely affect the interests of any noteholder if the person requesting the supplemental Indenture:

•
has delivered prior written notice of such supplemental Indenture to the Administrator to deliver to each Rating Agency and each such Rating Agency either (1) confirms in writing that such supplemental Indenture shall not cause the then-current rating of any class of notes to be qualified, reduced or withdrawn or (2) if specified in the related Transaction Documents, has not confirmed in writing that such supplemental Indenture shall cause the then-current rating of any class of notes to be qualified, reduced or withdrawn; or

•	obtains and delivers to the indenture trustee an opinion of counsel to the effect that such supplemental Indenture would not materially and adversely affect the interests of any noteholder.

No supplemental Indenture will be permitted unless an opinion of counsel is delivered to the indenture trustee to the effect that the supplemental Indenture will not (1) cause the related issuing entity to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (2) cause the notes issued by such issuing entity to be characterized other than as indebtedness for U.S. federal income tax purposes and (3) cause the notes issued by such issuing entity to be deemed to have been exchanged pursuant to Treasury Regulation Section 1.1001-3.

 Satisfaction and Discharge of Indenture

The Indenture will be discharged with respect to the collateral securing the related notes upon:

•
delivery to the indenture trustee for cancellation of all the notes or, if all notes not delivered to the indenture trustee for cancellation have become due and payable, upon the irrevocable deposit with the indenture trustee of funds sufficient for the payment in full of the principal amount of and all accrued but unpaid interest on the notes;

•	payment by the issuing entity of all amounts due under the Indenture and the other Transaction Documents; and

•
delivery to the indenture trustee of an officer’s certificate and an opinion of counsel, which may be internal counsel to the Depositor or the Servicer, stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been satisfied.

Description of the Transaction Documents

This summary describes the material provisions of the documents under which MBFS USA will transfer the Exchange Notes to the Depositor, the Depositor will transfer the Exchange Notes to the issuing entity and the Servicer will service the Leases and Leased Vehicles allocated to the Reference Pool securing the Exchange Notes on behalf of the issuing entity.  These documents are the First Tier Sale Agreement, the Second Tier Sale Agreement, the Servicing Agreement and the Servicing Supplement.  This summary also describes the material provisions of the Trust Agreement and the Administration Agreement.  Forms of these documents have been filed as exhibits to the Registration Statement of which this prospectus forms a part.  This summary describes the material provisions of these agreements common to the securities of each issuing entity; the prospectus supplement will give you additional information on the material provisions specific to the notes which you are purchasing.  This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

 Transfer, Assignment and Pledge of the Exchange Note

When the issuing entity issues its securities, MBFS USA will sell, transfer and assign, without recourse, to the Depositor its entire interest in the related Exchange Note, pursuant to the related First Tier Sale Agreement.  The Depositor will then sell, transfer and assign to the issuing entity, without recourse, its entire interest in the related Exchange Note, pursuant to the related Second Tier Sale Agreement.

Immediately following the transfer of the Exchange Note to the related issuing entity, the issuing entity will pledge its interest in the issuing entity property, which includes the Exchange Note, to the indenture trustee as security for the securities, as described in the prospectus supplement.  See “Description of the Indenture” for more information regarding the Indenture.

 Accounts

The Servicer will establish and maintain for each issuing entity, in the name of the related indenture trustee on behalf of the related noteholders and such other persons specified in the indenture, one or more Exchange Note Collection Accounts into which all payments made on or with respect to the Leases and Leased Vehicles allocated to the related Reference Pool will be deposited.  The Servicer will establish and maintain with the related indenture trustee a Distribution Account in the name of such indenture trustee on behalf of the related noteholders and such other persons specified in the indenture, into which amounts released from the Exchange Note Collection Account and any other accounts of the issuing entity for payment to such noteholders will be deposited and from which all payments to such noteholders will be made.  In the case of an issuing entity that issues certificates, except as otherwise provided in the prospectus supplement, amounts released from the Exchange Note Collection Account and any other accounts of the issuing entity for distribution to the certificateholders will be deposited into the related Distribution Account or made from the Exchange Note Collection Account.

Any other accounts to be established with respect to an issuing entity, including any pre-funding account, yield supplement account, negative carry account or reserve fund, will be described in the prospectus supplement.

All funds on deposit in the issuing entity accounts will be invested in Eligible Investments to the extent so provided in the applicable Servicing Supplement or Indenture.  Eligible Investments will generally be limited to obligations or securities that mature on or before the business day preceding the Payment Date following the Collection Period during which the investment is made (or, in the case of any reserve fund, on or before the business day preceding the Payment Date following the date of such investment).  To the extent specified in the prospectus supplement, funds in the issuing entity accounts may be invested in securities that will mature after the next Payment Date and will not be sold to meet any shortfalls. Thus, the amount of cash in any issuing entity account at any time may be less than the required balance of such account.  If required withdrawals from any issuing entity account exceed the amount of cash in such issuing entity account, a temporary shortfall in the amounts distributed to the related securityholders could result.  The average lives of the securities could then increase.  All net investment earnings on funds on deposit in the issuing entity accounts will be deposited in the related Exchange Note Collection Account or distributed as provided in the prospectus supplement.

The Servicer will make all calculations and decisions regarding the allocation, transfer and disbursement of funds and there will not otherwise be any independent verification of the activity in the issuing entity accounts, other than to the limited extent addressed in the annual officer’s certificate of the Servicer and the accountants’ report described below under “—Evidence as to Compliance”.

Generally, the issuing entity accounts will be maintained with the applicable indenture trustee or as trust accounts that satisfy certain requirements of “Eligible Accounts” set forth in the prospectus supplement.

 Servicing Procedures

Under the Servicing Agreement and each Servicing Supplement, the Servicer will perform on behalf of the Titling Trust all of its obligations under the related Leases and Leased Vehicles allocated to a Reference Pool, including, but not limited to, collecting and processing payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles or Defaulted Vehicles, overseeing the related Leases and related Leased Vehicles allocated to a Reference Pool and commencing legal proceedings to enforce related Leases, including accounting for collections, furnishing monthly and annual statements to the Titling Trustee with respect to distributions and generating federal income tax information.  In this regard, the Servicer will make reasonable efforts to collect all amounts due on or in respect of the Leases allocated to the related Reference Pool and, in a manner consistent with the Servicing Agreement and the related Servicing Supplement, will be obligated to service the related Leases and related Leased Vehicles allocated to a Reference Pool generally in accordance with the customary and usual procedures of the Servicer in respect of automobile leases serviced by it for its own account.  See “The Sponsor and Servicer”.  The Servicer has discretion in servicing the related Leases and related Leased Vehicles allocated to a Reference Pool, including the ability to grant payment deferrals and to determine the timing and method of collection and liquidation procedures.

The Servicing Agreement and each Servicing Supplement will require the Servicer to obtain all licenses and make all filings required to be held or filed by the Titling Trust in connection with the ownership of the related Leases and related Leased Vehicles allocated to a Reference Pool and take all necessary steps to maintain evidence of the Titling Trust’s or Titling Trustee’s ownership on the certificates of title to the related Leased Vehicles.

The Servicer will be responsible for filing all periodic sales and use tax or property (real or personal) tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and other periodic regulatory filings, registrations or approvals arising with respect to or required of the Titling Trustee or the Titling Trust.

The Servicing Agreement and each Servicing Supplement will provide that, in accordance with its customary servicing practices, the Servicer may, in its discretion, modify or extend the term of a Lease allocated to a Reference Pool.  If the Servicer grants extensions after the related cutoff date which extend the Maturity Date of a Lease to a date later than the Payment Date occurring six months (or such other time period set forth in the prospectus supplement) prior to the final scheduled payment date of the latest maturing class of securities of the related series (other than any such extension that is required by applicable law), the Servicer will be required to repurchase the affected Lease by making a Repurchase Payment.

In addition, the Servicing Agreement and each Servicing Supplement will require the Servicer to notify as soon as practicable the Depositor (in the event that MBFS USA is not acting as the Servicer), the indenture trustee and the Titling Trustee of all liens or claims of any kind of a third party that would materially and adversely affect the interests of, among others, the Depositor or the Titling Trust in any Leases and related Leased Vehicles allocated to a Reference Pool.

 Custody of Lease Documents and Certificates of Title

Under the Servicing Agreement, to reduce administrative costs and assure uniform quality in the servicing of the Leases, the Titling Trust and the Collateral Agent have appointed the Servicer as their agent, bailee and custodian of the Leases, the certificates of title relating to the Leased Vehicles and any other related items that from time to time come into possession of the Servicer.  Such documents will not be physically segregated from other leases, certificates of title or other documents related to other leases and vehicles owned or serviced by the Servicer.  The Servicer may delegate specific custodian duties to sub-contractors who are in the business of performing those duties.  For example, the Servicer may hire a third-party to hold original certificates of title for vehicles that it services.  The accounting records and certain computer systems of the Servicer will reflect the allocation of the Leases and related Leased Vehicles to the related Reference Pool.  Upon instructions from the Collateral Agent, the Servicer will release or cause to be released any certificate of title to the Collateral Agent, at the place or places designated by the Collateral Agent.

 Insurance on the Leased Vehicles

Each Lease will indicate that the related lessee will be required to provide during the related lease term a comprehensive liability, public liability, property damage liability and collision liability insurance policy covering the actual cash value of the related Leased Vehicle and naming the Titling Trust as loss payee and as additional insured, as described under “The Sponsor and Servicer—Insurance”.  Because lessees may choose their own insurers to provide the required coverage, the actual terms and conditions of their policies may vary.

MBFS USA does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on Leases on behalf of the lessees in the event of disability or death.  To the extent that this type of insurance coverage is obtained on behalf of a lessee, payments received in respect of the coverage may be applied to payments on the related Lease only to the extent that the lessee’s beneficiary chooses to do so.

In the event that a lessee fails to maintain any required insurance and this failure results in a shortfall in amounts to be distributed to the related noteholders which is not covered by amounts on deposit in the related reserve fund or by subordination of payments on the certificates to the extent described in this prospectus and the prospectus supplement, the related securityholders could suffer a loss on their investment.

 Collections

With respect to each issuing entity, except as otherwise provided in the prospectus supplement, the Servicer will deposit collections received on the related Leases and related Leased Vehicles allocated to a Reference Pool into the related Exchange Note Collection Account within two business days of receipt and identification.  However, at any time that and for so long as the Monthly Remittance Condition is satisfied, the Servicer will not be required to deposit such amounts into the related Exchange Note Collection Account until the related Deposit Date.

Pending deposit into the Exchange Note Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.  If the Servicer was unable to remit such funds, securityholders might incur a loss.  To the extent set forth in the prospectus supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit, guaranteed investment contract, demand note, surety bond, insurance policy or guarantee of its deposit obligations for the benefit of the related issuing entity to secure timely remittances of collections on the Leases and the related Leased Vehicles allocated to a Reference Pool and payment of the aggregate Repurchase Payment with respect to Leases and Leased Vehicles repurchased by the Servicer.

 Sales Proceeds

Under the Servicing Agreement and each Servicing Supplement, the Servicer, on behalf of each issuing entity, will sell or otherwise dispose of the related Leased Vehicles allocated to the related Reference Pool under the circumstances described in the prospectus supplement.  In connection with the sale or other disposition of a Matured Vehicle or a Defaulted Vehicle, within two business days of receipt and identification, the Servicer will deposit into the related Exchange Note Collection Account all proceeds from such sale or disposition (or an amount equal to such Sales Proceeds in lieu thereof if the Leased Vehicle is subject to the LKE Program), as further described in the prospectus supplement; provided, that if the Monthly Remittance Condition is satisfied, the Servicer may retain such amounts until the Deposit Date.

The Servicer will be required to purchase a Leased Vehicle before the Maturity Date of the related Lease and remit to the Exchange Note Collection Account a Repurchase Payment calculated as of the effective date of repurchase if the related lessee moves to a state that is not a state in which the Titling Trust has all licenses necessary to own and lease vehicles and the Titling Trust has not been so licensed within 90 days of the Servicer becoming aware of such a move.

 Servicer Advances

Unless otherwise provided in the prospectus supplement, on the Deposit Date, the Servicer may, at its option, make a Servicer Advance.  The Servicer will not be required to make any Servicer Advance if it determines that it will not be able to recover a Servicer Advance from future payments on the related Lease or Leased Vehicle.

In making Servicer Advances, the Servicer will assist in maintaining a regular flow of scheduled payments on the Leases and related Leased Vehicles allocated to the related Reference Pool and, accordingly, in respect of the related securities, rather than guarantee or insure against losses.  Accordingly, all Servicer Advances will be reimbursable to the Servicer, without interest, as described in this prospectus and the prospectus supplement.

 Realization Upon Charged-off Leases

The Servicing Agreement will provide that if the Servicer decides to repossess a Defaulted Vehicle, the Servicer will use commercially reasonable efforts to repossess and liquidate it.  Such liquidation may be effected through repossession and disposition through sale, or the Servicer may take any other action permitted by applicable law.  The Servicer may enforce all rights of the lessor under the related Defaulted Lease, sell that Defaulted Vehicle in accordance with such Defaulted Lease and commence and pursue any proceedings in connection with such Defaulted Lease.  In connection with any such repossession, the Servicer will follow such practices and procedures as are used by the Servicer in respect of any Leases serviced by it for its own account.  The Servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Defaulted Vehicles but will be entitled to reimbursement.  Proceeds from the sale or other disposition of repossessed Leased Vehicles allocated to a Reference Pool will constitute Sales Proceeds and will be deposited into the related Exchange Note Collection Account.

 Servicing Compensation

Unless otherwise specified in the prospectus supplement, the Servicer will be entitled to receive a servicing fee on each Payment Date for the related Collection Period in an amount equal to a specified percentage per annum of the aggregate Securitization Value as of the first day of that Collection Period or, with respect to the first Payment Date, as of the applicable cutoff date.  The servicing fee percentage applicable to each issuing entity will be specified in the prospectus supplement.  Unless otherwise specified in the prospectus supplement, the Servicer will also be entitled to receive as a supplemental servicing fee for each Collection Period fees and charges paid by lessees, including, among other things, late payment fees, a returned instrument or automatic clearing house transaction charge, extension fees, purchase option fees, service fees, disposition fees, termination fees and similar charges received with respect to any Lease other than excess wear and tear or excess mileage charges with respect to Leases included in the Reference Pool, and if so specified in the prospectus supplement, the net investment earnings on funds deposited in the trust accounts and other accounts with respect to the issuing entity.  The Servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the related Payment Date prior to any distributions to the securityholders.

The servicing fee and the supplemental servicing fee are intended to compensate the Servicer for performing the functions of a third party Servicer of the Leases and the related Leased Vehicles as an agent for the related issuing entity, including collecting and posting all payments, responding to inquiries of lessees, investigating delinquencies, sending payment coupons to lessees, reporting federal income tax information to lessees, paying costs of collections and policing the Leased Vehicles.  The fees will also compensate the Servicer for administering the issuing entity, including making Servicer Advances, accounting for collections, furnishing monthly and annual statements to the trustees with respect to distributions and generating federal income tax information for the related issuing entity.  The fees, if any, also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Leases and the related Leased Vehicles.

The issuing entity will pay the servicing fee out of collections from the Leases included in the Reference Pool, prior to distributions to securityholders.

 Distributions on the Securities

All distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities entitled thereto will be made by the related indenture trustee or the related owner trustee in accordance with the procedures set forth in the related Indenture or the Trust Agreement beginning on the first Payment Date.

 Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements and the applicable provider, with respect to each class of securities of a given series, if any, will be set forth in the prospectus supplement.  If and to the extent provided in the prospectus supplement, credit and cash flow enhancement for your class of securities may be in the form of one or more of the following:

•
subordination where (1) one or more junior classes of securities absorb losses before more senior classes, (2) payments of interest on certain classes of securities may be subordinated to payments of interest on other classes of more senior securities, and, in certain circumstances, to payments of principal on such classes of more senior securities, (3) payments of principal on certain classes of securities will be subordinated to payments of interest and principal on other classes of more senior securities and/or (4) where distributions to the certificates of the related series are subordinate to all payments on the notes of such series;

•
one or more reserve funds or other cash deposits available to cover servicing fees, interest payments on the securities and certain payments of principal of the securities if collections on the related Reference Pool assets are insufficient to pay amounts due on the securities on any Payment Date;

•
one or more segregated cash collateral accounts established after the occurrence of a Servicer Default as security for the Servicer’s obligations under the Servicing Agreement and the related Servicing Supplement;

•
overcollateralization, which is the amount by which the aggregate Securitization Value of the Leases and related Leased Vehicles allocated to the Reference Pool for an issuing entity exceeds the aggregate principal amount of the notes of the related series;

•
excess spread, resulting from more interest paid by the lessees in respect of the Leases allocated to the related Reference Pool than is necessary to pay the related servicing fee, trustee fees and expenses, interest on the securities of the related series for each payment period and certain payments of principal of the securities;

•
third party payments, guarantees, surety bonds, insurance policies (including residual value insurance), liquidity facilities, letters of credit or loan agreements that pay amounts specified in the prospectus supplement if other assets of the issuing entity are insufficient to make required payments or if assets of the issuing entity are unavailable, such as collections held by the Servicer at the time of a bankruptcy proceeding;

•
guaranteed investment contracts or guaranteed rate agreements under which, in exchange for either a fixed one-time payment or a series of periodic payments, the issuing entity receives specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the prospectus supplement;

•
yield supplement discount arrangements for low interest rate lease contracts where the payments due under certain of these Leases are discounted both at the applicable Contract Rate and at a higher rate and the aggregate difference of the discounted payments in each Collection Period is subtracted from the aggregate Securitization Value in order to increase the amount of interest available to be paid on each Payment Date;

•
interest rate or currency swaps where the issuing entity reduces its exposure to currency and/or interest rate risks or to offset basis risk between Leases that pay based on one index and securities that pay based on a different index or interest rate caps or floor agreements where the issuing entity reduces its exposure to interest rate risks, where each such arrangement is entered into with a counterparty acceptable to the Rating Agencies and will contain such terms as are usual and customary for derivative transactions of these type; the prospectus supplement will set forth the material provisions of each such swap, floor or cap agreement and will contain certain information regarding each counterparty;

•
repurchase obligations where the issuing entity may have the benefit of one or more agreements from the related dealer and the Servicer to repurchase Leases and the related Leased Vehicles as to which there is a material breach of the representations and warranties made by that party;

•
lines of credit where the issuing entity may have the benefit of a payment obligation issued by a bank or other entity identified in the prospectus supplement; the indenture trustee will be entitled to make a draw on the payment obligation under the circumstances described in the prospectus supplement; or

•	any combination of two or more of the foregoing.

The prospectus supplement for each series of securities will specify the form, amount, limitations and provider of any credit or cash flow enhancement available to that series or, if applicable, to particular classes of that series.  The prospectus supplement will also specify the circumstances under which such credit or cash flow enhancement will be available to that series or, if applicable, to particular classes of that series, as well as the circumstances, if any, under which such credit and cash flow enhancement would no longer apply.  If specified in the prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series.  Any credit enhancement that constitutes a separate security from the notes or certificates of the applicable series under the Securities Act will be exempt from registration under the Securities Act.

 Statements to Securityholders

With respect to each series of securities, on or prior to each Payment Date, the Servicer will prepare and provide to the related indenture trustee and owner trustee a statement to be made available to the related securityholders on that Payment Date.  Each statement to be delivered to securityholders will include (to the extent applicable) the following information (and any other information so specified in the prospectus supplement) as to the notes of that series and as to the certificates of that series with respect to that Payment Date:

(1)	the outstanding principal amount of the related Exchange Note at the beginning of the related Collection Period;

(2)	delinquencies during such Collection Period;

(3)	the amount of the distribution allocable to principal of each class of securities of that series;

(4)	the amount of distribution allocable to interest on or with respect to each class of securities of that series;

(5)	the amount of the distribution allocable to draws from any reserve fund or payments in respect of any other credit or cash flow enhancement;

(6)	the outstanding principal amount of the related Exchange Note at the end of the related Collection Period;

(7)	any credit enhancement amount;

(8)
the aggregate principal amount and the appropriate factor for each class of notes, and the appropriate factor for each class of certificates, if any, each after giving effect to all payments reported under clause (3) above;

(9)	the amount of the servicing fee to be paid to the Servicer and the amount of any unpaid servicing fee with respect to such Collection Period or prior Collection Periods, as the case may be;

(10)	the amount of aggregate credit and residual losses realized on the Leases and Leased Vehicles allocated to the related Reference Pool during the related Collection Period;

(11)	previously due and unpaid interest payments on each class of securities and the change in these amounts from the preceding statement;

(12)
previously due and unpaid principal payments, plus interest accrued on such unpaid principal to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

(13)	the aggregate amount of Repurchase Payments in respect of the related Collection Period;

(14)	the balance of any reserve fund, if any, on that date, after giving effect to payments on that date;

(15)	the amount of Servicer Advances in respect of the related Collection Period and the reimbursement amount for such Servicer Advances;

(16)
for each Payment Date during any pre-funding period, the amount remaining in the related prefunding account, and for the first Payment Date on or after the end of a pre-funding period, the amount remaining in the related prefunding account that has not been used to fund the purchase of additional Leases and is being distributed to securityholders;

(17)	any addition of Leases and the related Leased Vehicles to the Reference Pool in connection with a prefunding or revolving period; and

(18)
the amount of any cumulative shortfall between payments due in respect of any credit or cashflow enhancement arrangement and payments received in respect of the credit or cashflow enhancement arrangement, and the change in any shortfall from the preceding statement.

Each amount set forth under clauses (3) and (4) above with respect to the notes of any issuing entity will be expressed as a dollar amount per $1,000 of the initial principal amount of such notes.

Prior to each Payment Date, the Servicer will provide to the indenture trustee and the owner trustee a statement setting forth with respect to a series of securities substantially the same information described above that is required to be provided to securityholders.

Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each issuing entity, the applicable trustee will mail to each person who at any time during such calendar year was a securityholder and received any payment with respect to the issuing entity a statement containing certain information for the purposes of the securityholder’s preparation of federal income tax returns.  See “Material Income Tax Consequences”.

 Reports to be Filed with the SEC

The Depositor will, or will cause the Administrator to, file for each issuing entity the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include but are not limited to:

•
Reports on Form 8-K (Current Report), following the issuance of the series of securities of the issuing entity, including as exhibits to the Form 8-K, (1) the agreements or other documents specified in the prospectus supplement, if applicable and (2) the opinions related to the tax consequences and the legality of the securities being issued that are required to be filed under applicable securities laws;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related payment date; the content of a report on Form 10-D will be substantially similar to the information to be furnished under “Reports to Securityholders”; and

•
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits; the annual report will include the Servicer’s report on its assessment of compliance with servicing criteria and the accountants’ attestation report on such assessment described below under “—Evidence as to Compliance”.

The reports and any information included in a report will neither be examined nor, except to the extent of the accountants’ attestation report referred to above, reported on by an independent public accountant.  Each issuing entity will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement for such issuing entity.  Reports filed with respect to an issuing entity with the SEC after the final prospectus supplement is filed will be available under the issuing entity’s specific number, which will be a series number assigned to the file number of the Registration Statement of which this prospectus forms a part, which is 333-178761.

 Evidence as to Compliance

Each Servicing Supplement will provide that the Servicer and any subservicer, as applicable, will furnish annually to the Depositor and, if required by the related Transaction Documents, to the related owner trustee and the related indenture trustee, a report on its assessment of compliance with specified servicing criteria set forth in Item 1122(a) of Regulation AB, during the preceding 12-month period ended December 31 (or, in the case of the first statement, the period from the applicable Closing Date to December 31).  The servicing criteria generally include four categories:

•	general servicing considerations;

•	cash collection and administration;

•	investor remittances and reporting; and

•	pool asset administration.

The report is required to disclose any material instance of noncompliance with the servicing criteria.

Each Servicing Supplement will provide that a firm of independent public accountants will furnish annually to the Depositor and, if required by the related Transaction Documents, to the owner trustee and the related indenture trustee, an attestation as to whether the Servicer’s assessment of its compliance with the applicable servicing criteria referred to in the preceding paragraph is fairly stated in all material respects, or a statement that the firm cannot express that view.

Each Servicing Supplement will require the Servicer to deliver annually to the Depositor, the related owner trustee, the related indenture trustee and each Rating Agency, substantially simultaneously with the delivery to the Depositor of the accountants’ statement referred to above, a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under such agreement in all material respects during the preceding 12-month period ended December 31 (or, in the case of the first certificate, the period from the applicable Closing Date to December 31).  If there has been a default in the fulfillment of any such obligation in any material respect, the certificate will describe each such default.

 Certain Matters Regarding the Servicer

The Servicing Agreement shall provide that the Servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that its duties thereunder are no longer permissible under applicable law.  With respect to each Reference Pool, no such resignation of the Servicer will become effective until a successor servicer acceptable to the related indenture trustee (acting at the direction of a majority of the holders of the notes of the Controlling Class of the related series) has assumed the Servicer’s obligations under the Servicing Agreement and the related Servicing Supplement.

Under the circumstances specified in the Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under the Servicing Agreement and each outstanding Servicing Supplement.

In addition, the Servicer will indemnify the Titling Trustee and its agents, responsible officers, directors and employees for any loss, claim, damage or expense that may be incurred by it as a result of any act or omission by the Servicer in connection with the performance of its duties under the Servicing Agreement and the related Servicing Supplement, but only to the extent such liability arose out of the Servicer’s negligence, willful misconduct, bad faith or recklessness.

 Servicer Defaults

Except as otherwise provided in the prospectus supplement, a Servicer Default under each  Servicing Supplement will consist of the following:

(1)
any failure by the Servicer to deliver to the indenture trustee any required payment, which failure continues unremedied for ten business days after the earlier of the discovery thereof by an officer of the Servicer or receipt by the Servicer of notice thereof from the related indenture trustee;

(2)
any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement or in the related Servicing Supplement, which failure materially and adversely affects the rights of holders of interests in the related Exchange Note, the related noteholders or, in the event that certificates are sold to unaffiliated third parties, certificateholders, and which continues unremedied for 90 days after written notice thereof is given as described in clause (1) above;

(3)
any representation, warranty or statement of the Servicer made in the Servicing Agreement or any certificate, report or other writing delivered pursuant to the Servicing Agreement or the related Servicing Supplement shall prove to be incorrect in any material respect when made, which failure materially and adversely affects the rights of holders of interests in the related Exchange Note, the related noteholders or, in the event that certificates are sold to unaffiliated third parties, certificateholders, and which failure continues unremedied for 90 days after written notice thereof is given as described in clause (1) above; or

(4)	occurrence of certain Insolvency Events with respect to the Servicer;

provided, however, that the occurrence of any event set forth in clauses (1) through (3) with respect to a Reference Pool related to an issuing entity will be a Servicer Default only with respect to the related Reference Pool and will not be a Servicer Default with respect to any Other Reference Pool.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1), (2) or (3) above for a period of 120 days will not constitute a Servicer Default if that failure or delay was caused by force majeure.  Upon the occurrence of any such event, the Servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the related Servicing Supplement, and the Servicer will provide to the related indenture trustee, the Depositor and the related securityholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

 Rights Upon Servicer Default

Each Servicing Supplement will provide that upon the occurrence of a Servicer Default, the holder of the related Exchange Note (which shall be the indenture trustee acting on behalf of 66 2/3% of the holders of the notes of the Controlling Class of a series) may, to the extent such Servicer Default relates to the related Exchange Note, waive any default by the Servicer in the performance of its obligations under the Servicing Agreement and the related Servicing Supplement or terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to the related Reference Pool assets.  Upon any such waiver of a past default, such Servicer Default shall cease to exist and shall be deemed to have been remedied.

The Servicer will be removed by the Titling Trustee with respect to a Reference Pool at the direction of the indenture trustee (acting on behalf of 66 2/3% of the holders of the notes of the Controlling Class of a series).  Upon the termination of the Servicer with respect to the related Reference Pool assets, the Servicer subject to that termination will continue to perform its functions as Servicer, until the date on which the Administrator shall have appointed a successor servicer under the Servicing Agreement and the related Servicing Supplement.  The indenture trustee or, after the notes have been paid in full, the owner trustee, may arrange for compensation to be paid to the successor servicer; provided, however, that the servicing compensation paid to the successor servicer may not be greater than the servicing compensation paid to the servicer under the applicable Servicing Supplement without the prior written consent of the holders of notes evidencing a majority of the aggregate principal amount of the Controlling Class of notes or, after the notes have been paid in full, the holders of certificates evidencing not less than 51% of the aggregate percentage interest of the certificates.  The predecessor Servicer will be obligated to pay the costs and expenses associated with the transfer of servicing to the successor servicer.  Such amounts, if not paid by the predecessor Servicer, will be paid out of collections on the related Exchange Note, after amounts owed to the Servicer, the indenture trustee, the owner trustee, the Collateral Agent, the Administrative Agent and noteholders have been paid.  Further, in such event, the Servicer shall use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the affected Leases to the successor servicer and as promptly as practicable, the Servicer shall provide to the successor servicer a current computer tape containing all information regarding the related Leases required for the proper servicing of the affected Leases, together with documentation containing any and all information necessary for use of the tape.

Upon appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the Servicer under the Servicing Agreement and the related Servicing Supplement; provided, however, that no successor servicer will have any responsibilities with respect to making Servicer Advances.  If a bankruptcy trustee or similar official has been appointed for the Servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee, the noteholders or the certificateholders from effecting that transfer of servicing.  The predecessor Servicer will have the right to be reimbursed for any outstanding Servicer Advances made with respect to the Reference Pool assets to the extent funds are available therefor in respect of the Servicer Advances made.

 Insolvency Event

Each issuing entity will be structured, and each Transaction Document will contain non-petition clauses, whereunder all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against any of the applicable issuing entity, the Depositor, the Titling Trust or the Initial Beneficiary for a period of one year and one day after payment in full of any obligations relating to the related securities or any of the related Transaction Documents.

 Termination

The respective obligations of the Depositor, the Servicer, the related owner trustee and the related indenture trustee, as the case may be, pursuant to a Transaction Document will terminate upon the earlier of:

•	the maturity or other liquidation of the last Lease and the disposition of the last Leased Vehicle allocated to the related Reference Pool;

•
the final distribution of all funds or other property or proceeds of the related Trust Estate in accordance with the terms of the related Indenture and the final distribution on the related certificates pursuant to the related Trust Agreement; or

•	the exercise by the Servicer of its optional right to purchase the Exchange Note as described under “Additional Information Regarding the Securities—Optional Purchase”.

As more fully described in the prospectus supplement, any outstanding notes of the related issuing entity will be paid in full concurrently with any of the events specified above and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them under the related Trust Agreement that will effect early retirement of the certificates of such issuing entity.

The related indenture trustee and owner trustee will give written notice of termination to each securityholder of record.  The final distribution to any securityholder will be made only upon surrender and cancellation of that holder’s security at any office or agency of the indenture trustee or the owner trustee specified in the notice of termination.  Any funds remaining in the issuing entity will be distributed, subject to applicable law, to the Depositor.

 Amendment

The parties to each of the Transaction Documents, other than the Indenture, may amend any of the agreements without the consent of the related securityholders, to cure any ambiguity, to correct or supplement any provision in any such Transaction Document that may be inconsistent with any other provision in such Transaction Document or the prospectus supplement or offering document pursuant to which the related securities were sold, to, in the case of the Trust Agreement, provide for the exchange of the certificates for additional securities or to add, change or eliminate any other provisions with respect to matters or questions arising under such Transaction Document that are not inconsistent with the provisions of such Transaction Document; provided, however, that no such amendment may materially adversely affect the interests of any noteholder or, after the notes have been paid in full, any certificateholder.  An amendment will be deemed not to materially adversely affect the interests of any noteholder or certificateholder if the person requesting the amendment:

•	obtains and delivers to the indenture trustee or, in the case of certificateholders, the owner trustee an opinion of counsel to that effect; or

•
has delivered prior written notice of such amendment to the Administrator to deliver to each Rating Agency and each such Rating Agency either (1) confirms in writing that such amendment shall not cause the then-current rating of any class of rated securities to be qualified, reduced or withdrawn or (2) if specified in the related Transaction Documents, has not confirmed in writing that such amendment shall cause the then-current rating of any class of rated securities to be qualified, reduced or withdrawn.

Each Transaction Document, other than the Indenture, may also be amended from time to time by the parties thereto, with the consent of the holders of notes evidencing a majority of the aggregate principal amount of the outstanding principal amount of the notes of the Controlling Class of a series or, after the notes have been paid in full, the holders of certificates evidencing a majority of the percentage interest of the certificateholders of a series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transaction Document or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may:

•
increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Leases and related Leased Vehicles or distributions that are required to be made for the benefit of the securityholders, change the interest rate applicable to any class of notes or the required reserve fund amount for any reserve fund, without the consent of all holders of notes then outstanding or change the certificate rate, if any, applicable to any class of certificates, or after the notes have been paid in full, the required reserve fund amount for any reserve fund, without the consent of all holders of certificates then outstanding; or

•
reduce the percentage of the aggregate principal amount of the notes or of the Controlling Class the consent of the holders of which is required for any amendment to such Transaction Document without the consent of all holders of notes or of such Controlling Class then outstanding.

No amendment to any Trust Agreement will be permitted unless an opinion of counsel is delivered to the related indenture trustee to the effect that the amendment will not (1) cause the related issuing entity to be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (2) cause the notes of the related series to be characterized other than as indebtedness for U.S. federal income tax purposes and (3) cause the notes of the related series to be deemed to have been exchanged pursuant to Treasury Regulation Section 1.1001-3.

 Residual Interest; Issuance of Additional Securities

Unless otherwise provided in the prospectus supplement, the Depositor initially will hold the certificates or residual interest in each issuing entity and will be entitled to any amounts not needed on any payment date to make payments on the notes, or to make any other required payments or deposits in accordance with the priority of payments described in the prospectus supplement.  The Depositor or any affiliate thereof, as the sole certificateholder, may exchange all or a portion of the certificates or its residual interest for additional notes or certificates issued by the issuing entity only if each of the following conditions is satisfied:

•	either

o
the rights of the holders of such additional securities, when taken as a whole, are no greater than the rights of the holder of the residual interest immediately prior to the issuance of such additional securities, as evidenced by an opinion of counsel delivered to the trustees, or

o	all holders of securities of the issuing entity outstanding immediately prior to the exchange unanimously consent to the terms of the exchange;

•	the exchange must not result in the redemption of any security in exchange for assets of the issuing entity or any sale or disposition of the assets of the issuing entity;

•
the Rating Agencies have provided written confirmation that the issuance of the additional notes or certificates will not adversely affect the ratings of any outstanding securities of the issuing entity; and

•
the Depositor (or such affiliate) delivers an opinion of counsel to the trustees that the issuance of the additional notes or certificates will not (1) adversely affect in any material respect the interest of any noteholder, (2) cause any outstanding note to be deemed sold or exchanged for federal income tax purposes, (3) cause the issuing entity to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes or (4) adversely affect the treatment of the outstanding notes as debt for federal income tax purposes.

The Depositor (or such affiliate) may register the additional notes or certificates and sell them publicly or may sell them in one or more private placements.

 Administration Agreement

MBFS USA will be the Administrator of the issuing entity under an Administration Agreement.  The Administrator will provide notices on behalf of the issuing entity and perform all administrative obligations of the issuing entity under the Transaction Documents.  These obligations include obtaining and preserving the issuing entity’s qualification to do business where necessary, notifying the Rating Agencies and the indenture trustee of events of default, inspecting the indenture trustee’s books and records, monitoring the issuing entity’s obligations for the satisfaction and discharge of the Indenture, causing the Servicer to comply with its duties and obligations under the Servicing Agreement and the related Servicing Supplement, causing the indenture trustee to notify the noteholders of the redemption of their notes, and preparing and filing the documents necessary to release property from the lien of the Indenture.  The Administrator will be entitled to receive a monthly administration fee as compensation for the performance of its obligations under the Administration Agreement, which fee will be paid by the Servicer from the servicing fee.

To the extent any notice must be delivered to the Rating Agencies by the issuing entity, the owner trustee, the Titling Trustee or the indenture trustee, under the terms of the Administration Agreement, such notice will be delivered to the Administrator and the Administrator will deliver such notice to the Rating Agencies.

Certain Legal Aspects of the Titling Trust and the Exchange Notes

 The Titling Trust

The Titling Trust is a statutory trust under Delaware law.  In a statutory trust, the trust property is managed for the profit of the beneficiaries, as opposed to a common law “asset preservation” trust, where the trustee is charged with the mere maintenance of trust property.  The principal requirements for the formation of a statutory trust in Delaware is the execution of a trust agreement and the filing of a certificate of trust with the secretary of state of the State of Delaware.  The Titling Trust has been so formed.  The Titling Trust has also made trust filings or obtained certificates of authority to transact business in some states where, in the judgment of the Servicer, such action may be required.

Because the Titling Trust is a statutory trust for Delaware and other state law purposes, it, like a corporation, may be eligible to be a debtor in its own right under the Bankruptcy Code, as further described below under “—Insolvency-Related Matters”.  As such, the Titling Trust may be subject to Insolvency Laws and claims against the Titling Trust Assets could have priority over the security interest in those assets granted by the Titling Trust to secure the Exchange Notes.  In addition, claims of a third party against the Titling Trust Assets, including the assets of a Reference Pool with respect to an Exchange Note, to the extent such claims are not covered by insurance, could take priority over holders of security interests in the assets, such as the Collateral Agent, as more fully described under “Certain Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability”.

To the extent that the Titling Trust may be eligible for relief under the Bankruptcy Code or Insolvency Laws, the Titling Trustee is not authorized to commence a case or proceeding thereunder.  Each of the Titling Trustee, the Initial Beneficiary and the holders from time to time of the Specified Interest and any Exchange Note have agreed not to institute a case or proceeding against the Titling Trust under any Insolvency Law for a period of one year and one day after payment in full of all distributions to holders of the Specified Interest or any Exchange Note under the Titling Trust Agreement and the Collateral Agency Agreement.  See “Description of the Transaction Documents—Insolvency Event”.

 Structural Considerations

Unlike many structured financings in which the holders of the related securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, an issuing entity will not own the related Reference Pool assets.  Instead, the Titling Trust will own the Titling Trust Assets and the Titling Trustee will take actions with respect thereto in the name of the Titling Trust on behalf of and as directed by the beneficiaries of the Titling Trust (i.e., the holders of the Specified Interest).  The primary asset of each issuing entity will be an Exchange Note secured by and principally paid from the related Reference Pool.  The indenture trustee for that series of securities will take action with respect thereto in the name of the issuing entity and on behalf of the related noteholders.  A security interest in the exchange note, rather than ownership, is transferred under this structure in order to avoid the administrative difficulty and expense of retitling the Leased Vehicles in the name of the related indenture trustee.  The Servicer and/or the Titling Trustee will segregate the Leases and the related Leased Vehicles allocated to a Reference Pool allocated to a series of securities from the other Titling Trust Assets on the books and records each maintains for these assets.  Neither the Servicer nor any holders of Other Reference Pools or the revolving facility pool will have rights in the Leases and the related Leased Vehicles of such Reference Pool and payments made on any Titling Trust Assets other than on those Leases and Leased Vehicles allocated to the Reference Pool will not be available to make payments on the related series of securities or to cover expenses of the Titling Trust allocable to such Reference Pool.

 Allocation of Titling Trust Liabilities

The Titling Trust has one or more series of specified interests.  The Specified Interest consists of one or more Reference Pools and the revolving facility pool.  The titling trust documents permit the Titling Trust, in the course of its activities, to incur other debts or liabilities such as Titling Trustee fees or bank account maintenance expenses.  The Titling Trust may also become subject to involuntary liabilities such as judgment, tax or ERISA liens.  Under the titling trust documents, these sorts of claims and liabilities will be allocated to the specified interest to which they relate.  If a particular liability relates to more than one specified interest, it will be allocated among all those specified interests ratably.  However, certain creditors, such as judgment creditors or taxing authorities, may not be bound by this allocation.  As a result, it is possible that a particular Specified Interest might bear a disproportionate share of those liabilities if the assets of another specified interest are insufficient to absorb its ratable share of the liabilities.

Each issuing entity and the related indenture trustee will not have an ownership interest in the Leases and Leased Vehicles allocated to a Reference Pool.  As discussed under “Certain Legal Aspects of the Leases and the

Leased Vehicles—Security Interests”, however, the Collateral Agent will have a perfected security interest in the related Leases and Leased Vehicles (other than for Leased Vehicles in Kansas, Missouri and Nebraska) that will be senior in priority to the interests of the Pension Benefit Guaranty Corporation or judgment lien creditors.  Certain liens, however, will generally take priority over the interests of the Collateral Agent in the related Leases and Leased Vehicles.  Potentially material examples of such claims could include:

•	tax liens arising against the Depositor, MBFS USA, the Titling Trust, the Initial Beneficiary or the related issuing entity; and

•	liens arising under various federal and state criminal statutes.

 Insolvency-Related Matters

Each holder or pledgee of any Exchange Note will be required to expressly disclaim any interest in the Titling Trust Assets allocated to an Other Reference Pool with respect to a series of securities and to fully subordinate any claims to such Titling Trust Assets in the event that disclaimer is not given effect.  Although no assurances can be given, in the unlikely event of the bankruptcy of the Initial Beneficiary or MBFS USA, the Depositor believes that the Leases and Leased Vehicles allocated to a Reference Pool and related to a series of securities would not be treated as part of the Initial Beneficiary’s or MBFS USA’s bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of any Other Reference Pool or the revolving facility pool, should be enforceable.  In addition, as described under “Risk Factors—The bankruptcy of Mercedes-Benz Financial Services USA LLC or the depositor could result in losses or delays in payments on your securities and could delay the appointment of a successor servicer”, each of the Initial Beneficiary, the Titling Trust, or the Titling Trustee when acting on its behalf, and the Depositor has taken steps in structuring the transactions described in this prospectus and the prospectus supplement and has undertaken to act throughout the life of such transactions in a manner intended to ensure that in the event a voluntary or involuntary case is commenced by or against the Initial Beneficiary or MBFS USA under the Insolvency Laws, the separate legal existence of each of the Initial Beneficiary and MBFS USA, on the one hand, and the Titling Trust and the Depositor, on the other hand, will be maintained such that none of the respective assets and liabilities of the Titling Trust, the Depositor or the related issuing entity would be consolidated with those of the Initial Beneficiary or MBFS USA.

With respect to the Titling Trust, these steps include its creation as a separate, special-purpose Delaware statutory trust of which the Initial Beneficiary is the sole beneficiary, pursuant to a Titling Trust Agreement containing certain limitations, including restrictions on the nature of its business and on its ability to commence a voluntary case or proceeding under any Insolvency Law.  With respect to the Depositor, these steps include its creation as a separate limited liability company under a limited liability company agreement, of which MBFS USA is the sole equity member, containing certain limitations, including, the requirement that it must have at all times a member that is a limited liability company with at least two independent managers, and restrictions on the nature of their businesses and operations and on their ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all members, including the two independent managers.  There can be no assurance, however, that the limitations on the activities of the Titling Trust and the Depositor, as well as the restrictions on their abilities to obtain relief under Insolvency Laws or lack of eligibility thereunder, as described above, would prevent a court from concluding that their assets and liabilities should be consolidated with those of the Initial Beneficiary or MBFS USA, as applicable, if the Initial Beneficiary or MBFS USA, respectively, becomes the subject of a case or proceeding under any Insolvency Law.

If a court were to conclude that the transfer of an Exchange Note from MBFS USA to the Depositor was not a true sale, or that the Depositor should be treated as the same entity as MBFS USA for bankruptcy purposes, any of the following could delay or prevent payments on the related securities:

•
the automatic stay, which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the Bankruptcy Code that permit substitution of collateral in certain circumstances;

•
certain tax or government liens on MBFS USA’s property (that arose prior to the transfer of an Exchange Note to the Depositor) having a prior claim on collections on a Reference Pool before the collections are used to make payments on the securities; or

•	the Depositor not having a perfected security interest in the Exchange Note or any related cash collections held by MBFS USA at the time that MBFS USA becomes the subject of a bankruptcy proceeding.

MBFS USA will treat its conveyance of each Exchange Note to the Depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes.  However, if a case or proceeding under any Insolvency Law were commenced by or against MBFS USA, and MBFS USA as debtor-in-possession or a creditor, receiver or bankruptcy trustee of MBFS USA were to take the position that the sale, transfer and assignment of such Exchange Note by MBFS USA to the Depositor should instead be treated as a pledge of such Exchange Note to secure a borrowing by MBFS USA, delays in payments of proceeds of that Exchange Note to the related issuing entity, and therefore to the securityholders of the related series, could occur or, should the court rule in favor of that position, reductions in the amount of such payments could result.

As a precautionary measure, the Depositor will take the actions requisite to obtaining a security interest in each Exchange Note as against MBFS USA which the Depositor will assign to the related issuing entity and such issuing entity will assign to the related indenture trustee.  Each indenture trustee will have a perfected security interest in the related Exchange Note, which will each be a “certificated security” or a “general intangible” under the UCC, by possession and the filing of UCC financing statements.  Accordingly, if the conveyance of the related Exchange Note by MBFS USA to the Depositor were not respected as an absolute sale, transfer and assignment, the Depositor, and ultimately the related issuing entity and indenture trustee as successors in interest, should be treated as a secured creditor of MBFS USA, although a case or proceeding under any Insolvency Law with respect to MBFS USA could result in delays or reductions in distributions on the related Exchange Note as indicated above, notwithstanding such perfected security interest.

In the event that the Servicer were to become subject to a case under the Bankruptcy Code, some payments made within one year of the commencement of such case, including Servicer Advances and Repurchase Payments, may be recoverable by the Servicer as debtor-in-possession or by a creditor or a trustee-in-bankruptcy as a preferential transfer from the Servicer.  See “Risk Factors—The bankruptcy of Mercedes-Benz Financial Services USA LLC or the depositor could result in losses or delays in payments on your securities”.

On each Closing Date, Sidley Austin LLP, special insolvency counsel to the Depositor, will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein, if MBFS USA or the Depositor were to become a debtor in a case under the Bankruptcy Code subsequent to the sale, transfer and assignment of the related Exchange Note to the Depositor and the related issuing entity, respectively, each sale, transfer and assignment of that Exchange Note from MBFS USA to the Depositor and from the Depositor to the related issuing entity would be characterized as a true sale, transfer and assignment, and that Exchange Note and the proceeds thereof would not be property of MBFS USA’s or the Depositor’s bankruptcy estate, respectively.  However, such a legal opinion is not binding on any court.

On each Closing Date, Sidley Austin LLP, special counsel to the Depositor, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and applicable statutes to federal bankruptcy cases, if MBFS USA were to become a debtor in a case under the Bankruptcy Code, it would not be a proper exercise by a court of its equitable discretion (i) to disregard the separate legal existence of any of the related issuing entity, the Initial Beneficiary or, so long as the legal existence of the Initial Beneficiary is not disregarded, the Titling Trust, from that of MBFS USA and (ii) to order the substantive consolidation of the assets and liabilities of any of the related issuing entity, the Initial Beneficiary or, so long as the assets and liabilities of the Initial Beneficiary are not consolidated with those of MBFS USA, the Titling Trust, with the assets and liabilities of MBFS USA.  Among other things, that opinion will assume that the related issuing entity (or the Administrator or owner trustee when acting on its behalf), the Initial Beneficiary and the Titling Trust will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of MBFS USA, not commingling its respective assets with those of MBFS USA, doing business in a separate office from MBFS USA and not holding itself out as having agreed to pay, or being liable for, the debts of MBFS USA.  In addition, that opinion will assume that except as expressly provided by the Trust Agreement and the Servicing Agreement (each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto), MBFS USA generally will not guarantee the obligations of the related issuing entity, the Initial Beneficiary or the Titling Trust to third parties, and will not conduct the day-to-day business or activities of any thereof, other than in its capacity as Servicer acting under and in accordance with the Servicing Agreement or in its capacity as Administrator under the Administration Agreement.  Each of MBFS USA, each issuing entity, the Initial Beneficiary and the Titling Trust intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of the issuing entities, the Initial Beneficiary and the Titling Trust. Such a legal opinion, however, will not be binding on any court.

 Dodd Frank Orderly Liquidation Framework

General.  On July 21, 2010, President Obama signed into law the Dodd-Frank Act. The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the OLA as described in more detail below.  The OLA provisions were effective on July 22, 2010.  The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects.  In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including MBFS USA, the Depositor, the Titling Trust or a particular issuing entity, or any of their respective creditors.

Potential Applicability to MBFS USA, the Depositor, the Titling Trust and Issuing Entities.  There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code.  For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

If MBFS USA were determined to be a “covered financial company”, the Titling Trust, the applicable issuing entity or the Depositor, as “covered subsidiaries” of MBFS USA, could also potentially be subject to the provisions of OLA as a “covered financial company”.  For the Titling Trust, an issuing entity or the Depositor to be subject to receivership under OLA as a covered financial company (1) the FDIC would have to be appointed as receiver for MBFS USA under OLA as described above and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the Titling Trust, applicable issuing entity or Depositor is in default or in danger of default, (b) the appointment of the FDIC as receiver of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of MBFS USA.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of MBFS USA or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to MBFS USA, the Titling Trust, the Depositor or a particular issuing entity or, if it were to apply, that the timing and amounts of payments to the related series of noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA.  If the FDIC were appointed receiver of MBFS USA or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which MBFS USA or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of MBFS USA’s or such covered subsidiary’s affairs.  In January 2011, the acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA.  In that advisory opinion, the acting FDIC General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law.  As a result, the acting

FDIC General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include MBFS USA or its subsidiaries (including the Titling Trust, the Depositor or the applicable issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law.  In addition, the acting FDIC General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include MBFS USA or its subsidiaries (including the Titling Trust, the Depositor or the applicable issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code.  Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the acting FDIC General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts.  As no such regulations have been proposed, the foregoing acting FDIC General Counsel’s interpretation currently remains in effect.  To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving MBFS USA or its subsidiaries (including the Titling Trust, the Depositor or the applicable issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the applicable issuing entity could be delayed or reduced.

We will structure the transfers of each Exchange Note under the related First Tier Sale Agreement with the intent that they would be treated as legal true sales under applicable state law.  If the transfers are so treated, based on the acting FDIC General Counsel of the FDIC’s advisory opinion rendered in January 2011, MBFS USA believes that the FDIC would not be able to recover the Exchange Note transferred under the First Tier Sale Agreement and the Second Tier Sale Agreement using its repudiation power.  However, if those transfers were not respected as legal true sales, then the Depositor under the applicable First Tier Sale Agreement would be treated as having made a loan to MBFS USA, and the issuing entity under the applicable Second Tier Sale Agreement would be treated as having made a loan to the Depositor, in each case secured by the transferred Exchange Note.  The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If an issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity.  The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver.  There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity.  However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the First Tier Sale Agreements and the related Second Tier Sale Agreements are respected as legal true sales, as receiver for MBFS USA or a covered subsidiary the FDIC could:

•
require the applicable issuing entity, as assignee of MBFS USA and the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related Exchange Note;

•
if appointed as receiver of the Titling Trust, require the issuing entity as the owner of the Exchange Note or the indenture trustee as secured creditor with a security interest in the Exchange Note to go through an administrative claims procedure to establish its rights to payments on the Exchange Notes;

•	if appointed as receiver of an issuing entity, require the indenture trustee for the related notes to go through an administrative claims procedure to establish its rights to payments on the notes;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against MBFS USA or a covered subsidiary (including the Titling Trust and the issuing entity);

•	repudiate MBFS USA’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the leases and related leased vehicles; or

•	prior to any such repudiation of the Servicing Agreement and the related Servicing Supplement, prevent any of the indenture trustee or the securityholders from appointing a successor Servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which MBFS USA or a covered subsidiary (including the Titling Trust and any issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of MBFS USA or any covered subsidiary or affect any contractual rights of MBFS USA or a covered subsidiary (including the Titling Trust and any issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.  The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the Titling Trust were itself to become subject to OLA as a “covered subsidiary”, the FDIC may repudiate the Exchange Note, as the debt of such issuing entity.  In such an event, the Titling Trust would have a secured claim in the receivership of the Titling Trust for “actual direct compensatory damages” as described above but delays in payments on the Exchange Note would occur and possible reductions in the amount of those payments could occur, which could adversely affect the payments on the related series of notes.

Similarly, if an issuing entity were itself to become subject to OLA as a “covered subsidiary”, the FDIC may repudiate the debt of such issuing entity.  In such an event, the related series of noteholders would have a secured claim in the receivership of the issuing entity for “actual direct compensatory damages” as described above but delays in payments on such series of notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for MBFS USA, the Titling Trust, the Depositor or the applicable issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on the securities issued by the applicable issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA.  The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code.  If the Titling Trust were to become subject to OLA, there is an interpretation under OLA that the grant by the Titling Trust of a security interest in the leases to secure the Exchange Note perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

On July 15, 2011, the FDIC Board of Directors issued a final rule, referred to as the “Final Rule”, which, among other things, clarifies that the treatment of preferential transfers under the OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code.  The Final Rule became effective on August 15, 2011.  Based on the Final Rule, the grant by the Titling Trust of a security interest in the leases to secure the Exchange Note would not be avoidable by the FDIC as a preference under OLA.

Certain Legal Aspects of the Leases and the Leased Vehicles

 Security Interests

The Leases are “tangible chattel paper” as defined in the UCC.  Pursuant to the Delaware UCC, a non-possessory security interest in or transfer of chattel paper in favor of the Collateral Agent may be perfected by filing a UCC-1 financing statement with the appropriate state authorities in the jurisdiction of formation of the Collateral Agent (i.e., the Delaware Secretary of State).  On or within ten days after each Closing Date, “protective” UCC-1 financing statements will be filed in Delaware to effect this perfection.  The security interest that the Collateral Agent has in the related Leases could be subordinate to the interest of certain other parties who take possession of those Leases before the filings described above have been completed.  Specifically, the Collateral Agent’s security interest in the related Lease could be subordinate to the rights of a purchaser of such Lease who takes possession of the Lease without knowledge or actual notice of the Collateral Agent’s security interest.  The Leases will not be stamped to reflect the foregoing security arrangements.

Title to the Leased Vehicles allocated to a Reference Pool or within the revolving facility pool is held by the Titling Trust.  Under the Collateral Agency Agreement, the Titling Trust has granted a security interest in and to certain assets, including the Leases and the related Leased Vehicles, to the Collateral Agent to secure the Titling Trust’s obligations under the revolving facility pool and the Exchange Notes issued by the Titling Trust from time to time.  Under the UCC, the filing of a financing statement is not effective to perfect a security interest in property subject to certificate of title statutes covering motor vehicles, unless the motor vehicles are considered to be inventory held for sale or lease by a debtor or leased by the debtor as lessor and the debtor is in the business of selling or leasing goods of that kind.  The Collateral Agent, as lienholder, perfects its security interest in the Leased Vehicle by being designated as the first lienholder on the certificate of title of each Leased Vehicle (other than in Kansas, Missouri and Nebraska).

 ERISA Liens

Liens in favor of the Pension Benefit Guaranty Corporation which are prior to the security interest of the Collateral Agent and indenture trustee could attach to the Leases and Leased Vehicles if the Collateral Agent did not have a prior perfected lien on the Leases and could be used to satisfy unfunded pension obligations of any member of a controlled group that includes MBFS USA and its affiliates under its defined benefit pension plans.  The Collateral Agent will, however, have a perfected security interest in the Leases that will be senior in priority to the interests of the Pension Benefit Guaranty Corporation or judgment lien creditors in those Leases and Leased Vehicles.

 Limitations on Collateral Agent’s and Indenture Trustee’s Lien

Various liens such as those discussed under “Certain Legal Aspects of the Titling Trust and the Exchange Notes—Allocation of Titling Trust Liabilities” could be imposed upon all or part of the Leases allocated to an Exchange Note (including the related Leased Vehicles), that would, by operation of law, take priority over the Collateral Agent’s interest therein.  For a discussion of the risks associated with third-party liens on Leases allocated to a series of securities, see “Risk Factors—Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your securities”.  Additionally, any perfected security interest of the indenture trustee in all or part of the property of the issuing entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Depositor prior to any perfection of the transfer of the Exchange Note transferred by the Depositor to the related issuing entity pursuant to the Second Tier Sale Agreement.  See “Risk Factors—The bankruptcy of Mercedes-Benz Financial Services USA LLC or the depositor could result in losses or delays in payments on your securities and could delay the appointment of a successor servicer”.

 Vicarious Tort Liability

Although the Titling Trust will own the Leased Vehicles allocated to the Reference Pool and the Collateral Agent on behalf of the related issuing entity will have a perfected security interest therein, the Leased Vehicles will be operated by the related lessees and their invitees.  State laws differ as to whether anyone suffering injury to person or property involving a vehicle may bring an action against the owner of that vehicle merely by virtue of such ownership.  To the extent that applicable state law permits such an action and is not preempted by the Transportation Act, the Titling Trust and the Titling Trust Assets may be subject to liability to such an injured party.  However, the laws of many states either do not permit these types of suits, or the lessor’s liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several).

For example, under the California Vehicle Code, the owner of a motor vehicle subject to a Lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the Leased Vehicle by any person using the vehicle with the owner’s permission.  The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident, and the owner’s liability for property damage is limited to $5,000 per accident.  However, recourse for any judgment arising out of the operation of the Leased Vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast to California and many other states, in New York, where a large number of Leases were originated, the holder of title of a motor vehicle, including an origination trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of that motor vehicle.  It is not clear whether there is a limit on an owner’s liability.  In the context of the denial of a motion brought by a defendant to dismiss a claim based on the negligent use or operation of a motor vehicle, the Court of Appeals of New York ruled that a finance company acting as an agent for an origination trust may be considered an “owner” of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease.  As a result of the ruling in New York, losses could arise if lawsuits are brought against either the Titling Trust or MBFS USA, as agent of the Titling Trust, in connection with the negligent use or operation of any Leased Vehicles owned by the Titling Trust, including the Leased Vehicles allocated to the Reference Pool.  This case was decided prior to the enactment of the Transportation Act.

The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles and there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner).  The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and should reduce the likelihood of vicarious liability being imposed on the Titling Trust.

State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that these laws are preempted with respect to cases commenced on or after August 10, 2005.  One New York lower court, however, has reached a contrary conclusion in a recent case involving a leasing trust.  This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability.  New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal.  In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the preemption provision in the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied.  While the outcome in these cases upheld federal preemption under the Transportation Act, there are no assurances that future cases will reach the same conclusion.

Furthermore, the Titling Trust maintains insurance, and MBFS USA is a named insured under the Titling Trust’s applicable insurance policies.  In addition, Daimler AG maintains an excess liability policy on behalf of all of its subsidiaries.  However, in the event that all applicable insurance coverage were to be exhausted (including the coverage provided by the contingent and excess liability insurance policies) and damages in respect of vicarious liability were to be assessed against the Titling Trust, claims could be imposed against the Titling Trust Assets, including any Leased Vehicles allocated to a Reference Pool.  If any of these claims were imposed against the Titling Trust assets, investors in the securities could incur a loss on their investment.

The Titling Trust is a party to and is vigorously defending numerous legal proceedings, all of which are believed to constitute ordinary routine litigation incidental to the ownership of Leased Vehicles and the business and the activities of the Titling Trust.

 Repossession of Leased Vehicles

In the event that a default by a lessee has not been cured within a certain period of time after being sent notice of that default, the Servicer will ordinarily repossess the related Leased Vehicle.  Some jurisdictions limit the methods of vehicle recovery to judicial foreclosure or require that a lessee be notified of the default and be given a time period within which to cure that default prior to repossession.  Generally, this right to cure may be exercised on a limited number of occasions in any one-year period.  In these jurisdictions, if a lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.  Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully.  If a breach of the peace cannot be avoided, judicial action will be required.

After the Servicer has repossessed a Leased Vehicle, it may provide the related lessee with a period of time within which to cure the default under the related Lease.  If, by the end of that period, the default has not been cured, the Servicer will attempt to sell that Leased Vehicle.  The Sales Proceeds therefrom may be less than the remaining amounts due under that Lease at the time of default.

 Deficiency Judgments

The proceeds of sale of a Leased Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related Lease. If the proceeds from the sale do not equal the contract obligation of the related Leased Vehicle, the Servicer may seek a deficiency judgment for the amount of the shortfall.  However, some states impose prohibitions or limitations on a secured party’s ability to seek a deficiency judgment.  In these states a deficiency judgment may be prohibited or reduced in amount if the lessee was not given proper notice of the resale or if the terms of resale were not commercially reasonable.  Even if a deficiency judgment is obtained, there is no guaranty that the full amount of the judgment could be collected. Because a deficiency judgment is a personal judgment against a defaulting lessee who generally has few assets to satisfy a judgment, the practical use of a deficiency judgment is often limited.  Therefore, in many cases, it may not be useful to seek a deficiency judgment and even if obtained, a deficiency judgment may be settled at a significant discount.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances.  These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States.  Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

 Consumer Protection Laws

Numerous federal and state consumer protection laws impose requirements upon lessors and Servicers involved in consumer leasing.  The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Consumer Financial Protection Bureau, for example, require that a number of disclosures be made at the time a vehicle is leased, including, among other things, all amounts and types of payments due at the time of origination of the Lease, a description of the lessee’s liability at the end of the lease term, the amount of any periodic payments and the manner of their calculation, the circumstances under which the lessee may terminate the Lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination.  All states, except for the State of Louisiana, have adopted Article 2A of the UCC which provides protection to lessees through specified implied warranties and the right to cancel a Lease relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased.  The various federal and state consumer protection laws would apply to the Titling Trust as owner or lessor of the Leases and may also apply to the issuing entity of a series as holder of the related Exchange Note.  The failure to comply with these consumer protection laws may give rise to liabilities on the part of the Servicer, the Titling Trust and the Titling Trustee, including liabilities for statutory damages and attorneys’ fees.  In addition, claims by the Servicer, the Titling Trust and the Titling

Trustee may be subject to set-off as a result of any noncompliance.  Courts have applied general equitable principles in litigation relating to repossession and deficiency balances.  These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

Many states have adopted “lemon laws” providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period.  Should any Leased Vehicle become subject to a lemon law, a lessee could compel the Titling Trust to terminate the related Lease and refund all or a portion of payments that previously have been paid with respect to that Lease.  Although the Titling Trust may be able to assert a claim against the manufacturer of any such defective Leased Vehicle, there can be no assurance any such claim would be successful. To the extent a lessee is able to compel the Titling Trust to terminate the related Lease, the Lease will be deemed to be a Liquidated Lease and amounts received thereafter on or in respect of such Lease will constitute Liquidation Proceeds.  As described under “The Leases”, MBFS USA will represent and warrant as of the applicable cutoff date that the related Leases and Leased Vehicles comply with all applicable laws, including lemon laws, in all material respects.  Nevertheless, there can be no assurance that one or more Leased Vehicles will not become subject to return (and the related Lease terminated) in the future under a lemon law.

Representations and warranties will be made in each Servicing Supplement that each Lease complies with all requirements of law in all material respects.  If any such representation and warranty proves to be incorrect with respect to a Lease, has certain material adverse effects and is not timely cured, the Servicer will be required under each Servicing Supplement to deposit an amount equal to the Repurchase Payment in respect of that Lease into the Exchange Note Collection Account.  See “Description of the Transaction Documents” and “The Leases—Representations, Warranties and Covenants” for further information regarding the foregoing representations and warranties and the Servicer’s obligations with respect thereto.

 Other Limitations

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of the Servicer to enforce the rights of the Titling Trust under the Leases.  For example, if a lessee commences bankruptcy proceedings, the receipt of that lessee’s payments due under the related Lease is likely to be delayed.  In addition, a lessee who commences bankruptcy proceedings might be able to assign the related Lease to another party even though that Lease prohibits assignment.

The Relief Act and similar laws of many states may provide relief to members of the armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment.  Furthermore, under the Relief Act, a lessee may terminate a lease of a vehicle at anytime after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the Lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days) or (ii) the lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days.  No early termination charge may be imposed on the lessee for such termination.  In addition, pursuant to these laws, under certain circumstances, residents called into active duty with the reserves can apply to a court to delay payments on retail installment contracts, including the Leases.  No information can be provided as to the number of Leases that may be affected by these laws.  In addition, current military operations of the United States, including military operations in the Middle East and Asia, have persons in reserve status who have been called or will be called to active duty.  The foregoing laws may impose limitations that would impair the ability of the Servicer to repossess a defaulted vehicle during the related lessee’s period of active duty status and, in some cases, may require the Servicer to extend the maturity of the Lease, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the lessee’s military service.  Thus, if a Lease goes into default, there may be delays and losses occasioned by the inability to exercise the rights of the Titling Trust with respect to the Lease and the related Leased Vehicle in a timely fashion.  If a lessee’s obligations to make payments is reduced, adjusted or extended, the Servicer will not be required to advance such amounts.  Any resulting shortfalls in interest or principal during a Collection Period will reduce the amount available for distribution on the notes and certificates of a series on the related Payment Date.

Material Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of notes to investors who purchase notes in an initial distribution and who hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.  The summary does not purport to deal with all federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of noteholders that are insurance companies, regulated investment companies, dealers in securities, holders that hold the notes as part of a hedge, straddle, “synthetic security” or other integrated transaction for United States federal income tax purposes and holders whose functional currency is not the United States dollar.

The following summary is based upon current provisions of the Internal Revenue Code, Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  Each issuing entity will be provided with an opinion of Sidley Austin LLP, as federal tax counsel to the issuing entity, regarding certain federal income tax matters discussed below.  A legal opinion, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  For purposes of the following summary, references to the issuing entity, the notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each issuing entity and the notes, and related terms, parties and documents applicable to such issuing entity.  Moreover, there are no cases or IRS rulings on similar transactions involving interests issued by an issuing entity with terms similar to those of the notes.  As a result, the IRS may disagree with all or a part of the discussion below.  We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Unless otherwise specified, the following summary relates only to holders of securities that are United States Persons.  If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes or certificates, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership.  A holder of notes that is a partnership and partners in such partnership are encouraged to consult their tax advisors about the United States federal income tax consequences of holding and disposing of notes, as the case may be.

Sidley Austin LLP, as federal tax counsel to each issuing entity, is of the opinion that:

•	Unless otherwise specified in the prospectus supplement, assuming compliance with all of the provisions of the applicable Transaction Documents, for federal income tax purposes:

(1)	the notes will be characterized as debt; and

(2)	the issuing entity will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

•	Therefore the issuing entity will not be subject to an entity level tax for federal income tax purposes.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

 Trusts Treated as Partnerships

Tax Characterization of the Issuing Entity as a Partnership

General.  In the opinion of Sidley Austin llp, federal tax counsel to each issuing entity, an issuing entity that is treated as a partnership for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  Therefore, the issuing entity itself will not be subject to tax for federal income tax purposes.  This opinion will be based on the assumption that all relevant parties comply with the terms of the trust agreement and related documents and that certain other conditions are met.

If an issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income.  The issuing entity’s taxable income would include all its income on the receivables and may possibly be reduced by its interest expense on the notes.  Any corporate income tax could materially reduce cash available to make payments on the notes.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness.  The depositor will agree, and the noteholders and beneficial owners of notes will agree by their purchase of notes or beneficial interests therein, as the case may be, to treat the notes as debt for federal income tax purposes.  In the opinion of Sidley Austin llp, except as otherwise provided in the prospectus supplement, the notes will be classified as debt for federal income tax purposes.  The discussion below assumes that this characterization is correct.

Original Issue Discount, etc.  The discussion below assumes that all payments on the notes are denominated in United States dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments.  Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the Treasury regulations relating to original issue discount (or, the original issue discount regulations), that any original issue discount on the notes (i.e., any excess of the principal amount of the notes over their issue price) is less than a de minimis amount (i.e., 1/4% of their principal amount multiplied by their weighted average maturities included in their term) and that the noteholder does not make an election to accrue all income from the notes, all within the meaning of the original issue discount regulations.  The determination of full years to maturity and the accrual of original issue discount, if any, should be made using a reasonable prepayment assumption pursuant to Section 1272(a)(6) of the Internal Revenue Code.  To date, the IRS has not issued any guidance under Section 1272(a)(6) of the Internal Revenue Code.  We suggest that you consult your tax advisor as to the operation of these rules.  If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to the notes will be provided in the applicable prospectus supplement.

Interest Income on the Notes.  Based on the foregoing assumptions, the notes will not be considered to have been issued with original issue discount.  The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting.  Under the original issue discount regulations, a holder of a note issued with a de minimis amount of original issue discount must include any original issue discount in income, as capital gain, on a pro rata basis, as principal payments are made on the note.  A subsequent purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

A holder of a note having a fixed maturity of one year or less, known as a “Short-Term Note”, may be subject to special rules.  An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period.  Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note.  However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note.  A cash basis taxpayer may elect under Section 1282 of the Internal Revenue Code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition.  If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note.  The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount and original issue discount previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note.  Any gain or loss will be capital gain or loss if the note was held as a capital asset, excluding accrued interest and accrued market discount not previously included in income.  Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less.  The deductibility of capital losses is subject to certain limitations.  We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a note.

Recently Enacted Legislation—Medicare Tax.  Recently enacted legislation will impose a 3.8% tax on the net investment income (which includes net capital gains) of certain individuals, trusts and estates, for taxable years beginning after December 31, 2012.

Foreign Holders.  Interest payments made, or accrued, to a noteholder who is a Foreign Person for federal income tax purposes generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (1) is not actually or constructively a “10 percent shareholder” of the issuing entity or the depositor (including a holder of 10% of the outstanding certificates, if any), a “controlled foreign corporation” with respect to which the issuing entity or the depositor is a “related person” within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business and (2) provides the indenture trustee or other person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W-8BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person’s name and address.  In the case of a Foreign Person that is an individual or a corporation (or an entity treated as such for federal income tax purposes), if a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or substitute form provided by the Foreign Person that owns the note.  If such interest is not portfolio interest, then it will be subject to withholding tax unless the Foreign Person provides a properly executed (1) IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person’s conduct of a trade or business in the United States.    If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates.  In addition, if the Foreign Person is a foreign corporation, it is subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.  A Foreign Person other than an individual or corporation (or an entity treated as such for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements.  In particular, in case of notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.

FACTA.  On March 18, 2010, the “Hiring Incentives to Restore Employment (HIRE) Act” was signed into law.  The HIRE Act includes a revised version of a bill introduced in late October 2009 in both the House and the Senate, known as the Foreign Account Tax Compliance Act of 2009, or “FATCA”.  Under FATCA, foreign financial institutions (defined broadly to include hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with new information gathering and reporting rules with respect to their U.S. account holders and investors and may be required to enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information to the IRS and withhold U.S. tax from certain payments made by it.  Foreign financial institutions that fail to comply with the FATCA requirements will be subject to a new 30% withholding tax that is currently scheduled to be imposed on payments of U.S. source income made to them after December 31, 2013 and on payments of gross proceeds from the sale of any equity or debt instruments of U.S. issuers made to them after December 31, 2016.  Foreign non-financial entities may also be required to provide a certification as to their U.S. owners in order to avoid FATCA withholding.  The new FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment.  The FATCA provisions also impose new information reporting requirements and increase related penalties for U.S. persons.

However, the FATCA withholding tax described above does not apply to payments on, and gross proceeds from the disposition of, obligations outstanding on December 31, 2013.  Thus, it is expected that notes issued on or before such date generally would not be subject to such provisions.  However, a significant modification of such notes occurring after December 31, 2013, could result in the notes being treated as newly issued and therefore subject to FATCA.

Backup Withholding.  Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to backup withhold a certain portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of Sidley Austin llp, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity.  If the notes (whether some or all the classes of notes) were treated as equity interests in a partnership, the issuing entity would be treated as a “publicly traded partnership” if the notes are considered listed on an exchange or traded on a secondary market or the substantive equivalent thereof.  No effort will be made to monitor the notes, and they may very well be so treated if considered equity.  A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of “qualifying income”.  The issuing entity is not expected to qualify for the “qualifying income” exception.

If the issuing entity were treated as a publicly traded partnership taxable as a corporation, the issuing entity would be subject to United States federal income taxes (and state and local taxes) at corporate tax rates on its net income.  Distributions on the notes might not be deductible in computing the issuing entity’s taxable income, and distributions to the noteholders would probably be treated as dividends to the extent paid out of after-tax earnings. Such an entity-level tax could result in reduced distributions to noteholders, or the noteholders could be liable for a share of such tax.  In addition, payments on recharacterized notes to Foreign Persons could be subject to withholding tax regardless of whether the issuing entity is taxed as a corporation or a partnership.

Alternatively, if the issuing entity were treated as a partnership other than a publicly traded partnership taxable as a corporation, the issuing entity itself would not be subject to federal income tax, but noteholders that were determined to be equity interests may have adverse federal income tax consequences.   For example, tax-exempt holders, including pension plans could recognize “unrelated business taxable income”, Foreign Persons would be subject to federal income tax (and could also be subject to the branch profits tax) and tax filing requirements, individuals may be required to recognize additional income and corresponding non-deductible expenses, and all noteholders treated as equity holders may have adverse timing and character consequences.

Because the issuing entity will treat the notes as indebtedness for federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the notes discussed above.

 Trusts in Which all Certificates are Retained by the Depositor or an Affiliate of the Depositor

Tax Characterization of the Issuing Entity.  In the opinion of Sidley Austin llp, federal tax counsel to each issuing entity, an issuing entity which issues one or more classes of notes to investors and all the certificates of which are retained by the depositor or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  Therefore, the issuing entity itself will not be subject to tax for federal income tax purposes.  This opinion will be based on the assumption that all relevant parties comply with the terms of the trust agreement and related documents and that certain other conditions are met.

Treatment of the Notes as Indebtedness.  The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.  In the opinion of Sidley Austin llp, except as otherwise provided in the prospectus supplement, the notes will be classified as debt for federal income tax purposes.  Assuming this characterization of the notes is correct, the federal income tax consequences to noteholders described under “—Trusts Treated as Partnerships—Tax Consequences to Holders of the Notes” would apply to the noteholders.

If, contrary to the opinion of Sidley Austin llp, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, this class or classes of notes might be treated as equity interests in the issuing entity.  If so treated, the consequences to the holders of such notes and the issuing entity would be the same as described above under “—Trusts Treated as Partnerships—Tax Consequences to Holders of the Notes—Possible Alternative Treatments of the Notes”.

Certain State Tax Consequences

Potential noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes.  State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the notes.

The federal and state tax discussions set forth above are included for information purposes only and may not be applicable depending upon a noteholder’s particular tax situation.  We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA Considerations

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh plans) that is subject to Title I of ERISA or to Section 4975 of the Internal Revenue Code from engaging in certain transactions involving plan assets with persons that are “parties in interest” under ERISA or a “disqualified person” under the Internal Revenue Code with respect to the Plan.  Certain governmental plans, although not subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code, may be subject to a Similar Law that imposes similar requirements.  A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for these parties in interests or disqualified persons.

Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase and holding of the notes by Plans—for example:

•	PTCE 96-23, which exempts certain transactions effected by an “in-house asset manager”;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; and

•	PTCE 84-14, which exempts certain transactions effected by a “qualified professional asset manager”.

In addition, the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code may apply to the purchase and holding of the notes by Plans.

There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in the notes, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment.

ERISA also imposes certain duties on persons who are fiduciaries of Plans, including the requirements of investment prudence and diversification, and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan.  Plan fiduciaries must determine whether the acquisition and holding of notes and the operations of the issuing entity would result in prohibited transactions.

Unless otherwise specified in the prospectus supplement, the notes may be purchased by or with assets of a Plan.  A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA, will be based on the particular investment needs of the Plan and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code.  Moreover, any person considering an investment in the notes on behalf of or with assets of a Plan should consult with counsel if the depositor, MBFS USA, the Servicer, an underwriter, the indenture trustee, the owner trustee, a provider of credit support or any of their respective affiliates:

•	has investment or administrative discretion with respect to the Plan’s assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan’s assets for a fee and pursuant to an agreement or understanding; or

•	is an employer maintaining or contributing to the Plan.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements but may be subject to Similar Laws.  A governmental or church plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.  A fiduciary of a governmental or church plan considering a purchase of notes should consult its legal advisors to confirm that the acquisition and holding of the security will not result in a violation of any applicable Similar Law.

A fiduciary of a Plan considering the purchase of notes of a given series should consult its tax and/or legal advisors regarding the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.  Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Special Considerations Applicable to Insurance Company General Accounts

The Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code.  Under Section 401(c), the Department of Labor published general account regulations providing guidance on which assets held by the insurer constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code.  The general account regulations do not exempt from treatment as “plan assets” assets in an insurance company’s general account that support insurance policies issued to Plans after December 31, 1998.  The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account.  Plan investors considering the purchase of notes on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on the purchase.  The general account regulations should not, however, adversely affect the applicability of PTCE 95-60.

Plan of Distribution

The notes of each series that are offered by this prospectus and the prospectus supplement will be offered through one or more of the following methods.  The prospectus supplement will provide specific details as to the method of distribution for the offering.

 Sales Through Underwriters

Unless otherwise specified in the prospectus supplement, on the terms and conditions set forth in an underwriting agreement, the Depositor will agree to sell, or cause the related issuing entity to sell, to the underwriters named in the prospectus supplement the notes of the issuing entity specified in the underwriting agreement.  Each of the underwriters will severally agree to purchase the principal amount of each class of notes of the related issuing entity set forth in the prospectus supplement and the underwriting agreement.

Each prospectus supplement will either:

•	set forth the price at which each class of notes being offered thereby will be offered and any concessions that may be offered to certain dealers participating in the offering of the notes; or

•	specify that the related notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial offering of the notes, the offering prices and the concessions may be changed.

Each underwriting agreement will provide that the Depositor and MBFS USA will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

Each issuing entity may, from time to time, invest the funds in its issuing entity accounts in investments acquired from the underwriters.

Under each underwriting agreement with respect to a given issuing entity, the closing of the sale of any class of notes subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that issuing entity.  The place and time of delivery for the notes in respect of which this prospectus is delivered will be set forth in the prospectus supplement.

The underwriters may make a market in the notes, but they are not obligated to do so.  In addition, any market-making may be discontinued at any time at any underwriter’s sole discretion.

 Other Placements

To the extent set forth in the prospectus supplement, securities of a given series may be offered by direct placements with institutional investors.  The prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and purchasers of securities.

Purchasers of securities, including dealers, may, depending upon the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of securities.  Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

 Stabilization Transactions, Short Sales and Penalty Bids

Until the distribution of the securities of a series being offered pursuant to this prospectus and the prospectus supplement is completed, rules of the SEC may limit the ability of the related underwriters and certain selling group members to bid for and purchase the securities.  As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the securities.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the securities.

The underwriters may make short sales in the securities being sold in connection with an offering (i.e., they sell more notes or certificates than they are required to purchase in the offering).  This type of short sale is commonly referred to as a “naked” short sale because the related underwriters do not have an option to purchase these additional securities in the offering.  The underwriters must close out any naked short position by purchasing notes or certificates, as the case may be, in the open market.  A naked short position is more likely to be created if the related underwriters are concerned that there may be downward pressure on the price of the notes or certificates in the open market after pricing that could adversely affect investors who purchase in the offering.  Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of the notes or the certificates, as the case may be, or preventing or retarding a decline in the market price of the notes or certificates.

The underwriters may also impose a penalty bid on certain underwriters and selling group members.  This means that if the underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of such securities, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discouraged resales of the security.

Neither the depositor nor any of the underwriters will make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the related securities.  In addition, neither the depositor nor any of the underwriters will make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Ratings

Each class of notes that will be offered pursuant to this prospectus and a prospectus supplement will be rated at the time of the offering within one of the four highest rating categories by at least one Rating Agency.

Each rating will be based on, among other things, the adequacy of the issuing entity’s assets and any credit enhancement and will reflect the Rating Agency’s assessment solely of the likelihood that holders of securities of the related class will receive payments to which those securityholders are entitled according to their terms.  No rating will constitute an assessment of the likelihood that principal prepayments on the leases will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an optional redemption of the related series of securities.  A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.  Each rating should be evaluated independently of any other price or suitability for a particular investor.  No rating will address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We can give you no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant, or that one or more additional rating agencies, not hired by the depositor to rate the notes, may nonetheless provide a rating for one or more class of securities that will be lower than any rating assigned to each such class by a Rating Agency.  In addition to being lowered or withdrawn due to the erosion in the adequacy of the value of the issuing entity’s assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit or cash flow enhancement provider or a change in the rating of the credit or cash flow enhancement provider’s long-term debt.

Legal Opinions

Certain legal matters relating to the securities of any series, including certain federal income tax matters, will be passed upon for the Depositor, the Servicer and the related issuing entity by the general counsel of the Servicer and Sidley Austin LLP, San Francisco, California.  Certain matters of Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.  Counsel for the underwriters of each series will be identified in the prospectus supplement.

Glossary of Terms

Set forth below is a list of the defined terms used in this prospectus, which, except as otherwise noted in the prospectus supplement, are also used in the prospectus supplement.

“Administration Agreement” means the administration agreement for the applicable issuing entity, dated the related Closing Date, among the Administrator, the applicable issuing entity and the related indenture trustee.

“Administrative Agent” means U.S. Bank Trust National Association, in its capacity as administrative agent under the Collateral Agency Agreement.

“Administrator” means MBFS USA, in its capacity as administrator under the Administration Agreement for each issuing entity.

“ALG” means the Automotive Lease Guide.

“ALG Current Residual Value” means the expected wholesale value of a Leased Vehicle at its Maturity Date based on an updated residual value estimate obtained by the time indicated in the prospectus supplement.

“ALG Residual Value” means the expected wholesale value of a Leased Vehicle at its Maturity Date based on a residual value estimate provided by ALG at the time the related Lease was originated.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Base Monthly Payment” means, with respect to any Lease, a level amount payable monthly in advance by the related lessee that provides a fixed internal rate of return, and amortizes the net capitalized cost of such Lease to the Contract Residual Value of the related Leased Vehicle over the lease term.

“Book-Entry Securities” means the notes and certificates, if any, that are held in book-entry form in the United States through DTC and in Europe through Clearstream or Euroclear.

“Chrysler Financial” means the former Chrysler Financial division of each of DCFSA and DCSNA.

“Clearstream” means Clearstream Banking, a société anonyme and a professional depository under the laws of Luxembourg.

“Clearstream Customer” means a participating organization of Clearstream.

“Closing Date” means the date specified in the prospectus supplement on which the issuing entity issues its securities.

“Collateral Agency Agreement” means the amended and restated collateral agency agreement, dated as of March 1, 2009, among the Titling Trust, the Administrative Agent, the Collateral Agent and the Lender.

“Collateral Agent” means Daimler Title Co., in its capacity as collateral agent under the Collateral Agency Agreement.

“Collection Period” means with respect to securities of each issuing entity, the calendar month immediately preceding the related Payment Date, or such other period specified in the prospectus supplement.

“Contract Rate” means, with respect to any Lease, the internal rate of return used to calculate the related Base Monthly Payment.

“Contract Residual Value” means the value of the related Leased Vehicle at the related Maturity Date established or assigned by the Servicer at the time of origination of such Lease.

“Controlling Class” means, with respect to any issuing entity, the most senior class of notes described in the prospectus supplement as long as any notes of such class are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.  In the case an issuing entity issues only one class of notes, except as otherwise set forth in the prospectus supplement, that class shall be the Controlling Class.  After all notes have been paid, the certificates, if any, will be the controlling class of securities of the issuing entity.

“Daimler Truck Financial” means Daimler Truck Financial, a division of DCFSA.

“DCFSA” means DaimlerChrysler Financial Services Americas LLC, a Michigan limited liability company, which is currently known as TD Auto Finance LLC.

“DCSNA” means DaimlerChrysler Services North America L.L.C., a Michigan limited liability company.

“Defaulted Lease” means a Lease with respect to which, at any time prior to the related Maturity Date, (1) an amount equal to 10% or more of any related Base Monthly Payment remains unpaid for 120 days or more from the related due date, (2) such Lease has been identified by the Servicer as uncollectible, (3) the related Leased Vehicle has been repossessed and the related Lease has been terminated, (4) such Lease has been written off by the Servicer in accordance with its customary servicing procedures for writing off lease contracts for Leased Vehicles other than with respect to repossessions or (5) in respect of which the Servicer’s records, in accordance with its customary servicing practices, indicate that all insurance proceeds expected to be received have been received following a casualty or other loss with respect to the related Leased Vehicle.

“Defaulted Vehicle” means a Leased Vehicle related to a Defaulted Lease.

“Definitive Certificates” means any certificates that are issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

“Definitive Notes” means any notes that are issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

“Definitive Securities” means Definitive Notes and Definitive Certificates, if any.

“Deposit Date” means, for each Payment Date, the business day preceding such Payment Date.

“Depositor” means Daimler Trust Leasing LLC, a Delaware limited liability company, and its successors.

“Depository” means DTC and any successor depository selected by the indenture trustee or the administrator, as applicable.

“Distribution Account” means the account established by the Servicer in the name of the indenture trustee under the related Servicing Supplement into which amounts released from the Exchange Note Collection Account and, when necessary, from the reserve fund, if any, are deposited for distribution to the noteholders or certificateholders, as applicable.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“DOL” means the United States Department of Labor.

“DTC” means The Depository Trust Company and any successor depository selected by the indenture trustee or the Administrator, as applicable.

“Eligible Investments” means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from each Rating Agency;

•	commercial paper having, at the time of such investment, a rating in the highest rating category from each Rating Agency;

•	investments in money market funds having the highest rating from at least one Rating Agency and from each Rating Agency that rates such investment; and

•
repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each Rating Agency.

“Eligible State” means each state in which Leases are originated and from which Leases are securitized, which currently includes all 50 states and the District of Columbia; provided, that any change to such Eligible States will be disclosed in the prospectus supplement.

“Equifax” means Equifax Inc., a Georgia corporation, and its successors.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” means a professional depository operated by Euroclear Bank, S.A./N.V., and its successors.

“Events of Default” under each Indenture will consist of the events specified under “Description of the Indenture—Events of Default; Rights Upon an Event of Default”.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Note” means a note issued to the Lender by the Titling Trust in definitive negotiable form evidencing all or a portion of the revolving facility pool balance as allocated to a related Reference Pool.

“Exchange Note Collection Account” means an account established by the Servicer under the Servicing Supplement into which amounts received in respect of the related Reference Pool are deposited.

“Exchange Note Default” means each the events specified under “The Exchange Note—Exchange Note Default”.

“Exchange Note Supplement” means a supplement to the Collateral Agency Agreement which relates to an Exchange Note issued by the Titling Trust.

“Experian” means Experian Corporation, a Delaware corporation, and its successors.

“FATCA” means the Foreign Account Tax Compliance Act of 2009, as enacted and codified under Sections 1471-74 of the Internal Revenue Code.

“FDIC” means the Federal Deposit Insurance Corporation, and its successors.

“First Tier Sale Agreement” means a sale agreement between MBFS USA and the Depositor, under which MBFS USA’s right, title and interest in an Exchange Note is conveyed to the Depositor.

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States Person that is not a partnership.

“FSMA” means the Financial Services and Markets Act 2000, as amended.

“Indenture” means an indenture between an issuing entity and the related indenture trustee, which provides for the terms relating to the notes issued by such issuing entity and pledges such issuing entity’s interest in the related exchange note to such indenture trustee, for the benefit of the related noteholders.

“Initial Beneficiary” means Daimler Trust Holdings LLC, a Delaware limited liability company, in its capacity as initial beneficiary under the Titling Trust Agreement.

“Insolvency Event” means, with respect to any person, (1) the making of a general assignment for the benefit of creditors; (2) the filing of a voluntary petition in bankruptcy; (3) being adjudged as bankrupt or insolvent, or having had entered against such person an order for relief in any bankruptcy or insolvency proceeding; (4) the filing by such person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Insolvency Laws; (5) the filing by such person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such person in any proceeding specified in clause (8) below; (6) the seeking, consenting to or acquiescing in the appointment of a trustee, receiver, liquidator or similar official of such person or of all or any substantial part of the assets of such person; (7) the failure by such person generally to pay its debts as such debts become due; (8) the failure to obtain dismissal within 90 days of the commencement of any proceeding against such person seeking (a) reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation or (b) the appointment of a trustee, liquidator, receiver or similar official, in each case of such person or of such person’s assets or any substantial portion thereof; and (9) the taking of action by such person in furtherance of any of the foregoing. The foregoing definition of “Insolvency Event” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Delaware Limited Liability Company Act.

“Insolvency Laws” means insolvency laws under the Bankruptcy Code or similar applicable state laws.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“IRS” means the Internal Revenue Service, and its successors.

“Lease” means a motor vehicle retail lease contract relating to a Leased Vehicle.

“Lease Default” means a default by the related lessee under a Lease.

“Leased Vehicle” means a new or pre-owned Mercedes-Benz passenger car, sport utility vehicle or crossover, light-duty truck or smart automobile leased by a lessee.

“Lender” means MBFS USA, in its capacity as Lender under the Collateral Agency Agreement, and its successors in such capacity.

“LKE Program” means the like-kind exchange program established by MBFS USA.

“Maturity Date” means the scheduled termination date specified in the related Lease.

“Maturity Date Purchase Option Amount” means an amount equal to (i) the sum of (a) the purchase option amount specified in the Lease, (b) the purchase option fee specified in the Lease, if any, (c) any other fees and taxes related to the purchase of the Leased Vehicle and (d) any due and unpaid payments and other charges under the Lease minus (ii) any concessions granted to the related lessee by MBFS USA.

“Matured Vehicle” means a Lease that has reached its Maturity Date.

“MBCC” means Mercedes-Benz Credit Corporation, a Delaware corporation.

“MBFS USA” means Mercedes-Benz Financial Services USA LLC, a Delaware limited liability company, formerly known as DCFS USA LLC, and its successors.

“Mercedes-Benz Financial” means predecessors in interest to MBFS USA (or divisions thereof) including MBCC and entities that operated under the Mercedes-Benz Credit brand name or the Mercedes-Benz Financial brand name and financed Mercedes-Benz automobiles (i.e., DCSNA and DCFSA).

“Monthly Remittance Condition” means that (1) MBFS USA, or its successor, is the Servicer, (2) there exists no Servicer Default and (3) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the prospectus supplement is satisfied.

“OID” means original issue discount.

“OLA” means the Orderly Liquidation Authority.

“Other Exchange Note” means an Exchange Note secured by and paid principally from the Leases and Leased Vehicles allocated to an Other Reference Pool, other than the Exchange Note transferred to an issuing entity.

“Other Reference Pool” means a Reference Pool related to an Other Exchange Note.

“Outstanding Balance” means, with respect to a Lease, the present value of the remaining Base Monthly Payments owed by the lessee and the present value of the Contract Residual Value of the related Leased Vehicle, each determined using a discount rate equal to the Contract Rate.

“Payment Date” means the date specified in the prospectus supplement for the payment of principal of and interest on the notes and the distribution of any excess amounts to the certificateholder.

“Plan” means an employee benefit or other plan or arrangement (including an individual retirement account or Keogh plan) that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code and entities deemed to hold the “plan assets” of the foregoing.

 “PTCE” means Prohibited Transaction Class Exemption.

“Rating Agency” means each nationally recognized rating agency providing, at the request of the depositor, a rating on one or more classes of the notes issued by the issuing entity.

“Reference Pool” means certain Leases and the related Leased Vehicles allocated to a separate pool of assets of the revolving facility pool.

“Regulations” means the Treasury regulations promulgated and proposed under the Internal Revenue Code.

“Relief Act” means the Servicemembers Civil Relief Act, as amended.

“Repurchase Payment” means the amount required to be deposited by the Servicer into the related Exchange Note Collection Account equal to the initial Securitization Value of any Lease required to be repurchased from the applicable Reference Pool, less the principal portion of all payments made in respect of such Lease since the related cutoff date, and including any interest accrued and unpaid with regard to such Lease.

“Residual Value” means, with respect to a Leased Vehicle, the lowest of the Contract Residual Value, the ALG Residual Value and the ALG Current Residual Value.

“Sales Proceeds” means, with respect to a Leased Vehicle, all proceeds received from the sale of such Leased Vehicle, net of related disposition expenses (or an amount equal to the Sales Proceeds deposited by the Servicer in lieu of actual Sales Proceeds in connection with the LKE Program).

“SEC” means the Securities and Exchange Commission, and its successors.

“Second Tier Sale Agreement” means a sale agreement between the Depositor and the applicable issuing entity, under which the Depositor’s right, title and interest in the related Exchange Note is conveyed to the issuing entity.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Value” will have the meaning set forth in the prospectus supplement.

“Servicer” means MBFS USA, and its successors, in its capacity as servicer under the Servicing Agreement and the related Servicing Supplement.

“Servicer Advance” means an amount remitted to the Exchange Note Collection Account by the Servicer equal to lease payments that are due but unpaid by the lessee on a lease payment date.

“Servicer Defaults” under the Servicing Agreement and each Servicing Supplement will consist of the events specified under “Description of the Transaction Documents—Servicer Defaults”.

“Servicing Agreement” means the amended and restated servicing agreement, dated as of March 1, 2009 (as amended or supplemented from time to time), among the Titling Trust, the Collateral Agent, the Servicer and the Lender.

“Servicing Supplement” means any supplement to the Servicing Agreement entered into in connection with the issuance of an Exchange Note that sets forth any specific rights and duties of the Servicer related to a Reference Pool.

“Short-Term Note” means a note that has a fixed maturity date of not more than one year from the issue date of such note.

“Similar Law” means any federal, state or local law that imposes requirements similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

“Specified Interest” means a beneficial interest in all or a portion of the revolving facility pool and other Titling Trust Assets.

“Specified Interest Certificate” means a certificate evidencing the Specified Interest.

“Sponsor” means MBFS USA.

“Titling Trust” means Daimler Trust, a Delaware statutory trust, and its successors.

“Titling Trust Administrator” means MBFS USA, in its capacity as titling trust administrator under the Titling Trust Agreement.

“Titling Trust Agreement” means the titling trust agreement, dated as of June 18, 2007, as amended and restated as of August 1, 2007, as further amended and restated as of April 1, 2008, in each case, among the Titling Trust Administrator, the Initial Beneficiary and the Titling Trustee, as further amended by the amendment to the titling trust agreement, dated as of March 1, 2009.

“Titling Trust Assets” means the assets of the Titling Trust described under “The Titling Trust—General” in this prospectus.

“Titling Trustee” means BNY Mellon Trust of Delaware (f/k/a BNY Mellon Trust (Delaware)) (f/k/a The Bank of New York (Delaware), a Delaware banking corporation, as trustee under the Titling Trust Agreement.

“Transaction Documents” means, collectively, the Titling Trust Agreement, the Collateral Agency Agreement, the related Exchange Note Supplement, the Servicing Agreement, the related Servicing Supplement, the First Tier Sale Agreement, the Second Tier Sale Agreement, the Administration Agreement, the Trust Agreement, the Indenture and any account control agreements for a specific issuing entity.

“Transportation Act” means the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005, Pub. L. No. 109-59.

“TransUnion” means TransUnion LLC, a Delaware limited liability company, and its successors.

“Trust Agreement” means the trust agreement, as amended and restated, between the Depositor and the owner trustee for the related issuing entity, which governs the creation of the issuing entity and provides for the terms relating to the certificates.

“Trust Estate” means the property of an issuing entity.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

“United States” means the United States of America.

“United States Person” generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to the United States federal income tax regardless of its source or a trust if:

•
a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States Person.

$2,019,200,000

Mercedes-Benz Auto Lease Trust 2013-A
Issuing Entity
________________

Daimler Trust Leasing LLC

Depositor

Mercedes-Benz Financial Services USA LLC
Sponsor and Servicer
________________

$478,850,000  0.27000% Class A-1 Asset Backed Notes
$796,000,000  0.49% Class A-2 Asset Backed Notes
$590,000,000  0.59% Class A-3 Asset Backed Notes
$154,350,000  0.72% Class A-4 Asset Backed Notes

________________________________

PROSPECTUS SUPPLEMENT
_________________________________

You should rely only on the information contained or incorporated by reference in this prospectus supplement.  Daimler Trust Leasing LLC has not authorized anyone to provide you with additional or different information.  Daimler Trust Leasing LLC is not offering the Notes in any state in which the offer is not permitted.

Dealers will deliver a prospectus when acting as underwriters of the Notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the Notes may be required to deliver a prospectus until 90 days after the date of this prospectus supplement.

Joint Bookrunners

BofA Merrill Lynch	Citigroup	Credit Agricole Securities

Co-Managers
HSBC		Mitsubishi UFJ Securities

April 16, 2013